Exhibit 96.1

AMC Consultants (UK) Limited Registered in England and Wales No. 3688365
Office 336a, Davidson House, Forbury Square
Reading RG1 3EU
United Kingdom

T	+44 1628 778 256
E	unitedkingdom@amcconsultants.com

amcconsultants.com

Report

S-K 1300 Technical Report Summary: KCM Integrated Operations (Initial Assessment)

Konkola Copper Mines Plc

AMC Project 0424076

11 February 2026

mine smarter

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

QUALIFIED PERSON — DATE AND SIGNATURE PAGE

This Technical Report Summary has been prepared by AMC Consultants (UK) Limited, acting as the Qualified Person for all sections of this report. In accordance with Instruction 5 to Item 601(b)(96) of Regulation S-K, AMC Consultants (UK) Limited is an entity that satisfies the requirements of a qualified person under § 229.1300(b) and assumes responsibility for the Technical Report Summary as a whole.

AMC Consultants (UK) Limited confirms that it has the relevant experience, competence, and professional qualifications required to prepare and take responsibility for all sections of this TRS.

The individual professionals within AMC who contributed to this report possess qualifications and experience appropriate to the subject matter of their contributions and are members of recognized professional organizations.

Qualified Person:	Sections Responsible:
AMC Consultants (UK) Limited Registered in England and Wales No. 3688365 Office 336a, Davidson House, Forbury Square Reading RG1 3EU, United Kingdom	All sections (Sections 1 through 26)

Signature:	Date:

Authorized Signatory	11 February 2026
AMC Consultants (UK) Limited

Effective Date of TRS:	1 April 2025
Date of Report:	8 February 2026
AMC Project Number:	0424076

Note: Pursuant to Instruction 5 to Item 601(b)(96), where an entity rather than an individual serves as the qualified person, the entity assumes responsibility for the Technical Report Summary.

The authorized signatory executes this page on behalf of AMC Consultants (UK) Limited in its capacity as Qualified Person.

amcconsultants.com	i

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

CAUTIONARY STATEMENT - INITIAL ASSESSMENT

This Initial Assessment is preliminary in nature. It includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves, and there is no certainty that this Initial Assessment will be realized. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

INFERRED MINERAL RESOURCE PROPORTION

Approximately 71% of KCM Mineral Resources are classified as Inferred (269.1 Mt of 380.1 Mt). At Konkola Mine, approximately 88% of Mineral Resources are classified as Inferred (249.4 Mt of 285 Mt). Inferred Mineral Resources have a lower level of confidence and cannot be converted to Mineral Reserves. It is reasonably expected that the majority of Inferred Resources could be upgraded with continued exploration.

IMPORTANT NOTICE - INITIAL ASSESSMENT

This Technical Report Summary has been prepared as an INITIAL ASSESSMENT in accordance with Subpart 1300 of Regulation S-K (17 CFR Part 229, Subpart 1300). This document presents economic analysis for the full KCM Operations including both Mineral Resources and Mineral Reserves.

A separate Preliminary Feasibility Study Technical Report Summary has been prepared for the Mineral Reserve portion only, demonstrating economic viability based exclusively on Mineral Reserves.

amcconsultants.com	ii

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Contents

1	Executive summary			20
	1.1	Introduction		20
	1.2	Property description and ownership		20
	1.3	Mineral rights		21
	1.4	Geology and mineralization		21
		1.4.1	Regional geological setting	21
		1.4.2	Mineralization characteristics	22
		1.4.3	Structural and hydrothermal influences	22
	1.5	Exploration and drilling status		22
		1.5.1	Konkola	22
		1.5.2	Nchanga	23
		1.5.3	Tailings dams	23
	1.6	Mineral Resource estimate		23
	1.7	Mineral Reserve estimate		24
	1.8	Development and operational status		25
		1.8.1	Konkola	25
		1.8.2	Nchanga	26
	1.9	Mining methods		26
	1.10	Processing and recovery methods		27
	1.11	Infrastructure		27
	1.12	Economic analysis summary - dual presentation		28
		1.12.1	Key assumptions	29
		1.12.2	Production plan	29
		1.12.3	Capital and operating costs	32
		1.12.4	Economic results	36
	1.13	Sensitivity analysis		37
	1.14	Environmental studies, permitting, and social or community impact		39
	1.15	Qualified Person's conclusions		40
		Initial Assessment status		40
		Economic assessment		40
		The QP recommends:		40

2	Introduction			41
	2.1	Registrant for whom the TRS was prepared		41
	2.2	Terms of reference and purpose		41
	2.3	Units of measure		41
	2.4	Defined terms and abbreviations		42
	2.5	Sources of information		43
	2.6	Personal inspection of the property		43
	2.7	Summary of previously filed technical report		44
	2.8	Qualified Persons		44
	2.9	Reliance on the registrant		44

3	Property description			45
	3.1	Property description		45
	3.2	Project location		46
	3.3	Ownership		49
	3.4	Mineral rights		49
	3.5	Description of property rights		50
	3.6	Infrastructure and access		50
	3.7	Royalty payments and fiscal obligations		51

amcconsultants.com	iii

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

	3.8	Significant encumbrances to the property		51
		3.8.1	Environmental compliance obligations	51
		3.8.2	Permit conditions	51
		3.8.3	Social and land use obligations	52
	3.9	Significant factors and risks affecting access		52
		3.9.1	Operational risks	52
		3.9.2	Regulatory and social risks	52
	3.10	Adjacent properties		53

4	Accessibility, climate, local resources, infrastructure, and physiography			54
	4.1	Topography and land description		54
		4.1.1	Flora and fauna	54
	4.2	Access to the property		54
		4.2.1	Regional access	54
		4.2.2	Inter-site access and product transport routes	55
	4.3	Climate description		56
	4.4	Availability of required infrastructure		57
		4.4.1	Power	57
		4.4.2	Water	57
		4.4.3	Supplies	57
		4.4.4	Personnel	57

5	History			58
	5.1	Early exploration and discovery (pre-1950)		58
		5.1.1	Nchanga	58
		5.1.2	Konkola	58
	5.2	Systematic development and state ownership (1950s–1999)		58
		5.2.1	Expansion under colonial and early independence era (1950s–1969)	58
		5.2.2	Nationalization and ZCCM era (1969–1999)	59
	5.3	Privatization and Anglo American Corporation (2000–2002)		59
	5.4	Vedanta Resources (2004–2019)		59
	5.5	Provisional liquidation (2019–2024)		60
		5.5.1	Production curtailment	61
		5.5.2	Exploration and development activity	61
		5.5.3	Infrastructure condition	61
		5.5.4	Resolution and resumption of control	61
	5.6	Production history		62
	5.7	Key development milestones		63

6	Geological setting and mineralization			64
	6.1	Regional geology		64
		6.1.1	Lithostratigraphy of the Central African Copperbelt	66
		6.1.2	Mineralization genesis	67
		6.1.3	Structural and tectonic evolution	67
	6.2	Konkola local geology		67
		6.2.1	Mineralization	70
		6.2.2	Major structural controls on mineralization	72
	6.3	Nchanga local geology		73
		6.3.1	Mineralization	73
		6.3.2	Major structural controls on mineralization	73
	6.4	Summary of geological characteristics		74

7	Exploration			76
	7.1	Exploration history – Konkola and Nchanga		76

amcconsultants.com	iv

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

	7.2	Drilling methods			77
	7.3	Core recovery			77
	7.4	Core logging			77
	7.5	Sample selection			77
	7.6	QAQC program			77
	7.7	Konkola Mine			78
		7.7.1	Drillhole locations		78
		7.7.2	Hydrogeology		79
		7.7.3	Exploration program summary		79
	7.8	Nchanga Business Unit			79
		7.8.1	Drillhole locations		79
		7.8.2	Hydrogeology		82
		7.8.3	Exploration program summary		82
	7.9	Geotechnical data, testing, and analysis			82
		7.9.1	Konkola		82
			7.9.1.1	Geotechnical drilling	82
			7.9.1.2	Geotechnical testing	82
			7.9.1.3	Seismicity	83
			7.9.1.4	In situ stress	84
			7.9.1.5	Groundwater	84
		7.9.2	Nchanga		85

8	Sample preparation, analyses, and security				86
	8.1	Sample preparation and analysis			86
	8.2	Sample preparation method			86
	8.3	Analytical method			86
	8.4	Bulk density measurement			86
	8.5	Quality assurance quality control program			87
	8.6	Sample security			87
	8.7	Quality assurance quality control – Konkola			88
		8.7.1	Konkola		88
			8.7.1.1	CRM	88
			8.7.1.2	Repeats	91
			8.7.1.3	Blanks	92
	8.8	Quality assurance quality control - Nchanga			92
		8.8.1	Chingola Open Pit C and E Extension (COP E Ext)		93
			8.8.1.1	CRM	93
			8.8.1.2	Repeats	94
		8.8.2	Luano		95
			8.8.2.1	CRM	95
			8.8.2.2	Blanks	97
			8.8.2.3	Repeats	97
		8.8.3	Stockpile 16		98
			8.8.3.1	CRM	98
		8.8.4	QAQC conclusion		100
	8.9	Qualified Person’s opinion			100

9	Data verification				101
	9.1	Historic data			102
	9.2	Modern data			102
		9.2.1	Database		102
		9.2.2	Exported data validation		102
		9.2.3	Data verification		103

amcconsultants.com	v

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

		9.2.4	Database security		103
	9.3	Data verification limitations - Konkola			103
	9.4	Data verification limitations - Nchanga			104
	9.5	Qualified Person’s opinion			104

10	Mineral processing and metallurgical testing				105
	10.1	Testing nature, extent, and analytical procedures			105
	10.2	Testing laboratories			105
	10.3	Test sample representativity			105
	10.4	Testing results, assumptions, and deleterious elements			106
		10.4.1	Konkola concentrator		106
		10.4.2	Nchanga TLP		107
	10.5	Qualified Person’s opinion			109

11	Mineral Resource estimates				110
	11.1	Introduction			110
	11.2	KCM Integrated Operations - Mineral Resources			111
		11.2.1	Mineral Resource uncertainty		112
	11.3	-111-2-211-4-311-6-411-8-511-10Konkola			114
		11.3.1	Data		115
		11.3.2	Geological interpretation		116
			11.3.2.1	Estimation domains	117
			11.3.2.2	Definition of hangingwall and footwall surfaces	117
		11.3.3	Statistics and compositing		124
		11.3.4	Block model and estimation parameters		128
			11.3.4.1	Estimation parameters	129
			11.3.4.2	Bulk density	129
		11.3.5	Block model validation		130
			11.3.5.1	Swath plots	130
			11.3.5.2	Visual validation	132
			11.3.5.3	Statistical validation	133
		11.3.6	Classification criteria		134
		11.3.7	Mineral Resource uncertainty		136
		11.3.8	Mineral Resource Estimate		136
	11.4	Nchanga assets			136
		11.4.1	Chingola open pit D and F (COP DF)		137
			11.4.1.1	Data	137
			11.4.1.2	Geological interpretation and generation of 3D representation	138
			11.4.1.3	Statistics and compositing	138
			11.4.1.4	Block model and estimation parameters	139
			11.4.1.5	Bulk density	140
			11.4.1.6	Estimation validation	140
			11.4.1.7	Classification criteria	141
			11.4.1.8	Mineral Resource uncertainty	142
			11.4.1.9	Mineral Resource estimate	142
		11.4.2	Luano		143
			11.4.2.1	Data	143
			11.4.2.2	Geological interpretation and generation of 3D representation	143
			11.4.2.3	Statistics and compositing	144
			11.4.2.4	Block model and estimation parameters	145
			11.4.2.5	Bulk density	145
			11.4.2.6	Estimation validation	145
			11.4.2.7	Classification criteria	147

amcconsultants.com	vi

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

			11.4.2.8	Mineral Resource uncertainty	148
			11.4.2.9	Mineral Resource estimate	148
		11.4.3	Chingola Open Pit C and E Extension (COP E Ext)		149
			11.4.3.1	Data	149
			11.4.3.2	Geological interpretation and generation of 3D representation	150
			11.4.3.3	Statistics and compositing	152
			11.4.3.4	Block model and estimation parameters	153
			11.4.3.5	Bulk density	154
			11.4.3.6	Estimation validation	154
			11.4.3.7	Classification criteria	155
			11.4.3.8	Mineral Resource uncertainty	156
			11.4.3.9	Mineral Resource estimate	157
		11.4.4	Tailings dams TD03 and TD04		157
			11.4.4.1	Data	157
			11.4.4.2	Generation of volume / tonnage and grade	157
			11.4.4.3	Mining, processing, and recovery	158
			11.4.4.4	Classification criteria	159
			11.4.4.5	Mineral Resource uncertainty	159
			11.4.4.6	Mineral Resource estimate	159
		11.4.5	Stockpile SP16		159
			11.4.5.1	Data	160
			11.4.5.2	Block model and estimation parameters	161
			11.4.5.3	Bulk density	161
			11.4.5.4	Mining, processing, and recovery	161
			11.4.5.5	Classification criteria	161
			11.4.5.6	Mineral Resource uncertainty	162
			11.4.5.7	Mineral Resource estimate	162
	11.5	Qualified Person’s opinion			162

12	Mineral Reserve estimates				163

13	Mining methods				164
	13.1	Introduction			164
	13.2	Konkola Mine			165
		13.2.1	Konkola Mine - Geotechnical considerations		165
			13.2.1.1	Geotechnical domains	166
			13.2.1.2	Structural geology summary	174
		13.2.2	Geotechnical considerations for mining		177
			13.2.2.1	Stope stability and design	177
			13.2.2.2	Stope dilution estimation	177
			13.2.2.3	Infrastructure placement	177
			13.2.2.4	Crown pillar and subsidence risk	177
		13.2.3	Ground support and numerical modelling		177
		13.2.4	Hydrogeology		178
			13.2.4.1	Hydrology summary	178
			13.2.4.2	Aquifer parameters and testing	178
			13.2.4.3	Dewatering volumes and rates	179
			13.2.4.4	Chingola dolomite	179
			13.2.4.5	Recharge	179
			13.2.4.6	Dewatering system and boreholes	180
			13.2.4.7	Water Balance and groundwater model status	181
			13.2.4.8	Water quality	182
			13.2.4.9	Mine schedule and dewatering plan	183

amcconsultants.com	vii

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

			13.2.4.10	Future dewatering rates	185
			13.2.4.11	Pumping infrastructure – Konkola Mine	185
			13.2.4.12	Konkola Mine water management infrastructure	186
			13.2.4.13	Upgrade of existing pumping infrastructure	186
			13.2.4.14	Risks	187
		13.2.5	Existing mining – Konkola Mine		188
		13.2.6	Planned mining methods - Konkola Mine		188
		13.2.7	Mining unit dimensions		190
		13.2.8	Mining dilution and recovery factors		191
		13.2.9	Mine design		192
		13.2.10	Mining operations		194
		13.2.11	Backfill – Konkola Mine		195
			13.2.11.1	Paste fill geomechanics and fill strength	196
			13.2.11.2	Paste fill placement and retention	197
		13.2.12	Ventilation – Konkola Mine		198
	13.3	Nchanga Operations			199
		13.3.1	COP D and F Surface Pit		200
			13.3.1.1	Geotechnical considerations	201
			13.3.1.2	Geotechnical considerations Nchanga open pits	201
		13.3.2	Planned underground mining – Nchanga		205
	13.4	Tailings reclamation			206
		13.4.1	Sources of production TD03, TD04		206
		13.4.2	Tailings dam inventory		207
		13.4.3	Processing methodology and plant design		207
		13.4.4	Production schedule		208
		13.4.5	Materials handling, slurry pumping		208
	13.5	Konkola Mine – conceptual mining plan			208
		13.5.1	Near-term production (Mineral Reserves)		208
		13.5.2	Full resource potential (IA)		209
	13.6	Mining personnel			210
	13.7	Full resource scenario			210
		13.7.1	Full resource scenario assumptions		211
		13.7.2	Conceptual production profile		211
		13.7.3	Inferred Mineral Resource cautionary statement		211

14	Processing and recovery methods				212
	14.1	Konkola concentrator			213
		14.1.1	Konkola process description		213
			14.1.1.1	Historical performance	214
			14.1.1.2	Restart performance	215
		14.1.2	Plant design and equipment		217
		14.1.3	Plant operations		218
		14.1.4	Konkola LOMP production schedule		219
	14.2	Nchanga concentrators			221
		14.2.1	Historical performance		222
		14.2.2	Nchanga LOM production		224
	14.3	Nchanga TLP			226
		14.3.1	Historical performance		227
		14.3.2	Restart performance		229
			14.3.2.1	Plant design and equipment	230
			14.3.2.2	Nchanga TLP LOMP production	230
	14.4	Nchanga smelter			231

amcconsultants.com	viii

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

		14.4.1	Recent smelter performance		232
		14.4.2	Smelter condition		235
		14.4.3	Concentrate blending		235
		14.4.4	Nkana refinery		236
			14.4.4.1	Mode of operation, general condition	236
			14.4.4.2	Production	238
	14.5	Proposed processing methods			238
	14.6	Proposed flow sheet			238
	14.7	Plant design and equipment			238
	14.8	Plant operations			238

15	Infrastructure				239
	15.1	Roads			239
	15.2	Rail			240
	15.3	Port facilities			241
	15.4	Water dams			242
	15.5	Dumps			242
	15.6	Licensing and permitting			242
	15.7	Konkola operation waste dumps			242
	15.8	Nchanga Operation waste dumps			243
	15.9	Tailings disposal			244
		15.9.1	Tailings deposition locations		244
		15.9.2	LOM capacity and expansion opportunities		247
		15.9.3	Licensing and permitting		248
		15.9.4	Stability and TSF management processes		248
	15.10	Power			249
		15.10.1	Existing operating power supply capacity and expansion		250
		15.10.2	Emergency power supply and expansion		250
	15.11	Water			250
		15.11.1	Raw water		251
		15.11.2	Konkola operations raw water balance		251
		15.11.3	Nchanga Operations raw water balance		251
		15.11.4	Potable water (domestic water)		251
	15.12	Pipelines			252
	15.13	Ancillary surface infrastructure and expansions			252
		15.13.1	Internal rail network		253
		15.13.2	Office building		253
		15.13.3	Change houses and other buildings		253
		15.13.4	Infrastructure related to life of mine expansions		253

16	Market studies and contracts				254
	16.1	Market information			254
		16.1.1	Market for KCM’s products		254
		16.1.2	Copper demand		254
		16.1.3	Copper supply		255
		16.1.4	Cobalt demand		255
		16.1.5	Cobalt supply		255
		16.1.6	Study price and sales terms		256
		16.1.7	Copper pricing for Mineral Reserve cut-off estimation		257
	16.2	Contracts and status			257
		16.2.1	Forward sales and hedging		257
		16.2.2	Site development contracts		257
		16.2.3	Operating contracts		258

amcconsultants.com	ix

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

		16.2.4	Other agreements and contracts		259

17	Environmental studies, permitting, and plans				260
	17.1	Environmental studies, permitting, and social or community impact			260
	17.2	Permitting requirements			261
	17.3	Rehabilitation, closure, and post closure planning			261

18	Capital and operating costs				262
	18.1	Konkola Mine operating cost estimate			262
		18.1.1	Operating development		263
		18.1.2	Stoping production cost		263
		18.1.3	Power supply and consumption		263
			18.1.3.1	Dewatering power consumption	265
			18.1.3.2	Ventilation power consumption	266
		18.1.4	Backfill		266
		18.1.5	Underground rail tramming operations		266
		18.1.6	Mine service functions		267
		18.1.7	Labor and workforce costs		267
		18.1.8	Mill consumable costs		267
		18.1.9	Freight cost of concentrate		267
		18.1.10	Maintenance services and operating lease hire		267
		18.1.11	Water		267
		18.1.12	Stores and spares and operating projects		267
		18.1.13	Administrative operating costs		267
		18.1.14	Corporate allocations		268
		18.1.15	Summary		268
	18.2	Nchanga Business Unit operating cost estimate			270
		18.2.1	Structure		270
		18.2.2	Tailings reclaim operations		270
		18.2.3	COP E underground project		270
		18.2.4	COP DF underground project		271
		18.2.5	Nchanga processing facilities		271
			18.2.5.1	Old East Mill schedule	271
			18.2.5.2	New East Mill schedule	271
			18.2.5.3	New West Mill schedule	271
			18.2.5.4	Nchanga TLP	271
		18.2.6	NBU processing operating costs		272
		18.2.7	Corporate overheads		272
		18.2.8	Nchanga Smelter and refinery operating cost estimate		272
	18.3	Konkola Mine capital cost estimate			272
		18.3.1	Form of capital cost estimate		272
		18.3.2	Overall infrastructure cost estimate – LOM		273
		18.3.3	Lateral and vertical underground development		274
		18.3.4	Konkola Mine growth capital fit out		274
			18.3.4.1	Defining infrastructure modules	274
		18.3.5	Konkola diamond drilling capital campaigns		276
		18.3.6	Konkola concentrator facility capital estimate		276
		18.3.7	Mine closure		277
		18.3.8	Development program summary		277
		18.3.9	Capital expenditure plan		277
	18.4	Nchanga Business Unit capital cost estimate			278
		18.4.1	Surface mining and reclamation of tailings dam capital costs		278
		18.4.2	New underground projects		278

amcconsultants.com	x

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

		18.4.3	COP E, COP DF underground operations	278
		18.4.4	Nchanga concentrator / mills facility capital estimate	279
		18.4.5	Nchanga TLP capital estimate	279
		18.4.6	Nchanga tailings facilities capital cost	279
		18.4.7	Smelter and refinery capital costs	279
		18.4.8	Mine closure	280
		18.4.9	Development program summary	280
		18.4.10	Capital Expenditure Plan – Nchanga Business Unit	280
	18.5	Capital Expenditure Plan – KCM Integrated Operations		280
	18.6	Accuracy level of cost estimation		282
	18.7	KCM cost summaries		282

19	Economic analysis			283
	19.1	Initial Assessment scenario		283
	19.2	Mineral Reserve scenario		283
	19.3	Key assumptions		284
	19.4	Production plans		284
	19.5	Economic results - dual presentation		288
	19.6	Sensitivity analysis		303

20	Adjacent properties			305
	20.1	Chililabombwe		305
		20.1.1	Lubambe Copper Mine	306
		20.1.2	KoBold Zambia-Mingomba Project	306
	20.2	Chingola		306
	20.3	Kitwe-Nkana refinery		306

21	Other relevant data and information			307
	21.1	Konkola Deeps production expansion project		307
		21.1.1	Project outlook	307
		21.1.2	Strategic opportunities	307
		21.1.3	Recommended approach	307
	21.2	Nchanga LP and Smelter expansion studies		308
		21.2.1	Project outlook	308
		21.2.2	Recommended approach	308

22	Qualified Person's interpretation and conclusions			309
	22.1	Mineral Resource data		309
	22.2	Mineral Resources		309
	22.3	Initial Assessment conclusions		309
	22.4	Project economics		309

23	Recommendations			310
	23.1	Mineral Resource and geological recommendations		310
		23.1.1	Resource infill and extension drilling	310
		23.1.2	Tailings storage facility drilling	310
		23.1.3	QAQC and data management	310
	23.2	Mining recommendations		311
		23.2.1	Konkola Mine	311
		23.2.2	TD03/TD04 tailings reclamation	311
		23.2.3	Nchanga Underground projects	311
	23.3	Processing and metallurgical recommendations		311
		23.3.1	Konkola Concentrator	311
		23.3.2	Nchanga TLP	311

amcconsultants.com	xi

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

	23.4	Infrastructure recommendations		312
	23.5	Economic and commercial recommendations		312
	23.6	Summary of recommended work program		312

24	References			313
	24.1	Unit of measurement and abbreviations		314
		24.1.1	Units of measurement	314
		24.1.2	Abbreviations	314

25	Reliance on information provided by the Registrant			315
	25.1	Legal matters		315
	25.2	Environmental and community matters		315
	25.3	Tailings storage facilities		315
	25.4	Macroeconomic assumptions		316
		25.4.1	Market information	316
	25.5	Community accommodations		316
	25.6	Governmental factors		316
	25.7	Historical production and operating data		316
	25.8	Contractor and business partner information		316

Tables

Table 1.1	Operations and processing infrastructure licenses	21
Table 1.2	KCM Mineral Resources – 1 April 2025	24
Table 1.3	Capital cost summary	32
Table 1.4	Capital cost by operation – Full Resource Case (Including Inferred)	33
Table 1.5	Capital cost by operation – M&I Case (Excluding Inferred)	33
Table 1.6	Capital cost estimate accuracy	33
Table 1.7	Average LOM unit operating cost by operation – Full Resource Case	34
Table 1.8	Average unit operating cost summary – dual presentation	34
Table 1.9	Total LOM operating costs – dual presentation	34
Table 1.10	Konkola Mine operating cost breakdown – Full Resource Case	35
Table 1.11	Konkola Mine operating costs – first five years	35
Table 1.12	C1 cash cost and AISC by operation – dual presentation	36
Table 1.13	Summarized economic results	36
Table 1.14	Sensitivity analysis results – Full Resource Case	38
Table 1.15	Sensitivity analysis results – M&I Case	39
Table 2.1	Defined terms and abbreviations	42
Table 3.1	Material property classification	45
Table 3.2	Component assets within KCM Integrated Operations	45
Table 3.3	KCM Integrated Operations — facility coordinates (WGS84 datum)	48
Table 3.4	KCM mineral rights and tenure details	49
Table 3.5	Summary of adjacent properties	53
Table 4.1	Inter-site distances and access routes	55
Table 5.1	Principal capital investments by Vedanta Resources (2004–2019)	60
Table 5.2	Cumulative copper production by operation	62
Table 5.3	Key development milestones	63
Table 6.1	KCM deposit mineralization extent	74

amcconsultants.com	xii

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 6.2	Summary of geological characteristics of KCM operations	74
Table 7.1	Exploration drill program – Konkola Mine	79
Table 7.2	Exploration drill program – Nchanga Business Unit	82
Table 7.3	Elastic rock properties	82
Table 7.4	Local geology and hydrogeological units	84
Table 8.1	List of corrected outcomes for 16 GBM911-16 CRMs	88
Table 8.2	CRM sample submission – COP CE Ext	93
Table 8.3	CRM sample submission with pass fail – SP16	99
Table 10.1	Historical, restart, and plan Nchanga TLP recoveries	109
Table 11.1	KCM Mineral Resources – 1 April 2025	112
Table 11.2	Top-caps - Konkola	124
Table 11.3	Descriptive statistics pre- and post-compositing - Konkola	126
Table 11.4	Variogram models - Konkola	128
Table 11.5	Block model origin and extents	128
Table 11.6	Konkola modelled stratigraphy	129
Table 11.7	Bulk density by lithology - Konkola	130
Table 11.8	Statistical comparison of composite and estimated values for TCu% - Konkola	134
Table 11.9	Mineral Resource Konkola Mine Mine– 1 April 2025	136
Table 11.10	Descriptive statistics for COP DF composited samples	139
Table 11.11	Variogram models – COP DF	139
Table 11.12	Block model origin and extents – COP DF	139
Table 11.13	Estimation parameters – COP DF	140
Table 11.14	Mineral Resource COP DF– 1 April 2025	142
Table 11.15	Descriptive statistics for raw versus composite drillholes – Luano East	144
Table 11.16	Descriptive statistics for raw versus composite drillholes – Luano West	144
Table 11.17	Top-caps by lithology for TCu% and ASCu% – Luano East and Luano West	144
Table 11.18	Variogram models – Luano East and Luano West	145
Table 11.19	Block model origin and extents - Luano East and Luano West	145
Table 11.20	Bulk density - Luano East and Luano West	145
Table 11.21	Statistical comparison of composite and estimated values - Luano East	146
Table 11.22	Statistical comparison of composite and estimated values - Luano West	147
Table 11.23	Mineral Resource Luano– 1 April 2025	149
Table 11.24	Statistics by mineralization zone for composite data – COP E Ext	152
Table 11.25	Block model origin and extents – COP E Ext	153
Table 11.26	Estimation parameters – COP E Ext	153
Table 11.27	Bulk density by lithology – COP E Ext	154
Table 11.28	Drillhole versus block model mean grades – COP E Ext	155
Table 11.29	Mineral Resource COP E Extension – 1 April 2025	157
Table 11.30	Summary statistics total copper tailings dam samples	158
Table 11.31	Summary statistics acid soluble copper tailings dam samples	158
Table 11.32	Mineral Resource TD03 and TD04– 1 April 2025	159
Table 11.33	Block model origin and extents - Luano East and Luano West	161
Table 11.34	Estimation parameters – SP16	161
Table 11.35	Mineral Resource SP16 – 1 April 2025	162

amcconsultants.com	xiii

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 13.1	KCM production scenarios – IA vs PFS	164
Table 13.2	KCM LOM mining areas	165
Table 13.3	KCM Shaft 3 summary of rock mass properties	168
Table 13.4	KCM Shaft 4 summary of rock mass properties	170
Table 13.5	Summary of water capture extrapolated over time	182
Table 13.6	Indicative future mine inflow rates for the next 7-year mine plan	185
Table 13.7	Mining methods currently employed by mining area at Konkola Mine	188
Table 13.8	Konkola Mine mining methods	189
Table 13.9	Typical stope dimensions	190
Table 13.10	Mining dilution and recovery factors	191
Table 13.11	Key development designs	192
Table 13.12	Materials handling locations	195
Table 13.13	Backfill infrastructure and strategic recommendations	195
Table 13.14	Konkola paste fill design strengths (FoS=1.5) and paste fill recipes at 28 days curing	197
Table 13.15	Machine types, counts, and utilization factors	198
Table 13.16	Summary of primary ventilation airflows	198
Table 13.17	NOP Cut II design parameters	203
Table 13.18	Nchanga underground mining methods	206
Table 13.19	Schedule modifying factors	207
Table 13.20	Available inventory from TD03 and 04 for the Nchanga TLP from 1 April 2025	207
Table 13.21	Production of tailings to processing	208
Table 13.22	Konkola Mine production scenarios	209
Table 13.23	KCM Mineral Resources by asset (Exclusive of Mineral Reserves) – 1 April 2025	211
Table 13.24	Conceptual Production Profile – Full Resource Scenario	211
Table 14.1	Konkola concentrator major equipment	218
Table 14.2	Capacity criteria	218
Table 14.3	Comminution criteria	219
Table 14.4	Flotation criteria	219
Table 14.5	Konkola concentrator key assumptions	220
Table 14.6	Nchanga concentrator capacities	222
Table 14.7	Nchanga TLP highest annual performance	228
Table 14.8	Copper production estimate	228
Table 14.9	Nchanga TLP major unit processes	230
Table 14.10	Nchanga smelter – basic design production parameters	231
Table 14.11	Nchanga smelter – historical production	232
Table 14.12	Nchanga smelter production – October 2024	234
Table 14.13	Smelter rebuild CAPEX – by section	235
Table 14.14	Example monthly concentrate blend plan – June 2025	235
Table 14.15	Concentrate blending plan – FY25/26 business plan	236

amcconsultants.com	xiv

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 14.16	Nkana Refinery production – 2024-2025	238
Table 15.1	Operational TSF conditions, TD05 (Muntimpa) and Lubengele	248
Table 16.1	Five-year copper forward prices (real US$ 2025)	256
Table 16.2	Five-year copper trailing prices	256
Table 16.3	Copper payability terms for Konkola and Nchanga Copper Concentrate	256
Table 16.4	Major development contracts	257
Table 16.5	Example of long-term contract components	258
Table 16.6	Royalty charge relation to copper price	259
Table 18.1	Rates assumed for operating lateral development	263
Table 18.2	Stoping production cost	263
Table 18.3	Konkola applicable power tariff assumptions	264
Table 18.4	Konkola Business Unit power estimate	264
Table 18.5	Konkola operating costs (first five years and total LOM)	268
Table 18.6	Overall KDMP / Initial Project Capital Package estimate breakdown	273
Table 18.7	Development program summary – Konkola Mine	277
Table 18.8	Capital Expenditure Plan – Konkola Mine	277
Table 18.9	Nchanga mill capital estimate schedule	279
Table 18.10	Smelter and refinery capital estimate schedule (first five years)	279
Table 18.11	Development Program - Nchanga TLP	280
Table 18.12	Capital Expenditure Plan – Nchanga Business Unit	280
Table 18.13	Capital Expenditure Plan – KCM Integrated Operations	281
Table 18.14	KCM cost estimation accuracy	281
Table 18.15	Average LOM operating cost by operation	282
Table 18.16	Capital cost summary	282
Table 19.1	Economic results – KCM Integrated Operations	288
Table 19.2	Full Resource Case production and cashflow schedule	292
Table 19.3	M&I Case production and cashflow schedule	296
Table 19.4	Sensitivity analysis results – Full Resource Case	303
Table 19.5	Sensitivity analysis results – M&I Case	304
Table 23.1	Recommended work program	312
Table 24.1	TRS data and information sources	313

amcconsultants.com	xv

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figures

Figure 1.1	KCM Smelter Feed Profile – Full Resource Case (incl. external purchased concentrates)	29
Figure 1.2	KCM Smelter Feed Profile – M&I Case (incl. external purchased concentrates)	30
Figure 1.3	Total Copper Sold – Full Resource Case	30
Figure 1.4	Total Copper Sold – M&I Case	31
Figure 1.5	KCM Production Profile – Full Resource Case	31
Figure 1.6	KCM Production Profile – M&I Case	32
Figure 1.7	Sensitivity analysis graph – Full Resource Case	38
Figure 1.8	Sensitivity analysis graph – M&I Case	39
Figure 3.1	Map of Zambia showing the Copperbelt Region	46
Figure 3.2	Property location map – KCM Integrated Operations	47
Figure 3.3	Geographic location of Konkola Mines in Zambia	48
Figure 4.1	Inter site logistics map	56
Figure 5.1	KCM historical production FY06-FY24	62
Figure 6.1	Location of Lufilian Arc within Pan-African Belts of Central and Southern Africa	64
Figure 6.2	Schematic cross section of the Lufilian fold belt	65
Figure 6.3	Simplified Katanga Supergroup stratigraphy	66
Figure 6.4	Geological map of the greater Konkola area	68
Figure 6.5	Stratigraphic column of the Konkola Geology	69
Figure 7.1	Drillhole location plan - Konkola	78
Figure 7.2	Drillhole location plan – COP DF	80
Figure 7.3	Drillhole location plan – Luano	81
Figure 7.4	Drillhole location plan – COP E Extension	81
Figure 7.5	Seismic system schematics at Konkola	83
Figure 7.6	Location of three main aquifers in the Konkola Mine, section looking north	87
Figure 8.1	Location plan of holes drilled from 2016 to 2023 - Konkola	89
Figure 8.2	Shewhart plots for CRMs A, B, C, and D - Konkola	90
Figure 8.3	Shewhart plots for CRMs E, F, and G - Konkola	90
Figure 8.4	RPD plot TCu repeat samples no cut-off and at 1.5% TCu- Konkola - post 2016 data	91
Figure 8.5	Blank samples plot showing 0.5% TCu upper limit	91
Figure 8.6	HARD plot for repeat samples below 1.0% TCu	94
Figure 8.7	HARD plot for repeat samples between 0.5% TCu and 3.0% TCu	95
Figure 8.8	Shewhart plot for 0.81% TCu CRM - Luano	96
Figure 8.9	Shewhart plot for 1.00% TCu CRM - Luano	96
Figure 8.10	Shewhart plot for 2.47% TCu CRM - Luano	96
Figure 8.11	Blank sample analytical results - Luano	97
Figure 8.12	HARD plots for TCu% - Luano	98
Figure 8.13	HARD plots for ASCu% - Luano	98
Figure 8.14	Shewhart plot for % TCu CRM – SP16	99
Figure 8.15	Shewhart plot for 1.69% TCu CRM – SP16	100
Figure 10.1	Konkola concentrator recoveries	107
Figure 10.2	Nchanga TLP copper production and recoveries - Restart and FY25-26 plan	108
Figure 10.3	Historical Nchanga TLP copper recoveries	108
Figure 11.1	Plan location of the KCM Mineral Deposits	110
Figure 11.2	Plan view of mining areas at Konkola	114
Figure 11.3	Drillhole location plan - Konkola	115
Figure 11.4	Comparison between 2016 and 2024 wireframes - Konkola	116
Figure 11.5	Plan view of historic mapping from 1850L plan - Konkola	117
Figure 11.6	Contact analysis between non-mineralized and mineralized material - Konkola	118
Figure 11.7	Hangingwall and footwall constraining surfaces - Konkola	119
Figure 11.8	Along strike grade continuity - Konkola	120
Figure 11.9	Box and whisker plot comparing TCu% across seven grade domains - Konkola	120

amcconsultants.com	xvi

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.10	Q-Q plots comparing TCu% across seven grade domains - Konkola	121
Figure 11.11	Block model and composites flagged by domain - Konkola	122
Figure 11.12	Top-capping analysis - Konkola	123
Figure 11.13	Plot of coefficient of variation versus composite length - Konkola	125
Figure 11.14	Experimental semi-variogram model for TCu% - Domain 5 - Konkola	127
Figure 11.15	Swath plots Measured and Indicated TCu% Domain 1 - Konkola	130
Figure 11.16	Swath plots Measured and Indicated TCu% Domain 2 - Konkola	131
Figure 11.17	Swath plot Inferred showing poor correlation between composites and block model - Konkola	132
Figure 11.18	Visual comparison between input composites and estimated grades - Konkola	133
Figure 11.19	Mineral Resource classification Konkola	134
Figure 11.20	Average distance to sample support - Konkola	135
Figure 11.21	Drillhole location plan – COP DF	138
Figure 11.22	Swath plots – COP DF	141
Figure 11.23	Plan view of drillhole locations - Luano	143
Figure 11.24	Swath plots for Luano East	146
Figure 11.25	Mineral Resource classification - Luano East and Luano West	148
Figure 11.26	Drillhole location plan – COP E Ext	150
Figure 11.27	Plan view of drillhole intersections and interpreted mineralization Zones TCu% - COP E Ext	151
Figure 11.28	Plan view of drillhole intersections and interpreted mineralization Zones ASCu% - COP E Ext	152
Figure 11.29	Histogram TCu% and ASCu% composite samples - Zone A, COP E Ext	153
Figure 11.30	Swath plots – COP E Ext	155
Figure 11.31	Plan view of Mineral Resource classification – COP E Ext	156
Figure 11.32	Drillhole location plan – SP16	160
Figure 13.1	Location of KCM's Konkola and Nchanga Mining operations	164
Figure 13.2	Plan view map of the Konkola mine showing the geotechnical domains	167
Figure 13.3	Location of regional faults within the Konkola mine area	175
Figure 13.4	Location of modelled faults within mine workings	176
Figure 13.5	Cross section showing the interconnected nature of the Chingola dolomite (light blue) between KCM (right) and Lubambe (left)	179
Figure 13.6	Subsidence area shown on InSAR ascending image	180
Figure 13.7	Conceptual water balance	182
Figure 13.8	Currently inferred phreatic surface based on measurements from shut in holes	183
Figure 13.9	Rotated section showing the planned footwall dewatering drilling	184
Figure 13.10	Konkola Mine dewatered, developed, and mined	186
Figure 13.11	Dewatering schematic, with required upgrades shown in red	187
Figure 13.12	Final mine outline map - plan view showing mining zone boundaries and key infrastructure	190
Figure 13.13	Plan view of a loading level	193
Figure 13.14	Isometric view of the loading system (LHOS)	193
Figure 13.15	Isometric view of the loading system (panel stoping)	194
Figure 13.16	Target paste design strength – 2 Exposures	196

amcconsultants.com	xvii

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.17	Target paste design strength – 1 Exposure	197
Figure 13.18	Paste fill arched shotcrete barricades	198
Figure 13.19	Ventilation compared to production	199
Figure 13.20	NBU active production zones	200
Figure 13.21	Aerial photo and locations of open pits at Nchanga	202
Figure 13.22	NOP Cut II geotechnical domains	203
Figure 13.23	COP DF geotechnical zones	204
Figure 13.24	Nchanga Underground mining operations (NUG)	205
Figure 13.25	Nchanga site layout	207
Figure 13.26	Konkola Mine development schedule	209
Figure 13.27	Total project ore mining schedule	210
Figure 14.1	KCM total flowsheet	212
Figure 14.2	Konkola concentrator flowsheet	214
Figure 14.3	Konkola historical ore treatment	215
Figure 14.4	Konkola daily ore received since restart	215
Figure 14.5	Konkola ore processed since restart	216
Figure 14.6	Konkola recoveries since restart	216
Figure 14.7	Konkola concentrate produced since restart	216
Figure 14.8	Concentrate production and grade - Restart and FY25-26 plan	216
Figure 14.9	Copper production and recoveries - Restart and FY25-26 plan	217
Figure 14.10	Konkola LOM ore feed	220
Figure 14.11	Konkola concentrate production	220
Figure 14.12	Total copper metal in Konkola concentrate	221
Figure 14.13	Nchanga business unit material flows	221
Figure 14.14	Old East Mill historical actual vs budget ore milled (t)	222
Figure 14.15	New East Mill historical actual vs budget ore milled (t)	222
Figure 14.16	New West Mill historical actual vs budget ore milled (t)	223
Figure 14.17	Old East Mill concentrate tonnes and grades	223
Figure 14.18	New East Mill concentrate tonnes and grades	224
Figure 14.19	New West Mill concentrate tonnes and grades	224
Figure 14.20	Total LOM ore feed to the Nchanga concentrators	225
Figure 14.21	Nchanga LOM high-grade concentrate production and grade	225
Figure 14.22	Nchanga LOM low-grade concentrate production and grade	225
Figure 14.23	Nchanga TLP flowsheet	226
Figure 14.24	Historical Nchanga TLP throughput	227
Figure 14.25	Nchanga TLP historical recoveries	227
Figure 14.26	Nchanga TLP copper recovery since restart	229
Figure 14.27	Nchanga TLP throughput since restart	229
Figure 14.28	Nchanga TLP LOMP feed	230
Figure 14.29	Nchanga TLP LOMP copper production and recovery	230
Figure 14.30	Nchanga smelter block flow diagram – design rates shown	231
Figure 14.31	Smelter downtime - FY22, FY23, FY24	233

amcconsultants.com	xviii

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 14.32	Nkana refinery – process flowsheet	237
Figure 15.1	Map showing main roads connecting towns of Chingola and Chililabombwe	240
Figure 15.2	Map showing rail infrastructure of Zambia Railways Limited	241
Figure 15.3	Map showing waste dump locations at KCM	243
Figure 15.4	Map showing locations of various waste dumps at Nchanga Mines	244
Figure 15.5	Map showing locations of all TSFs of Konkola and Nchanga Operations	245
Figure 15.6	Map showing detail view of TD05 Muntimpa TSF	246
Figure 15.7	Map showing detail view of Lubengele TSF	247
Figure 18.1	Konkola Mine operating cost profile for LOM schedule	269
Figure 18.2	Konkola LOM split by activity	269
Figure 19.1	KCM Smelter Feed Profile – Full Resource Case (incl. external purchased concentrates)	285
Figure 19.2	KCM Smelter Feed Profile – M&I Case (incl. external purchased concentrates)	285
Figure 19.3	Total Copper sold – Full Resource Case	286
Figure 19.4	Total Copper sold – M&I Case	286
Figure 19.5	KCM production profile – Full Resource Case	287
Figure 19.6	KCM production profile – M&I Case	287
Figure 19.7	Full Resource Case cashflow	291
Figure 19.8	M&I Case cashflow	291
Figure 19.9	Sensitivity analysis graph – Full Resource Case	303
Figure 19.10	Sensitivity analysis graph – M&I Case	304
Figure 20.1	Konkola deposit and surrounding properties	315

Distribution list

1 e-copy to Konkola Copper Mines Plc

1 e-copy to AMC Reading (UK) office

OFFICE USE ONLY

Version control (2 February 2026)

amcconsultants.com	xix

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

1	Executive summary

CAUTIONARY STATEMENT

This Initial Assessment is preliminary in nature and includes Inferred Mineral Resources that are too speculative geologically to be categorized as Mineral Reserves. There is no certainty that this Initial Assessment will be realized. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

1.1	Introduction

AMC Consultants (UK) Limited (AMC) was engaged by Konkola Copper Mines Plc (KCM) to prepare this Initial Assessment (IA) Technical Report Summary (TRS) for the KCM Integrated Operations located in the Zambian Copperbelt. This report has been prepared in compliance with Subpart 1300 of Regulation S-K (S-K 1300) as mandated by the United States Securities and Exchange Commission (SEC).

This IA TRS presents a comprehensive Life-of-Mine (LOM) Plan that includes mining from all KCM operations:

•	Konkola Mine.

•	Nchanga Business Unit – COP DF open pit and underground, COP E Extension underground, Nchanga Underground, and Luano Underground.

•	Reclamation of TD03 and TD04, plus Kakosa tailings, processed through the Nchanga TLP.

The technical contents of this report adhere to S-K 1300 requirements for reporting Mineral Resources. The Mineral Reserve Case (Excluding Inferred) is presented for comparison purposes in accordance with Item 1302(d)(4)(ii)(C); formal declaration of Mineral Reserves is provided in the separate PFS Technical Report Summary. The effective date of this report is 1 April 2025.

Unless otherwise stated, all units in this report are in metric (SI) units. Currency is presented in United States Dollars (US$).

1.2	Property description and ownership

The KCM Integrated Operations constitutes a single material property comprising an integrated copper production complex from ore extraction through to refined copper metal. Konkola Copper Mines Plc (KCM) is an integrated copper mining, processing, and refining operation located in the Copperbelt Province of the Republic of Zambia.

KCM was privatized in March 2000 when assets were acquired from the state-owned Zambia Consolidated Copper Mines Limited (ZCCM). Following the exit of Anglo American in September 2002, Vedanta Resources assumed operational control from November 2004, investing in smelter construction, the Konkola Concentrator, Nchanga Concentrators, and the Konkola Mine, Konkola Deep Mining Project (No. 4 Shaft, 6 Mtpa hoisting capacity). KCM’s integrated metal production peaked at 160,000 tonnes per annum in FY 2013. In 2019, ZCCM-IH commenced provisional liquidation proceedings, and operations were managed by a provisional liquidator until July 2024, when they were returned to Vedanta with shareholding restored to pre-liquidation status. Further details are provided in Section 5.

The properties covered by this IA TRS comprise the full KCM operations:

•	Konkola Mine: Located near Chililabombwe, Republic of Zambia, approximately 20 kilometers (km) north of Chingola and 5 km south of the Democratic Republic of the Congo border.

amcconsultants.com	20

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

•	Nchanga Business Unit: Located near Chingola, comprising multiple open pit and underground operations including COP DF, COP E Extension, Nchanga Underground (UOB / LOB), and Luano.

•	Tailings Recovery Operations: TD03, TD04, TD05, and Kakosa tailings, processed through the Nchanga TLP.

•	Processing Infrastructure: Konkola Concentrator, Nchanga Concentrators, Nchanga Smelter, Nkana Refinery, and Nchanga TLP.

KCM is a subsidiary of CopperTech Metals Inc. (the registrant). Mineral rights associated with the Konkola and Nchanga license areas are held by Konkola Mineral Resources Limited (KMRL), a subsidiary of KCM. As of the effective date of this report, Vedanta Resources holds 79.4% of KCM’s issued share capital, with Zambia Consolidated Copper Mines Investment Holdings Plc (ZCCM-IH) holding 20.6%. Further details on the registrant are provided in Section 2.1 and on operational history, including ownership transitions, in Section 3.3.

For the Full Resource Case, the Konkola Mine and adjacent mineral processing facilities contribute approximately 91% of total payable copper production (6,059 kt of 6,650 kt), the Nchanga Business Unit contributes approximately 4% (289 kt), and the Nchanga TLP contributes approximately 5% (302 kt).

For the Mineral Reserve Case, the Konkola Mine contributes approximately 87% of payable copper (788 kt of 901 kt) and the Nchanga TLP contributes approximately 13% (113 kt).

1.3	Mineral rights

KCM's mineral rights are governed by the Republic of Zambia's Minerals Regulation Commission Act (2024) and operate under Large-Scale Mining Licenses (LSMLs). The key licenses relevant to this IA are shown in Table 1.1.

Table 1.1	Operations and processing infrastructure licenses

Asset	License	Description	Area (ha)	Expiry
Konkola Mine	7076-HQ-LML	Mining and concentrator operations	6,692	30 Mar 2050
Nchanga Mine	7075-HQ-LML	Nchanga mining and tailings operations	8,517	30 Mar 2050
Nchanga TLP	28174-HQ-MPL	Nchanga TLP operations	177	16 Dec 2045
Nkana Refinery	20945-HQ-MPL	Refining activities at Kitwe	50	18 Apr 2050

As of the effective date of this report, and to the Qualified Person's knowledge, there are no material encumbrances, legal proceedings, or compliance issues that would adversely affect the standing of these licenses or KCM's ability to conduct operations. Standard regulatory and environmental obligations applicable to mining operations in Zambia are described in Section 3.

1.4	Geology and mineralization

1.4.1	Regional geological setting

KCM’s mining assets are located within the Central African Copperbelt, one of the most prolific sediment-hosted copper provinces globally. The deposits occur within the Neoproterozoic Katanga Supergroup, a sequence of sedimentary rocks that host significant copper-cobalt mineralization across the Republic of Zambia and the Democratic Republic of the Congo (DRC).

The Lufilian Arc, a major structural feature, has influenced the deformation and mineralization of KCM’s deposits. The copper deposits are primarily stratiform, sediment-hosted, and are controlled by structural folding, thrust faulting, and lithological variations.

amcconsultants.com	21

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

1.4.2	Mineralization characteristics

The Konkola deposit is a sediment-hosted stratiform copper system, primarily situated within the Lower Roan Subgroup of the Katangan Supergroup. This geological sequence comprises sandstones, siltstones, and dolomites deposited in a shallow marine to fluvial environment, later subjected to regional deformation during the Lufilian Orogeny. The mineralization is controlled by both stratigraphy and structure, with mineralization occurring as laterally continuous, fine grained disseminations and bedding-parallel sulfide veinlets, locally enhanced by folding and faulting.

The mineralization style varies across different mining areas. The Konkola Mine includes copper sulfides (chalcopyrite, bornite, and chalcocite) occurring as disseminations and veinlets within carbonaceous shales and dolomitic siltstones. The mineralization of the various Nchanga deposits is described in more detail in Section 1.5.2 below.

1.4.3	Structural and hydrothermal influences

The Copperbelt deposits, including those at Konkola and Nchanga, exhibit complex structural features that have significantly influenced both the preservation and distribution of copper mineralization.

These structures have not only enhanced mineralization grades in localized zones but also facilitated the continuation of mineralization at considerable depth.

1.5	Exploration and drilling status

There is no active exploration being undertaken at either Konkola or Nchanga assets. All drilling is resource infill or resource extension drilling. This includes all other means of exploration, for example geophysics.

1.5.1	Konkola

Current drilling and interpretation provide a solid basis for Mineral Resource estimation, but limitations persist due to:

•	Sparse drilling in transition zones and extensions of mineralization.

•	Gaps in assay coverage.

•	Delays in assay turnaround due to on-site laboratory constraints.

•	Inconsistent quality assurance / quality control (QAQC) procedures in historical (pre-2016) data.

•	Limited structural, geometallurgical and hydrogeological modelling.

To address these gaps and enable Resource upgrade and potential future Reserve conversion, an upgrade to the on-site analytical laboratory is recommended.

A phased drilling and data acquisition program is proposed to progressively upgrade the resource classification, de-risk geological understanding, and support long-term mine planning:

•	Phase 1: Achieve a Measured classification for five years of production through a 60-meter (m) drill spacing using underground and surface directional drilling.

•	Phase 2: Target Indicated material for the next ten years of production through a combination of surface directional and vertical drilling.

•	Phase 3: Infill drill to enhance confidence in the Inferred Mineral Resource by reducing the drillhole spacing.

•	Phase 4: Undertake resource extension drilling at the lease boundary, consisting of a small number of surfaces drillholes with an average depth of 1,500 m.

amcconsultants.com	22

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

1.5.2	Nchanga

Drilling at Nchanga has historically focused on delineating both near-surface oxide resources for open pit mining and deeper sulfide zones for underground extraction. The Nchanga Underground and open pit deposits have benefited from extensive historical drilling. Modern drilling efforts have been limited in recent years due to operational constraints.

Recent technical reviews have identified key opportunities to enhance resource definition at Nchanga:

•	Infill drilling to improve confidence in remnant underground ore zones, particularly where block cave depletion and historic mining have left isolated pods of mineralization.

•	Drilling of open pit extensions at the margins of existing pit shells to define additional near-surface oxide and supergene resources.

•	Structural re-interpretation of fault zones and controls on high-grade shoots within the underground footprint.

Future geological development programs for Nchanga are proposed to:

•	Investigate COP E Ext and COP DF for potential extensions and to increase geological confidence for proposed development of underground mining.

•	Collate the geological information and understanding for all current and past operating assets into a single geological project. This will allow for the creation of an asset wide geological interpretation for the first time. With the goal being to identify areas where mineralization might have been overlooked both as extensions to known mineralization and between known mineralization.

•	Investigate additional potential of along strike extensions of satellite prospects such as Luano and Fitwaola which have insufficient tonnes and grade at this time to be considered as Mineral Resources.

1.5.3	Tailings dams

To develop TD05 (Nchanga) and Lubengele (Konkola) tailings dams for future inclusion in the Mineral Resource estimate, auger drilling and test work commenced at TD05 in mid-2025, at a 250 m by 250 m drill spacing for a total of 255 holes for 14,025 m. The goal is to achieve an Indicated Mineral Resource classification.

An identical program of drilling and test work is proposed for Lubengele, planned to commence on completion of TD05 drilling.

1.6	Mineral Resource estimate

INFERRED MINERAL RESOURCE PROPORTION

Approximately 84% of KCM Mineral Resources (exclusive of Mineral Reserves) are classified as Inferred (268.6 Mt of 318.3 Mt). At Konkola Mine, approximately 96% of Resources (exclusive of Reserves) are classified as Inferred (248.9 Mt of 259.4 Mt). Inferred Mineral Resources have a lower level of confidence and cannot be converted to Mineral Reserves. It is reasonably expected that the majority of Inferred Resources could be upgraded with continued exploration.

A Mineral Resource is an estimate of the in-situ concentration of solid material of economic interest, which serves as the point of reference for the Mineral Resource estimate. The Mineral Resource classification criteria and cut-off grade (COG) on an asset-by-asset basis. The Mineral Resource estimate as of 1 April 2025 for all KCM operations is summarized in Table 1.2 below.

amcconsultants.com	23

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 1.2	KCM Mineral Resources – 1 April 2025

		Cut-off	Tonnes	Total copper	Copper	Total cobalt	Cobalt
Asset	Classification	TCu (%)	Mt	TCu (%)	Cu (kt)	TCo (%)	Co (kt)
	Measured	1	5	3.5	174	0.05	2.5
	Indicated	1	31	3.8	1,169	0.07	22
Konkola Mine	Measured + Indicated	1	36	3.7	1,343	0.07	24
	Inferred	1	249	3.4	8,338	0.06	149
	Total		285	3.4	9,681	0.06	174
	Indicated OP	0.48	3	1.5	41	0.09	3
	Indicated UG	1	13	1.6	202	0.04	5
COP DF	Measured + Indicated	1	16	1.6	243	0.05	9
	Inferred	1	6	2.4	141	0.00	0
	Total		22	1.8	384	0.04	9
	Measured
	Indicated	0.95	3	2.8	86	0.02	1
Luano	Measured + Indicated	1	3	2.8	86	0.02	1
	Inferred	0.95	4	2.4	107	0.03	1
	Total		8	2.6	193	0.03	2
	Measured
	Indicated	0.96	13	2.6	345	0.00	0
COP E Ext	Measured + Indicated	1	13	2.6	345	0.00	0
	Inferred	0.96	9	2.4	221	0.00	0
	Total		23	2.5	565	0.00	0
Stockpile SP16	Indicated	0.41% ASCu	7	1.0	67	0.00	0
TD03	Indicated	0	9	0.8	72	0.00	0
TD04	Indicated	0	28	0.6	168	0.00	0
	Measured		5	3.5	174	0.05	3
	Indicated		106	2.0	2,149	0.02	30
Total KCM	Measured + Indicated		111	2.1	2,323	0.02	0
	Inferred		269	3.3	8,807	0.06	151
	Total		380	2.9	11,130	0.05	0

Notes:

•	Point of reference: In situ material.

•	Classification in accordance with S-K 1300.

•	Approximately 84% of KCM Mineral Resources are classified as Inferred.

•	Metallurgical recovery – Konkola Mine: Concentrator 89% Cu, 30% Co; Smelter 98.7% Cu, 60% Co; Refinery 96.75% Cu payable.

•	Metallurgical recovery – Nchanga: Concentrator 24–61% Cu (varies by deposit); Smelter 98.7% Cu; Refinery 96.75% Cu payable.

•	Metallurgical recovery – TD03/TD04: Nchanga TLP 74.8% acid soluble Cu; 48.1% total Cu to cathode.

•	Processing route: Konkola/Nchanga Concentrator → Nchanga Smelter → Nkana Refinery; TD03/TD04 via Nchanga Nchanga TLP.

•	Tonnage and grade are rounded; this may result in minor computational discrepancies.

•	Mineral Resources are 100% attributable to KCM.

The Mineral Resource classification incorporates distance to drillhole support based on a drillhole spacing study, base of mining depletion, geological and grade continuity, estimation confidence and knowledge of the Konkola mineralization from 67 years of mining.

The total Measured and Indicated Mineral Resource is concentrated within areas of high drilling density and well-established geological control, particularly in the central and upper portions of the Konkola deposit. Inferred material is more prevalent at depth and along strike extensions, where drilling density remains limited.

1.7	Mineral Reserve estimate

No Mineral Reserves are declared in this Initial Assessment. Mineral Reserves for the KCM Integrated Operations have been separately estimated and declared in the companion Preliminary Feasibility Study Technical Report Summary: KCM Integrated Operations (AMC Consultants, effective 1 April 2025). The reader is directed to the PFS TRS for the Mineral Reserve estimate, supporting mine plan, modifying factors, and economic analysis.

Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

amcconsultants.com	24

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

1.8	Development and operational status

KCM is a brownfield operation with over 95 years of continuous mining history. The Konkola Mine, Nchanga smelter, Nkana refinery, and associated processing infrastructure are established, operational facilities. KCM’s integrated metal production peaked at 160,000 tonnes per annum in FY2013 and subsequently declined to approximately 55,000 tonnes per annum during the provisional liquidation period (2019–2024). Following the return of operational control to Vedanta in July 2024, KCM has commenced a restart and ramp-up of operations.

1.8.1	Konkola

Konkola is an established underground copper mining operation located near Chililabombwe, Republic of Zambia. Development activities are centered on the Konkola Deep Mining Project (KDMP), which provides access to deeper sections of the orebody via vertical shafts and underground declines. Mining is primarily undertaken using longitudinal longhole open stoping (LHOS) methods. Paste fill is not currently used at the operation, however it is a critical component for future extraction of flatly dipping areas of the orebody, where panel stoping is planned. Paste fill will enable secondary stope extraction and assist with regional geotechnical stability.

The operation is characterized by exceptionally high groundwater inflows and is regarded as one of the wettest underground mines globally, with an ore hoist-to-water pumping ratio of approximately 1:49. A comprehensive dewatering system is in place, including staged pumping stations, sumps, and water management infrastructure to maintain mine access and safety. The mine’s ventilation systems have been progressively expanded to address increasing depth and the use of underground diesel fleets. Personnel access is provided via shaft hoisting systems and declines, supported by underground refuge chambers and surface infrastructure.

AMC's LOM hydrological analysis identified significant water recirculation at Konkola, estimated at 25-50% based on hydrological interpretation and incorporating previous studies (Dr Kawawa Banda et al, “Seepage Estimation Using Discharge Measurements in the Upper Kafue River, Zambia”, 2017; and Konkola Surface Exclusion Plan, 2025). A scoping study evaluated piping discharge water to the Kafue River using large-diameter HDPE pipes to minimize recirculation. The estimated capital cost is $20 million (M), with a projected payback period of 2-3 months based on current dewatering system power consumption. Reducing recirculation could yield substantial operating and capital cost savings.

Surface facilities include the Konkola concentrator, where run-of-mine (ROM) ore is processed through crushing, milling, flotation, and dewatering. The produced concentrate is transported to the Nchanga smelter, with final copper production completed at the Nkana refinery via electrorefining.

amcconsultants.com	25

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Planned infrastructure upgrades at Konkola include:

•	Refurbishment and optimization of the concentrator circuit to improve throughput and metallurgical recovery.

•	Upgrades to tailings pumping coupled with a paste fill plant and distribution system to facilitate a change in mining method required to optimize resource recovery.

•	Installation of a new pump station at 1,390 mL required for dewatering of the orebody, which is necessary to facilitate mining.

•	Improvements to energy efficiency and alignment of processing capacity with underground production targets.

Additionally, portions of the tailings stream are to be directed to the underground paste fill system, supporting sustainable mining and reduced surface deposition requirements.

1.8.2	Nchanga

Nchanga, located near Chingola, comprises both open pit and underground mining operations. The open pits historically targeted extensive near-surface oxide and supergene-enriched copper mineralization, while the underground operation focused on deeper sulfide zones, including the Nchanga Block Cave.

The open pit operations have been significantly scaled back, with current activity centered on reclamation, small-scale remnant extraction, and waste management. However, opportunities remain to extend pit limits or exploit satellite pods through selective mining, subject to further study and economic assessment.

The Nchanga Underground operation is largely centered on remnant mining and the final stages of block caving. Production has declined as ore flow from the block cave reduces, but pockets of recoverable mineralization remain accessible via selective stoping or slusher-based extraction methods.

Surface processing at Nchanga includes:

•	The Nchanga concentrators, which historically processed both open pit and underground ore.

•	The Nchanga TLP, which reprocesses material from TD03 and TD04, recovering copper through acid leaching, solvent extraction, and electrowinning.

•	The Nchanga smelter, which processes concentrate from both Konkola and historical Nchanga sources.

Planned and ongoing initiatives at Nchanga include:

•	Optimization of the Nchanga TLP to improve recovery from tailings reprocessing.

•	Continued monitoring and maintenance of TSFs (e.g., TD05, Lubengele TSF).

•	Evaluation of open pit expansion and underground remnant extraction options.

•	Refurbishment of selected processing circuits to maintain operational integrity.

1.9	Mining methods

KCM's mining operations utilize a range of underground and surface mining methods, selected in accordance with orebody geometry and existing infrastructure.

The Konkola Mine targets the Kirilabombwe orebody to depths exceeding 2,000 m. Mining is conducted through mechanized longitudinal longhole open stoping (LHOS), accessed via vertical shafts and decline infrastructure. A redesign of the Konkola Deeps mine plan has changed the mining method in flatly dipping areas from post pillar cut-and-fill to panel stoping with paste fill, reducing development requirements by approximately 200 km and US$1 billion over the LOM. Construction of a new pump station at 1,390 mL is critical for dewatering to access deeper mineralization.

amcconsultants.com	26

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The Nchanga Business Unit comprises open pit and underground operations. Open pit mining uses conventional truck-and-shovel methods. Underground mining includes an active block cave with production forecast to decline over the next two years, after which remnant ore will be recovered using selective open stoping.

The Nchanga TLP recovers copper from historical tailings at TD03 and TD04, with opportunities identified to assess potential recovery from TD05 and Lubengele tailings facilities.

1.10	Processing and recovery methods

KCM's processing infrastructure comprises the Konkola concentrator, Nchanga concentrators, Nchanga TLP, Nchanga flash smelter, and Nkana refinery. These assets are operationally integrated and cannot be economically separated.

Sulfide ores from Konkola and Nchanga are processed via conventional flotation to produce copper concentrates grading approximately 33% Cu. Concentrates are processed in the Nchanga flash smelter to produce copper anodes, which are refined at the Nkana refinery to produce LME Grade A copper cathode.

The Nchanga TLP processes oxide tailings from TD03, TD04, and Nchanga concentrator tailings through sulfuric acid leaching, solvent extraction, and electrowinning to produce copper cathode. The Nchanga TLP has demonstrated capacity of 50,000 tpd with estimated copper production of 118 tpd.

The LOM plan assumes third-party concentrate purchases of 250,000–300,000 tpa to supplement KCM concentrate and maintain smelter throughput at 850,000 tpa. Third-party concentrate is required to optimize smelter feed blend and sustain sulfuric acid production for Nchanga TLP operations. No firm contracts are in place beyond 2026. If third-party concentrate cannot be sourced, acid will need to be purchased externally at additional cost.

1.11	Infrastructure

KCM’s integrated operations span three principal sites connected by established road infrastructure across the Copperbelt Province. Run-of-mine ore from the Konkola Mine at Chililabombwe is processed through the on-site Konkola Concentrator. Copper concentrate is transported approximately 20 km by road to the Nchanga Flash Smelter at Chingola, with blister copper then transported approximately 55 km to the Nkana Refinery at Kitwe for electrorefining to LME Grade A cathode. All inter-site routes utilize high-quality tarmac roads capable of supporting loads up to 50 tonnes.

Power is supplied under a long-term agreement with Copperbelt Energy Corporation (CEC), providing 200 MW capacity to all KCM sites. This agreement has been in place for over 20 years. Water supply for processing operations is sourced primarily from the Kafue River system and from dewatering operations at the Konkola Mine, which pumps approximately 350,000 m³/day. The Konkola Mine operates a comprehensive staged dewatering system including pumping stations, sumps, and water management infrastructure critical to maintaining mine access and safety.

Export logistics for refined copper cathode rely on road freight to rail transfer points and onward transport to regional ports, including Dar-es-Salaam (Tanzania), Walvis Bay (Namibia), and Durban (South Africa). Further details on infrastructure and logistics are provided in Sections 4.

1.12	Economic analysis summary - dual presentation

In accordance with Item 1302(d)(4)(ii)(C) of Regulation S-K, the economic analysis is presented with equal prominence for both the IA scenario (including Inferred Resources) and the Mineral Reserve scenario (excluding Inferred Resources).

amcconsultants.com	27

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

CAUTIONARY STATEMENT REGARDING INITIAL ASSESSMENT

This Initial Assessment is preliminary in nature. It includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves, and there is no certainty that this Initial Assessment will be realized. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

INFERRED MINERAL RESOURCE PROPORTION

Approximately 84% of KCM Mineral Resources (exclusive of Mineral Reserves) are classified as Inferred (268.6 Mt of 318.3 Mt). At Konkola Mine, approximately 96% of Resources (exclusive of Reserves) are classified as Inferred (248.9 Mt of 259.4 Mt). Inferred Mineral Resources have a lower level of confidence and cannot be converted to Mineral Reserves. It is reasonably expected that the majority of Inferred Resources could be upgraded with continued exploration.

IMPORTANT DISCLOSURE

The economic results INCLUDING Inferred Resources are preliminary and speculative.

The economic results EXCLUDING Inferred Resources represent the M&I Case and demonstrate the economic viability of the project based on Mineral Reserves only.

This IA is based on a comprehensive LOM Plan that includes mining from:

•	Konkola Mine – Measured, Indicated, and Inferred Mineral Resources (operating in 2025).

•	Nchanga Indicated and Inferred Resources:

—	COP DF open pit mine (operating in 2026).

—	Nchanga COP E Underground (planned).

—	Nchanga COP DF Underground (planned).

—	Nchanga Luano Underground (planned).

•	Reclamation of TD03 and TD04, processed through the Nchanga TLP (operating in 2025).

The IA is a preliminary technical and economic study of the economic potential of all parts of the KCM operations including Konkola Mine, Nchanga Tailings Recovery, and Nchanga mining operations.

The confidence in the overall LOM scenario is at an IA level of confidence.

The IA of the Nchanga deposits and the Inferred Mineral Resource component of the Konkola Mine is preliminary in nature; it includes Inferred Mineral Resources that are considered too uncertain geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves and as such, these Mineral Resources have not been demonstrated to have economic viability. There is no certainty that the IA will be realized.

amcconsultants.com	28

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

1.12.1	Key assumptions

•	Copper Price: P75 consensus pricing as per Table 16.1 (ranging from US$9,925/t to US$11,298/t over the Mineral Reserve production period).

•	Cobalt Price: P50 consensus pricing (ranging from US$42,262/t to US$52,465/t over the Mineral Reserve production period).

•	Discount Rate: 8% real, pre-tax.

1.12.2	Production plan

•	The basis of the economic model is the mining, processing, and smelting schedule as presented in this report which includes mined tonnes (ore and waste), development meters, processed ore tonnes, grade, and recoveries.

•	The Full Resource Case comprises production from Measured, Indicated, and Inferred Resources.

•	The M&I Case comprises production from Measured and Indicated Mineral Resources at Konkola Mine and Indicated Mineral Resources in TD03 and TD04.

The smelter feed profiles for both scenarios are shown in Figure 1.1 and Figure 1.2. Both cases assume third-party concentrate purchases to maintain smelter throughput at 850,000 tpa.

Figure 1.1	KCM Smelter Feed Profile – Full Resource Case (incl. external purchased concentrates)

900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
-
Tonnes
FY 2025/26
FY 2027/28
FY 2029/30
FY 2031/32
FY 2033/34
FY 2035/36
FY 2037/38
FY 2039/40
FY 2041/42
FY 2043/44
FY 2045/46
FY 2047/48
FY 2049/50
FY 2051/52
FY 2053/54
FY 2055/56
FY 2057/58
FY 2059/60
FY 2061/62
FY 2063/64
FY 2065/66
FY 2067/68
FY 2069/70
Konkola Mill Concentrate Stream
Num Pyrite
Lime
Slag Recycling
External Purchased Concentrates

Source: AMC, 2025.

amcconsultants.com	29

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 1.2	KCM Smelter Feed Profile – M&I Case (incl. external purchased concentrates)

800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
-
Tonnes
FY 2025/26
FY 2027/28
FY 2029/30
FY 2031/32
FY 2033/34
FY 2035/36
FY 2037/38
FY 2039/40
FY 2041/42
FY 2043/44
FY 2045/46
FY 2047/48
FY 2049/50
FY 2051/52
FY 2053/54
FY 2055/56
FY 2057/58
FY 2059/60
FY 2061/62
FY 2063/64
FY 2065/66
FY 2067/68
FY 2069/70
Konkola Mill Concentrate Stream
Num Pyrite
Lime
Slag Recycling
External Purchased Concentrates

Source: AMC, 2025.

The total copper sold from the KCM operations across the life of operations, including copper anodes from the smelter, copper in cobalt alloy, and copper cathodes produced by the Nchanga TLP, is shown in Figure 1.3 and Figure 1.4.

Figure 1.3	Total Copper Sold – Full Resource Case

Copper Sold – Smelter Anodes and TLP Cathodes plus Copper in Cobalt Alloy
(KCM Production and External Concentrates) – Mineral Reserve Case [Cu tonnes p.a.]
Copper tonnes per year
300,000
250,000
200,000
150,000
100,000
50,000
-
FY 2025/26
FY 2027/28
FY 2029/30
FY 2031/32
FY 2033/34
FY 2035/36
FY 2037/38
FY 2039/40
FY 2041/42
FY 2043/44
FY 2045/46
FY 2047/48
FY 2049/50
FY 2051/52
FY 2053/54
FY 2055/56
FY 2057/58
FY 2059/60
FY 2061/62
FY 2063/64
FY 2065/66
FY 2067/68
FY 2069/70
KCM Gross Anodes
KCM Cu in Co Alloy
EXT Gross Anodes
EXT Cu in Co Alloy
KCM TLP Recovered Cu

Source: AMC, 2025.

amcconsultants.com	30

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 1.4	Total Copper Sold – M&I Case

Copper Sold – Smelter Anodes and TLP Cathodes plus Copper in Cobalt Alloy (KCM Production and External Concentrates) – Mineral Reserve Case [Cu tonnes p.a.]
250,000
200,000
150,000
100,000
50,000
-
Copper tonnes per year
FY 2025/26
FY 2027/28
FY 2029/30
FY 2031/32
FY 2033/34
FY 2035/36
FY 2037/38
FY 2039/40
FY 2041/42
FY 2043/44
FY 2045/46
FY 2047/48
FY 2049/50
FY 2051/52
FY 2053/54
FY 2055/56
FY 2057/58
FY 2059/60
FY 2061/62
FY 2063/64
FY 2065/66
FY 2067/68
FY 2069/70
KCM Gross Anodes
KCM Cu in Co Alloy
EXT Gross Anodes
EXT Cu in Co Alloy
KCM TLP Recovered Cu

Source: AMC, 2025.

The production profiles for both scenarios are shown in Figure 1.5 and Figure 1.6. The Full Resource Case recovers a total of 6,650 kt (6.65 Mt) of payable copper over approximately 45 years, and the M&I Case recovers a total of 901 kt (0.90 Mt) of payable copper over approximately 11 years.

Figure 1.5	KCM Production Profile – Full Resource Case

Ore Mined (Mt)
18.00
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
0.00
Copper contained/recovered (kt)
350
300
250
200
150
100
50
-
FY 2025/26
FY 2027/28
FY 2029/30
FY 2031/32
FY 2033/34
FY 2035/36
FY 2037/38
FY 2039/40
FY 2041/42
FY 2043/44
FY 2045/46
FY 2047/48
FY 2049/50
FY 2051/52
FY 2053/54
FY 2055/56
FY 2057/58
FY 2059/60
FY 2061/62
FY 2063/64
FY 2065/66
FY 2067/68
FY 2069/70
KCM UG ore mined
TLP ore mined
Total Copper Contained
Total Copper Recovered

Source: AMC, 2025.

amcconsultants.com	31

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 1.6	KCM Production Profile – M&I Case

Ore Mined (Mt)
18.00
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
0.00
Copper contained/recovered (kt)
180
160
140
120
100
80
60
40
20
-
FY 2025/26
FY 2027/28
FY 2029/30
FY 2031/32
FY 2033/34
FY 2035/36
FY 2037/38
FY 2039/40
FY 2041/42
FY 2043/44
FY 2045/46
FY 2047/48
FY 2049/50
FY 2051/52
FY 2053/54
FY 2055/56
FY 2057/58
FY 2059/60
FY 2061/62
FY 2063/64
FY 2065/66
FY 2067/68
FY 2069/70
KCM UG ore mined
TLP ore mined
Total Copper Contained
Total Copper Recovered

Source: AMC, 2025.

1.12.3	Capital and operating costs

Capital and operating costs for mining, processing, administration, and other costs to support the LOM for both Konkola Mine and Nchanga Operations are described in detail in Section 18 of this report.

The capital and operating costs for Konkola Mine have been developed to a degree of detail to meet the confidence of a PFS and to support the estimation of Mineral Reserves. The unit operating cost estimates have been applied across the life of the operations.

The capital and operating costs for Nchanga mining operations (COP DF, COP E Extension, Luano, and Nchanga Underground) are based on historical operating data and benchmarked estimates and are defined to a lesser degree of confidence than Konkola Mine. These costs meet the requirements of an Initial Assessment but have not been developed to PFS-level confidence. Nchanga mining operations are included in the Full Resource Case only and are not part of the M&I Case.

Total capital expenditure for the Full Resource Case is US$5,984M over the approximately 45-year LOM, compared to US$1,066M for the M&I Case over approximately 11 years. Capital costs comprise growth capital for processing improvements and infrastructure upgrades, development capital for underground access and production development, and sustaining capital for ongoing operations including the Nchanga Smelter and Refinery. A summary of the capital cost estimates for both cases is presented in Table 1.3.

Table 1.3	Capital cost summary

Capital Category	Full Resource Case (US$M)	M&I Case (US$M)
Growth Capital	787	152
Capital Development	3,337	505
Sustaining Capital	1,859	408
Total Capital	5,984	1,066

Note: Full Resource Case includes Measured, Indicated, and Inferred Mineral Resources. M&I Case is based on Mineral Reserves only, consistent with the separate PFS TRS. A contingency of 10–15% has been applied to direct and indirect costs.

amcconsultants.com	32

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 1.4 presents the capital cost breakdown by operation for the Full Resource Case. The majority of capital expenditure (US$4,802M) is attributable to Konkola Mine, comprising KDMP development capital, growth capital for dewatering and processing infrastructure, and sustaining capital over the extended LOM. Nchanga Business Unit capital of US$812M includes development of the COP E, COP DF, and Luano underground operations.

Table 1.4	Capital cost by operation – Full Resource Case (Including Inferred)

Operation	Growth (US$M)	Development (US$M)	Sustaining (US$M)	Total (US$M)
Konkola Mine	464	2,806	1,532	4,802
Nchanga Business Unit	247	532	33	812
Nchanga TLP Operations	76	-	37	113
Nchanga Smelter & Refinery	-	-	257	257
Total	787	3,338	1,859	5,984

Note: The Full Resource Case includes Inferred Mineral Resources that do not have demonstrated economic viability. Nchanga Business Unit includes COP DF open pit, COP E underground, COP DF underground, and Luano underground. Smelter sustaining capital includes US$56.9M in FY2026 for refurbishment. Totals may not sum due to rounding.

Table 1.5 presents the capital cost breakdown for the M&I Case. This case is based exclusively on Proven and Probable Mineral Reserves at Konkola Mine and is consistent with the economic analysis presented in the separate PFS Technical Report Summary.

Table 1.5	Capital cost by operation – M&I Case (Excluding Inferred)

Operation	Growth (US$M)	Development (US$M)	Sustaining (US$M)	Total (US$M)
Konkola Mine	152	505	306	963
Nchanga Smelter & Refinery	-	-	102	102
Total	152	505	408	1,066

Note: M&I Case capital cost estimates are at PFS-level accuracy (±25%) with 10% contingency, consistent with the separate PFS TRS (Table 18.7). Nchanga mining operations and NBU expansion are excluded.

The accuracy of the capital and operating cost estimates varies by component, reflecting the different levels of study applied across the KCM operations. Table 1.6 summarizes the cost estimate accuracy by component.

Table 1.6	Capital cost estimate accuracy

Cost Component	Accuracy Range	Study Level
Konkola Mine – Existing Operations	±25%	PFS
Konkola Mine – KDMP Expansion	±25%	PFS
Nchanga COP DF Open Pit	±25–35%	IA / Scoping
Nchanga COP E Underground	±40–50%	Conceptual
Nchanga Luano Underground	±40–50%	Conceptual
Nchanga TLP Operations	±25%	PFS
Nchanga Smelter & Refinery	±25%	PFS

Note: Accuracy ranges for conceptual-stage items (COP E, Luano) are wider than PFS-level estimates, consistent with their preliminary study status. Cost estimates for these components are based on benchmarked data, historical operating costs, and conceptual engineering studies. Refer to Section 18 for detailed cost estimation methodology.

amcconsultants.com	33

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The average LOM unit operating costs by operation for the Full Resource Case are summarized in Table 1.7. Operating costs include mining, processing, and general and administrative (G&A) costs. Konkola Mine has the highest total unit operating cost at US$90.1/t ore, reflecting deep-level underground mining requirements, while Nchanga TLP Operations has the lowest at US$14.3/t due to the nature of tailings reprocessing.

Table 1.7	Average LOM unit operating cost by operation – Full Resource Case

Operation	Mining (US$/t)	Processing (US$/t)	G&A (US$/t)	Total (US$/t)
Konkola Mine	70.9	14.4	4.8	90.1
Nchanga Open Pit	26.4	12.8	4.9	44.1
Nchanga Underground	47.5	12.8	13.5	73.8
Nchanga TLP Operations	1.5	9.8	3.0	14.3

Source: AMC, 2025. Full Resource Case includes Measured, Indicated, and Inferred Mineral Resources over the approximately 45-year LOM. Nchanga Open Pit includes COP DF operations. Nchanga Underground includes COP E, COP DF underground, and Luano operations. Operating costs for Nchanga mining operations are at Initial Assessment-level confidence.

Table 1.8 presents the average unit operating costs for both the Full Resource Case and the M&I Case. The lower unit cost for Konkola Mine in the Full Resource Case (US$92/t vs US$125/t) reflects economies of scale over the longer LOM period with higher sustained production rates. Nchanga Operations are included in the Full Resource Case only and are not part of the M&I Case.

Table 1.8	Average unit operating cost summary – dual presentation

Operation	Unit	Full Resource Case	M&I Case
Konkola Mine	US$/t ore	92	125
Nchanga Operations	US$/t ore	76	N/A
Nchanga TLP Operations	US$/t ore	17	16

Note: Operating costs include mining, processing, and site administration costs. Nchanga Operations include open pit, underground, and processing facilities at the Nchanga complex. M&I Case figures are consistent with the separate PFS TRS.

Table 1.9 presents total LOM operating costs for both scenarios. Total operating costs for the Full Resource Case are US$25,290M over the approximately 45-year LOM, compared to US$4,270M for the M&I Case over approximately 11 years.

Table 1.9	Total LOM operating costs – dual presentation

Operation	Full Resource Case (US$M)	M&I Case (US$M)
Konkola Mine	22,157	3,678
Nchanga Business Unit (NBU)	1,909	–
Nchanga TLP Operations	1,224	592
Total Operating Costs	25,290	4,270
Ore Processed (kt)	338,119	31,478
Weighted Average Unit Cost (US$/t)	74.8	135.6

Note: The Full Resource Case includes Inferred Mineral Resources that do not have demonstrated economic viability. Nchanga Business Unit operating costs are excluded from the M&I Case. Nchanga TLP operating costs in the M&I Case relate to TD03 and TD04 tailings recovery only. Ore processed includes all sources feeding into the respective processing facilities. Weighted average unit cost is calculated across all operations.

amcconsultants.com	34

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Konkola Mine is the primary cost centre for both scenarios. Table 1.10 presents the detailed operating cost breakdown by major category for the Full Resource Case LOM. Production stoping (29.9%) and power costs (22.5%) together account for over half of total Konkola operating expenditure.

Table 1.10	Konkola Mine operating cost breakdown – Full Resource Case

Cost Category	LOM Total (US$M)	% of Total	Unit Cost (US$/t)
Production Stoping	6,623	29.9%	26.9
Operating Development	2,685	12.1%	10.9
Backfill Operations	742	3.3%	3.0
Power Costs	4,975	22.5%	20.2
KCM Labour (direct)	1,316	5.9%	5.4
G&A	1,186	5.4%	4.8
Mine Services	310	1.4%	1.3
Tramming	791	3.6%	3.2
Mining Opex Subtotal	18,628	84.1%	75.8
Processing Costs	3,529	15.9%	14.4
Total Konkola Mine Operating Costs	22,157	100.0%	90.1
Ore Processed (Mt)	245.9	-	-

Source: AMC, 2025. LOM Total is over the approximately 45-year Full Resource Case life. Unit costs calculated on 245.9 Mt total ore processed. Operating development includes underground drives within production zones. Power costs include electricity supply to all underground and surface operations. Processing costs include concentrator reagents, grinding media, and plant labour.

Table 1.11 presents the Konkola Mine operating cost profile for the first five fiscal years. Unit operating costs decline from US$162.9/t in FY2025/26 to US$107.5/t in FY2029/30 as production ramps up from 1,730 kt to 3,370 kt per annum, reflecting the significant operating leverage inherent in the underground mining operation.

Table 1.11	Konkola Mine operating costs – first five years

Parameter	FY25/26	FY26/27	FY27/28	FY28/29	FY29/30	LOM Total
Ore Processed (kt)	1,730	2,300	2,300	4,100	3,370	245,900
Operating Costs (US$M)	282.6	320.3	321.7	436.5	362.7	22,157
Unit Cost (US$/t)	162.9	139.3	140.0	106.5	107.5	90.1

Source: AMC, 2025. Higher unit costs in early years reflect fixed cost absorption at lower production rates during the KDMP development ramp-up period. LOM average unit cost of US$90.1/t assumes sustained production rates of approximately 6 Mtpa at steady state.

Table 1.12 presents the C1 cash cost and all-in sustaining cost (AISC) for each operation under both scenarios. C1 cash cost includes operating costs, freight, treatment and refining charges, and royalties. AISC additionally includes sustaining capital and capital development.

Table 1.12	C1 cash cost and AISC by operation – dual presentation

Cost Metric	Full Resource Case	M&I Case
KCM Underground
C1 Cash Cost (US$M)	23,028	3,904
C1 Cash Cost (US$/lb Cu)	1.70	2.21
AISC (US$M)	29,270	4,830
AISC (US$/lb Cu)	2.16	2.74
Nchanga Business Unit (NBU)
C1 Cash Cost (US$M)	1,963	–
C1 Cash Cost (US$/lb Cu)	3.02	–
Nchanga TLP Operations
C1 Cash Cost (US$M)	1,224	592
C1 Cash Cost (US$/lb Cu)	1.84	2.38

Note: C1 Cash Cost includes operating costs, freight charges, treatment and refining charges, and royalties. AISC includes C1 Cash Cost plus sustaining capital and capital development. AISC is a non-GAAP measure presented for illustrative purposes and is reconciled to operating and capital cost estimates in Section 18. NBU and Nchanga TLP have no Mineral Reserves; the M&I Case for Nchanga TLP reflects TD03/TD04 tailings recovery operations only.

amcconsultants.com	35

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

1.12.4	Economic results

The before-tax economic analysis is based on the project financial model developed to estimate annual cash flows and sensitivities for the KCM Operations that include Konkola Mine, Nchanga Underground operations, Nchanga open pits, Nchanga TLP used to process tailings from TD03 and TD04 and Nchanga Smelter.

The economic results are presented (Table 1.13) as a side-by-side comparison between the Initial Assessment Scenario and the Mineral Reserves scenario. The Nchanga TLP is part of the Nchanga Operations but has been separated out in the table below for clarity.

Table 1.13	Summarized economic results

Item	Unit	Full Resource Case (Including Inferred)	M&I Case (Excluding Inferred)
Production
KCM Underground Ore Mined	kt	245,889	31,478
KCM Underground Head Grade	% TCu	2.94	2.91
KCM Underground Recovery	%	86.5	89.1
KCM Payable Copper	kt	6,059	788
NBU Ore Mined (OP + UG)	kt	24,787	–
NBU Payable Copper	kt	289	–
Nchanga TLP Ore Mined	kt	67,443	36,142
Nchanga TLP Payable Copper	kt	302	113
Total Payable Copper	kt	6,650	901
Mine Life	years	~45	~11
Revenue
Gross Copper Revenue	US$M	71,319	9,726
Smelter and By-Product Credits	US$M	47,697	11,806
Freight and Refining Costs	US$M	(6,732)	(817)
Net Revenue	US$M	112,284	20,716
Operating Costs
Mining (KCM UG + NBU + Nchanga TLP)	US$M	25,290	4,270
Smelter and Refinery	US$M	41,692	11,141
Total Royalties	US$M	5,173	706
Total Operating Costs	US$M	72,154	16,118

amcconsultants.com	36

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Item	Unit	Full Resource Case (Including Inferred)	Mineral Reserve Case (Excluding Inferred)
Capital Costs
Growth Capital	US$M	834	152
Capital Development	US$M	3,337	505
Sustaining Capital	US$M	1,812	408
Total Capital	US$M	5,984	1,066
Closure Costs	US$M	101	93
Unit Costs
C1 Cash Cost¹	US$/lb Cu	1.42	2.24
All-in Sustaining Cost (AISC)¹	US$/lb Cu	1.78	2.66
Economic Metrics
Free Cash Flow	US$M	34,148	3,439
NPV₈% (pre-tax, real)	US$M	7,740	2,132
IRR (pre-tax, real)%		N/A²	N/A²
Payback Period	years	~2	~5.6

Notes:

[1]	C1 and AISC are non-GAAP measures. Full definitions and reconciliation provided in Section 18.

[2]	IRR is not reported as this is a brownfield operation generating positive free cash flow from Year 1.

The Full Resource Case (Including Inferred) represents the full potential of the KCM operations but is preliminary and speculative in nature. The M&I Case (Excluding Inferred) demonstrates economic viability based on Mineral Reserves only; a separate Preliminary Feasibility Study Technical Report Summary has been prepared for this scenario.

The net present value before tax at a discount rate of 8% per year (NPV8%) is US$7.7B for the Full Resource Case and US$2.1B for the M&I Case.

1.13	Sensitivity analysis

A sensitivity analysis on the NPV8% was undertaken for both the Full Resource Case and M&I Case, testing copper price, cobalt price, operating costs, and capital costs. The results are shown in Figure 1.7, Figure 1.8, Table 1.14, and Table 1.15. In both cases, the project is most sensitive to changes in copper price and operating costs.

amcconsultants.com	37

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 1.7	Sensitivity analysis graph – Full Resource Case

NPV8% Sensitivities (USD m)
NPV (USD m)
12,000
10,000
8,000
6,000
4,000
2,000
-
80%
90%
100%
110%
120%
Sensitivity
Cu Price
Co Price
Opex
Capex

Source: AMC, 2025.

Sensitivity analysis on the NPV8% for the Full Resource Case (Including Inferred) is summarized below.

Table 1.14	Sensitivity analysis results – Full Resource Case

Parameter	80%	90%	100%	110%	120%
Cu Price (NPV US$M)	4,137	5,939	7,740	9,542	11,343
Co Price (NPV US$M)	7,707	7,723	7,740	7,757	7,774
OPEX (NPV US$M)	9,118	8,429	7,740	7,052	6,363
CAPEX (NPV US$M)	8,306	8,023	7,740	7,457	7,175

amcconsultants.com	38

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The sensitivity analysis for the M&I Case (Excluding Inferred) is shown below.

Figure 1.8	Sensitivity analysis graph – M&I Case

Source: AMC, 2025.

Table 1.15	Sensitivity analysis results – M&I Case

Parameter	80%	90%	100%	110%	120%
Cu Price (NPV US$M)	962	1,547	2,132	2,717	3,302
Co Price (NPV US$M)	2,124	2,128	2,132	2,136	2,140
OPEX (NPV US$M)	2,620	2,376	2,132	1,888	1,644
CAPEX (NPV US$M)	2,303	2,217	2,132	2,047	1,961

1.14	Environmental studies, permitting, and social or community impact

KCM operates under valid Large-Scale Mining Licenses issued by the Zambian Ministry of Mines.

Key permits include environmental authorizations under the Zambia Environmental Management Agency (ZEMA), water abstraction permits for dewatering operations, and tailings storage facility (TSF) operating permits. All required permits for current operations are in place. The Konkola license (7076-HQ-LML) expires 30 March 2050, and the Nchanga TLP license (28174-HQ-MPL) expires 16 December 2045. No new permits are required for the activities contemplated in this PFS.

Environmental management at KCM is governed by the Environmental Management Act (EMA) of 2011 and its subsidiary regulations. Based on the 2020 EPF audit report, KCM’s total EPF liability across all locations was US$129 million. As per the assessment, Nkana was classified under Category 1, while Nchanga, Konkola and Nampundwe were classified under Category 2, with a total cash contribution liability of US$12,037,058. KCM made a cash contribution of US$5,464,682, leaving an outstanding balance of US$6,572,376 during the liquidation period. The outstanding balance has been filed as a claim under the Creditors’ Scheme of Arrangement by the Mines Safety Department and will be settled in accordance with the waterfall mechanism provided thereunder. KCM has been granted a two-year moratorium on liabilities from the date of Board reinstatement (31 July 2024). KCM is actively working to improve compliance with EPF requirements and enhance site categorization, which is expected to reduce future cash contribution obligations. Estimated closure costs of US$101 million have been included in the economic analysis (Section 19) and are based on preliminary closure planning, which may be refined in subsequent studies.

Tailings storage facilities are managed in accordance with the Global Industry Standard on Tailings Management (GISTM), with quarterly independent assessments conducted on all operational TSFs. Two operational TSFs (TD05 Muntimpa and Lubengele) are subject to ongoing stability monitoring and statutory compliance inspections. Further details on TSF conditions and management are provided in Section 15.9.

amcconsultants.com	39

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

KCM’s operations are located within established Copperbelt mining towns (Chililabombwe, Chingola, and Kitwe) with long-standing community relationships. Community development, resettlement programs, and stakeholder engagement activities are managed by KCM as described in Section 17. The QPs have relied on the Registrant for information regarding environmental and community matters as disclosed in Section 25.

1.15	Qualified Person's conclusions

Initial Assessment status

This Initial Assessment is preliminary in nature. It includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves, and there is no certainty that this Initial Assessment will be realized. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

Approximately 84% of KCM Mineral Resources (exclusive of Mineral Reserves) are classified as Inferred (268.6 Mt of 318.3 Mt). At Konkola Mine, approximately 96% of Mineral Resources (exclusive of Mineral Reserves) are classified as Inferred (248.9 Mt of 259.4 Mt). The QP considers that significant additional drilling and technical studies are required to upgrade Inferred Resources to higher confidence categories, and it is reasonably expected that the majority of Inferred Resources could be upgraded with continued exploration.

Economic assessment

The Full Resource Case (Including Inferred) returns an NPV₈% of US$7,740M over an approximately 45-year mine life. The M&I Case (Excluding Inferred) returns an NPV₈% of US$2,132M over an approximately 11-year mine life, demonstrating that the Mineral Reserve portion of the KCM operations has a positive economic outcome independent of Inferred Resources. The Full Resource Case includes Inferred Mineral Resources that do not have demonstrated economic viability; there is no certainty that the cash flows presented for the Full Resource Case will be realized. The economic results for both cases are presented with equal prominence in Section 19 of this report, and a separate PFS Technical Report Summary has been prepared for the M&I Case.

Realization of the value indicated by the Full Resource Case is dependent on adequate and timely investment of capital and the successful upgrade of Inferred Resources to higher confidence categories through continued drilling programs.

The QP recommends:

•	A phased resource infill and extension drilling program at Konkola Mine (estimated cost US$11.5M over 18 months) to increase geological confidence and support the conversion of Inferred Resources to Indicated and Measured categories, enabling future Mineral Reserve estimation.

•	Drilling of TD05 (Nchanga) and Lubengele (Konkola) tailings storage facilities to generate first-time Mineral Resource estimates (estimated cost US$0.5M).

•	Completion of prefeasibility-level studies for the COP E Extension and COP DF underground projects at Nchanga, based on current drilling results and Mineral Resources, to advance these toward Mineral Reserve estimation. The Nchanga resource estimates should be updated to incorporate revised geological interpretations and modern estimation techniques (estimated cost US$1.5M).

•	Updating of QAQC standard operating procedures and generation of master QAQC and Mineral Resource statement reports, in preparation for external audit of Mineral Resource estimates (estimated cost US$0.3M).

•	Completion of a Feasibility Study on the KCM Integrated Operations to support future investment and funding processes (estimated cost US$1.0M).

The total recommended work program is estimated at US$18.3M over 18–24 months. A detailed summary of the recommended work program is presented in Section 23 (Table 23.1). There is no assurance that these recommendations will result in expanded Mineral Resources or Mineral Reserves.

amcconsultants.com	40

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

2	Introduction

AMC Consultants (UK) Limited (AMC) was engaged by Konkola Copper Mines Plc (KCM) to prepare this Initial Assessment (IA) Technical Report Summary (TRS) for the KCM Integrated Operations located in the Zambian Copperbelt. This report has been prepared in compliance with Subpart 1300 of Regulation S-K (S-K 1300) as mandated by the United States Securities and Exchange Commission (SEC). This IA TRS presents a comprehensive Life-of-Mine (LOM) Plan for all KCM operations, including Konkola Mine, Nchanga Business Unit, and Tailings Dam Recovery Operations. The technical contents of this report adhere to S-K 1300 requirements for reporting Mineral Resources.

In accordance with Item 1302(d)(4)(ii)(C), economic results are presented with equal prominence for both the Full Resource Case (Including Inferred) and the M&I Case (Excluding Inferred). A separate Preliminary Feasibility Study (PFS) Technical Report Summary has been prepared for the Mineral Reserve scenario. The effective date of this report is 1 April 2025.

2.1	Registrant for whom the TRS was prepared

This TRS has been prepared for the registrant, CopperTech Metals Inc., and its subsidiary, KCM. KCM is the operator of the Konkola and Nchanga copper mining operations located in the Copperbelt Province of Zambia. KCM, and its subsidiary company Konkola Mineral Resources Limited (KMRL), is the legal holder of the mineral rights associated with the Konkola and Nchanga license areas and operates under large-scale mining licenses.

2.2	Terms of reference and purpose

This report has been prepared in accordance with S-K 1300 of the U.S. SEC and provides a Technical Report Summary for the KCM Integrated Operations, comprising:

•	Konkola Mine and Konkola Concentrator
•	Nchanga Underground and Open Pit operations
•	Nchanga Concentrators
•	Nchanga TLP
•	Nchanga Smelter and Nkana Refinery
•	Tailings Dams TD03, TD04, and TD05, and Kakosa Tailings

The purpose of this report is to present Mineral Resource estimates, development and operations reported as Mineral Resources, and associated technical assessments, including risk factors and economic considerations. The report constitutes an Initial Assessment for the KCM Integrated Operations, incorporating mine planning, extraction rates, and economic analysis for both the Full Resource Case and M&I Case.

This report was prepared by AMC, an independent mining consultancy, on behalf of KCM. AMC has no material interest in KCM or its affiliates.

2.3	Units of measure

Unless otherwise stated, all units in this report are in metric (SI) units. Currency is presented in United States Dollars (US$). The exchange rate used for financial modelling and conversions is the 2025 average exchange rate of ZMW 25.25 to US$1.00, unless stated otherwise.

Grades are reported as total copper (TCu) in percent (%), total cobalt (TCo) in percent (%), and acid soluble copper (ASCu) in percent (%). Tonnages are reported as dry metric tonnes (t) unless otherwise explicitly stated.

amcconsultants.com	41

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The unit mL refers to meter level and is the vertical elevation with reference to the collar position of 4 Shaft at Konkola.

2.4	Defined terms and abbreviations

Table 2.1 defines the principal facility names, abbreviations, and technical terms used throughout this TRS. Each term is defined at first use in the body of the report; the standardized form shown in Table 2.1 is used thereafter.

Table 2.1	Defined terms and abbreviations

Defined Term	Abbreviation	Description
KCM Integrated Operations	—	The integrated mining, processing, smelting, and refining operations of Konkola Copper Mines Plc, comprising the Konkola Mine, Nchanga Concentrators, TD03, TD04, the Nchanga TLP, the Nchanga Smelter, and the Nkana Refinery, as described in Section 1.2.
Konkola Mine	—	The underground copper mine at Chililabombwe, Copperbelt Province, Zambia, operated by KCM. Includes all underground workings accessed via No. 1, No. 3, and No. 4 Shafts.
Konkola Deep Mining Project	KDMP	The development project providing deep-level access to the Konkola orebody via No. 4 Shaft and associated underground infrastructure.
Konkola Concentrator	—	The sulphide flotation concentrator located at the Konkola Mine site, processing run-of-mine ore from the Konkola Mine.
Tailings Dam 03	TD03	The historical tailings storage facility at the Nchanga site, from which tailings are reclaimed for processing through the Nchanga Nchanga TLP.
Tailings Dam 04	TD04	The historical tailings storage facility at the Nchanga site, from which tailings are reclaimed for processing through the Nchanga Nchanga TLP.
Nchanga TLP	Nchanga TLP	The acid leach and solvent extraction–electrowinning (SX-EW) facility at Nchanga that processes reclaimed tailings from TD03 and TD04 and current Nchanga Concentrators tailings.
Nchanga Smelter	—	The Outotec flash smelting facility at Nchanga, Chingola, with nameplate capacity of 311,000 tpa concentrate. Includes the sulfuric acid plant.
Nkana Refinery	—	The electrolytic copper refinery at Kitwe, producing LME Grade A copper cathode from Nchanga Smelter anode.
Nchanga Concentrators	—	The three concentrating mills at the Nchanga site: Open Pit East Mill (OEM), Nchanga East Mill (NEM), and North West Mill (NWM). Excluded from the PFS mine plan; included in infrastructure descriptions.
Nchanga Business Unit	NBU	The Nchanga mining and processing operations at Chingola, including underground and open pit mines. Excluded from the PFS Mineral Reserve and mine plan.
Nampundwe Mine	—	The underground pyrite mine located approximately 50 km west of Lusaka, supplying flux to the Nchanga Smelter. Excluded from the PFS Mineral Reserve and mine plan.
Longitudinal longhole open stoping	LHOS	The primary underground mining method applied at Konkola Mine.
Post pillar cut and fill	PPCF	A secondary mining method historically applied at Konkola Mine for flatly dipping sections; replaced by panel stoping with paste fill in the PFS mine plan.
Ore Shale Unit	OSU	The principal mineralised horizon at Konkola, a carbonaceous and dolomitic shale unit within the Lower Roan Group.
S-K 1300	—	Regulation S-K, subpart 1300, of the U.S. Securities and Exchange Commission, governing disclosure of mining-related information.
Qualified Person	QP	As defined in S-K 1300 §1300(a).

amcconsultants.com	42

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

2.5	Sources of information

This report is based on data and information provided by KCM as outlined in Section 25 of this report, supplemented by AMC's independent analysis, site inspections, historical reports, and public domain references. Sources include:

•	KCM geological models, drillhole databases, and quality assurance / quality control (QAQC) records.

•	Processing plant flow sheets, production records, and metallurgical test work.

•	Cost models, operating assumptions, and infrastructure documentation.

•	Site visits, interviews with KCM technical teams, and historical technical studies.

Data verification steps were conducted in accordance with S-K 1300, and the Qualified Persons (QPs) have reviewed all relevant datasets for consistency and completeness.

2.6	Personal inspection of the property

In accordance with Item 1302(b)(2)(iii) of Regulation S-K, AMC Consultants (UK) Limited confirms that personal inspections of the KCM operations were conducted by the technical professionals responsible for the preparation of this Technical Report Summary.

AMC personnel conducted site inspections at the Konkola and Nchanga operations on the following occasions:

•	November 2024: Initial site inspection covering Konkola Mine workings (including active development headings, shaft systems, and ore passes), the Konkola Concentrator, surface infrastructure, and the Nchanga Smelter and Refinery. The inspection included review of core storage facilities, geological logging practices, and sample preparation procedures at the on-site laboratory.

•	February 2025: Follow-up inspection focused on underground mining operations at Konkola, including observation of longhole open stoping and panel stoping methods, rail haulage and tramming systems, dewatering infrastructure, and ventilation circuits. Processing operations at the Nchanga TLP and tailings reclamation activities at TD03 and TD04 were also inspected. Meetings were held with KCM operational and technical teams to verify production data, cost assumptions, and contractor arrangements.

•	April 2025: Final inspection coinciding with the effective date of the Mineral Resource and Mineral Reserve estimates (1 April 2025). This inspection covered the Konkola Concentrator refurbishment progress, paste fill plant site, Nchanga Smelter operations, and the Lubengele tailings storage facility. Updated geological models and mine plans were reviewed with KCM's geology and mine planning teams, and datasets used in the preparation of this TRS were verified against site records.

IBIS Environmental personnel conducted site inspections during 2024 and 2025 in support of the environmental and social assessments presented in Sections 3.8.1 and 17 of this report, including baseline environmental monitoring, stakeholder engagement activities, and assessment of tailings storage facility conditions.

All inspections occurred during active operational periods. Observations made during site visits were cross-referenced with geological models, mine plans, production records, and historical datasets to validate the assumptions used in Mineral Resource and Mineral Reserve estimation, mine planning, cost estimation, and economic analysis. The AMC professionals who conducted the site inspections are the same individuals responsible for the technical content of this TRS and who contributed to the conclusions and recommendations presented herein.

amcconsultants.com	43

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The Qualified Person is satisfied that the site inspections were of sufficient scope, frequency, and duration to support the conclusions presented in this report.

2.7	Summary of previously filed technical report

This report updates and supersedes any previous technical reports prepared for KCM in the United States of America or other jurisdictions, based on earlier geological models and classification criteria relying primarily on variogram ranges. The current assessment includes revised drillhole data, updated estimation methods, and a stricter classification framework as applied by AMC in line with current industry practice.

2.8	Qualified Persons

AMC is an independent third-party consulting firm comprising mining experts, including professional geologists and mining engineers. In accordance with S-K Item 1302(b)(1)(ii), AMC signs this TRS as a firm.

The AMC personnel who prepared this report are specialists in geology, Mineral Resource and Reserve estimation, underground mining, geotechnical engineering, mineral processing, and mineral economics. All contributing personnel have more than five years of relevant experience in sediment-hosted copper deposits and underground mining operations and are members in good standing of recognized professional organizations including the Australasian Institute of Mining and Metallurgy (AusIMM).

AMC takes responsibility for all sections of this Report.

2.9	Reliance on the registrant

AMC have relied on information and assurance provided by KCM and several specialists employed by KCM. The detail of this reliance is provided in Section 25 of this document.

amcconsultants.com	44

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

3	Property description

3.1	Property description

This Initial Assessment has been prepared in accordance with Item 1302(d) of Regulation S-K and covers the KCM Integrated Operations, a single integrated mining complex comprising the Konkola Mine and Concentrator near Chililabombwe, the Nchanga Business Unit (NBU) operations near Chingola (including the Chingola Open Pit DF, Nchanga Underground, and the planned COP E Extension, COP DF Underground, and Luano Underground projects), the Nchanga TLP and associated TD03 and TD04 tailings recovery operations, the Nchanga Smelter, and the Nkana Refinery in Kitwe. The Nampundwe Pyrite Mine in Shibuyunji District, which supplies pyrite flux to the Nchanga Smelter, is a supporting asset within the KCM license portfolio but is not a copper-producing operation.

The scope of this Initial Assessment differs from the companion PFS Technical Report Summary in that it includes the full Mineral Resource base across all KCM operations, including Inferred Mineral Resources that are too speculative geologically to have the economic considerations applied to them that would enable classification as Mineral Reserves. The PFS is limited to the Mineral Reserve at Konkola Mine and the TD03/TD04 tailings recovery operations. The Nchanga Business Unit mining operations (COP DF open pit, COP DF Underground, COP E Extension, Luano Underground, and Nchanga Underground) are assessed in this Initial Assessment only and are not part of the PFS.

Per Item 1301 of Regulation S-K, the KCM Integrated Operations is classified as a single material property (Table 3.1). The integrated nature of operations — with Konkola concentrate processed through the Nchanga Smelter and refined at the Nkana Refinery — means that these assets cannot be economically or operationally separated. Per Item 1304, material properties receive individual detailed disclosures throughout this report. The component assets comprising the KCM Integrated Operations are summarized in Table 3.2.

Table 3.1	Material property classification

Property	Classification	Justification
KCM Integrated Operations	MATERIAL	Single integrated mining complex: Konkola Mine + Nchanga Operations + TD03/TD04 + Nchanga TLP + Smelter + Refinery. Common ownership, interdependent operations, integrated value chain from ore to refined copper.

Table 3.2	Component assets within KCM Integrated Operations

Component	Status	Notes
Konkola Mine	Operating	Primary production center; 87% of Mineral Reserve copper; 91% of Full Resource copper
TD03/TD04 Tailings Recovery	Operating	Integrated with Nchanga TLP; 13% of M&I Case payable copper
Nchanga COP DF Open Pit	Operating	Limited remaining life; Full Resource Case only
Nchanga COP DF Underground	Planned	IA-level confidence; Inferred Resources only
Nchanga COP E Extension	Planned	IA-level confidence; Inferred Resources only
Nchanga Luano	Planned	IA-level confidence; Inferred Resources only
Nchanga Underground (UOB / LOB)	Operating	Limited remaining reserves; Full Resource Case only
TD05 / Kakosa Tailings	Future	Not yet drilled; no Resource estimate
SP16 Stockpile	Marginal	Low grade (0.5% TCu)
Nampundwe Mine	Supporting	Pyrite source only; no copper production

amcconsultants.com	45

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

3.2	Project location

The KCM Integrated Operations are located in the Copperbelt Province of the Republic of Zambia (Figure 3.1), within a region that has historically been the backbone of Zambia’s economy and remains a globally significant copper-producing district. The Konkola Mine is situated at Chililabombwe, approximately 20 km north of Chingola and 5 km south of the Zambia–DRC border, at latitude 12.375°S and longitude 27.831°E. The Nchanga Complex, including open pit and underground mines, concentrators, Nchanga TLP, and smelter, is located approximately 4 km from the town of Chingola at latitude 12.513°S and longitude 27.858°E. The Nkana Refinery is located in Kitwe at latitude 12.809°S and longitude 28.252°E. The Nampundwe Pyrite Mine is located in the Shibuyunji District of Central Province, approximately 320 km south of the Copperbelt operations, at latitude 15.492°S and longitude 27.910°E.

Geographic coordinates for all major facilities are presented in Table 3.3 and shown on the property location maps (Figure 3.2 and Figure 3.3).

Figure 3.1	Map of Zambia showing the Copperbelt Region

Source: Post-Mining Restoration in Zambia Screening native tree species for phytoremediation potential. 2021. ResearchGate. Retrieved from  https://www.researchgate.net/figure/Map-of-Zambia-The-Copperbelt-region-is-marked-in-the-stripped-grey-and-the-sampled-areas_fig1_341293959. Accessed: 24 Mar 2025.

amcconsultants.com	46

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 3.2	Property location map – KCM Integrated Operations

Source: Base map tiles © OpenStreetMap contributors. Coordinate system: WGS 84 (EPSG:4326), Decimal Degrees. Map accuracy within ±50 m of stated coordinates.

amcconsultants.com	47

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 3.3	Geographic location of Konkola Mines in Zambia

Note: Map showing the location of Konkola Mines, Zambia.

Source: Google Earth Pro., 2025. Available at: https://earth.google.com. Accessed 10 March 2025.

Table 3.3	KCM Integrated Operations — facility coordinates (WGS84 datum)

Site / Facility	Latitude	Longitude	License No.
Konkola Complex — Chililabombwe
Konkola Mine (No. 4 Shaft)	12.378820˚ S	27.829329˚ E	7076-HQ-LML
Konkola Mine (No. 1 Shaft)	12.380048˚ S	27.829103˚ E	7076-HQ-LML
Konkola Mine (No. 3 Shaft)	12.359064˚ S	27.818375˚ E	7076-HQ-LML
Konkola Concentrator	12.375666˚ S	27.829844˚ E	7076-HQ-LML
Nchanga Complex — Chingola
Nchanga Underground (D Shaft)	12.524812˚ S	27.854832˚ E	7075-HQ-LML
Chingola Open Pit DF (COP DF)	12.555909˚ S	27.815651˚ E	7075-HQ-LML
Chingola Open Pit E Extension	12.542381˚ S,	27.814069˚ E	7075-HQ-LML
Nchanga East Mill (Concentrator)	12.526696˚ S	27.858325˚ E	28173-HQ-MPL
Nchanga West Mill (Concentrator)	12.525773˚ S	27.857918˚ E	28173-HQ-MPL
Nchanga Smelter	12.530508˚ S	27.855137˚ E	7075-HQ-LML
Nchanga TLP	12.532698˚ S	27.847922˚ E	28174-HQ-MPL
Tailings storage facility Facilities — Chingola
TD03 — centroid	12.502871˚ S	27.794465˚ E	7075-HQ-LML
TD04 — centroid	12.513000˚ S	27.797564˚ E	7075-HQ-LML
Nkana Refinery — Kitwe
Nkana Refinery (Electrorefinery)	12.657859˚ S	28.082655˚ E	20945-HQ-MPL
Nampundwe Mine — Shibuyunji District
Nampundwe Pyrite Mine	15.492062˚ S	27.909868˚ E	7074-HQ-LML

Notes: All coordinates in WGS84 decimal degrees. Complex-level coordinates represent the approximate centroid of each operational area. Areas sourced from Large-Scale Mining License schedules.

amcconsultants.com	48

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

3.3	Ownership

KCM is an indirect subsidiary of CopperTech Metals Inc. (the Registrant). CopperTech holds its interest in KCM through Vedanta Resources (Jersey) Limited (VRJL). As of the effective date of this report, VRJL holds 79.42% of KCM’s issued share capital, with Zambia Consolidated Copper Mines Investment Holdings Plc (ZCCM-IH) holding 20.58%. The Government of the Republic of Zambia holds one special share in KCM.

Mineral rights associated with the Konkola and Nchanga license areas are held by Konkola Mineral Resources Limited (KMRL), a wholly owned subsidiary of KCM. A complete schedule of mining licenses, mineral processing licenses, and associated areas is provided in Table 3.4.

In May 2019, ZCCM-IH petitioned the High Court of Zambia seeking to wind up KCM, and a provisional liquidator was appointed to oversee operations. On 6 November 2023, the parties entered into the KCM Shareholders Agreement, establishing the terms for the resumption of operational control by VRJL. The Scheme of Arrangement was sanctioned by the High Court on 28 June 2024 and became effective on 31 July 2024, at which point the provisional liquidator was removed and the board of directors of KCM was reinstated. In connection with the Scheme of Arrangement, VRJL entered into loan agreements with KCM for an aggregate principal amount of up to US$1.27 billion to fund capital expenditure, creditor settlement, and community support. Further details on the Scheme of Arrangement and KCM Shareholders Agreement are provided in the Registrant’s Registration Statement on Form S-1.

3.4	Mineral rights

KCM’s mineral rights are governed by Zambia’s Minerals Regulation Commission Act (2024).

The company operates under Large-Scale Mining Licenses (LSMLs) and Mineral Processing Licenses (MPLs) issued by the Ministry of Mines and Minerals Development (MMMD). These licenses grant KCM exclusive rights to explore, mine, and process copper within its designated areas. The key licenses relevant to current operations and processing infrastructure are shown in Table 3.4.

Table 3.4	KCM mineral rights and tenure details

Asset	License	Description	Area (ha)	Expiry date
Konkola Mine License	7076-HQ-LML	Covers mining and concentrator operations at the Konkola Mine site in Chililabombwe	6,692.254	30 March 2050
Nchanga License	7075-HQ-LML	Covers Nchanga mining and tailings recovery operations in Chingola	8,516.93	30 March 2050
Nchanga TLP License	28174-HQ-MPL	Covers Nchanga TLP in Chingola	177.0	16 December 2045
Nchanga Old East Mill License	28173-HQ-MPL	Covers all Nchanga concentrator operations in Chingola	27.0	16 December 2045
Nampundwe License	7074-HQ-LML	Covers Pyrite mining and concentrator operations at Nampundwe located approximately 50 km west of Lusaka	962.4528	30 March 2050
Nkana Refinery License	20945-HQ-MPL	Covers refining activities at the Nkana smelter and electro refinery in Kitwe	50.0176	18 April 2050

All licenses are held in the name of Konkola Copper Mines Plc and are associated with relevant surface rights and environmental approvals. As of the effective date of this report, there are no known encumbrances, material legal proceedings, material permit conditions, or compliance issues affecting the standing of these licenses.

amcconsultants.com	49

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

3.5	Description of property rights

KCM holds exclusive rights to explore for, extract, process, and sell copper ores and related products within the boundaries of its mining licenses. These rights are granted under the Mines and Minerals Development Act (2015) of Zambia and are administered by the Ministry of Mines and Minerals Development. The licenses provide legal authority for both surface and underground mining activities, as well as construction and operation of associated infrastructure including processing plants, tailings storage facilities, waste management areas, and water abstraction systems.

Surface rights within the license areas are secured either directly through the mining licenses or through long-term leases with the Zambian Government. These rights permit the construction of mining infrastructure, roads, and processing facilities. Water abstraction rights have been obtained to support dewatering and processing operations, which are critical to underground mining viability.

Land access agreements have been established with local communities and traditional authorities to ensure uninterrupted mining and exploration activities. These agreements outline land-use policies, compensation frameworks, and sustainability commitments. In areas where project development has affected local landholders or settlements, resettlement action plans (RAPs) have been developed in line with Zambian regulatory requirements and international standards. These plans include structured consultation processes, physical relocation (where applicable), livelihood restoration programs, and monitoring mechanisms. Ongoing engagement with local communities is maintained to support KCM’s social licence to operate.

As of the effective date of this report, all property rights are considered to be in good legal standing.

3.6	Infrastructure and access

The KCM Copperbelt operations are located within the towns of Chililabombwe, Chingola, and Kitwe in the Copperbelt Province of Zambia. The primary regional access route is the T3 Highway (Chingola–Chililabombwe Road), a sealed, all-weather tarmac road with a carriageway width of approximately 10 m, capable of supporting loads of up to 50 tonnes. The T3 Highway connects the Konkola and Nchanga operations and provides onward access to the Kasumbalesa Border Post, which serves as a key point for copper product exports and equipment imports.

Air transport is supported by the Simon Mwansa Kapwepwe International Airport in Ndola, approximately 130 km south-east of the Konkola Mine. The regional rail network connects to major southern and eastern African ports including Durban and Richards Bay (South Africa), Dar es Salaam (Tanzania), and Beira and Nacala (Mozambique), supporting export logistics for copper products and the import of equipment and bulk reagents.

Utilities required for operations, including power and water, are provided through established regional infrastructure. Power is supplied via the national grid through ZESCO Limited, Zambia’s state-owned electricity utility. Detailed descriptions of infrastructure, topography, climate, and access conditions are presented in Section 4.

amcconsultants.com	50

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

3.7	Royalty payments and fiscal obligations

Zambia’s Minerals Regulation Commission Act (2024) mandates royalty payments based on copper production revenue at the following sliding scale rates:

•	4.0% for copper prices below US$4,000/t

•	6.5% for copper prices between US$4,000/t and US$5,000/t

•	8.5% for copper prices between US$5,000/t and US$7,000/t

•	10.0% for copper prices above US$7,000/t

KCM is additionally subject to a 30% corporate income tax and a 16% value-added tax (VAT) on applicable transactions. These fiscal obligations form part of the national revenue system and are not tied to community investment schemes. Community development initiatives are administered through separate corporate social responsibility (CSR) frameworks.

3.8	Significant encumbrances to the property

To the Qualified Person’s knowledge, as of the effective date of this report, there are no material encumbrances to the KCM mining licenses or property rights that would prevent KCM from conducting mining operations. KCM is subject to standard regulatory, environmental, and social obligations that are typical for mining operations in Zambia, as described below.

3.8.1	Environmental compliance obligations

Based on the 2020 Environmental Protection Fund (EPF) audit report, Konkola Copper Mines Plc (KCM)’s total EPF liability across all locations was US$129 million. As per the assessment, Nkana was classified under Category 1, while Nchanga, Konkola and Nampundwe were classified under Category 2, with a total cash contribution liability of US$12,037,058.

KCM made a cash contribution of US$5,464,682, leaving an outstanding balance of US$6,572,376 during the liquidation period. Following the introduction of the Creditors’ Scheme of Arrangement, the Mines Safety Department (MSD) successfully filed a claim for US$6,572,376 under the Scheme. As MSD falls under the Government of the Republic of Zambia (GRZ), settlement of this claim will be governed by the waterfall mechanism provided under the approved Scheme of Arrangement and will be effected in accordance with the structure set out therein.

In relation to the period of provisional liquidation, during which KCM was not under the control of Vedanta, KCM has been granted a two-year moratorium on liabilities from the date of Board reinstatement (31 July 2024). During this moratorium period, no payments in respect of such liabilities are required to be made.

KCM is actively working across all operational sites to improve compliance with EPF requirements and enhance site categorization, which is expected to reduce future cash contribution obligations.

The recognized asset retirement obligation as of 31 March 2025 is US$66.6 million.

Environmental compliance is governed by permits issued under the Environmental Management Act, including conditions related to tailings management, water quality, air emissions, and waste handling. KCM is subject to compliance and prevention orders issued by ZEMA requiring, among other things, rehabilitation of TD05, desilting and ecological restoration of natural streams, installation of off-gas cleaning systems at the Nchanga Smelter anode furnaces, and measures to ensure dam stability and zero discharge from pollution control dam areas. KCM has planned capital expenditures of approximately US$28 million over the next five years to address these compliance requirements. Total closure costs are estimated at US$101 million (Section 18). Updated closure plans have been prepared in line with IFC Environmental and Social Performance Standards and are currently pending before ZEMA. Detailed rehabilitation, closure, and post-closure planning is presented in Section 17.3.

3.8.2	Permit conditions

Mining and processing operations are subject to conditions outlined in licenses and permits issued by ZEMA and other regulatory authorities. These conditions address land disturbance, air and water discharge limits, hazardous materials management, and occupational health and safety standards. Non-compliance may result in fines, suspension of activities, or legal enforcement actions.

amcconsultants.com	51

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

3.8.3	Social and land use obligations

KCM engages with local communities and traditional authorities on matters relating to land access, displacement, and environmental impacts. Where resettlement is required, KCM implements RAPs that include compensation mechanisms, livelihood restoration, and post-resettlement monitoring. These obligations are considered an integral part of maintaining the company’s social licence to operate.

3.9	Significant factors and risks affecting access

3.9.1	Operational risks

KCM’s operations at Konkola are exposed to a range of technical, environmental, and infrastructure-related risks that may affect the consistency of production and cost management. The principal operational risks are:

Geological complexity: The Konkola deposit is characterised by folded and faulted stratigraphy, variable mineralisation thickness, and locally disrupted mineralisation associated with thrust zones and synclinal folding. These geological features complicate stope layout, sequencing, and dilution control, particularly in areas where the mineralisation is pinched or offset. Variability in lithological contacts and the presence of soft interbedded units also pose geotechnical challenges for ground support and hangingwall stability. Ongoing reconciliation between modelled and actual mineralisation geometry is required to maintain operational efficiency and accurate reserve forecasting.

Dewatering requirements: Konkola is one of the wettest underground mines globally, with groundwater inflows averaging approximately 350,000 m³/day, resulting in a hoisted ore-to-water ratio of approximately 1:49. Effective mine access and safety are contingent on continuous operation of multi-stage dewatering infrastructure, including underground pump chambers and high-capacity surface discharge systems. The scale and cost of dewatering represent a persistent operational and financial risk, particularly if equipment reliability, power supply, or maintenance programs are compromised. Dewatering limitations may also restrict access to deeper sections of the deposit and influence the achievable mining rate.

Power supply reliability: The operation is reliant on grid-connected hydroelectric power supplied by ZESCO, which is subject to seasonal variability due to rainfall-dependent reservoir levels. Periodic national power shortages and scheduled load-shedding events can disrupt production and impact critical systems such as dewatering, hoisting, ventilation, and ore processing. As the mine cannot operate without constant dewatering, interruptions to power supply present a significant operational risk. Existing backup capacity is limited and not sufficient to maintain full dewatering or production rates during extended outages.

3.9.2	Regulatory and social risks

KCM’s ability to maintain uninterrupted access to its mining tenements and sustain long-term operations is subject to regulatory stability, community engagement, and ongoing compliance with environmental and licence obligations. While Zambia has an established mining regulatory framework and a supportive investment environment, the regulatory environment continues to evolve in response to economic pressures, global commodity prices, and stakeholder expectations.

Government policy: Zambia’s mining sector has experienced policy and fiscal shifts over the past decade, including changes to royalty structures, VAT rules, and corporate tax rates. These adjustments have sometimes occurred with limited notice, affecting financial models and operational planning. Future policy reforms — particularly around beneficiation, local content requirements, or energy use — could introduce new compliance requirements.

amcconsultants.com	52

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Community relations: KCM operates in proximity to densely populated communities, some of which are directly affected by land access, water usage, or environmental outcomes from mining operations. While community engagement frameworks are in place, there remains a risk that local concerns regarding resettlement, employment, or environmental impacts could escalate, particularly in areas earmarked for expansion or infrastructure upgrades. Proactive engagement, grievance resolution mechanisms, and ongoing social investment are necessary to maintain trust and operational continuity.

Licence renewals and regulatory compliance: Retention of mineral rights is subject to compliance with licence conditions, including reporting obligations, environmental monitoring, and demonstration of continued exploration or development activity. Failure to meet these obligations may lead to penalties, delays in licence renewal, or revocation. Sustained compliance is critical to maintaining the right to operate.

Artisanal mining: Artisanal and small-scale mining activity along the Zambian Copperbelt is commonplace and may impact licensing and mining rights, surface access, and community relations in areas adjacent to KCM’s operations.

3.10	Adjacent properties

The following section describes properties adjacent to or in the immediate vicinity of the KCM license areas. The descriptions are based on publicly available information disclosed by the respective owners and operators. The Qualified Person has not verified the information presented and it is not necessarily indicative of the mineralisation, geological characteristics, or economic potential of the KCM properties that are the subject of this TRS.

Table 3.5	Summary of adjacent properties

Property	Owner / Operator	Location	Commodity	Status	Adjacent KCM License
Mimbula Project	Moxico Resources	Chingola	Cu	Operating (OP)	7075-HQ-LML
Mopani Nkana Complex	ZCCM-IH	Kitwe	Cu, Co	Operating (UG)	20945-HQ-MPL
Lubambe Mine	EMR Capital / ZCCM-IH	Chililabombwe	Cu	Operating (UG)	7076-HQ-LML
Mingomba Project	KoBold Metals / ZCCM-IH	Chililabombwe	Cu	Exploration	7076-HQ-LML

Note: UG = underground, OP = open pit. Ownership and status based on publicly available information as of March 2025.

These neighbouring operations are hosted within the same regional geological setting, notably the Lower Roan Subgroup of the Katangan Supergroup. While they share regional structural and stratigraphic continuity with the KCM deposits, each project is independently operated, and there are no current joint ventures or cooperative development agreements in place.

amcconsultants.com	53

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

4	Accessibility, climate, local resources, infrastructure, and physiography

4.1	Topography and land description

KCM operations (including Nchanga and Konkola) are located on the Copperbelt and Central Provinces which are in North-Central Zambia and Central Zambia respectively. The Copperbelt Province is 13.06°S and 27.55°E and is host to the Konkola operations in the town of Chililabombwe and the Nchanga Mine in the town of Chingola. The Central Province which is home to the Nampundwe Mine is in the district of Shibuyunji, which lies between 15°S and 26°E.

The town of Chililabombwe lies at an elevation of 1,360 meters (m) on the Central African Plateau. It is a low-lying land which extends to the border with the DRC. The topography between the hills is gently undulating with deeply weathered red lateritic soils. The top-soils are generally sandy but with a heavier textured subsoil. Most of these lateritic soils are leached because of the high rainfall and hence tend to be acidic and relatively infertile. The town has a population of ~100,000 people.

The town of Chingola lies at an elevation of 1,363 m and has a topography that is generally hilly with steep slopes along the Kafue River. The soils are sandy in some areas and loamy in others. It has a population of ~157,000 people making it the third most populated town on the Copperbelt Province.

Shibuyunji District is located at an elevation of 1,202 m along the Great West Road. Its topography is generally flat and swampy with fertile soils conducive for farming. The district is bound by the Kafue River on one side and has a population of ~177,000 people.

4.1.1	Flora and fauna

Miombo woodland is principally the vegetation type found in the Copperbelt region. The common tree species found in this vegetation type are Brachystegia, Isoberliriia, and Julbernardia. The natural vegetation patterns of the region have, however, been extensively disturbed by human activities that include mining activities, wood harvesting for fuel (charcoal production), subsistence / shifting agriculture and plantations among other activities.

The vegetation within the KCM Nchanga Mining License Area has equally been significantly disturbed through mining, charcoal production, subsistence agriculture and other human activities. The diversity of wildlife species within the Nchanga mining license area is poor mainly because of mining operations, human settlements, agriculture and other human activities that have resulted in loss of wildlife habitat and subsequent loss in species diversity.

4.2	Access to the property

4.2.1	Regional access

The KCM Copperbelt operations are located within the towns of Chililabombwe, Chingola, and Kitwe in the Copperbelt Province of Zambia. The Nampundwe pyrite mine is located in the Shibuyunji District of Central Province, approximately 50 km west of Lusaka.

The primary regional access route is the T3 Highway (Chingola–Chililabombwe Road), a sealed, all-weather tarmac road with a carriageway width of approximately 10 m, capable of supporting loads of up to 50 tonnes with maximum transport dimensions of 12 m length, 5 m width, and 4.5 m height. The T3 Highway connects the Konkola and Nchanga operations and provides onward access to the Kasumbalesa Border Post to the north, which serves as a key point for imports from the DRC and copper product exports. Local roads connecting to the Nkana Refinery in Kitwe are a mix of sealed and gravel surfaces maintained by the municipal authority.

amcconsultants.com	54

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Air access is provided by Simon Mwansa Kapwepwe International Airport in Ndola, situated approximately 65 km from Kitwe, 120 km from Chingola, and 150 km from Chililabombwe. The airport provides scheduled passenger and cargo flights, facilitating personnel movement and time-sensitive materials logistics.

4.2.2	Inter-site access and product transport routes

The KCM Integrated Operations require the routine transport of intermediate products between sites. Copper concentrate produced at the Konkola Concentrator is transported by road to the Nchanga Smelter in Chingola. Copper anodes produced by the smelter are transported by road to the Nkana Refinery in Kitwe for electrorefining to copper cathode. Pyrite concentrate from the Nampundwe Mine is transported by road to the Nchanga Smelter for use in concentrate blending. Table 4.1 summarizes the inter-site distances and access routes.

Table 4.1	Inter-site distances and access routes

Route	Distance¹	Road Type	Product / Purpose
Konkola → Nchanga (Chililabombwe → Chingola)	~25 km	Sealed (T3 Highway)	Copper concentrate (Konkola Concentrator to Nchanga Smelter)
Nchanga → Nkana Refinery (Chingola → Kitwe)	~55 km	Sealed (regional road)	Copper anodes (Nchanga Smelter to Nkana Refinery for electrorefining)
Konkola → Nkana Refinery (Chililabombwe → Kitwe)	~80 km	Sealed (via Chingola)	Personnel; combined route for concentrate and anode transport
Nampundwe → Nchanga (Shibuyunji → Chingola)	~350 km	Sealed (T2/T3 via Kapiri Mposhi)	Pyrite concentrate (Nampundwe Mine to Nchanga Smelter for blending)
Nchanga → Kasumbalesa Border Post (Chingola → DRC border)	~40 km	Sealed (T3 Highway)	Copper product export; equipment and reagent imports from DRC
Kitwe → Simon Mwansa Kapwepwe Airport (Ndola)	~65 km	Sealed	Personnel, time-sensitive materials

Note:¹ Road distances are approximate road distances between town centers. Facility gate-to-gate distances may vary.

All inter-site product transport is by road. The local railway infrastructure in the Copperbelt is not currently operational for concentrate or product haulage due to the deteriorated condition of rolling stock and track in the Chililabombwe–Chingola corridor (refer to Section 15.2). Road freight is the primary logistics mode for both inter-site intermediate product movement and final product export.

The T3 Highway provides reliable year-round access between the Konkola and Nchanga operations. Local roads within the Copperbelt towns are generally maintained but are subject to deterioration during the wet season (November to March), with potholes a known hazard. Road conditions are not considered a material constraint on operations.

Detailed descriptions of road, rail, and port infrastructure are provided in Section 15. Export logistics, including routes to the ports of Dar es Salaam (Tanzania), Durban (South Africa), and Walvis Bay (Namibia), are described in Section 15.3.

Figure 4.1 illustrates the principal inter-site product transport routes connecting the KCM Integrated Operations, including the movement of copper concentrate, copper anodes, and pyrite concentrate between facilities.

amcconsultants.com	55

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 4.1	Inter site logistics map

Source: AMC, 2025. Adapted from KCM operational data and S-1 Registration Statement.

Notes: Schematic representation; facilities not to geographic scale. All inter-site product transport is by road. Local rail infrastructure is not currently operational for product haulage (refer Section 4).

4.3	Climate description

The KCM operations are situated within a subtropical climate zone characterized by distinct wet and dry seasons. The wet season extends from approximately November to April, with the dry season from May to October. Mean annual rainfall across the Copperbelt region is approximately 1,200 mm, with the majority falling between December and March.

amcconsultants.com	56

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

At the Konkola and Nchanga operations in the northern Copperbelt, average temperatures range from approximately 17°C in the cool dry season (June–August) to 27°C during the hot wet season (October–December). Conditions at the Nkana Refinery in Kitwe are broadly comparable given its proximity within the Copperbelt Province. The Nampundwe Mine, located approximately 320 km to the south in the Shibuyunji District, experiences a similar seasonal pattern but with marginally lower annual rainfall and slightly higher dry-season temperatures.

Increased rainfall during the wet season can affect surface transport between sites, tailings deposition rates, and water management at the TD03 and TD04 tailings storage facilities. However, all KCM operations, including Konkola Mine mining, the Nchanga open pit and concentrators, and the Nkana Refinery, operate on a year-round basis. There is no seasonal restriction to the operating season.

4.4	Availability of required infrastructure

The mine site is within the districts of Chingola, Chililabombwe, Kitwe, and Shibuyunji, infrastructure availability is detailed below. Utilities required for operation, including power and water, are provided through established regional infrastructure. Access to tailings and backfill facilities, as well as haul and access roads linking to the processing and smelting operations, is also in place.

4.4.1	Power

The mining area of interest have access to grid power. Copperbelt towns get their power through Copperbelt Energy Corporation (CEC) under a long-term power supply agreement. All infrastructure is well established and has been providing 200 megawatts (MW) for over 20 years.

4.4.2	Water

The Kafue River system passes through all Copperbelt towns and remains a source of water for all mining operations associated with KCM. Part of Kafue recharge water comes from the Konkola Mine which pumps approximately 350,000 m³/day. Even in drought seasons, the Kafue River still maintains a reasonable recharge to adequately cater for KCM mining and processing requirements.

4.4.3	Supplies

The Copperbelt regions have historically housed mining houses since 1925. Over the years other support industries have been established to supply consumables such as Mill Balls, Bolts and Nuts, Rubber and other mining consumables. Further, a number of companies have come up to supply valves, fuels and other materials requirement to support the Mineral Reserve mine plan. Other supplies coming from overseas are transported through available international roads while some are air freighted through available airports.

4.4.4	Personnel

Surrounding areas have colleges that have consistently trained human resources for the mining industry. Of interest are institutions such as: The University of Zambia, The Copperbelt University, Northern Technical College all located within 500 km radius. KCM runs the Kitwe Trades School.

Over the years, Zambia has produced mining personnel with relevant experience. KCM has retained significant human capital in all fields in Sustainability, Human Capital Management, Metallurgy, Mining, Maintenance, Electrical to support the Mineral Reserve mine plan. There is a clear succession plan in place and training is provided to ensure sustained performance.

amcconsultants.com	57

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

5	History

The KCM Integrated Operations encompass three mining license areas in Zambia: the Nchanga Large-scale Mining License (7075-HQ-LML) in Chingola, the Konkola Large-scale Mining License (7076-HQ-LML) in Chililabombwe, and the Nampundwe Large-scale Mining License (7074-HQ-LML) in Nampundwe. The mining history of these properties spans over nine decades and is closely tied to the broader development of the Zambian Copperbelt as one of the world’s major copper-producing regions.

This section describes the type, amount, quality, and general results of exploration, development, and mining undertaken by previous owners. A detailed exploration history, including drilling campaigns and geological modelling, is presented in Section 7. Production history is discussed in Section 5.6.

5.1	Early exploration and discovery (pre-1950)

Copper prospecting in the Zambian Copperbelt intensified during the 1920s and 1930s under British colonial interests. In 1923, exclusive prospecting concessions were granted to the Anglo American Corporation (“Anglo”) for the Rhokana Concession and to Roan Selection Trust (“RST”) for the Rhodesia Congo Border Concession. Anglo operated the Nchanga and Konkola deposits; RST operated mines at Roan Antelope (Luanshya), Mufulira, and Chambishi.

5.1.1	Nchanga

Exploration at Nchanga commenced in 1923 with surface reconnaissance, geological mapping, and trenching that identified copper anomalies within the Lower Roan Group sediments. Development of the underground mine began in 1927. Initial underground mining commenced in 1931 but was suspended shortly thereafter due to catastrophic flooding and depressed copper prices. The mine was rehabilitated and underground mining recommenced in 1937 under Nchanga Consolidated Copper Mines Limited (“NCCM”). The town of Chingola was founded in 1943 to service the expanding Nchanga operations.

5.1.2	Konkola

Early exploration at Konkola (then known as Bancroft) was limited to surface mapping, trenching, and basic geochemical sampling. These activities identified copper anomalies within sedimentary formations and led to the recognition of the Ore Shale Unit (“OSU”) as the primary host of copper mineralization. Shaft sinking commenced with No. 1 Shaft in 1953, with ore production beginning from the No. 1 and No. 2 Shafts in 1957. The mine was operated by Anglo under the Bancroft name until Zambia’s independence in 1964, after which the town was renamed Chililabombwe.

5.2	Systematic development and state ownership (1950s–1999)

5.2.1	Expansion under colonial and early independence era (1950s–1969)

From the 1950s onwards, exploration at both Nchanga and Konkola transitioned towards systematic diamond drilling aimed at confirming the continuity and thickness of the mineralized horizons. Early drilling programs used spacings of 200–300 m, which were progressively reduced as the deposits became better defined. These programs confirmed the stratiform nature of the mineralization and identified key structural controls including faults, folds, and lithological variations.

At Nchanga, open pit mining commenced in 1955 from the Nchanga Open Pit (“NOP”), targeting extensive near-surface oxide and supergene-enriched copper mineralization. Subsequently, additional satellite open pits were developed around the Chingola arc, making the Nchanga complex one of the largest open-pit copper operations in Africa. Underground mining continued in parallel, targeting deeper sulfide zones including what later became the Nchanga block cave.

amcconsultants.com	58

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

At Konkola, the No. 3 Shaft commenced production in 1963, accessing the Kirila Bombwe North ore body. Infrastructure expansion included rail links integrated into the colonial network connecting the Copperbelt to southern export ports. By the late 1960s, Zambian national copper production had reached approximately 769,000 tonnes per annum, with the Nchanga and Konkola operations contributing materially to this total.

5.2.2	Nationalization and ZCCM era (1969–1999)

Following the Matero Reforms of August 1969, the Government of the Republic of Zambia (“GRZ”) acquired a 51% interest in the two major foreign mining corporations. Anglo’s Zambian operations were reorganized as Nchanga Consolidated Copper Mines (“NCCM”), encompassing the Nchanga, Nkana, and Konkola Mines. RST’s operations became Roan Consolidated Mines (“RCM”). In 1973, the GRZ redeemed all outstanding bonds and assumed full management control. In 1982, NCCM and RCM merged to form Zambia Consolidated Copper Mines Limited (“ZCCM”), a state-controlled parastatal.

During the ZCCM era, capital investment in exploration and development was severely constrained. No new mines were opened after 1979. The mining operations were used to fund social services and employment programs, reducing the capital available for reinvestment in geological exploration, equipment maintenance, and mine development. National copper production declined from a peak of approximately 750,000 tonnes in 1973 to approximately 250,000 tonnes in 2000. Throughout this period, limited exploration drilling was undertaken at the KCM properties and little investment was made in processing infrastructure or shaft deepening.

5.3	Privatization and Anglo American Corporation (2000–2002)

The privatization of ZCCM’s operating divisions commenced in the late 1990s under the Mines and Minerals Act of 1995. KCM was formed in March 2000 to acquire the assets of the Konkola Mine, Nchanga Mine, and Nampundwe Mine from ZCCM. KCM was initially 65% owned by ZCI Holdings SA (a wholly owned subsidiary of Zambia Copper Investment Limited, itself 50.9% owned by Anglo), 20% by ZCCM, and 7.5% each by the International Finance Corporation (“IFC”) and CDC Financial Services (Mauritius) Limited. Anglo was the largest individual shareholder with an effective 33% interest.

During this short ownership period, Anglo initiated planning for the Konkola Deep Mining Project (“KDMP”), which envisaged deepening the Konkola Mine to access higher-grade ore below existing workings. However, depressed copper prices and the capital requirements of the project led Anglo to withdraw its investment in KCM on 16 September 2002. IFC and CDC exited at the same time. Following these departures, KCM was restructured with approximately 42% held by ZCCM-IH and approximately 58% by ZCI Holdings SA, with GRZ holding one special share.

5.4	Vedanta Resources (2004–2019)

Following a search for a strategic equity partner, Vedanta Resources (“Vedanta”) took over management of KCM in November 2004. Vedanta’s shareholding subsequently increased to 79.4%, with ZCCM-IH retaining 20.6%. In 2003, prior to Vedanta’s operational takeover, KCM had acquired the Nkana metallurgical complex (“SmelterCo”) comprising a smelter, refinery, and associated sulfuric acid plants and infrastructure in Kitwe.

Vedanta undertook significant capital investment in both development and processing infrastructure:

amcconsultants.com	59

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 5.1	Principal capital investments by Vedanta Resources (2004–2019)

Investment	Description
Nchanga Smelter	New flash furnace smelter commissioned in 2008 incorporating Outotec technology, with nominal capacity of 311,000 tpa. Replaced the former Nkana smelter as the primary smelting facility. Integrated sulfuric acid plant producing approximately 1,850 tpd of sulfuric acid for leaching operations at the Nchanga TLP.
Konkola No. 4 Shaft	Sinking commenced in June 2006 as part of the KDMP. Designed with 6 Mtpa hoisting capacity to access the deeper Kirila Bombwe South ore body. The shaft provides access to mineralization at approximately 1,000 m depth, with the ore body traced to below 1,800 m.
Konkola Concentrator	New 6 Mtpa nameplate capacity concentrator commissioned in 2008 at the Konkola site, employing conventional milling and flotation to produce copper concentrate for the Nchanga Smelter.
Nchanga Concentrators	Upgrades to the three existing concentrators (Old East Mill, New East Mill, and New West Mill), with a combined capacity of 13 Mtpa.
KDMP (partial)	Partial development of the Konkola Deep Mining Project, including No. 4 Shaft sinking and initial underground infrastructure development. The full KDMP, requiring dewatering and extension of underground infrastructure to access deeper mineralization, was not completed.

Source: KCM, 2025; S-1 Registration Statement.

Vedanta also invested in brownfield exploration studies for several satellite deposits within the existing license areas, including Kakosa North and South, Chingola Open Pit ‘E’ Extension (“COP E Extension”), Chingola Open Pit D and F (“COP DF”) underground, and the Upper Ore Body. Extension and infill drilling of known mineralization was undertaken throughout this period, focused on geological development below and along strike of mineralization in and around active mining areas. None of the brownfield projects had advanced to construction by the time of provisional liquidation in 2019.

Exploration during the Vedanta period (2004–2019) is described in detail in Section 7.1. The key exploration activities included higher-density infill and extension diamond drilling programs at Konkola and Nchanga, supported by improved drill rig technology, core recovery techniques, and enhanced geostatistical modelling. These programs allowed the systematic classification of Mineral Resources into Measured, Indicated, and Inferred categories.

Integrated metal production reached a high of approximately 160,000 tonnes of copper in Financial Year (“FY”) 2013, reflecting the benefit of the Vedanta-era capital investments. However, production subsequently declined to approximately 90,000 tonnes in FY 2019, driven by mining challenges at Konkola (including water management), declining open-pit inventory at Nchanga, and reduced smelter feed.

5.5	Provisional liquidation (2019–2024)

In May 2019, ZCCM-IH filed a winding-up petition in the High Court of Zambia, resulting from a shareholder dispute with Vedanta. The High Court appointed a provisional liquidator (“the Provisional Liquidator”) to oversee KCM’s operations. During this period, KCM’s board was suspended and the company operated outside of Vedanta’s direct management.

amcconsultants.com	60

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

5.5.1	Production curtailment

Under the Provisional Liquidator’s control, total copper production declined significantly, falling from approximately 90,000 tonnes in FY 2019 to a low of approximately 54,000 tonnes in FY 2024. The principal factors contributing to the production decline were:

•	Reduced capital investment in mine development, equipment replacement, and infrastructure maintenance, resulting in declining ore production from both Konkola Mine and the Nchanga open pit and underground operations.
•	Less concentrate delivered to the Nchanga Smelter, leading to the smelter operating at less than 50% of its nominal capacity.
•	Minimal acid production from the smelter, restricting feed to the Nchanga TLP and curtailing cathode output from Nchanga TLP operations.
•	Failure to pay third-party concentrate suppliers on time, further reducing smelter utilization of available concentrate.
•	A four-month care and maintenance period during FY 2025, prior to the resumption of normal operations.

5.5.2	Exploration and development activity

No exploration, infill, or extension drilling was undertaken by KCM during the provisional liquidation period. Geological and structural mapping was continued at Konkola to refine lithological contacts, structural deformation, and alteration patterns. The mapping program focused on surface and underground geological observations, detailed core logging, and high-resolution core photography to document lithological variations and structural controls on mineralization.

Capital development expenditure was minimal. Net cash used in investing activities during FY 2024 (under the Provisional Liquidator) was approximately US$28 million, declining to approximately US$13 million in FY 2025 due to care and maintenance activities.

5.5.3	Infrastructure condition

During the provisional liquidation, limited investment in equipment maintenance and infrastructure refurbishment resulted in deterioration of key mining and processing assets. Underground mining equipment at Konkola experienced reduced availability, and the Nchanga processing circuits operated below designed capacity. The condition of the Nkana Refinery tank house and the Nchanga Smelter required substantial refurbishment upon resumption of control.

5.5.4	Resolution and resumption of control

In 2023, Vedanta and ZCCM-IH resolved the shareholder dispute through a scheme of arrangement under which Vedanta committed to a revised investment program. The scheme was sanctioned by the High Court of Zambia on 28 June 2024 and became effective on 31 July 2024 (the “Scheme Effective Date”). On that date, the Provisional Liquidator was removed and Vedanta’s control and ownership of KCM was reinstated, with shareholding restored to 79.4% Vedanta (through VRHL) and 20.6% ZCCM-IH. The board was reconstituted.

Since the resumption of control, Vedanta has deployed approximately US$125 million to refurbish assets across the integrated operations and restore production. Under Vedanta’s management from 31 July 2024 through 31 December 2025, KCM has achieved a production run rate of approximately 140,000 tonnes per annum of copper.

amcconsultants.com	61

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

5.6	Production history

Mining and metal production from the KCM properties is summarized below. Production data prior to FY 2006 is limited due to the transition from ZCCM records. Detailed exploration history from the pre-1950s through the current period is discussed in Section 7.1.

Cumulative copper production from the KCM properties since commencement of operations is substantial:

Table 5.2	Cumulative copper production by operation

Operation	First Production	Cumulative Cu Extracted
Konkola Complex	1957	~3.2 Mt
Nchanga Complex	1937 (UG); 1955 (OP)	~14.3 Mt

Source: S-1 Registration Statement. Cumulative extraction includes all production since commencement.

KCM integrated metal production was highest in FY 2013 at approximately 160,000 tonnes of copper. Production continued on a downward trajectory to approximately 90,000 tonnes in FY 2019, at which point provisional liquidation commenced. During the provisional liquidation period (FY 2020–FY 2024), metal production averaged approximately 55,000 tonnes per annum and reached a low of approximately 54,000 tonnes in FY 2024. Production has remained below historic levels during the restart period.

A summary of KCM’s historical production from FY 2006 to FY 2024 is shown in Figure 5.1.

Figure 5.1	KCM historical production FY06-FY24

180,000
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
Cu, Tonnes
FY6
FY7
FY8
FY9
FY10
FY11
FY12
FY13
FY14
FY15
FY16
FY17
FY18
FY19
FY20
FY21
FY22
FY23
FY24
Nchanga Cu in Cons
TLP Primary
Konkola Cu in Cons
Nampundwe Cu in Cons
Total KCM Integrated Cu

Source: KCM, 2025.

Due to mining challenges during the provisional liquidation, less concentrate was delivered to the smelter, leading to the smelter operating at less than 50% capacity. This led to minimal acid production, restricting Nchanga TLP production. The smelter did not adequately utilize available concentrate in the country due to failure to pay concentrate suppliers on time.

amcconsultants.com	62

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

KCM has demonstrated production capability of 160,000 tonnes per annum with all operations running optimally. The installed smelting and refining capacity is 300,000 tonnes per annum. KCM has installed capacity to produce in excess of 200,000 tonnes per annum of copper in concentrates at Konkola and 100,000 tonnes of copper cathodes from the tailings leach facility at Nchanga. With planned investment in mining and processing facilities, KCM is positioned to produce over 300,000 tonnes per annum of finished copper.

5.7	Key development milestones

Table 5.3 summarizes the principal development milestones for the KCM Integrated Operations.

Table 5.3	Key development milestones

Year	Operation	Milestone
1923	Nchanga	Exploration commenced; surface reconnaissance and geological mapping.
1927	Nchanga	Underground mine development commenced.
1931	Nchanga	Initial underground mining commenced; suspended due to flooding and low copper prices.
1937	Nchanga	Underground mining recommenced under NCCM.
1943	Nchanga	Town of Chingola founded to service Nchanga operations.
1953	Konkola	No. 1 Shaft sinking commenced (Bancroft Mine).
1955	Nchanga	Open pit mining commenced from the Nchanga Open Pit.
1957	Konkola	First ore production from No. 1 and No. 2 Shafts.
1963	Konkola	No. 3 Shaft commenced production.
1969	All	GRZ acquired 51% interest in mining companies (Matero Reforms). Anglo operations reorganized as NCCM.
1982	All	NCCM and RCM merged to form ZCCM.
2000	All	KCM formed; acquired Konkola, Nchanga, and Nampundwe assets from ZCCM. Anglo American as strategic partner.
2002	All	Anglo American, IFC, and CDC withdrew from KCM.
2003	Nkana	KCM acquired Nkana metallurgical complex (SmelterCo) comprising smelter, refinery, and sulfuric acid plants.
2004	All	Vedanta assumed management of KCM (November).
2006	Konkola	Sinking of No. 4 Shaft commenced (KDMP).
2008	Nchanga	New Nchanga Smelter commissioned (Outotec technology, 311,000 tpa capacity).
2008	Konkola	New 6 Mtpa Konkola concentrator commissioned.
2019	All	Provisional liquidation commenced (May). Production decline accelerated.
2024	All	Scheme of arrangement sanctioned (June). Provisional Liquidator removed; Vedanta control restored (July).

Source: KCM, 2025; S-1 Registration Statement; public sources. Nampundwe development milestones are not available in sufficient detail for inclusion.

amcconsultants.com	63

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

6	Geological setting and mineralization

The KCM operations are part of the Zambian Copperbelt, a major segment of the Central African Copperbelt, one of the world's most significant sediment-hosted copper provinces. The primary host rocks for copper-cobalt mineralization belong to the Katanga Supergroup.

6.1	Regional geology

The KCM operations are part of the Zambian Copperbelt, a major segment of the Central African Copperbelt, one of the world’s most significant sediment-hosted copper provinces, Figure 6.1. The Central African Copperbelt forms part of the Lufilian Arc, a large Neoproterozoic fold-and-thrust belt that developed due to the collision between the Congo and Kalahari cratons during the Pan-African Orogeny (~650-500 Ma). This collision shaped the arcuate Copperbelt structure, characterized by large-scale recumbent folding, thrust faulting, and shear zones, which significantly influenced copper mineralization distribution. The Copperbelt comprises Neoproterozoic-age sedimentary sequences that were initially deposited in an ancient rift environment and later subjected to regional tectonic deformation, further impacting the structural and mineralization framework of the region.

Figure 6.1	Location of Lufilian Arc within Pan-African Belts of Central and Southern Africa

Source: Wendorff, M., 2011. Tectonosedimentary expressions of the evolution of the Fungurume foreland basin in the Lufilian Arc, Neoproterozoic-Lower Palaeozoic, Central Africa. Geological Society of London Special Publications, 357, 69-83. https://doi.org/10.1144/SP357.5.

The primary host rocks for copper-cobalt mineralization belong to the Katanga Supergroup, a thick succession of marine sedimentary sequences that unconformably overlie the older Basement Complex, which consists of metamorphic and igneous rocks such as schists, gneisses, and granitic intrusions. These basement rocks form the structural foundation for the overlying stratigraphic sequences and influence local deposit geometry. The Katanga Supergroup is subdivided into several formations, with the most economically significant being the Lower Roan Subgroup, which hosts the bulk of copper mineralization within sandstones, siltstones, and carbonate-rich rocks. The overlying Mwashia and Kundelungu Groups contain additional sedimentary sequences that play roles in fluid migration and structural modification of mineral deposits.

amcconsultants.com	64

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The geological evolution of the Central African Copperbelt is defined by key processes that influenced mineralization:

•	Initial rift-related deposition (880-750 Ma): The formation of the Katanga Supergroup occurred within a rift basin, leading to the accumulation of thick siliciclastic and carbonate sediments that laid the foundation for later mineralization.

•	Main phase of basin subsidence (750-650 Ma): Continued deposition of marine sediments, including black shales, carbonates, and siltstones, established the stratigraphic framework that would later host copper deposits.

•	Orogenic compression and mineral remobilization (~650-500 Ma): The Lufilian Orogeny deformed the Katanga rocks, inducing folding, thrusting, and faulting that created structural traps, facilitating fluid migration and concentrating copper-cobalt mineralization.

The copper deposits of the Zambian Copperbelt are classified as sediment-hosted stratiform copper deposits, with mineralization occurring as disseminated sulfides within shales, siltstones, and dolomitic horizons. These deposits formed through the interaction of metal-bearing hydrothermal fluids with sulfur-rich reductants, leading to the precipitation of copper sulfides (Figure 6.2). The complex structural modifications from the Lufilian Orogeny played a crucial role in shaping the distribution and quality of mineralization zones, making structural controls a key factor in the localization of mineralization.

Figure 6.2	Schematic cross section of the Lufilian fold belt

Source: Selley, D., Broughton, D., Scott, R., Hitzman, M., Bull, S., Large, R., McGoldrick, P., Croaker, M., & Pollington, N. (2005). A new look at the geology of the Zambian Copperbelt. Society of Economic Geologists, 100th Anniversary Volume, pp. 000-000.

amcconsultants.com	65

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

6.1.1	Lithostratigraphy of the Central African Copperbelt

The Katanga Supergroup is subdivided into three major stratigraphic groups that play a crucial role in copper mineralization.

Roan Group (dominant copper host) consisting of:

•	Lower Roan Subgroup (Mindola and Kitwe Formations) in Zambia, has a mixed upper and a predominantly siliciclastic lower. With:

—	Basal conglomerate arkoses of coarse clastic sediments of alluvial fans deposited in an intra-cratonic rift basin forming a porous and permeable unit that later acted as a conduit for mineralizing fluids.

—	Quartzite and feldspathic sandstones from braided streams, interbedded with conglomerates.

—	Organically rich finely laminated dolomitic shales, dolomites and siltstones. This unit contains the Ore Shale Unit (OSU), which hosts the stratiform copper-cobalt mineralization found in the Konkola area. The high organic content created a reducing environment, leading to sulfide precipitation and the formation of extensive copper-rich zones.

•	Upper Roan Subgroup overlies the Lower Roan, in Zambia it is a predominantly carbonate unit. Consisting of thick often massive and recrystallized carbonate sequences, with interbedded shales and siltstones. With the change between the two formations marked by the presence of a conglomerate breccia.

Nguba Group (overlying marine sequences) composed of carbonates, black shales, and calcareous siltstones, deposited in a deeper marine setting. Acting as a regional aquitard, restricted hydrothermal fluid flow and impacting mineralization patterns. Some zones within the Nguba Group contain secondary copper enrichment, where remobilized fluids have introduced additional mineralization.

Kundelungu Group (late-stage overlying sequences) consisting of thick quartzites, sandstones, and glaciogenic diamictites, representing deposition in a post-orogenic setting. These units do not host significant copper mineralization but provide structural control by acting as competent layers that influence the development of folds and thrust faults.

Figure 6.3 illustrates a simplified stratigraphic column of the Kataga Supergroup and geological units containing copper mineralization.

Figure 6.3	Simplified Katanga Supergroup stratigraphy

Source: Wendorff, M. (2011). Tectonosedimentary expressions of the evolution of the Fungurume foreland basin in the Lufilian Arc, Neoproterozoic-Lower Palaeozoic, Central Africa. Geological Society of London Special Publications, 357, 69-83. https://doi.org/10.1144/SP357.5.

amcconsultants.com	66

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

6.1.2	Mineralization genesis

Copper deposits of the Zambian Copperbelt are sediment-hosted stratiform deposits, formed through the interplay of sedimentation, basin evolution, and hydrothermal fluid migration. During Neoproterozoic rifting, metal-bearing basinal brines circulated through permeable Roan Group sediments. Copper and cobalt were leached from basement rocks and precipitated upon reacting with sulfur-rich reductants (such as organic matter and pyrite) within the OSU. Near-surface oxidation led to the formation of oxide copper minerals (malachite, azurite, and chrysocolla). Supergene enrichment enhanced chalcocite-dominated mineralization, improving mineralization grades.

6.1.3	Structural and tectonic evolution

The Central African Copperbelt has experienced multiple deformational events. Key structural features include:

•	The Lufilian Orogeny (~650-500 Ma) - deforming the Copperbelt with crustal shortening and folding that led to the formation of broad northwest-trending synclines and anticlines.

•	Compression resulted in the development of thrust faults, which served as secondary pathways for fluid movement and mineralization deposition.

•	The Konkola Syncline preserves high-grade copper mineralization by trapping mineralization within fold closures.

•	Thrust faults and shear zones have segmented the mineralized horizons, resulting in localized enrichment zones and structural complexity.

•	The Nguba Group functions as a major aquitard, restricting hydrothermal fluid flow and impacting mineralization deposition.

Primary mineralization is hosted within the OSU. Regional-scale shear zones and low-angle thrust faults have influenced the redistribution of mineralization, creating high-grade copper zones. Reactivated fault structures have remobilized copper-cobalt mineralization, leading to the formation of secondary enrichment zones.

6.2	Konkola local geology

The geological map of the greater Konkola areas is shown in Figure 6.4. The Konkola deposit (shown in grey) is adjacent to the Kirilabombwe anticline.

amcconsultants.com	67

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 6.4	Geological map of the greater Konkola area

Source: KCM, 2025.

Konkola mineralization is hosted within the Lower Roan Subgroup, see the stratigraphic column in Figure 6.5. Key geological units include:

•	Lower Roan Subgroup consisting of:

•	Multiple coarse-grained conglomerates and sandstones at the base of the sequence.

•	Footwall Quartzite (FWQ) a thick, well-cemented quartzite, forming a structurally competent horizon beneath the main mineralized zones.

•	Ore Shale Unit (OSU), the primary copper-bearing unit, composed of carbonaceous shales and interbedded siltstones. The mineralized OSU is characterized by fine-grained sulfide dissemination and bedding-parallel veinlets, with mineral deposition controlled by sedimentary permeability, organic matter content, and structural influences. Key geological features include:

—	Primary host rock: Carbonaceous black shale interbedded with dolomite and siltstone.

—	Structural complexity: Folding and thrust faulting create zones of enhanced mineralization.

—	Hydrothermal alteration: Carbonate veining, and minor sericite alteration.

•	Hangingwall Quartzite (HWQ), a sequence of arkosic and cherty sandstones above the OSU, influencing groundwater movement and structural stability.

amcconsultants.com	68

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 6.5	Stratigraphic column of the Konkola Geology

SUPER GROUP
GROUP
FORMATION
THICKNESS (m)
AQUIFER ZONES
MINERALISED ZONES
KUNDELUNGU
LOWER KUNDELUNGU
KUNDELUNGU SHALES
SHALES, MINOR DOLOMITE
KAKONTWE LIMESTONE
LIMESTONE, DOLOMITE
250
TILLITE
ROAN
UPPER ROAN
MWASHIA SHALES
FINELY BANDED AND LENSED DOLOMITIC SILTSTONES AND SHALES IN PLACES MASSIVE DOLOMITE ALSO GABBRO INTRUSIVES
300-600
CONGLOMERATE AND BRECCIA
UPPER ROAN DOLOMITE
DOLOMITE WITH INTERBEDDED SANDSTONE AND SHALE
100-450
LOWER ROAN
SHALE WITH GRIT
SILTSTONE WITH GRIT BANDS
40-185
HANGINGWALL AQUIFER
MASSIVE DOLOMITE AT TOP, INTERBEDDED SILTSTONE, SANDSTONE AND DOLOMITE
15-75
HANGINGWALL QUARTZITE
QUARTZITE WITH ARGILLITE BANDS
30-150
ORE SHALE
SILTSTONES WITH CARBONATE BANDS
5-20
FOOTWALL AQUIFER
FOOTWALL CONGLOMERATE
FOOTWALL SANDSTONE
POROUS CONGLOMERATE
FELDSPATHIC SANDSTONES WITH CONGLOMERATE BANDS
20-40
ARGILLACEOUS SANDSTONE
INTERBEDDED ARGILLACEOUS AND SANDSTONE
FOOTWALL QUARTZITE
QUARTZITE WITH BANDS OF CONGLOMERATE
400+
LOWER POROUS CONGLOMERATE
PEBBLE CONGLOMERATE
COARSE QUARTZITIC CONGLOMERATE LEACHED AND POROUS AT TOP
BOULDER CONGLOMERATE
COARSE BOULDER CONGLOMERATE
BASEMENT
BASEMENT GNEISSES SCHISTS
SCHIST, GRANITE AND PORPHYRY
PROJECT:
STRATIGRAPHIC

Source: KCM, 2025.

amcconsultants.com	69

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

6.2.1	Mineralization

The Konkola deposit is classified as a sediment hosted stratiform copper deposit, formed in low-energy, reducing sedimentary environments. Mineralization is primarily hosted within fine-grained sedimentary units, where copper sulfides precipitated under anoxic conditions. The deposit exhibits two distinct styles of mineralization, influenced by lithological and structural controls: shale-hosted and sandstone-hosted copper mineralization.

Shale-hosted fine grained copper mineralization occurs within carbonaceous siltstones and shales of the OSU, forming laterally extensive, stratiform deposits. Copper deposition took place in multiple phases, beginning with primary hypogene sulfide mineralization, followed by supergene enrichment, which enhanced mineralization grades near the surface. Structural remobilization further concentrated copper within fold hinges and fault intersections, creating localized high-grade zones.

In contrast, sandstone-hosted copper mineralization is found in porous quarzitic sandstones of the FWQ, where mineralizing fluids migrated into high-permeability zones, leading to structurally controlled, localized mineralization deposition. Although less laterally extensive than shale-hosted mineralization, these zones often contain higher-grade copper concentrations.

The dominant economic minerals at Konkola include chalcopyrite, bornite, and chalcocite. These primary copper sulfide minerals define the economic potential of the deposit, with bornite and chalcocite typically associated with higher copper grades, while chalcopyrite remains the most widespread. Cobalt is present often occurring as the copper cobalt sulfide (CuCo2S4) carrollite.

The mineralogy of the KCM operation varies significantly across different mining areas, reflecting differences in host rock composition, structural complexity, hydrothermal alteration, and secondary enrichment processes.

Primary sulfide mineralization

The primary (hypogene) mineralization at Konkola is characterized by the deposition of copper-bearing sulfide minerals within the OSU under reducing conditions during the initial formation of the deposit. This mineralization style represents the earliest stage of copper enrichment and is largely controlled by the chemical composition of the host rock, basin-scale fluid migration, and diagenetic processes. Unlike secondary mineralization, which results from later enrichment or oxidation, primary mineralization is associated with the original precipitation of copper sulfides from hydrothermal fluids during the deposit’s formation.

The distribution of chalcopyrite, bornite, and pyrite varies according to temperature, fluid composition, and permeability at the time of deposition. Chalcopyrite-dominant zones represent the earliest sulfide mineralization, forming as a stable copper-iron sulfide under moderate-temperature conditions. Bornite-rich zones indicate higher copper enrichment, often associated with hydrothermal upgrading, while pyrite-dominant areas suggest less copper availability during early diagenesis.

In addition to its layer-parallel stratiform distribution, primary mineralization at Konkola has also been affected by later structural reworking. In some areas, copper sulfides have been remobilized along shear zones and fault intersections, locally increasing mineralization grades. These structural features, combined with hydrothermal alteration, have influenced the spatial variability of primary mineralization and its transition into enriched secondary mineralization zones. Key sources of copper from primary mineralization are summarized below:

•	Chalcopyrite (CuFeS₂):

—	The most abundant copper-bearing sulfide at Konkola, particularly in deeper, unaltered hypogene zones.

amcconsultants.com	70

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

—	Typically forms as fine-grained disseminations within the shale matrix or as vein-hosted mineralization along bedding planes and fractures.

—	Chalcopyrite is the primary mineral in lower-grade areas but can be locally enriched where it has been altered by later hydrothermal or supergene processes.

•	Bornite (Cu₅FeS₄):

—	Occurs in regions of increased thermal alteration, often in association with chalcopyrite.

—	Found in higher-grade copper zones, where it partially replaces chalcopyrite, increasing the copper-to-iron ratio in the ore.

—	Bornite is particularly notable in areas affected by hydrothermal fluid influx, where its formation is linked to sulfidation reactions and temperature variations.

•	Pyrite (FeS₂):

—	Widespread across the OSU, with higher concentrations in lower-grade areas where it formed as an early diagenetic phase before copper mineralization.

—	Acts as an indicator of reducing conditions, which were crucial for the precipitation of copper sulfides.

—	While not an economic source of copper, pyrite plays a role in buffering sulfur activity within the mineralizing system and influencing later enrichment processes.

Supergene enrichment and secondary mineralization

The process of supergene enrichment enhances copper grades at Konkola by transforming primary sulfides into secondary, more copper-rich minerals. This enrichment occurs when meteoric water infiltrates the deposit, dissolving copper from upper oxidized zones and redepositing it at deeper levels where chemical conditions shift from oxidizing to reducing. This results in the conversion of chalcopyrite and bornite into higher-grade chalcocite and covellite, which has greater copper content per unit mass.

At Konkola, supergene enrichment is particularly evident in structurally favorable zones, such as areas with increased fracture permeability, shear zones, and fold hinges. These geological features provide pathways for descending copper-rich solutions and serve as natural deposition sites where secondary sulfides precipitate. As a result, supergene-enriched horizons often exhibit higher copper grades than the original primary sulfide mineralization, making them economically significant for mining.

Secondary mineralization, a broader term that encompasses supergene enrichment, refers to all mineral changes that occur after the initial formation of the deposit. This includes both sulfide transformations and the development of oxidized copper minerals. In the near-surface portions of the Konkola deposit, prolonged exposure to oxygen and acidic groundwater has altered sulfides into secondary copper oxides and carbonates, such as malachite, azurite, and chrysocolla.

•	Chalcocite (Cu₂S) and Covellite (CuS): Formed due to the leaching of primary sulfides and redeposition in enrichment blankets.

•	Malachite (Cu₂(CO₃)(OH)₂) and Azurite (Cu₃(CO₃)₂(OH)₂): Common in weathered zones, particularly in the Nchanga Open Pit and Kakosa deposits.

•	Chrysocolla and Cuprite: Found in oxidized portions, particularly along structural conduits where groundwater movement has promoted oxidation.

These oxidized minerals mark the transition from the weathered surface layers down to the enriched sulfide zone.

While secondary sulfide mineralization generally improves copper recovery through flotation due to the higher copper-to-iron ratio of minerals like chalcocite and digenite, oxide mineralization poses different processing challenges. Copper oxides are less responsive to flotation and require acid leaching methods for effective recovery. The extent of oxidation and supergene enrichment at Konkola influences metallurgical performance, with some areas containing both highly reactive secondary sulfides and less flotation-efficient oxidized copper zones.

amcconsultants.com	71

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The structural complexity of the Konkola deposit has a significant impact on the distribution of supergene enrichment and secondary mineralization. Fault networks and shear zones have facilitated the downward migration of copper-bearing fluids, leading to localized zones of high-grade enrichment. At the same time, impermeable lithological boundaries, such as certain carbonate-rich layers, have acted as barriers, influencing where secondary mineralization is concentrated.

Together, these processes have resulted in a vertically zoned deposit, with near-surface oxidized minerals transitioning into secondary sulfide-rich enrichment zones, which in turn grade into the deeper primary hypogene sulfides. Understanding the interplay between these mineralization styles is critical for mine planning and processing, as different zones require distinct extraction strategies to optimize recovery.

Hydrothermal alteration

Hydrothermal alteration plays a role in modifying and upgrading mineralization, particularly near shear zones and fault-controlled structural corridors. These alterations have influenced both the primary and secondary mineralization processes, affecting mineral assemblages, metal mobility, and grade distribution.

These alteration zones often mark fluid pathways that controlled sulfide precipitation and redistribution, making them critical for targeting high-grade mineralization shoots.

The primary hydrothermal alteration phases linked to mineralization in the Konkola region include:

•	Silicification:

—	Quartz veining and silica flooding occur in and around ore-bearing units, enhancing rock competency but reducing permeability.

—	This process often preserves sulfide mineralization and is commonly associated with chalcopyrite-rich zones in the OSU.

•	Sericite-carbonate replacement:

—	Fine-grained sericite (white mica) and carbonate minerals replace original feldspar and clay-rich components within shale and sandstone units.

—	This alteration is associated with early-stage copper precipitation, often forming a chalcopyrite-pyrite assemblage, later overprinted by more copper-rich phases such as bornite and chalcocite.

•	Chloritic overprinting:

—	Localized along shear zones and fault boundaries, chlorite alteration is indicative of hydrothermal fluid interaction and mechanical deformation.

—	This alteration style is frequently linked to structural remobilization of copper, where early-deposited chalcopyrite is upgraded to bornite and chalcocite, enhancing mineralization grades in these zones.

6.2.2	Major structural controls on mineralization

The dominant structural feature shaping mineralization at Konkola is the Konkola Syncline, a large-scale fold that has helped preserve mineralized horizons by shielding them from erosion and oxidation. The syncline geometry has also acted as a mineralization trap, concentrating copper-bearing fluids along the fold axis.

amcconsultants.com	72

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

In addition to folding, thrust faulting has played a role in mineralization. Several major fault systems cut across the deposit, creating structural traps where mineralizing fluids were focused along shear zones, fault intersections, and competency contrasts between rock units. These faults have led to:

•	Thickening of mineralized zones, particularly in areas where repeated thrusting has stacked ore-bearing units.

•	Structural reworking of sulfides, with some areas experiencing remobilization, resulting in localized grade increases.

•	Formation of high-grade lenses, particularly where faults intersect with lithological permeability contrasts, enhancing fluid-rock interaction.

6.3	Nchanga local geology

The Nchanga mining complex is situated at the northwestern edge of the Kafue Anticline with mineralization primarily hosted within the Lower Roan Subgroup, and specifically the Upper Ore Body (UOB), and the Lower Ore Body (LOB).The Nchanga mining complex spans a broader range of geological variability than at Konkola including the COP DF, COP E Extension, Luano, and underground deposits in both the UOB and LOB.

As at Konkola, the mineralization at Nchanga is hosted within the Lower Roan Subgroup, with the enrichment of Arkosic sediments following the intrusion of the Neoproterozoic Nchanga basement granite. The emplacement and subsequent cooling of the Nchanga granite led to copper and cobalt enriched fluid migration across several horizons within the Lower Roan Subgroup, notably the UOB and LOB.

6.3.1	Mineralization

Mineralization at Nchanga comprises a sediment hosted stratiform copper deposit, formed in a low-energy, reducing sedimentary environment. Whilst the deposit genesis is similar to Konkola, the mineralization displays a heterogeneous mix of oxide, supergene, and primary sulfide mineralization due to prolonged weathering and groundwater interaction. Copper occurs in oxidized forms (malachite, chrysocolla) at the surface, while supergene sulfides (chalcocite, covellite) dominate in the enrichment zone, transitioning into primary chalcopyrite and bornite at greater depth.

The COP DF deposit area is situated at the lower south-eastern edge of the Nchanga asset, approximately 22 km directly south of Konkola with high copper concentrations present in the OSU.

At the upper north-eastern edge of the Nchanga assets is the Luano deposit area, approximately 20 km south-east of Konkola. Mineralization is hosted within the Lower Roan Subgroup OSU and includes locally enriched carbonate horizons.

The Nchanga COP E deposit area is located to the immediate north of COP DF, and some 22 km south of Konkola. The mineralization appears to be an extension of the Konkola deposit with mineralization occurring in carbonaceous shales.

6.3.2	Major structural controls on mineralization

The Nchanga COP DF deposit exhibits high copper concentrations in the OSU and is situated within a fault-bounded basin, with thrust faulting and folding enhancing the preservation of mineralization in trap sites. Mineralization displays a steep dip of 50-70° with the structural complexity increasing with depth.

The Luano deposit area comprises broad fold structures, with fewer faults that at the other deposits providing greater continuity of mineralization. The mineralization has a moderate dip of 25-40°.

amcconsultants.com	73

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The Nchanga COP E deposit follows the regional synclinal trend, with localized structural disturbances which influence the geometry and thickness of mineralization. The mineralization sees dips varying between 45-70°, becoming shallower (30-40°) where the syncline starts to flatten out.

6.4	Summary of geological characteristics

The geographic extents of the Konkola and Nchanga deposits reported as Mineral Resources are summarized in Table 6.1.

Table 6.1	KCM deposit mineralization extent

Deposit	Length (km)	Width (m)	Depth (m)	Mineralization
Konkola	~ 5	5 – 50	> 1,000	Chalcopyrite, bornite
COP DF	~ 1.5	3 - 50	300 - 600	Malachite, chrysocolla, cuprite, bornite, and chalcopyrite
Luano	~ 2	3 - 20	200 - 400	Malachite, chrysocolla, cuprite, chalcocite, bornite, and chalcopyrite
COP E Extension	~0.8	3 - 50	~300	-

Table 6.2 summarizes the variable geological conditions across Konkola and Nchanga assets.

Table 6.2	Summary of geological characteristics of KCM operations

Operation	Geological characteristics
Konkola

•     Location: Centrally located in the Konkola mining district, approximately 15 km north of Nchanga.

•    Host lithology: The OSU hosts the majority of copper mineralization, overlain by the Hangingwall Quartzite. Dominated by chalcopyrite-pyrite mineralization, with bornite becoming more prominent in structurally complex zones. Structural deformation, particularly thrust faulting, has created zones of higher permeability, allowing for localized remobilization of copper and increased grade variability. Deep-seated hydrothermal fluids have contributed to minor silicification and sericite alteration, modifying the host rock and influencing metallurgical properties.

•     Structural controls: The deposit is preserved within the Konkola Syncline, a broad northwest-trending fold structure. Thrust faulting and shear zones segment the mineralization, creating localized enrichment and structural complexity.

•     Deposit geometry and dip: The mineralization is moderately to steeply dipping (45-70°), conforming to the synclinal structure. The dip increases sharply at depth, requiring specialized mining techniques.

•     Hydrogeology: Konkola is among the wettest underground mines, with high groundwater inflows along faulted and fractured zones, necessitating intensive dewatering measures.

COP DF

•     Location: Lower south-eastern edge of the Nchanga asset, approximately 22 km directly south of Konkola.

•     Host lithology: Similar to the main Konkola deposit, with high copper concentrations in the OSU.

•     Structural controls: Situated in a fault-bounded basin, with thrust faulting and folding enhancing preservation of mineralization.

•     Deposit geometry and dip: The mineralization maintains a steep dip (50-70°), with structural complexity increasing significantly at depth.

•     Hydrogeology: High groundwater management requirements due to fault connectivity and potential hydraulic connections to nearby mining areas, requiring continuous high-capacity dewatering.

Luano

•     Location: Upper north-east edge of the Nchanga assets, approximately 20 km south-east of Konkola.

•     Host lithology: Primarily Roan Group sediments, with localized carbonate-rich horizons.

•     Structural controls: Characterized by broad fold structures, with fewer faults than other deposits, making mineralization zones more continuous.

•     Deposit geometry and dip: The mineralization has a moderate dip (25-40°), with predictable continuity.

•     Hydrogeology: Moderate groundwater inflows, but no major aquifer-related challenges.

COP E Extension

•     Location: Lower south-eastern edge of the Nchanga asset immediately north of COP DF, approximately 22 km directly south of Konkola.

•     Host lithology: Extension of the Konkola deposit, with continuous mineralization in carbonaceous shales.

•     Structural controls: The deposit follows the regional synclinal trend, with localized structural disturbances influencing mineralization geometry and thickness.

•     Deposit geometry and dip: The dip varies between 45-70°, with localized shallower zones (30-40°) where the syncline flattens.

•     Hydrogeology: Similar dewatering challenges as Konkola Deep, requiring intensive pumping infrastructure and hydrogeological monitoring.

amcconsultants.com	74

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The mineralization styles in the OSU vary significantly depending on lithology, alteration intensity, and structural influences thus there are distinct differences existing between mineralization in the different mining areas.

•	Konkola: Retains a predominantly primary sulfide assemblage, with disseminated chalcopyrite and bornite hosted in the OSU. Minimal supergene alteration has occurred due to limited fluid penetration and deep burial, preserving the hypogene mineralization style.

•	Kakosa South and Fitwaola (see Figure 11.1): Higher carbonate content has resulted in localized alteration differences, affecting both rock strength and processing requirements. Sulfide mineralization is more dispersed, with some areas exhibiting lower supergene influence due to carbonate buffering effects, which limited acid-driven leaching.

•	Nchanga: Mineralization displays a heterogeneous mix of oxide, supergene, and primary sulfide mineralization due to prolonged weathering and groundwater interaction. Copper occurs in oxidized forms (malachite, chrysocolla) at the surface, while supergene sulfides (chalcocite, covellite) dominate in the enrichment zone, transitioning into primary chalcopyrite and bornite at greater depth.

amcconsultants.com	75

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

7	Exploration

Exploration at KCM has been ongoing since discovery. The drilling database contains both historical and modern data from diamond core drilling. Modern drilling programs have focused on resource definition and upgrading classification.

There is no active exploration being undertaken at either Konkola or Nchanga assets. All exploration described below is historic and conducted by previous asset owners. All proposed drilling is resource infill or resource extension drilling. This includes all other means of exploration, for example geophysics.

7.1	Exploration history – Konkola and Nchanga

The exploration history of both Konkola and Nchanga spans over a century and includes:

•	Multiple phases of geophysical surveys, geological mapping, hydrogeochemical sampling, and diamond drilling.

•	Surface mapping and trenching, which provided the first indications of copper anomalies.

•	Geochemical sampling, used to establish baseline geochemical signatures.

•	Diamond drilling campaigns (1950s–1980s), which confirmed the stratiform nature of the OSU and outlined the structural framework of the deposit.

•	Higher-density drilling programs (1990s–2000s), improving confidence in grade continuity and allowing for systematic Mineral Resource classification.

•	Geostatistical modelling, integrating conditional simulation and variography techniques to refine resource estimates.

Early exploration (pre-1950s): Initial Surface Reconnaissance: The earliest exploration efforts at Konkola were limited to surface mapping, trenching, and basic geochemical sampling. These activities aimed to identify copper anomalies and determine potential mineralized zones. Mapping efforts focused on understanding lithological and structural features; while trenching and shallow sampling confirmed the presence of copper within sedimentary formations. Although these early techniques were rudimentary, they led to the identification of the OSU, which was later recognized as the primary host of copper mineralization at Konkola.

Systematic diamond drilling phase (1950s–1980s): From the 1950s onwards, exploration transitioned towards systematic diamond drilling, aimed at confirming the continuity and thickness of the OSU. Early drilling programs initially used wider spacing of 200–300 m, which was progressively reduced as the deposit was better defined. These programs provided critical insights into the stratiform nature of the deposit, confirming that copper mineralization was laterally extensive and relatively continuous over several kilometres. Through this phase, key structural controls on mineralization were identified, including faults, folds, and lithological variations, which were recognized as significant influences on grade distribution.

Advancements in geological modelling (1990s–2004): The 1990s marked a significant shift in geological strategy, coinciding with the privatization of Zambian mining assets, which increased investment in geological studies. Higher-density infill and extension diamond drilling programs were undertaken, supported by improved drill rig technology, core recovery techniques, and enhanced geostatistical modelling. These advancements allowed for the systematic classification of Mineral Resources into Measured, Indicated, and Inferred categories, reducing uncertainty and improving the reliability of resource estimates.

In November 2004 KCM commenced management of the Konkola and Nchanga assets. From this time focus has been on production, then the development of smaller brownfields assets within and around the existing mining areas these include COP E Extension, COP DF underground, Kakosa North and South, Upper Ore Body and tailings dams.

amcconsultants.com	76

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Recent production from the 2006 onwards is discussed in Section 5.6.

Drilling (2004 to 2019): Extension and infill drilling of known mineralization was undertaken prior to provisional liquidation through ZCCM-IH in May 2019. The geological development focused on infill drilling below and along strike of mineralization in and around active mining areas.

Since 2019: No exploration, infill and extension drilling has been undertaken by KCM. Geological and structural mapping has been undertaken at Konkola to refine lithological contacts, structural deformation, and alteration patterns to update the geological interpretation. The mapping program has focused on surface and underground geological observations, detailed core logging and high-resolution core photography to documenting lithological variations and structural controls on mineralization.

7.2	Drilling methods

Collection and collation of drillhole data for Konkola and Nchanga is the same.

Infill and extension drillholes are drilled using pneumatic or electric hydraulic diamond coring underground drill rigs. Drill rod sizes include BQ, NQ, HQ, and PQ diameter depending on length and purpose of hole (dewatering or resource infill) which are specified by site geologists / hydrogeologists. Diamond drilling is outsourced to specialist drilling companies.

All drilled core is cleaned, measured and placed in appropriately labelled core boxes and transported from underground to the surface core yard facilities. The contractor performs all the work necessary to complete or abandon each hole in the manner specified by KCM.

7.3	Core recovery

A minimum core recovery of 90% is expected in the mineralization. Core recovery is measured and checked during core logging.

7.4	Core logging

Core logging procedure includes recording information such as lithology, rock type, visible mineralization, degree of weathering, RQD, and joint density. The logging is done manually on paper log template. Drill logs are then checked and verified by the supervising geologist and approved. The logs are then entered into Excel spread sheets and are again checked for transcription errors.

7.5	Sample selection

After logging the drillhole, the geologist prepares a sampling sheet. The entire mineralization unit is sampled, including some portion of the footwall and hangingwall so as to have a clear definition of the mineralization boundary. The sample interval is a maximum of 1 m in mineralization, and 0.5 m in the immediate footwall and hangingwall formations.

Generally, for infill and extension drilling whole core is submitted for sample preparation and analysis. From mid-2025, for example sections, half core is being submitted so as to retain material in the core tray for audit purposes.

7.6	QAQC program

As part of QAQC, blank and certified reference material (CRM) samples are inserted consecutively for every five primary samples for small batches <20 samples or every ten primary samples for batches >30 samples. As a general guide, a minimum of three and a maximum of five CRM samples are used per batch. CRMs are used for counterchecking the accuracy of analytical method applied. Repeats are also used as part of QAQC and are prepared by retrieving coarse rejects and pulp samples from the laboratory and re-submitting them for assaying. At least 20% of combined course and pulps samples are submitted to the laboratory. Repeat samples are aimed at checking reproducibility or precision of the laboratory. Repeat samples are repacked and assigned different sample numbers prior to resubmission to the laboratory for re-assay. CRMs are inserted after every tenth sample in all the drillholes within the mineralization.

amcconsultants.com	77

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

After logging the core, the core is sampled as per sampling procedure and is dispatched to the analytical laboratory for assaying.

7.7	Konkola Mine

7.7.1	Drillhole locations

Drillhole location plan for Konkola, showing 4,245 drillholes, see Figure 7.1. Drillholes pre- 2016 are black. Drillholes from 2016 onwards are shown in red. Further detail is provided in context in Section 11.3.

Figure 7.1	Drillhole location plan - Konkola

Source: AMC, 2025.

amcconsultants.com	78

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

7.7.2	Hydrogeology

At Konkola the following testing and monitoring has been established:

•	Piezometer Installation: Monitoring wells have been established to measure groundwater levels and flow rates.

•	Pump Testing: Conducted to determine aquifer permeability, hydraulic conductivity, and inflow rates into mine workings.

•	Hydrogeological Modelling: A numerical groundwater flow model is under development to predict future dewatering requirements and optimize water management strategies.

•	Water Quality Assessments: Routine sampling of mine water is conducted to monitor contamination risks and compliance with environmental standards.

See Section 13.2.4 for hydrogeological information in the context of the mining method and mine plan.

7.7.3	Exploration program summary

The planned drilling programs are designed as a phased approach with each phase targeting varying Resource classifications ranging from Measured, Indicated, and Inferred. The exploration program at Konkola Mine is summarized in Table 7.1.

Table 7.1	Exploration drill program – Konkola Mine

Phase	Objective	Drill spacing	Target classification
Phase 1	5-year production confidence	60 m	Measured
Phase 2	10-year production confidence	120 m	Indicated
Phase 3	Inferred upgrade	200 m	Indicated
Phase 4	Boundary extension	Exploratory	Inferred

7.8	Nchanga Business Unit

7.8.1	Drillhole locations

Drillhole location plan for COP DF showing 445 drillholes is shown in Figure 7.2.

amcconsultants.com	79

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 7.2	Drillhole location plan – COP DF

5500 E
5600 E
5700 E
5800 E
5900 E
6000 E
6100 E
6200 E
6300 E
6400 E
6500 E
6600 E
6700 E
6800 E
17200 N
17100 N
17000 N
16900 N
16800 N
16700 N
16600 N
16500 N
16400 N
16300 N
16200 N
16100 N
16000 N
15900 N
15800 N
15700 N
15600 N
15500 N
15400 N
N
Konkola Copper Mines plc
COP DF Drillhole Location
Plan View
1:7,500
AMC consultants
mine smarter

Source: AMC, 2025.

Drillhole location plan for Luano showing 241 drillholes is shown in Figure 7.3.

amcconsultants.com	80

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 7.3	Drillhole location plan – Luano

Source: KCM, 2025.

Drillhole location plan for COP E showing 283 drillholes is shown in Figure 7.4. The drillholes in green have not been used in the resource estimation for more detail see Section 11.6.3.1.

Figure 7.4	Drillhole location plan – COP E Extension

Drillholes used
Drillholes not used
Drillhole, COP C and E pits location, project boundary and section lines
Dip_1
Dip_2
Dip_3
Dip_4
Dip_5
Dip_6
Dip_7
Dip_8
Dip_9
Dip_10
Dip_11
Dip_12
Dip_13
Dip_14
Dip_15
Dip_16
Dip_17
Dip_18
Dip_19
Dip_20
Dip_21
18250 N
18000 N
17750 N
17500 N
17250 N
17000 N
16750 N
5500 E
5750 E
6000 E
6250 E
6500 E
6750 E
7000 E
7250 E
7500 E
7750 E
N
S
E
W

TITLE

Drillhole location plan – COP E Ext

Konkola Copper Mines plc

AMC consultants mine smarter

Source: AMC, 2025.

amcconsultants.com	81

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

7.8.2	Hydrogeology

Nchanga COP E Ext, COP DF and Luano are in proximity to historic large open pits as such they have undergone long term dewatering. The level of study for Nchanga COP E Ext, COP DF, and Luano is at an early stage, and the status of existing groundwater conditions will be assessed as part of the project development.

7.8.3	Exploration program summary

The planned drilling programs at Nchanga are designed to upgrade the current Inferred Mineral Resources to Indicated classification and support future prefeasibility studies for underground development. The exploration program for Nchanga Business Unit assets is summarized in Table 7.2.

Table 7.2	Exploration drill program – Nchanga Business Unit

Asset	Objective	Current classification	Drill spacing	Target classification
COP DF	Resource upgrade and extension	Indicated + Inferred	60-80 m	Indicated
COP DF Underground	Define underground potential	Inferred	80-100 m	Indicated
COP E Extension	Infill and upgrade	Inferred	80-100 m	Indicated
Luano	Infill and upgrade	Inferred	100-120 m	Indicated

Notes:

•	COP DF, COP E Extension, and Luano are currently classified as Inferred Resources and require infill drilling to support future Mineral Reserve estimation.

•	Drill spacing targets are based on achieving Indicated classification per S-K 1300 requirements.

•	Detailed drilling programs and budgets are provided in Section 23 (Recommendations).

7.9	Geotechnical data, testing, and analysis

7.9.1	Konkola

7.9.1.1	Geotechnical drilling

Geotechnical drilling and logging are done specifically for geotechnical rock mass classification purposes. AMC has identified gaps in the available geotechnical data across KCM. To allow rock mass characterization across the project, a geotechnical data collection program has been recommended to support the KDMP mine expansion project and the associated LOM studies required by KCM. AMC has designed a conceptual but executable resource definition (or drill out) program for the KDMP mining area (AMC Konkola KDMP Exploration Strategy report, Jan 2025).

7.9.1.2	Geotechnical testing

Elastic rock properties using in numerical modelling in 2012 are listed in Table 7.3. Any new data collected for rock properties should be used to revise the previous work. Previous rock property testing for Konkola provided by Itasca 1997 was utilized for numerical modelling in Section 13.2.3.

Table 7.3	Elastic rock properties

Rock unit	Rock Mass Modulus (MPa)	Poisson’s Ratio	UCS (MPa)	Cohesion (MPa)	Friction angle (°)
Quartzite	17,800	0.2	150	5.3	48.0
Ore Shale	13,300	0.2	150	4.0	37.5
Conglomerate	31,600	0.2	170	7.0	52.6
Unit ‘A’	168	0.3	5	2.4	3.0

Source: AMC, 2012.

Geotechnical sampling and testing are recommended to be performed with future resource definition programs.

amcconsultants.com	82

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

7.9.1.3	Seismicity

KCM has experienced seismicity, with the first recorded event on 8 January 1995. This prompted the purchase of a seismic monitoring system. Four events have since been recorded with Richter magnitudes greater than 6. The source of the earthquakes was found to be well outside the mine region. Mine scale seismic events have been recorded with local magnitudes up to 2.1 since November 1996. The most recent 2.1 event was in June 2020.

The Mine at No 1 Shaft and No 3 Shaft has previously identified a number of high stress pockets with seismic events recorded at No 1 Shaft. Seismic damage was predominantly observed in drives and included falls of ground, rock burst, fracturing and onion skin like unravelling.

Previous observations have noted that the intensity of ground damage from high stress conditions and seismic events reduces the further away the excavation is from the OSU and footwall (KCM, 2000).

Regions of the mine with relatively strong rock mass are likely to be associated with the seismicity. It is expected that seismicity will become more common as the mine develops deeper, particularly in this area.

Seismic monitoring continued during the KCM provisional liquidation proceedings period to allow a baseline prior to the mine restart. AMC recommends ongoing assessment of the seismic data in the future to understand the events and source in relation to rock mass, faults or dewatering. Figure 7.5 presents a schematic diagram of the Konkola IMS seismic system. The IMS system, commissioned in 2012 comprises of 12 sensors (triaxial and uniaxial 4.5 Hz geophones) and allows real time monitoring.

Figure 7.5	Seismic system schematics at Konkola

To: Surface
Fibre
Comms Enclosure
Telephone cable
131
Enclosure 3
132
133
134
Enclosure 2
123
121
122
124
Enclosure 1
111
114
112
113

TITLE

Seismic system schematics at Konkola

Konkola Copper Mines plc

AMC consultants
mine smarter

Source: GCMP, 2022b.

amcconsultants.com	83

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

7.9.1.4	In situ stress

Previous modelling indicated that stress on closure pillars was likely to significantly increase with vertical depth. An updated LOM will require a detailed review of the expected damage to closure pillars and ability to recover these.

Since the pause in production, AMC recommends that the underground operations undertake a review of development performance for general convergence and damage in drives due to the orientation of drives, and standoff distance of the drives from stoping areas, including stress mapping guidance. Horizontal stress is noted as sub-parallel to the foliation and mineralization and is the dominant influence on damage to development within pillars and the footwall.

AMC recommends that in situ stress testing is undertaken at the lowest level in the future to confirm the orientation of the stress field at depth which is based on the current limited testing. In situ stress has critical implications (safety, production reliability, etc.) that higher induced stress will cause at these mining depths.

7.9.1.5	Groundwater

The stratigraphic units of the local area are detailed below in Table 7.4, including the average thickness of each unit and their hydrogeological significance (aquifer or aquiclude). The general strike orientation of the units is from south to north, with a dip towards the west at an angle of approximately 40° (GCMP, 2020).

Groundwater inflows are collected and used to characterize the rock mass generally as damp, dripping or wet conditions. The hydrogeological information is presented in the KCM mine designs and used in geotechnical stability analysis (GCMP, 2022).

Figure 7.6 shows the three main aquifers in the Konkola mine sequence. The base of the hangingwall aquifer 2024 modelled structure is ~40 m in the hangingwall of the OSU and indicated to have very high flow rates ~2,000 mL/s. The footwall aquifer contains slightly cemented sands and is described as damp and the FWQ and LPC aquifer has a minimum distance of approximately 100 m from the mine workings and characterized as dripping ground water conditions.

Table 7.4	Local geology and hydrogeological units

Stratigraphy	Thickness (m)	Hydrogeological unit
Upper Roan Dolomite	>400	Aquifer
Shale with Grit	70	Aquiclude
Chingola Dolomite	15	Aquifer
Dolomitic Schist	20	Minor aquifer
Upper Banded Shale	18	Aquiclude
Feldspathic Quartzite	18	Aquiclude
Upper Banded Sandstone	15	Aquifer
Pink Quartzite	5	Aquiclude
Lower Banded Sandstone	10	Aquifer
Lower Banded Shale	10	Aquiclude
Arkose	15	Minor aquifer
Basement	>400	Impermeable

amcconsultants.com	84

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 7.6	Location of three main aquifers in the Konkola Mine, section looking north

W
E
Pumping: 360,000m³/day
No.1 Shaft
VS1F & VS1B
No.4 Shaft
1000m Datum
370mL Pump Chamber
Mwashia shale
Upper Roan Dolomite
Hanging Wall Aquifer
Foot Wall Aquifer
600mL
690mL Pump Chamber
Water level
800mL
LPC Water Level
30,000m³/day
875mL
65⁰ Curve Crack Line
950mL
985mL Pump Chamber
Shale With Grit
Hanging Quartzite
Foot Wall Quartzite
FWQ and LPC Aquifer
Pebble Conglomerate
1150mL
Mean Sea Level
1350mL
approx 200m
Planned 1390mL Pump Chamber
1505mL

TITLE

Three Aquifers at Konkola Mine, Looking North

Konkola Copper Mines plc

AMC consultants mine smarter

Source: KCM, 2025.

7.9.2	Nchanga

Nchanga COP E Ext, COP DF, and Luano are early-stage projects geotechnical conditions will be assessed as part of the project development.

Recent drilling incorporates the collection of geotechnical logging for all drillholes. Laboratory test work and analysis will be undertaken as part of future prefeasibility-level studies.

amcconsultants.com	85

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

8	Sample preparation, analyses, and security

Sample preparation and analysis procedures at KCM follow industry-standard protocols. QAQC protocols include the use of certified reference materials (CRMs), blanks, and duplicate samples.

8.1	Sample preparation and analysis

Sample preparation and analysis for:

•	Konkola analyses is undertaken at the KMRL laboratory at Konkola (Konkola analytical laboratory).

•	Nchanga analyses is undertaken at the KMRL laboratory at Nchanga (Nchanga analytical laboratory).

Both laboratories are ISO/IEC 17025:2017 accredited by the Southern African Development Community Accreditation Service (SADCAS), representing internationally recognized standards for competence, impartiality, and consistent operation.

Sample preparation methods, analytical methods and quality control is the same at both laboratories and is applied uniformly across all assets.

Future drilling analysis is planned to be analyzed by in internationally recognized external laboratory.

8.2	Sample preparation method

Sample preparation method:

•	Drying the received samples at a temperature of 110° Celsius plus or minus 5 degrees (110+/-5°C) for a period up to 4 hours.

•	Primary particle size reduction by crushing the samples from 150 mm to 12.7 mm.

•	Secondary particle size reduction by crushing the entire primary crusher product of 12.7 mm or less to than 4 mm.

•	Repeated riffling of the secondary crusher product until a final portion measuring about 250 g to 300 g is obtained.

•	The final riffle product is then pulverized to pulp of 90 percent passing 75 micron sieve (200 mesh), packed into envelops as laboratory samples, and finally submitted to main laboratory for analysis.

•	Coarse rejects and pulps are reclaimed where the coarse rejects are stored until it is confirmed they are not required to metallurgical test work. The pulp rejects are retained.

8.3	Analytical method

The analytical method for each sample is a partial digestion via nitric and sulfuric acid for soluble copper, and complete digestion for total copper and total cobalt, with an Atomic Absorption Spectrometry (AAS) finish.

If total copper is greater than 10% Cu, the sample(s) are re-analyzed by using the electro-gravimetric method.

8.4	Bulk density measurement

Bulk density measurements are done at KMRL site mineralogy laboratory using the Archimedes method.

Samples are selected from the hangingwall and footwall formations and mineralized material. For mineralized material the sample is selected from HQ or a larger size drillhole. The core samples are cut using core cutting machine. One half of the sample is sent to the analytical laboratory for assaying, the other half is sent to the mineralogy laboratory for bulk density measurement. The samples used in the bulk density measurement range from 50 to 70 mm. Cracked and poor-quality samples are excluded.

amcconsultants.com	86

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The samples are cleaned, dried at 105°C for 12 hours, cooled, weighted in air, dipped in wax, which is allowed to set, weighed in air, then immersed in water and weighted.

Bulk density is calculated using the following equation:

Where:

W1=weight of sample in air

Wa=weight of wax in air, that is =W2-W1

W2=weight of sample with wax in air

W3=weight of total sample in water after waxing

p=density of wax used

1=density of water

8.5	Quality assurance quality control program

QAQC is undertaken on TCu% and ASCu% analysis and is done via the submission of repeat samples and the submission of CRM’s and blanks.

Repeats consist of fine rejects of samples within potentially economic mineralization grade ranges. Samples for which laboratory assay results have been received, are repacked and assigned different sample numbers then resubmitted to the laboratory for re assay. The assay results of these samples are then compared to the original assays. Samples are submitted at a 1 in 10 ratio.

If the original and repeat assay differ by less than 10% precision is regarded acceptable, and the original assay results are cleared for use in resource estimation.

CRMs are inserted after every tenth sample in all the drillholes within the mineralization. The analytical results of the CRMs are then plotted against the original CRMs grades. A +/- 2SD error difference from the CRM grade is considered an acceptable range, especially when dealing with relatively high-grade, i.e. grades above 2% TCu. With grade lower than TCu 2%, a +/- 3SD error difference is considered acceptable.

Additional quality controls include:

•	Blind checks: For every 10 samples, one sample is randomly picked and inserted as a blind check by the sample preparers to measure reproducibility of the analysis.

•	Independent checks: Periodic insertion of previously analyzed samples as independent checks to measure reproducibility between analysis.

•	The use of internal laboratory CRMs within each batch.

8.6	Sample security

Sample security is achieved by the monitored sample-tracking approach using both excel and hard copy records which indicates sample position at each stage from receipt to disposal. This also involves capturing of all details of both the team member submitting the samples and every analytical staff member handling the samples.

Before disposal, the analyzed batches are stored for retention, in a restricted-access sample storage room, to allow for any queries from the KCM department submitting the samples. Actual disposal is done by the KCM sample owner. This is to ensure accountability for samples falls with the sample owner.

amcconsultants.com	87

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

8.7	Quality assurance quality control – Konkola

8.7.1	Konkola

During the audit of the 2020 Mineral Resource, KMRL provided the auditor with a cumulative database of the all the QAQC work undertaken at Konkola mine. In order to ascertain the quality of the post 2016 data, the auditor segmented the data to conduct separate analyses for the old and new data.

For the post 2016 data the following observations have been made:

•	The repeats showed 54% of TCu samples and 23% of the of ASCu being within 10% deviation. This observation was deemed to be far short of the expectations for the assays to be included in the Mineral Resource work.

•	The analysis of CRMs STD_A (3.44% TCu) and STD_C (2.48% TCu) showed consistently lower than expected results. This is a concern and might indicate high-grade copper assays may be underestimated, that is a negative bias.

QAQC assessment undertaken in 2024, discussed below, incorporates the post 2016 drilling. The exercise covered analysis of the CRM for accuracy, repeats for precision and blanks for contamination.

8.7.1.1	CRM

For CRMs specific tasks include:

•	QAQC records validation: To ensure all results are recorded in the database and the QC results on all the drillhole assay certificates for holes drilled after 2016 were examined.

•	CRM validation: Konkola Mine utilizes a range of CRMs sourced from Geostats Pty Ltd to monitor the accuracy of the laboratory. Each CRM has a unique product ID associated with specific grade values and standard deviations.

To guarantee reliable performance analysis, the CRM results database was meticulously checked to verify that all CRM laboratory results were correctly linked to their corresponding certified values. It was discovered that the certified values for 16 analyses of GBM911-16 were initially assigned incorrectly in the database. After the corrections, 12 out of the 16 results have passed. With the remaining four values being outside +/-2SD.

Table 8.1 shows a list of the corrected CRM values in comparison to the incorrect entry.

Table 8.1	List of corrected outcomes for 16 GBM911-16 CRMs

			Laboratory	Original		Corrected
BHID	Sample ID	CRM	(TCu%)	Certified (TCu%)	Status	Certified CRM	Status
BV1611	MX9864	GBM911-16	2.52	3.44	Fail	2.48	Pass
BV1612	MY33	GBM911-16	2.42	3.44	Fail	2.48	Pass
BV1614	MX9864	GBM911-16	2.40	3.44	Fail	2.48	Pass
BV1615	MY112	GBM911-16	2.55	3.44	Fail	2.48	Pass
BV1616	MY318	GBM911-16	2.32	3.44	Fail	2.48	Pass
BV1619	MY380	GBM911-16	2.60	3.44	Fail	2.48	Pass
BV1623	MY433	GBM911-16	2.57	3.44	Fail	2.48	Pass
BV1631	MY1077	GBM911-16	2.24	3.44	Fail	2.48	Fail
BV1631	MY1093	GBM911-16	2.35	3.44	Fail	2.48	Pass
BV1633	MY1199	GBM911-16	2.92	3.44	Fail	2.48	Fail
BV1635	MY1242	GBM911-16	2.33	3.44	Fail	2.48	Pass
BV1635	MY1257	GBM911-16	2.60	3.44	Fail	2.48	Pass
BV1636	MY1311	GBM911-16	2.52	3.44	Fail	2.48	Pass
BV1637	MY1363	GBM911-16	2.59	3.44	Fail	2.48	Pass
BV1637	MY1389	GBM911-16	2.75	3.44	Fail	2.48	Fail
BV1638	MY1400	GBM911-16	2.74	3.44	Fail	2.48	Fail

Note: +/- 1 SD is between 2.39 to 2.56% TCu, +/- 2 SD is between 2.30 to 2.65% TCu.

Source: KCM.

The rectified drillholes that passed the QAQC test were then plotted together with the failed drillholes and those without CRMs as shown in Figure 8.1. Also included are holes drilled up to November 2023.

amcconsultants.com	88

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 8.1	Location plan of holes drilled from 2016 to 2023 - Konkola

Source: AMC, 2025.

The analysis conducted on the entire database showed that majority of the CRM results from the laboratory were within the acceptable range of +/-2 standard deviations (SD) of the CRM mean as shown in Figure 8.2. However, Standard A showed a number of CRM values outside the 2SD. Another observation was that the majority of the laboratory results outside 2SD plotted below the mean value indicating a conservative negative bias. Figure 8.2 shows the results for standards A, B, C, and D from the analytical laboratory. Results for standard E, F, and G are presented as Figure 8.3.

amcconsultants.com	89

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 8.2	Shewhart plots for CRMs A, B, C, and D - Konkola

STD - A Mean %TCu 3.44
% TCu
Sample No
Certified Value
+1 Std DEV
-1 Std DEV
+2 Std DEV
-2 Std DEV
%TCu_Lab
Lab Average
STD - B Mean %TCu 1.01
% TCu
SampleNo
%TCu_Lab
Certified Value
+1 Std DEV
-1 Std DEV
+2 Std DEV
-2 Std DEV
Lab Average
STD - C Mean %TCu 2.48
%TCu
SampleNo
%TCu_Lab
Lab Average
Certified Value
+1 Std DEV
-1 Std DEV
+2 Std DEV
-2 Std DEV
STD - D Mean % TCu 2.83
% TCu
Sample No
%TCu_Lab
Lab Average
Certified Valua
+1 Std DEV
-1 Std DEV
+2 Std DEV
-2 Std DEV

Source: AMC, 2025.

Figure 8.3	Shewhart plots for CRMs E, F, and G - Konkola

STD - E Mean % TCu 1.69
% TCu
SampleNo
%TCu_Lab
Certified Value
+1 Std DEV
-1 Std DEV
+2 Std DEV
-2 Std DEV

STD - F Mean %TCu 3.18
% TCu
Sample Noe
%TCu_Lab
Lab Average
Certified Value
+1 Std DEV
-1 Std DEV
+2 Std DEV

STD - G Mean % TCu 3.45
% TCu
Sample No
%TCu_Lab
Lab Average
Certified value
+1 Std DEV
-1 Std DEV
+2 Std DEV

Source: AMC, 2025.

amcconsultants.com	90

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

8.7.1.2	Repeats

Repeat samples at Konkola mine are utilized to evaluate the laboratories precision. Samples submitted for re-assaying have been selected randomly without regard to the mineralization or grade of the original sample. Therefore, the duplicate dataset comprises samples that are below the cut-off and outside the areas of mineralization. The sample statistics indicate the below cut-off assay values account for 35% of the entire dataset.

The repeatability analysis has shown that precision is very poor in the dataset with grades below cut-off. This is due to laboratory precision decreasing significantly for values proximal to the detection limit. Samples with values below cut-off are not regarded for most of downstream processes and have minimal impact on geostatistical modelling and grade estimation.

Therefore, the inclusion of original sample assay values that are significantly below cut-off grade impact the overall outlook of the level of precision of the data. Based on this observation, only samples with TCu% grades above cut-off of 1.5% were considered for precision analysis.

The relative paired difference (RPD) plot method was used to assess the precision for both unfiltered (no cut-off) and filtered (above cut-off) dataset.

The RPD plots for TCu% show that approximately 55% of the unfiltered sample results are within 10% of the half relative difference whereas the filtered (above cut-off) dataset showed that approximately 76% of repeats fall within 10% of the half relative difference as shown in Figure 8.4. At 1.5% TCu cut-off 75% of data passing 10% RPD is lower than ideal for an operating mine, 85 to 90% of the data at 10% RPD would be a good result.

Figure 8.4	RPD plot TCu repeat samples no cut-off and at 1.5% TCu- Konkola - post 2016 data

220%
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
Relative Precision
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Sample Ranking
%TCu No Cut-Off
%Tcu > 1.5

Source: AMC, 2025.

amcconsultants.com	91

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

8.7.1.3	Blanks

Blanks are comprised of local material. Analysis shows that blank sample analytical results are generally below the 0.5% TCu threshold which is used to define blank material. The variations observed are the result of using locally sourced non-mineralized material such as FWQ, AGSST, and PC. Figure 8.5 shows the blank sample plot, with the 0.5% TCu threshold line. Where four results are in excess of 0.5% TCu.

The majority of the analyses of the blank samples indicate that there is no to little likelihood of contamination of the mineralized samples having occurred during sample preparation. It is not clear whether the assay results greater than 0.15% TCu were due to contamination or low-grade mineralization within the blank sample itself but the number of these anomalous samples is small.

Figure 8.5	Blank samples plot showing 0.5% TCu upper limit

0.90
0.80
0.70
0.60
0.50
0.40
0.30
0.20
0.10
0.00
% TCu
0
50
100
150
200
250
300
Sample SLNo
%TCu_blank
Upper limit
Mean blank (%Tcu)

Source: AMC, 2025.

8.8	Quality assurance quality control - Nchanga

QAQC for the various Nchanga deposits is incomplete. The older generation of drillholes date back 50 years and the analytical data was not subject to modern QAQC. Much of the older generation of drilling is in areas where mining is complete. There is no or very limited QAQC data for:

•	Nchanga Open Pit (NOP)

•	Chingola Open Pit D and F (COP DF)

•	Tailings dams TD03 and TD04

There is modern QAQC data for recent drilling for:

•	Chingola Open Pit C and E Extension (COP E Ext)

•	Luano

•	Stockpile 16

amcconsultants.com	92

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

8.8.1	Chingola Open Pit C and E Extension (COP E Ext)

For the Chingola Open Pit C and E Extension (COP E Ext) QAQC is available for the 2011 to 2013 drillholes only. QAQC includes:

•	CRM insertion at a rate of 1:10.

•	Submission of selected pulp samples to the independent umpire laboratories Alfred H Knight (AHK), Kitwe, Zambia and Société Générale de Surveillance SA (SGS), Kitwe, Zambia.

No blanks were submitted.

8.8.1.1	CRM

Eleven CRMs were submitted for analysis. The number of submissions for each CRM is shown in
Table 8.2.

Shewhart plots for each CRM standardized to zero were generated. The following observations were made:

•	CRM 0.75% TCu - most of the analyses fall within the 2SD but there are more samples with a negative difference outside the 2SD plots than there are positive difference, this might indicate bias. The plot does not include 8 or 6% of the samples which have more than 20% deviation.

•	CRM 1.08% TCu – except for 3 or 7% of the samples with deviations above 20%, the analyses show reasonable precision.

•	CRM 1.47% TCu - has two significant outliers but generally show relatively reasonable precision.

•	CRM 1.54% TCu and 1.68% TCu shows the difference between the reported values and the CRM plotting within the 2SD with both positive and negative difference, on average the precision is reasonable.

•	CRM 2.14% TCu - one sample is significantly outside 2SD has more positive difference on average. This could be an indication of a slight bias in the data, generally the deviations are very small and contained within 1SD.

•	CRM 2.19% TCu, 2.62% TCu, 2.94% TCu, and 3.18% TCu - there are more positive deviations than they are negative ones, indications of possible bias in the sample analyses in those ranges, but the deviations are very small and contained within 1SD.

•	CRM 3.44% TCu – all the samples show positive deviations, but the deviations are very small and are contained within 1SD.

Table 8.2	CRM sample submission – COP CE Ext

CRM value (TCu%)	Number of samples submitted
0.75	134
1.08	41
1.47	48
1.54	57
1.65	11
2.14	45
2.19	4
2.62	48
2.94	67
3.18	77
3.44	11

Source: KCM.

amcconsultants.com	93

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

8.8.1.2	Repeats

HARD plots, Figure 8.6 and Figure 8.7, were used to assess the precision of repeat sample analysis of the combined independent laboratories AHK and SGS.

Samples below 1% TCu have a poor HARD with approximately 28% of samples achieving a HARD of 10%. For TCu repeats these values should be in excess of 90%. This indicates the poor repeatability. There is no indication as to whether the analysis of the results omits samples within 15 times the detection limit which is accepted practice to remove variability introduced from the increase in error as approaching the detection limit.

For samples between 0.5% and 3.0% TCu the approximately 90% of samples achieves a HARD of 10%, this is considered reasonable reproducibility.

Figure 8.6	HARD plot for repeat samples below 1.0% TCu

Half Absolute Relative Difference
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Rank Percentile
HARD Value

Source: KCM, 2025.

amcconsultants.com	94

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 8.7	HARD plot for repeat samples between 0.5% TCu and 3.0% TCu

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Half Absolute Relative Difference
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Rank Percentile
HARD Value

Source: KCM, 2025.

8.8.2	Luano

There are 241 drillholes in the Luano geological database. These holes were drilled in seven different phases from 1962 to 2014. QAQC data exists only for the phase seven drillholes, that is the 31 holes drilled from 2011 to 2014.

QAQC undertaken includes submission of CRMs, blanks, and pulp repeats.

8.8.2.1	CRM

Three CRMs were submitted for analysis at the Nchanga analytical laboratory. The CRM mean values are: 0.81% TCu, 1.00% TCu, and 2.47% TCu.

Shewhart plots for each CRM standardized to zero were generated, see Figure 8.8 to Figure 8.10.

The following observations were made:

•	All CRMs are inside 3SD.

•	Eight CRMs are between 2SD and 3SD for the 0.81% TCu CRM. These values are biased high for seven of the eight samples. However, the samples are evenly scattered across the x-axis.

•	Samples between 1SD and 2SD are biased high for the 0.81% CRM.

•	All CRMs for the 1.00% TCu are inside 2SD, the samples between 1SD and 2SD are biased high. These are scattered evenly across the x-axis.

•	Nine samples are between 1SD and 2SD for the 2.47% TCu CRM.

The Shewhart plots indicate that for TCu%, the analytical assay values from the Nchanga analytical laboratory are a good quality with the majority of the values within +/- 2SD of the mean.

amcconsultants.com	95

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 8.8	Shewhart plot for 0.81% TCu CRM - Luano

Source: KCM, 2025.

Figure 8.9	Shewhart plot for 1.00% TCu CRM - Luano

Source: KCM, 2025.

Figure 8.10	Shewhart plot for 2.47% TCu CRM - Luano

Source: KCM, 2025.

amcconsultants.com	96

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

8.8.2.2	Blanks

Blank samples were inserted at a rate of 1:20 in each batch sent to the Nchanga analytical laboratory. The analysis of the results is shown in Figure 8.11.

The blank material is regularly registering values of TCu% less than 15 times the analytical method detection limit of 0.01% TCu. That is only 11 out of 89 samples returned a true blank result. This is sufficient to investigate laboratory sample preparation hygiene. The site visit indicated that the age and maintenance of equipment require attention.

The blank material is sourced locally and likely not a true blank. Consideration is being given to replacing the blank material source.

Figure 8.11	Blank sample analytical results - Luano

Source: KCM, 2025.

8.8.2.3	Repeats

Pulp duplicate of 336 samples were sent to SGS Kitwe Zambia. The analytical results were compared to the Nchanga analytical laboratory results using HARD plots.

For TCu% 90% of samples had less than 10% HARD, which is a good result for pulp repeats, see Figure 8.12. For ASCu% approximately 70% of samples had less than 10% HARD, see Figure 8.13. The analytical method used for ASCu% at SGS was different to that used at the Nchanga analytical laboratory. As such 70% of samples achieving a HARD of less than 10% is a reasonable result.

amcconsultants.com	97

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 8.12	HARD plots for TCu% - Luano

90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
H.AR.D.
Plot Area
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
110%
% Rank

Source: KCM, 2025.

Figure 8.13	HARD plots for ASCu% - Luano

Source: KCM, 2025.

8.8.3	Stockpile 16

There are 281 drillholes in the SP16 geological database. These reverse circulation holes were drilled in two phases in 2001 and 2013. QAQC data exists for 133 holes drilled during 2013.

QAQC sample submission is limited to CRMs only.

8.8.3.1	CRM

Five different CRM’s from Geostats Pty Ltd were submitted for SP16 drilling in 2013. These were purchases from Geostats Pty Ltd in Australia. CRM TCu% grades are: 0.23%, 0.75%, 0.82%, 1.69%, and 2.48%. Only limited data for each CRM is available, which excludes the certificates.

amcconsultants.com	98

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Results inside +/-2SDs were considered a pass. More results outside +/-2SDs were biased high, see submission and pass fail rates in Table 8.3, Shewhart plots in Figure 8.14 and Figure 8.15.

Table 8.3	CRM sample submission with pass fail – SP16

CRM mean TCu%	Total number	Samples >-2SD	Samples >+2SD	Samples >+/-3SD	% of sample outside 2SD
0.23	31	4	7	#	27
0.75	58	0	7	#	12
0.82	40	2	2	#	10
1.69	43	5	3	#	19
2.48	32	0	3	#	9
Total	204	13	22		17

Note: # - Insufficient information.

Figure 8.14	Shewhart plot for % TCu CRM – SP16

NCHANGA LAB CRM STANDARD VALUE ANALYSIS (TCu 0.75%)
0.9
0.8
0.7
0.6
1
11
21
31
41
51
61
TCu%
NO OF SAMPLES
STANDARD
VALUE
MEAN+ 1 SD
MEAN+ 2 SD
MEAN -1 SD

Source: KCM, 2025.

amcconsultants.com	99

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 8.15	Shewhart plot for 1.69% TCu CRM – SP16

NCHANGA LAB CRM STANDARD VALUE ANALYSIS (TCu 1.69%)
TCu%
2
1.9
1.8
1.7
1.6
1.5
1.4
1.3
1
11
21
31
41
51
NO OF SAMPLES
STANDARD
VALUE
MEAN+ 1 SD
MEAN+ 2 SD
MEAN -1 SD
MEAN -2 SD

Source: KCM, 2025.

The incomplete CRM data alone is insufficient to form a full view of the performance of the QAQC for the 2013 SP16 drilling. It is unclear if some CRM samples might have been mislabeled, which could explain some of the extreme outlier results.

8.8.4	QAQC conclusion

In drilling completed since the 2000’s some QAQC has been completed. Blanks have not always been submitted. The CRM results range from good, reasonable with slight negative bias, to poor.

Similarly, the pulp repeats (same laboratory and second laboratory) results are mixed with both good and poor results.

Results whether good or poor are consistent within each drilling program. This indicates the internal laboratory standards and potentially age of equipment is key to improved laboratory performance.

Batch-by-batch analysis of the QAQC on receipt of the data will provide the laboratory with real-time performance feedback.

8.9	Qualified Person’s opinion

There is limited if any sample preparation or analytical QAQC data for the historical samples.

The QP notes that there has been no twin hole drilling to confirm the accuracy of the historical data. However historical and modern / recent drilling are intermingled geographically and at no time have recent drillholes provided results outside the values or range indicated by historic drilling.

amcconsultants.com	100

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The QP notes that as mining progresses there is less reliance on historical data.

Modern and recent sample preparation, security, and analytical procedures applied are appropriate. The QP is of the opinion that to ensure improved accuracy and precision, QAQC protocols are to be conducted on all drillholes.

The QP notes that the QAQC showed standards plotting outside the 2SD and that repeats do not fully align with the requirements which both compromises on accuracy and precision of the assays. However, the QP is of the opinion that though it does add a degree of uncertainty, it would not significantly affect the outcome of the grade estimation.

Where there is a question about the performance of the QAQC for sample batches from the site laboratory, an umpire laboratory must be used.

A site visit to the site laboratory showed that the laboratory due to age and use requires physical maintenance and the replacement of old sample preparation and analytical equipment. Where there is doubt as to the condition of any of the site sample preparation and laboratory analytical equipment, an external third-party laboratory should be used.

amcconsultants.com	101

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

9	Data verification

9.1	Historic data

The bulk of the data informing the current Mineral Resource estimates for most of the KCM assets is historical and was collected over a period spanning 50 years that the assets have been in operation.

Prior to the privatization of the Zambian Copperbelt mines, all the data for the operations of all the mines on the Zambian Copperbelt was maintained centrally in a Borehole Master File database.

On privatization in the early 1990s, each of the new operators was able to extract from the repository the data pertaining to their operations.

The data verification undertaken for each of the KCM assets includes:

•	Comparison of the modern database entries for the collar, assay and survey records against printouts from the Borehole Master File downloads.

•	Plotting plans and sections using data from the modern database and comparing the position of the drillhole and geology with the drillhole and geology position on the historic manually generated plans and sections.

A significant portion of the historic drill data relates to areas that have since been mined out.

9.2	Modern data

9.2.1	Database

After drillhole logging the drill log spread sheets are sent to the database administrator who imports the data into the AcQuire Database. The database has validations switched on for lithological and assay type names, project codes, sample depths, i.e. the ‘from’ and ‘to’ depths of the samples, etc. Any errors associated with these fields and others are highlighted at import stage. Records with errors are not written to the database. A check report is run, with the database administrator sending import errors back to the originator geologist for correction.

Once all errors are corrected, verification is done by the originator’s supervisor and the data is again sent to the database administrator for importation into the Acquire database.

The check import method is run again, and if no further errors are detected, the entry method is changed to, insert, update or merge depending on the data type. The data is written into the database.

Consistency checks are done by extracting the newly imported data from the database, importing it into the mining software, e.g. Datamine®, de-surveying and displaying it in graphic windows for spatial and orientation visual validations.

9.2.2	Exported data validation

After data is exported from the database and imported to mining software the following validations are carried out to ensure data integrity:

•	Check for missing data in collar file, survey file, geology file and assay file.

•	Check survey data for bearing beyond 360° and inclination beyond ±90°.

•	Check for data duplication.

•	Check for outliers in terms of spatial location.

•	Check for overlapping sample intervals.

•	Missing intervals.

•	Consistency in geological logging.

•	Check that drillhole length is not less than the sampling length.

•	Visual inspection of plotted drillhole trace.

amcconsultants.com	102

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

During validation, some drillholes were found to have missing assay values. A thorough check found that those missing values were also missing on the actual log sheets. Further analysis reviewed that the missing values were outside the 1% TCu and did not affect the downstream process. The checks also found several samples with very high-grades and physical checks were conducted which verified that there were no typographic errors and the high-grades in the database were as per the values provided on the laboratory certificates.

9.2.3	Data verification

Data validation has been undertaken on data provided. This included drillhole collar surveys, downhole geological logging observations, sample selection and preparation, sample analysis, analytical results, and other test data.

Random checking has been undertaken of the geological database against the drillhole log sheets. Analytical results in the database were reviewed against the laboratory output MS Excel files checking for importation and transcription errors.

Verification included reviewing adherence to the: geological logging procedures, and the sample selection and preparation procedures.

9.2.4	Database security

Database backup is done on a weekly basis. This is managed by the MS server support team Server Consultants.

Database changes are only done on request by the data originator after discussing them with their supervisor, highlighting the changes that have been made which the data originator would like to have effect in the database, the changes are sent to the Database administrator together with the instructions for the changes. Once the changes are discussed and it’s agreed to update the records concerned, the update is made in the database and the instructions are filed on the Geology server for possible future reference. For some records like lithological name and assay values, the old record is maintained in columns, Formation_C, TCu1, ASCu1, TCo1, and ASCo1, while the updated record is maintained in Columns Formation, TCu, ASCu, TCo, and ASCo.

Corruption due to typographic error is avoided mainly by restricting the number of users that can write to the database. Most users are only assigned copy rights and usually work with extracted data. Currently only the database administrator has access to import data. Manual inputting of data into the database is avoided. The preference is to import data in CSV format as an output of Excel spread sheets. The Excel spreadsheets have gone a rigorous verification process as described below.

A sign-off check list is used by all geologists in the generation of geological data.

9.3	Data verification limitations - Konkola

During the data verification process, several limitations and challenges were identified:

•	CRM Supply Shortages: Some assay batches lacked sufficient CRMs, limiting the ability to systematically validate analytical accuracy.

•	Quartz Blank Contamination: Independent audits identified trace mineralization in quartz blanks, raising concerns about their effectiveness in detecting contamination.

•	Historical Data Gaps: Some older drillhole records lack complete metadata, particularly in relation to core recovery rates and downhole surveys.

•	Inconsistent Twin Drilling Data: While some historical twin drilling has been conducted, the coverage is limited, reducing the ability to fully validate historical datasets.

•	Incomplete Sample Disposal Records: Records on sample reject and pulp retention times were found to be inconsistent, creating gaps in long-term data verification.

amcconsultants.com	103

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

These limitations impact the ability to fully assess data reliability across all historical and current drilling programs.

9.4	Data verification limitations - Nchanga

During the data verification process, several limitations and challenges were identified:

•	No QAQC for historical data, introducing some degree of uncertainty.

•	Limited blank and repeat submission in CRMs.

•	CRM supply shortages, with some batches lacking sufficient CRM.

•	Historical data gaps with some older drillholes lacking information in relation to core recovery rates and downhole surveys.

•	Incomplete pulp and reject sample disposal records, creating gaps in long-term data verification.

These limitations impact the ability to fully assess data reliability across all historical and current drilling programs.

Drillhole orientation (strike) was identified as requiring correction in some drillholes in the UOB.

These were checked against the hard copy logs and errors corrected.

9.5	Qualified Person’s opinion

The QP considers that with respect data verification the only potential material risk is associated with the QAQC which has been discussed in Section 8. While acknowledging there is a small requirement to remove some historical input from use in an estimation.

amcconsultants.com	104

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

10	Mineral processing and metallurgical testing

Metallurgical testing has been conducted to support process flowsheet design. Key recovery parameters:

•	Konkola Concentrator: 89.1% copper recovery

•	Nchanga Concentrators: Variable recovery by ore type

•	Nchanga TLP: 74.8% acid soluble copper recovery

•	Smelter: 98.7% copper recovery

The primary processing method employed at the KCM concentrators at both Konkola and Nchanga is conventional froth flotation, a technique for the beneficiation of mixed sulfide and oxide copper ores. The current processing circuits consist of grinding, sulfide flotation in roughing, scavenging and cleaner configuration stages to recover primary copper sulfides. Tails from the sulfide flotation circuit containing unrecovered sulfides and oxide copper species undergo controlled potential sulfidation (CPS) with sodium hydrosulfide (NaHS), and are subsequently floated in an oxide rougher, scavenger with regrind, and cleaner flotation circuit to recover a portion of the oxide copper species. The processing circuit is described in detail in Section 14.1.

This two-stage approach has been validated through extensive operational performance at the site, with the sulfidation step tailored to optimize recovery from the mineral assemblage present within the Konkola deposit, which includes chalcopyrite, bornite, chalcocite, malachite, and azurite.

No novel or experimental processing routes have been introduced. The employed methodology is widely used within the copper industry, particularly for base metal operations processing transition ores with a blend of sulfide and oxide minerals. As such, no additional metallurgical test work has been deemed necessary to validate the general applicability of the process.

10.1	Testing nature, extent, and analytical procedures

KCM is an active operating mine with multiple process streams at the Konkola Concentrator.

The current metallurgical performance inputs used in the production plan are derived from ongoing plant data obtained since operations resumed in August 2024 and historical metallurgical performance. As such, past test work has been superseded by current performance data, which reflects actual operating conditions and ore variability encountered during production.

10.2	Testing laboratories

All metallurgical and analytical testing is conducted on site:

•	Konkola analyses are undertaken at the KMRL laboratory at Konkola (Konkola analytical laboratory).

•	Nchanga analyses are undertaken at the KMRL laboratory at Nchanga (Nchanga analytical laboratory).

The laboratory is a wholly owned facility of KCM and is independent of external influence. It operates under internationally recognized quality assurance standards and is certified to BSI ISO9001:2015.

The laboratory performs routine process monitoring, metallurgical accounting, and quality control testing, which directly informs plant adjustments and long-term production planning.

10.3	Test sample representativity

Test samples are collected for confirmation of metallurgical performance and for testing of potential changes in reagents and operating conditions.

amcconsultants.com	105

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Samples used for metallurgical tracking and process control are considered indicative of the ore being processed. Sampling is ongoing and responsive to mining progression. As new zones are accessed within the deposit, representative samples are taken and metallurgically assessed to ensure processing parameters are continuously optimized for maximum recovery and concentrate quality. This practice ensures metallurgical performance remains reliable over the life of the mine.

Despite strong internal QAQC protocols, several limitations were identified during independent reviews. These include occasional shortages of CRMs, trace mineralization detected in quartz blanks, inconsistent sample disposal records, and limited twin-drilling coverage for validation. In particular, the quality of some assay batches was previously impacted by equipment ageing, although this is being addressed through a phased equipment upgrade program.

To ensure precision and mitigate data bias, QAQC reviews conducted in 2024 included reassessment of CRM results and corrections to historical data mismatches. Additional confirmation steps involved reanalysis of failed batches and implementation of stricter reference standard controls.

Where further validation is required, external umpire laboratories are recommended for independent verification of assay results, especially where internal QAQC results fall outside acceptable deviation limits. This layered approach provides additional confidence in the reliability of assay data used in the geological and metallurgical models.

Monthly Mineralogical Composite Reports, issued for October 2024, January 2025 and February 2025, further reinforce the robustness of the metallurgical data. These reports are prepared by the ISO-certified Konkola Analytical Services Department and follow a standardized methodology (Ref. KCM / MD / SIQ / MM01) to quantify copper and cobalt minerals in flotation feeds, tailings, and concentrates. The repeatability of analytical methods and the monthly reconciliation of flotation performance with mineralogical observations provide internal validation of laboratory and plant data. Trends in acid-soluble copper, mineral liberation, and gangue composition across months offer critical insight into both ore variability and plant response. Each report is signed by project mineralogists and approved by the Head Mineralogist, strengthening confidence in the internal QA process.

10.4	Testing results, assumptions, and deleterious elements

10.4.1	Konkola concentrator

Konkola Concentrator is operational and will continue to be in operation for the mine life. The primary data inputs for metallurgical forecasting are derived from plant operational data collected in the operational period up until 2022 and since the recommencement of production in August 2024.

This real-time data supersedes earlier bench-scale test work. While historical metallurgical testing was performed during earlier phases and feasibility assessment, the operational data now used offers superior representativity by directly reflecting the current process streams and ore variability encountered across mining areas.

Figure 10.1 aggregates the historical Konkola concentrator performance and recoveries since the recommencement of production in July 2024.

amcconsultants.com	106

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 10.1	Konkola concentrator recoveries

Recovery
100.00
95.00
90.00
85.00
80.00
75.00
70.00
Recovery
y = -76.883x + 96.573
R2 = 0.6581
0.00
0.05
0.10
0.15
0.20
0.25
ASCu/Tcu Ratio
%TCu
%AlCu
HOV
Historical
Linear (%TCu)

Source: AMC, 2025.

Total copper recovery is closely related to the acid soluble copper content (ASCu). The recommended total copper recoveries are given by:

TCu(%) = -76.883 x ASCu(%)/TCu(%) + 96.573

The concentrate produced from the Konkola ore body is relatively free of deleterious elements and is a suitable feed for the Nchanga smelter. The main controls required are for silica and MgO content.

Main gangue minerals in concentrate are argillite and quartz / feldspars. Gangue minerals comprise approximately 1/3rd of the concentrate mass. High silica and MgO are deleterious to smelter operation. The preferred contents are <15% and <1.5% respectively. Typical Konkola concentrate has 20-22% silica and 2.5 to 3% MgO. This is controlled by blending at the smelter.

10.4.2	Nchanga TLP

The primary data inputs for metallurgical forecasting are derived from plant operational data collected in the operational period up until 2022 and since the recommencement of production in August 2024. The operational data now used offers superior representativity by directly reflecting the current process streams and ore variability encountered across mining areas.

Figure 10.2 shows copper production and recovery performance since the restart and the FY25-26 plan.

amcconsultants.com	107

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 10.2	Nchanga TLP copper production and recoveries - Restart and FY25-26 plan

Source: KCM, 2025.

Historical copper recoveries are shown in Figure 10.3 below.

Figure 10.3	Historical Nchanga TLP copper recoveries

Source: KCM, 2025.

Recovery performance was reduced in the four-year period from 2020 to 2024 due to operating and financial constraints.

This data provides the basis for estimation of the long-term recovery performance of the Nchanga TLP. Collation of recovery data is given in Table 10.1.

amcconsultants.com	108

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 10.1	Historical, restart, and plan Nchanga TLP recoveries

Recovery data	ASCu recovery (%)	Note
Historical average 2010 to 2024	70.62	14 yr period.
Historical average excluding 2020 to 2024 data	74.75	10 yr period. Excludes 4 yr period of operating and financial constraint.
Restart period August 2024 to January 2025	69.05	6 months.
Last 3 months of restart	76.51	Excludes first 3 months of restart.
Plan FY25-26	71.05	Plan ramps up from 69.7% recovery to 74.8% recovery.
Plan FY25-26 Q4	74.82	3 months of plan.

The final period of the FY25-26 plan coincides with a relatively consistent 10-year period of operational performance. A recovery of 74.8% ASCu is suitable for long-term planning of the Nchanga TLP performance.

10.5	Qualified Person’s opinion

In the opinion of the QP, the data provided is adequate for the purpose used in the TRS and procedures used are part of conventional industry practice.

amcconsultants.com	109

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

11	Mineral Resource estimates

INFERRED MINERAL RESOURCE DISCLOSURE

Approximately 68% of the total KCM Mineral Resources (262.7 Mt of 384.1 Mt) are classified as Inferred. Inferred Mineral Resources have a lower level of confidence and must not be converted to Mineral Reserves. It is reasonably expected that the majority of Inferred Resources could be upgraded with continued exploration.

11.1	Introduction

Figure 11.1 shows the location of KCM mining rights and Konkola and Nchanga assets.

Figure 11.1	Plan location of the KCM Mineral Deposits

Source: AMC, 2025.

amcconsultants.com	110

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The Mineral Resource classification criteria and cut-off grade on an asset-by-asset basis are based on combinations of the:

•	Geological and grade continuity.

•	Drill data density.

•	Data quality.

•	Estimation quality.

•	Historical mining.

•	Mining method.

•	Potential for the mining method to transition from surface to underground.

•	Depth of mineralization to surface.

11.2	KCM Integrated Operations - Mineral Resources

Per Item 1304 of Regulation S-K 1300, each material property is presented with individual disclosures.

A Mineral Resource is an estimate of the in-situ concentration of solid material of economic interest, which serves as the point of reference for the Mineral Resource estimate. The Mineral Resource classification criteria and cut-off grade (COG) on an asset-by-asset basis. The Mineral Resource estimate as of 1 April 2025 for all KCM operations is summarized in Table 11.1 below.

amcconsultants.com	111

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 11.1	KCM Mineral Resources – 1 April 2025

		Cut-off	Tonnes	Total copper	Copper	Total cobalt	Cobalt
Asset	Classification	TCu (%)	Mt	TCu (%)	Cu (kt)	TCo (%)	Co (kt)
	Measured	1	5	3.5	174	0.05	2.5
	Indicated	1	31	3.8	1,169	0.07	22
Konkola Mine	Measured + Indicated	1	36	3.7	1,343	0.07	24
	Inferred	1	249	3.4	8,338	0.06	149
	Total		285	3.4	9,681	0.06	174
	Indicated OP	0.48	3	1.5	41	0.09	3
	Indicated UG	1	13	1.6	202	0.04	5
COP DF	Measured + Indicated	1	16	1.6	243	0.05	9
	Inferred	1	6	2.4	141	0.00	0
	Total		22	1.8	384	0.04	9
	Measured
	Indicated	0.95	3	2.8	86	0.02	1
Luano	Measured + Indicated	1	3	2.8	86	0.02	1
	Inferred	0.95	4	2.4	107	0.03	1
	Total		8	2.6	193	0.03	2
	Measured
	Indicated	0.96	13	2.6	345	0.00	0
COP E Ext	Measured + Indicated	1	13	2.6	345	0.00	0
	Inferred	0.96	9	2.4	221	0.00	0
	Total		23	2.5	565	0.00	0
Stockpile SP16	Indicated	0.41% ASCu	7	1.0	67	0.00	0
TD03	Indicated	0	9	0.8	72	0.00	0
TD04	Indicated	0	28	0.6	168	0.00	0
	Measured		5	3.5	174	0.05	3
	Indicated		106	2.0	2,149	0.02	30
Total KCM	Measured + Indicated		111	2.1	2,323	0.02	0
	Inferred		269	3.3	8,807	0.06	151
	Total		380	2.9	11,130	0.05	0

Notes:

•	Point of reference: In situ material.

•	Classification in accordance with S-K 1300.

•	Approximately 84% of KCM Mineral Resources are classified as Inferred.

•	Metallurgical recovery – Konkola Mine: Concentrator 89% Cu, 30% Co; Smelter 98.7% Cu, 60% Co; Refinery 96.75% Cu payable.

•	Metallurgical recovery – Nchanga: Concentrator 24–61% Cu (varies by deposit); Smelter 98.7% Cu; Refinery 96.75% Cu payable.

•	Metallurgical recovery – TD03/TD04: Nchanga TLP 74.8% acid soluble Cu; 48.1% total Cu to cathode.

•	Processing route: Konkola/Nchanga Concentrator → Nchanga Smelter → Nkana Refinery; TD03/TD04 via Nchanga Nchanga TLP.

•	Tonnage and grade are rounded; this may result in minor computational discrepancies.

•	Mineral Resources are 100% attributable to KCM.

11.2.1	Mineral Resource uncertainty

Mineral Resource estimates may be materially affected by the following risk factors:

•	Data quality: Limited QAQC data exists for historical drillholes. Modern and historical drilling are intermingled geographically, and at no time have recent drillholes provided results outside the range indicated by historical drilling. As mining progresses, reliance on historical data diminishes. The QP recommends implementation of comprehensive QAQC protocols on all future drillholes (Section 23).

amcconsultants.com	112

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

•	Geological variability: The Konkola deposit is characterised by folded and faulted stratigraphy, variable mineralisation thickness, and locally disrupted mineralisation associated with thrust zones and synclinal folding. These features affect estimation confidence in areas of structural complexity, particularly where drillhole spacing is wide. The geological model accounts for known structural controls, but unidentified faults or changes in mineralisation geometry between drillholes may affect local block grade estimates.

•	Metallurgical recovery: Recovery assumptions are based on historical plant performance and limited variability testwork. Variations in ore type, oxidation state (reflected in the ASCu ratio), and feed blend may affect achieved recoveries relative to the assumptions applied.

•	Economic assumptions: The Mineral Resource is constrained by a 1.0% TCu cut-off grade reflecting reasonable prospects for eventual economic extraction. Changes to metal prices, exchange rates, mining costs, or processing costs could materially affect the quantity of material reported above cut-off.

The QP considers that these risk factors are consistent with a deposit of this geological type and at this stage of exploration maturity, and do not represent unusual or atypical uncertainty relative to comparable sediment-hosted copper deposits on the Zambian Copperbelt. The most significant pathway to reducing uncertainty is the infill drilling program recommended in Section 23, which would support progressive conversion of Inferred Resources to higher confidence categories.

amcconsultants.com	113

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

11.3	Konkola

All mineralization is predominately hosted in the shale formation (OSU) with some mineralization extending to the adjacent hangingwall and footwall formations.

The Konkola mineralization consists of seven mining areas. These include: Konkola East, Konkola Flats, Konkola Extension, Bancroft North, Bancroft Central, Bancroft Deeps, Bancroft South (see Figure 11.2). These mining areas will be referred to as collectively as Konkola.

Figure 11.2	Plan view of mining areas at Konkola

Source: AMC, 2025.

The Konkola deposit is one of the largest in the region with copper grades averaging above 3% TCu.

The current block model was generated AMC in 2024. It is based on the 2016 SRK South Africa block model and includes drillholes completed since 2016.

Datamine® and Surpac® mining software was used to visualize and undertake the grade estimation. Supervisor® software was used for geostatistical assessment.

amcconsultants.com	114

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

11.3.1	Data

The Konkola geological database contains 4,245 drillholes. The database is comprised of four files, collar, survey, geology, and assay. In 2024 an additional 251 drillhole have been incorporated.

The assay file contains a column called “Asscode” that separates waste from mineralization using a geological cut-off grade of 1% TCu. Samples with grades below 1% TCu are coded 0 and those above 1% TCu are coded 1. Internal dilution was considered i.e., samples within the mineralization below cut-off grade were coded as 1 based on the criteria that they were not more than 2 m thickness.

Drillholes are shown in plan view in Figure 11.3. Drillholes from 2016 onwards are shown in red and are present along the strike length of the mineralization.

Figure 11.3	Drillhole location plan - Konkola

Source: AMC, 2025.

amcconsultants.com	115

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

11.3.2	Geological interpretation

Between 2021 to 2024, the Konkola geology team completed a campaign to improve the structural understanding using underground geological mapping to refine the geological interpretation.

Prior to this, the 2016 geological models captured geological structures like faults with a displacement greater than 20 m. Other structures, such as stope scale faults, were not captured. Structures with less than 20 m displacement have been observed to be critical in the mine performance with respect to short-term mine planning

Geological mapping and drillhole data were both used in the 2024 interpretation update. The lithological and mineralization wireframes updated are the bottom of HWA, HWQ, OSU, FWS, PC, AGS, and FWQ including the grade wireframes (AFW and AHW) modelled at 1% TCu geological cut-off.

With more drilling and geological mapping information acquired, several other fault structures have been defined and added to the geological models that where not present in the 2016 model as shown in Figure 11.4.

Figure 11.4	Comparison between 2016 and 2024 wireframes - Konkola

Source: AMC, 2025.

amcconsultants.com	116

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Steps used to update the geological interpretation:

•	Geological mapping: Detailed structural mapping was carried out of all current faces and data plotted directly into MicroStation software (.dgn format).

•	Review of old plans: geological level plans from upper levels were reviewed to confirm the continuity of the faults that have been added to the updated geological interpretation. Where these were confirmed, they were included via scanning and digitizing of the geology. Figure 11.5 shows an example of historic geological mapping from the top levels.

•	Drillhole logging: data collected from new drillholes was used for interpretation of fault kinematics.

•	Geological interpretation: Surpac® version 6.6 was used to update the 2016 geological interpretations surfaces. The 2016 surfaces for each formation were imported into Surpac® and sectioned at either 20 m or 40 m spacings. The strings were updated to honor current mapping and new drillholes. The grade shells (AFW and AHW) interpretation was also updated.

Figure 11.5	Plan view of historic mapping from 1850L plan - Konkola

Source: AMC, 2025.

11.3.2.1	Estimation domains

Grade estimation domains were established in two steps: defining the hangingwall and footwall surfaces and then defining zones of grades continuity along strike (geostatistical stationarity).

11.3.2.2	Definition of hangingwall and footwall surfaces

The hangingwall and footwall surfaces were defined using a 1% TCu cut-off. Whilst the OSU is typically the host for mineralization, in some location’s mineralization is observed extending into the hangingwall and footwall of the OSU. In other instances, the OSU is not mineralized for its entire thickness.

The hangingwall and footwall surfaces were interpreted on section and digitized. The resulting strings were then explicitly modelled to generate the AFW and AHW wireframe surfaces.

amcconsultants.com	117

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Contact analysis of sample intervals on either side of the interpreted boundary illustrates that the contact between the mineralized and non-mineralized sections of the drillhole is a sharp boundary (Figure 11.6). Within the domain, sample grades are typically greater than 1% TCu, and outside of the wireframes, the sample grades drop to 0.3% TCu.

Figure 11.6	Contact analysis between non-mineralized and mineralized material - Konkola

Source: AMC, 2025.

The hangingwall and footwall surfaces shown in Figure 11.7 were used in Datamine® to apply domain codes to the sample intervals. All compositing, exploratory data analysis, and estimations are constrained within this boundary.

amcconsultants.com	118

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.7	Hangingwall and footwall constraining surfaces - Konkola

Source: AMC, 2025.

Along strike continuity

As shown in Figure 11.8, visual analysis of the copper grades illustrates the existence of multiple distinct grade populations along strike within the mineralized zone defined by the hangingwall and footwall surfaces. These grade domains are believed to be structurally related features, with both sin and post-mineralization relationships.

amcconsultants.com	119

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.8	Along strike grade continuity - Konkola

Source: AMC, 2025.

Both box and whisker plots (Figure 11.9) and Q-Q plots (Figure 11.10) support the existence of the lateral grade domains and provide evidence that the domains should be estimated separately to ensure the stationarity needed for ordinary kriging.

Figure 11.9	Box and whisker plot comparing TCu% across seven grade domains - Konkola

Source: AMC, 2025.

amcconsultants.com	120

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.10	Q-Q plots comparing TCu% across seven grade domains - Konkola

Source: AMC, 2025.

Domains four and five have been split into two separate domains using the fold axis as the domain boundary. These domains share the same grade populations. They have been separated to allow the application of the two structural orientations resulting from the fold hinge.

During grade estimation, some domain boundaries were used to provide hard constraints, while others were used to apply soft constraints, as follows:

•	Z1/Z2, Z2/Z3, Z4/Z5 = Soft boundary (allow data sharing 50 m inside adjacent zones)

•	Z3/Z4, Z5/Z6, Z6/Z7 = Hard boundary (No data sharing allowed between adjacent zones)

All compositing, exploratory data analysis, and estimation were conducted using these domains as individual estimation domains (Figure 11.11).

amcconsultants.com	121

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.11	Block model and composites flagged by domain - Konkola

Source: AMC, 2025.

Top-capping analysis of grade was investigated using Supervisor® software. On a domain-by-domain basis, data distributions were considered on the raw composite data to ensure outliers were appropriately controlled during the compositing and estimation process. Top-caps were applied where breaks in the grade distributions were observed (Figure 11.12). The top-caps applied to the composites for the Konkola estimate are outlined as Table 11.2.

amcconsultants.com	122

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.12	Top-capping analysis - Konkola

Source: AMC, 2025.

amcconsultants.com	123

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 11.2	Top-caps – Konkola

Element	Domain	Capping value	Number of samples cut	Percentile
	1	17.00	5	99.90
	2	10.00	6	99.90
	3	15.00	7	99.90
TCU (%)	4	15.00	4	100
	5	11.00	8	99.80
	6	8.00	7	99.50
	7	6.00	5	99.50
	1	8.50	6	99.90
	2	7.00	3	99.90
	3	9.00	7	99.90
ASCu (%)	4	6.50	5	99.90
	5	7.00	4	99.90
	6	3.00	5	99.60
	7	2.70	5	99.50
	1	0.85	5	99.90
	2	0.60	3	99.90
	3	0.45	3	100
TCO (%)	4	0.85	2	100
	5	0.73	2	99.90
	6	0.74	0	100
	7	0.50	2	99.80

11.3.3	Statistics and compositing

The Konkola deposit's sample lengths range from 0.10 m to a maximum of 15 m, with a mean of 0.60 m. Both copper samples underwent a composite length sensitivity analysis to help select the most appropriate composite length during interpolation. The study compares the composites' coefficient of variation (CoV) at various composite lengths.

The study showed a decrease in CoV at 1 m, where the first of two inflexion points is observed.

The degree of change flattens slightly from a 1 m to 2 m composite length, with a consistent decline observed after the 1 m composite (Figure 11.13).

amcconsultants.com	124

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.13	Plot of coefficient of variation versus composite length - Konkola

Source: AMC, 2025.

Due to the laminated and stratiform nature of the mineralization and the first inflexion point is observed at the 1 m composite length, a one-meter composite length has been selected as the composite length for the Konkola estimate. Descriptive statistics for copper, acid copper and cobalt before and after compositing are presented as Table 11.3.

amcconsultants.com	125

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 11.3	Descriptive statistics pre- and post-compositing – Konkola

Total Copper

	All		Domain 1		Domain 2		Domain 3		Domain 4		Domain 5		Domain 6		Domain 7
Type	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp
Samp	60,579	36,815	13,117	8,653	7,090	4,571	15,748	9,497	13,968	8,298	6,045	3,391	2,443	1,292	2,143	1,098
Min	0.01	0.01	0.01	0.15	0.02	0.20	0.01	0.06	0.01	0.01	0.01	0.11	0.03	0.84	0.03	0.64
Max	49.06	27.88	30.65	26.43	18.95	14.13	30.60	27.88	23.50	21.93	41.13	19.08	49.06	22.66	10.05	8.88
Avg	3.99	4.09	4.00	4.13	3.57	3.65	5.05	5.19	3.39	3.45	3.75	3.76	2.76	2.74	3.44	3.49
SD	2.22	1.97	2.37	2.08	1.78	1.50	2.49	2.13	1.77	1.64	1.92	1.53	1.55	1.17	1.35	1.08
CV	0.56	0.48	0.59	0.50	0.50	0.41	0.49	0.41	0.52	0.47	0.51	0.41	0.56	0.43	0.39	0.31

Acid Soluble Copper

	All		Domain 1		Domain 2		Domain 3		Domain 4		Domain 5		Domain 6		Domain 7
Type	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp
Samp	60,437	36,726	13,075	8,626	7,079	4,559	15,731	9,488	13,920	8,264	6,043	3,391	2,429	1,285	2,135	1,098
Min	0	0.01	0.01	0.01	0	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.009	0.01	0.01	0.01
Max	21.82	12.859	21.4	12.859	13.91	7.537	14	12.825	12.83	12.81	18.4	7.865	21.82	8.855	5.62	5.356
Avg	0.441	0.446	0.62	0.61	0.316	0.31	0.448	0.468	0.333	0.34	0.561	0.539	0.302	0.285	0.245	0.227
SD	1.02	0.915	1.278	1.093	0.822	0.721	1.128	1.071	0.717	0.647	1.073	0.884	0.693	0.489	0.51	0.443
CV	2.311	2.051	2.06	1.793	2.603	2.323	2.519	2.288	2.155	1.902	1.914	1.638	2.291	1.717	2.079	1.955

Total Cobalt

	All		Domain 1		Domain 2		Domain 3		Domain 4		Domain 5		Domain 6		Domain 7
	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp	Raw	Comp
Samp	59,009	36,084	12,838	8,470	7,009	4,522	15,418	9,323	13,832	8,236	5,841	3,309	2,379	1,265	1,670	946
Min	0.00	0.00	0.00	0.01	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.01	0.01	0.00	0.01
Max	1.49	1.02	0.99	0.96	0.99	0.92	0.88	0.55	1.49	1.02	0.90	0.85	0.84	0.74	0.76	0.57
Avg	0.08	0.08	0.12	0.12	0.07	0.06	0.04	0.04	0.08	0.08	0.08	0.08	0.12	0.12	0.07	0.07
SD	0.10	0.09	0.14	0.12	0.08	0.07	0.04	0.04	0.09	0.08	0.10	0.09	0.10	0.10	0.09	0.08
CV	1.31	1.17	1.20	1.03	1.18	1.03	1.20	1.04	1.13	0.99	1.28	1.14	0.88	0.80	1.23	1.09

amcconsultants.com	126

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Variography

Nugget effect was interpreted using downhole variograms for each domain and element of interest. Experimental downhole variograms were generated using 1 m composite lengths. Downhole variogram models were then generated to estimate the vertical intercepts of the model, which was set as the nugget effect for each variogram.

Directional variograms were generated for copper, acid-soluble copper and cobalt within each domain using top-cap 1 m composites. Within Supervisor®, directions were established for horizontal, across-strike and dip-plane orientations using directional continuity maps. Semi variogram models were generated for the major, semi major and minor orientations, using a range of angular tolerances and lag distanced to best interpret the experimental semi-variogram, as demonstrated in Figure 11.14.

Figure 11.14	Experimental semi-variogram model for TCu% - Domain 5 - Konkola

Source: AMC, 2025.

The resulting semi-variogram models were set to the Datamine® software orientation and exported as Datamine® variogram control files. Table 11.4 outlined the variogram parameters used in the estimation of the Konkola resource estimate. The author notes the maximum range of continuity for the copper domains is 60 to 725 m.

amcconsultants.com	127

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 11.4	Variogram models – Konkola

			Structure 1				Structure 2
Element	Domain	Nugget	Sill	Major (m)	Semi Major (m)	Minor (m)	Sill	Major (m)	Semi Major (m)	Minor (m)
	1	0.15	0.64	15.0	10.0	8.0	0.21	150.0	50.0	15.0
	2	0.20	0.64	20.0	10.0	4.0	0.18	150.0	120.0	8.0
	3	0.10	0.74	20.0	17.0	3.0	0.16	300.0	150.0	8.0
TCu	4	0.10	0.53	40.0	35.0	10.0	0.37	220.0	180.0	25.0
	5	0.20	0.40	43.0	25.0	5.0	0.40	500.0	300.0	10.0
	6	0.10	0.33	25.0	25.0	4.0	0.57	725.0	650.0	20.0
	7	0.20	0.54	11.0	18.0	2.0	0.26	60.0	50.0	15.0
	1	0.15	0.66	25.0	10.0	15.0	0.19	200.0	40.0	25.0
	2	0.15	0.67	10.0	10.0	6.0	0.18	100.0	70.0	15.0
	3	0.15	0.55	60.0	60.0	10.0	0.30	325.0	200.0	15.0
ASCu	4	0.15	0.61	45.0	15.0	5.0	0.24	165.0	100.0	15.0
	5	0.20	0.44	22.0	20.0	5.0	0.36	300.0	125.0	18.0
	6	0.10	0.59	20.0	15.0	4.0	0.31	225.0	150.0	20.0
	7	0.15	0.44	17.0	15.0	7.0	0.41	45.0	45.0	20.0
	1	0.20	0.62	15.0	10.0	15.0	0.18	90.0	40.0	20.0
	2	0.20	0.46	25.0	10.0	4.0	0.35	150.0	140.0	8.0
	3	0.10	0.60	22.0	30.0	10.0	0.30	260.0	360.0	15.0
TCo	4	0.20	0.50	10.0	20.0	5.0	0.30	150.0	150.0	30.0
	5	0.20	0.35	80.0	25.0	3.0	0.45	190.0	230.0	6.0
	6	0.20	0.52	9.0	20.0	2.0	0.29	110.0	50.0	7.0
	7	0.10	0.57	35.0	35.0	3.0	0.33	150.0	150.0	12.0

11.3.4	Block model and estimation parameters

The block model has an origin of easting 1,900 m, northing 31,500 m, and vertical -700 m. The parent block dimensions are 20 m in the easting and northing and directions and 2 m in the vertical, see Table 11.5. The thin vertical cell is to allow for the preservation of the laminated nature of the mineralization.

Table 11.5	Block model origin and extents

Direction	Origin (m)	Parent block size (m)	Number of parent blocks	Model extent (m)	Minimum sub block size (m)
Easting (m)	1,900	20	350	8,900	5
Northing (m)	31,500	20	475	41,000	5
Rl (m)	-700	2	2,200	3,700	1

The primary surfaces used in the initial stages of the block model generation are those of the hangingwall and footwall of the mineralization (AHW and AFW) and the hangingwall and footwall of the OSU. These surfaces were assigned to the block model with an “Asscode” of 1 within the mineralization surfaces and a “rock code” of 20. These two units were assigned to the block model using a sub-blocking technique to preserve the volume of the estimated units. The minimum sub-block sizes 5 m in the easting and northing and 1 m in the vertical direction.

The remainder of the stratigraphic sequence was applied to the model at a parent block level (no sub-blocking) using the stratigraphic sequence outlined in Table 11.6. The use of the parent blocks to flag the remaining stratigraphic sequence was to reduce the overall size of the model.

amcconsultants.com	128

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 11.6	Konkola modelled stratigraphy

Description	Code	ROCK
Dolomite	DOL
Shale with Grit	SWG	8
Hangingwall aquifer	HWA	9
Hangingwall quartzite	HWQ	10
Ore Shale Unit	OSU	20
Footwall conglomerate	FWC
Footwall sandstone	FWS	30
Pours Conglomerate	PC	40
Argillaceous Sandstone	AGS	50
Footwall Quartzite	FWQ	60
Basal Conglomerate	BC	70

The model is also flagged with:

•	Mined – 0 = Mined, 1 = In situ

•	Dwater – 0 = not dewatered, 1 = dewatered

•	Ozone – 111 = ore

•	Topo – Proportion of block above topography

•	Class – Resource classification (1=Measured, 2=Indicated, and 3=Inferred)

11.3.4.1	Estimation parameters

Grade estimated into the blocks was interpolated using Ordinary Kriging. During estimation, dynamic anisotropy was implemented which makes use of the orientation of the geology represented by the wireframe triangles or strings and allows the interpolation of the local strike and dip into each of the blocks in the model. These angles are then used to orientate the search ellipsoid to the individual block strike and dip during the kriging estimation process.

The estimation was done in three stages with the condition that only a maximum of three samples could be selected from each drillhole.

•	Pass 1: Blocks estimated within the first search volume (SVOL1) with minimum and maximum number of samples of nine and 12.

•	Pass 2: The blocks not estimated within the first search (SVOL1) were estimated using second search volume (SVOL2) twice the search radius while maintaining the same number of samples as used in pass 1.

•	Pass 3: Blocks still un-estimated after the second search (SVOL2), were then estimated using a third search (SVOL3) with the minimum number of samples.

The kriged estimate utilizes a locally varying anisotropic (LVA) search within Datamine®. The process assigns the geological trend of the footwall surface to the Datamine® model. During the estimation, the search ellipse defined by the variograms is rotated to conform with the structural trend of the project. The use of LVA is a common technique for ensuring the geological trend is honored in dipping stratiform deposits.

11.3.4.2	Bulk density

The bulk density values assigned are from the historical and current studies. Table 11.7 shows the bulk density value and the rock code assigned to each lithology assigned in the block model.

amcconsultants.com	129

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 11.7	Bulk density by lithology – Konkola

Lithology	Bulk density (t/m3)	Rock code
HWA	2.58	9
HWQ	2.61	10
OSU	2.68	20
FWS	2.56	30
PC	2.56	40
AGS	2.56	50
FWQ	2.56	60
BC	2.56	70

11.3.5	Block model validation

Three separate methods have been applied to validate the block model, they are swath plots, visual validation and statistical analysis.

11.3.5.1	Swath plots

Swather plots have been conducted domain-by-domain comparing the trends of the modelled estimates and input composites. A good correlation between input composites and estimated values is observed in the Measured and Indicated, as shown in Figure 11.15 and Figure 11.16.

Figure 11.15	Swath plots Measured and Indicated TCu% Domain 1 – Konkola

Source: AMC, 2025.

amcconsultants.com	130

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.16	Swath plots Measured and Indicated TCu% Domain 2 - Konkola

Source: AMC, 2025.

The correlation in the Inferred areas of the resource is far less robust, indicating the drillhole spacing used for the Inferred material is inappropriate for the classification (Figure 11.17). This observation is consistent with the variography, which illustrates materials are classified as Inferred outside the variogram ranges, which indicates there is no correlation between sample pairs.

amcconsultants.com	131

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.17	Swath plot Inferred showing poor correlation between composites and block model - Konkola

Source: AMC, 2025.

11.3.5.2	Visual validation

Estimated block grades were validated visually by comparing them to sample data. Visual inspection assisted in validating the grade variations observed in the samples (high- and low-grades). A good correlation between input composites and estimated block values is shown in Figure 11.18.

amcconsultants.com	132

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.18	Visual comparison between input composites and estimated grades - Konkola

Source: AMC, 2025.

11.3.5.3	Statistical validation

The statistics of the capped composites were compared to OK estimates in the block model. As observed in Table 11.8. The mean of the composites compared well with the estimates within all zones having an OK / DH (%) difference of not more than 10% which is acceptable. Zone 1 gave the highest percent difference due to the low-grade samples towards the south end of Zone 1 that lowered the grade of the estimates. Zone 1 gave the highest per cent difference due to the low-grade samples towards the south end of Zone 1, which lowered the grade of the estimates. However, these low-grade samples could not be analyzed separately as the sample size would not have been enough for statistical and geostatistical work.

amcconsultants.com	133

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 11.8	Statistical comparison of composite and estimated values for TCu% - Konkola

Domain	Composite (DH)					OK					OK/DH
	Nsam	Min	Max	Mean	SD	Nblocks	Min	Max	Mean	SD	(%) Diff
1	9,010	0.15	17	4.1	2.04	181,432	1.38	9.5	3.67	1.21	-10
2	4,571	0.2	10	3.65	1.49	88,942	1.54	6.42	3.48	0.68	-5
3	9,492	0.06	15	5.18	2.11	177,402	1.53	9.76	4.69	1.11	-9
4	8,241	0.01	15	3.44	1.61	423,032	1.09	11.04	3.44	1.1	0
5	3,376	0.11	11	3.76	1.48	132,776	1.67	7.14	4.03	0.93	7
6	1,292	0.84	8	2.72	1.01	43,105	1.48	4.36	2.57	0.5	-6
7	1,098	0.64	6	3.48	1.06	66,236	1.84	5.04	3.62	0.54	4

Figure 11.19	Mineral Resource classification Konkola

Source: AMC, 2025.

11.3.6	Classification criteria

The Konkola is an established operation with a history of production since 1957. The economic outcomes described within the report underpin support for the eventual economic extraction.

amcconsultants.com	134

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The Mineral Resource classification criteria and cut-off grade are based on:

•	Geological and grade continuity

•	Drill data density and spacing

•	Data quality

•	Estimation quality

•	Mining and production history

A drillhole spacing study developed at site in 2019 is the basis for the general classification outlines. This is a conditional simulation technique to determine the optimal drilling spacing for Measured and Indicated. The study concluded that a drillhole spacing of 50 m by 25 m can be used for Measured classification and 150 m by 200 m can be used for an Indicated classification.

Parent blocks with an average distance of 50 m to a drillhole are classified as Measured and those with an average of 150 m to a drillhole are classified as Indicated. Resources with an average distance of more than 150 m and above the shaft bottom are classified as Inferred.

Where parent blocks are than 150 m below the base of mining in mineralization (in ore development) and classified as Inferred the classification has been upgraded to Indicated. This gives in ore development the same weight as a drillhole.

It is noted that the average distance to sample support for the Inferred Resources varies from several hundred meters to approximately 1,700 m (Figure 11.20). Analysis of the ranges of the variograms shows a maximum range of 750 m, outside which correlation between sample points cannot be demonstrated.

A geological cut-off grade for the Mineral Resource of 1.0% TCu has been derived using a metal price of US$9,000/t Cu, in conjunction with typical historic mining modifying factors and concept level mine designs. For further information see Section 13 to Section 19.

Figure 11.20	Average distance to sample support - Konkola

Source: AMC, 2025.

amcconsultants.com	135

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

11.3.7	Mineral Resource uncertainty

Mineral Resources are not Mineral Reserves and do not necessarily demonstrate economic viability. There is no certainty that all or any part of this Mineral Resource will be converted into Mineral Reserve.

The Konkola Mineral Resource was classified into a Measured, Indicated, and Inferred Mineral Resource.

Mineral Resource estimates may be materially affected by the quality of data, natural geological variability of mineralization, metallurgical recovery, and the accuracy of the economic assumptions supporting reasonable prospects for economic extraction including metal prices, and mining and processing costs.

The classification of Inferred, with the wide drill data spacing, is supported via a good understanding of the geological and grade continuity observed from drilling and the extensive mining history.

The upgrade in the classification of the Mineral Resource from Inferred through to Measured represents an increased understanding of the items that materially impact geological variability. This results in minimization of uncertainty and reduced risk.

Resource classification upgrades are achieved through increasing geological understanding by reducing the drillhole spacing, for Konkola this will come from the planned resource infill and extension drilling programs, for more detail see Section 23.

11.3.8	Mineral Resource Estimate

The Mineral Resource estimate (using a 1% TCu cut-off grade) for the Konkola Mine Mine is shown in Table 11.9. The Mineral Resource classification considers drillhole spacing studies, data quality, structural and lithological continuity, and estimation confidence. The 2024 Mineral Resource has been depleted for production for 2025 reporting.

Table 11.9	Mineral Resource Konkola Mine Mine– 1 April 2025

Classification	Cut-off TCu%	Tonnes (Mt)	TCu%	ASCu%	TCo%	Cu (kt)	Co (kt)
Measured	1.0	5	3.48	0.2	0.05	52	1
Indicated	1.0	31	3.77	1.2	0.07	340	6
Measured + Indicated	1.0	36	3.73	1.3	0.07	392	7
Inferred	1.0	249	3.35	0.65	0.06	8,338	149
Total	1.0	259.4	3.37	0.66	0.06	8,730	156

Notes:

•	Mineral Resources are reported with an effective date of 1 April 2025.

•	Mineral Resources are reported exclusive of Mineral Reserves.

•	A geological cut-off grade of 1.0% TCu has been derived using a metal price of US$9,000/t Cu, in conjunction with typical historic mining modifying factors and concept level mine designs.

•	Tonnage and grade are rounded and this may result in computational discrepancies that are not material.

•	Point of reference: In situ material.

•	Metallurgical recovery: Concentrator 89% Cu, 30% Co to concentrate; Smelter 98.7% Cu, 60% Co; Refinery 96.75% Cu payable.

•	Processing route: Konkola Concentrator → Nchanga Smelter → Nkana Refinery.

•	Mineral Resources are 100% attributable to KCM.

11.4	Nchanga assets

Mineralization at Nchanga is predominately hosted within two major units, the UOB and the LOB. While there has been significant historic and recent open pit mining there has been less recent underground mining. Many of the assets at Nchanga have downdip extensions and are being assessed in studies for transition to underground mining.

amcconsultants.com	136

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The UOB mineralization is a stratiform type of mineralization whose main host rock is the TFQ with some of the mineralization extending into adjacent UBS formation on the hangingwall and BSSU on the footwall.

The UOB contains both copper and cobalt mineralization for which the grades have been interpreted and estimated separately.

Mineralization of the LOB is not continuous and occurs in isolated locations throughout the mining license separated by barren gaps and basement highs. Each isolated LOB deposit has been interpreted and estimated separately. Unlike the UOB, the LOB has very low cobalt grades and in some assets, cobalt is not estimated. LOB is key unit of interest at COP DF, Luano, and COP E Ext.

11.4.1	Chingola open pit D and F (COP DF)

Both COP D and COP F are tabular and with dips ranging from 35° to 40°, with the majority of the mineralization occurring in the ARK.

Mining at Chingola open pit D (COP D) and Chingola open pit F (COP F) commenced in 2004. Mining has been via open pit with the transition to underground mining part of recent mining studies. Open pit mining is ongoing.

The COP DF resource block model was last updated in 2014, subsequent updates are due to depletion from production.

11.4.1.1	Data

There are 455 drillholes in the COP DF geological database. Most of the holes were drilled in the 1980’s. Between 2007 and 2010, 138 holes were drilled. There is no QAQC data for either generation of drillholes.

The drillhole spacing varies from 50 m by 50 m, to 30 m by 30 m, to closer spacing of 15 m by 15 m, see the drillhole location plan in Figure 11.21.

amcconsultants.com	137

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.21	Drillhole location plan – COP DF

Source: AMC, 2025.

11.4.1.2	Geological interpretation and generation of 3D representation

COP F is comprised of mixed oxide and sulfide copper minerals extending to a depth of approximately 100 m before transitioning to dominantly sulfide minerals. COP D oriented east-west is the dominant mineralization thicker with more grade and containing mixed oxides and sulfides at depth.

Wireframes of the 3D geological interpretation were constructed from 60 m space cross section strings, where the strings were snapped to the drillholes. The mineralization interpretation was defined based on a minimum geological cut-off of 0.5% TCu. Internal waste less than 5 m vertical thickness was included in the mineralization interpretation.

Strings were wireframed to form a solid which was used for sample selection and generation of the block model.

11.4.1.3	Statistics and compositing

Drillhole intervals within the 3D geological interpretation wireframes were composited to 2.5 m, see Table 11.10.

amcconsultants.com	138

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 11.10	Descriptive statistics for COP DF composited samples

Project area	Variable	TCu%	ASCu%	TCo%	ASCo%
	Count	2,901	2,842	2,725	2,390
	Minimum	0.06	0.00	0.00	0.00
	Maximum	6.95	4.45	2.29	0.52
COP D	Mean	1.37	0.44	0.06	0.01
	Std. Dev.	0.93	0.57	0.11	0.03
	Coeff. Var.	0.67	1.30	1.95	2.25
	Count	897	876	715	685
	Minimum	0.00	0.00	0.00	0.00
COP F	Maximum	17.06	9.21	0.40	0.34
	Mean	2.21	0.65	0.04	0.01
	Std. Dev.	2.31	1.00	0.05	0.02
	Coeff. Var.	1.04	1.54	1.12	1.74

COP F sample interval mean value is higher than for COP D for TCu%. The COP D coefficient of variation (standard deviation divided by the mean) indicates stronger grade continuity for COP D than COP F which has a coefficient of variation of 1.04. The coefficient of variation for COP D cobalt at around two indicates less continuity and more complexity in the estimation.

Omi-directional variograms were generated using the 2.5 m composites. Variogram models are shown in Table 11.11.

Table 11.11	Variogram models – COP DF

			Structure 1
Location	Element	Nugget	Sill	Major (m)	Semi Major (m)	Minor (m)	Rotation Angle Z	Rotation Angle Y
	TCu%	0.5168	0.3636	71.8	71.8	7.5	258	45
	ASCu%	0.0237	0.0234	78.4	78.4	7.5	258	45
COP D	TCo%	0.0029	0.0014	102.0	102.0	7.5	258	45
	ASCo%	0.0002	0.0004	164.0	164.0	7.5	258	45
	TCu%	1.6860	3.8980	136.8	136.8	7.5	258	45
	ASCu%	0.5403	0.3746	133.6	133.6	7.5	258	45
COP F	TCo%	0.0001	0.0014	208.1	208.1	7.5	258	45
	ASCo%	0.0000	0.0000	85.4	85.4	7.5	258	45

11.4.1.4	Block model and estimation parameters

The parent block dimensions are 30 m in the easting and northing directions and 5 m in the vertical direction (Table 11.12). The narrow vertical dimension is to allow for the preservation of the laminated nature of the mineralization.

Table 11.12	Block model origin and extents – COP DF

Direction	Origin (m)	Parent block size (m)	Number of parent blocks	Model extent (m)	Minimum sub block size (m)
Easting (m)	4,110	30	136	4,080	NA
Northing (m)	13,980	30	135	4,050	NA
Rl (m)	-392	5	165	825	NA

amcconsultants.com	139

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Wireframes for each lithology were filled with blocks. This also included the Upper Banded Shale to define the upper hangingwall and below the basement surface to the bottom of the block model. Block models for each lithology were stamped with the lithology code and combined into one block model. Mineralization is represented by the 0.5% TCu wireframe which was filled with blocks and added over the lithological block models.

The grades for TCu%, ASCu%, TCo%, and ASCo% were estimated into the block model using ordinary kriging. Three search passes were used for all grade variables. Estimation parameters are shown in Table 11.13. the second and third passes were only applied to block cells not estimated by earlier search passes.

Table 11.13	Estimation parameters – COP DF

	Search Ellipse (m)			Rotation			Number of samples
Search	X	Y	Z	Z Axis	Y Axis	X Axis	Min	Max	Max per drillhole
1	100	100	7.5	258	45	-	5	10	NA
2	200	200	15	258	45	-	5	10	NA
3	500	500	37.5	258	45	-	3	5	NA

Note: Order of rotation is Z, Y.

Approximately 80% of the block grades were estimated during the first search pass and 20% during the second search pass.

11.4.1.5	Bulk density

There are no bulk density measurements. The historical bulk density of 2.58 t/m3 was used for mineralization and 2.5 t/m3 for waste.

11.4.1.6	Estimation validation

Estimation validation was undertaken by visual comparison of drillholes to the estimated block model and by swath (moving average) plots. Swath plots were generated full depth for 16 sections perpendicular to strike and on a bench-by-bench basis.

Swath plots were generated perpendicular to mineralization over 1,300 m, with overlapping plots due to changes in the orientation of mineralization. The weighted mean of the drillhole composites and the estimated block grades for TCu%, ASCu%, and TCo% were allocated in 100 m swathes / windows along 16 section lines.

The review indicates that there is very close correspondence between the means of the estimates and the composites in areas of dense drilling data compared to areas of limited drilling.

Swath plots for 15 m high benches were also generated and reviewed graphically. Again, there is a close correspondence between weighted average composite grade and weighted average estimated block grade in areas with more data, that is the area above 1,250 masl which is largely mined out.

amcconsultants.com	140

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.22	Swath plots – COP DF

Source: AMC, 2025.

11.4.1.7	Classification criteria

The Mineral Resource classification criteria and cut-off grade are based on:

•	Geological and grade continuity

•	Drill data density

•	Data quality

•	Estimation quality

•	Proximity of mineralization to surface

There is adequate drillhole coverage in the eastern side of the deposits which corresponded to the sub-outcrop positions prior to the commencement of mining. QAQC for data from the 1980’s is not available however there is good correlation and consistency in the copper grade distribution within the mineralization to imply reliability in the data.

amcconsultants.com	141

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Current mining has been largely open pit. Studies are ongoing for the transition to underground mining.

A geological cut-off grade for the Mineral Resource of 1.0% TCu has been derived, using a metal price of US$9,000/t Cu, in conjunction with typical historic mining modifying factors and concept level mine designs. For further information see Section 13 to Section 19.

11.4.1.8	Mineral Resource uncertainty

Mineral Resources are not Mineral Reserves and do not necessarily demonstrate economic viability. There is no certainty that all or any part of this Mineral Resource will be converted into Mineral Reserve.

COP DF was classified into an Indicated and Inferred Mineral Resource.

Mineral Resource estimates may be materially affected by the quality of data, natural geological variability of mineralization, metallurgical recovery, and the accuracy of the economic assumptions supporting reasonable prospects for economic extraction including metal prices, and mining and processing costs.

Resource classification upgrades are achieved through increasing geological understanding by reducing the drillhole spacing, for COP DF this will come from proposed infill drilling programs.

11.4.1.9	Mineral Resource estimate

The Mineral Resource estimate for COP DF is shown in Table 11.14. COP DF contains both open pit and underground mining potential. The Mineral Resource classification considers drillhole spacing studies, data quality, structural and lithological continuity, and estimation confidence.

Cut-off grades are based on mining method:

•	Open pit: 0.48% TCu (reflecting lower mining costs)

•	Underground: 1.0% TCu

Cut-off grades were derived using a metal price of US$9,000/t Cu in conjunction with typical mining modifying factors and concept-level mine designs. See Section 13.2 for details.

Table 11.14	Mineral Resource COP DF– 1 April 2025

Classification	Cut-off TCu%	Tonnes (Mt)	TCu%	ASCu%	TCo%	ASCo%	Cu (kt)
Indicated - Open Pit	0.48	2.8	1.46	0.21	0.09	0.01	41
Indicated - Underground	1.0	12.8	1.58	0.17	0.04	0.01	202
Indicated Subtotal	-	15.6	1.56	0.18	0.05	0.01	243
Inferred	1.0	5.9	2.39	-	-	-	141
Total	-	21.5	1.79	-	-	-	384

Notes:

•	Mineral Resources are reported with an effective date of 1 April 2025.

•	Mineral Resources are reported exclusive of Mineral Reserves. No Mineral Reserves have been declared for COP DF.

•	A geological cut-off grade of 0.48% TCu (open pit) and 1.0% TCu (underground) has been applied.

•	Tonnage and grade are rounded and this may result in computational discrepancies that are not material.

•	Point of reference: In situ material.

•	Metallurgical recovery – Open Pit: Concentrator 61% Cu, 54% Co; Smelter 98.7% Cu, 60% Co; Refinery 96.75% Cu payable.

•	Metallurgical recovery – Underground: Concentrator 53% Cu, 23% Co; Smelter 98.7% Cu, 60% Co; Refinery 96.75% Cu payable.

•	Processing route: Nchanga Concentrator → Nchanga Smelter → Nkana Refinery.

•	Mineral Resources are 100% attributable to KCM.

amcconsultants.com	142

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

11.4.2	Luano

The Luano deposit lies on the north limb of the Nchanga Syncline.

Open pit mining at Luano occurred from 1982 to 1997. Transition to underground mining is part of recent mining studies.

The Luano resource block model was last updated in 2022.

11.4.2.1	Data

There are 241 drillholes in the Luano geological database. These holes were drilled in seven different phases from 1962-1963, 1967-1981, 1996, 2000-2001, 2005, 2009-2011, and 2014.

QAQC data exists only for the phase seven drillholes, that is the 31 holes drilled from 2011 to 2014. QAQC is discussed in Section 8.8.2. The QAQC on recent drillholes has shown good laboratory performance.

There is no QAQC data for the earlier generation of drillholes.

The drillhole spacing varies from 120 m spaced sections in the west to 60 m spaced sections in the east. Between section lines 43W and 44W there is only one drillhole (Figure 11.23) which is barren although there is no change in the geology. This has been interpreted as a gap in mineralization and resulted in the Luano being divided into Luano East and Luano West.

Figure 11.23	Plan view of drillhole locations - Luano

Source: KCM, 2025.

11.4.2.2	Geological interpretation and generation of 3D representation

The Luano deposit lies on the north limb of the Nchanga Syncline. The north limb in this area is formed by a highly folded overturned succession of Lower Roan metasediments. The beds in general dip north-east at 50º - 60º. Like the strata, the axial planes of the folds are overturned to the south-west. The fold axes run parallel to the general strike and normally plunge west.

amcconsultants.com	143

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The mineralization is predominantly hosted in the transition and extends to the LBS formation at the top and the underlying ARK formation. Mineralization occurs both as oxides and sulfides mainly in the form of malachite, chrysocolla and cuprite for the former and chalcocite, bornite and chalcopyrite for the latter

Wireframes of the 3D geological interpretation for the ARK, TR, and LBS were constructed from perpendicular to strike cross section strings, where the strings were snapped to the drillholes. A 0.5%TCu grade was used to delineate mineralization.

A minimum thickness of 5 m or equivalent of mineralization above 0.5% cut-off was required. Internal dilution of up to 2.5 m was allowed.

11.4.2.3	Statistics and compositing

Samples were composited a 1.5 m. This was selected as the 95th percentile of sample length ranking. Statistical analysis by unit indicates similarities in the TCu% and ASCu% values. This observation resulted in the combing of the TR and ARK in Luano West and TR and LBS in Luano East.

The descriptive statistics for the raw drillhole data and composite data is shown in Table 11.15 and Table 11.16.

Table 11.15	Descriptive statistics for raw versus composite drillholes – Luano East

	Raw data					Composite data
Variable	Number	Min.	Max.	Mean	Std.Dev	Number	Min.	Max.	Mean	Std.Dev
TCu%	1632	0	18.20	2.67	2.78	877	0	15.33	2.63	2.53
ASCu%	1632	0	15.97	1.73	2.28	877	0	15.11	1.76	2.16
TCo%	1632	0	0.37	0.02	0.03	877	0	0.34	0.02	0.03
ASCo%	1632	0	0.12	0.00	0.01	877	0	0.08	0.00	0.01
Length (m)	1632	0.05	3.10	0.81	0.45	877	0.75	1.50	1.49	0.09

Table 11.16	Descriptive statistics for raw versus composite drillholes – Luano West

	Raw data					Composite data
Variable	Number	Min.	Max.	Mean	Std.Dev	Number	Min.	Max.	Mean	Std.Dev
TCu%	361	0.0	29.12	3.01	3.23	221	0.16	15.54	3.00	2.69
ASCu%	361	0.0	15.5	1.54	2.13	221	0.01	10.77	1.46	1.78
TCo%	361	0.0	0.25	0.03	0.04	221	0.00	0.23	0.03	0.03
ASCo%	361	0.0	0.2	0.01	0.02	221	0.00	0.18	0.01	0.01
Length (m)	361	0.13	3	0.92	0.36	221	1.0	1.5	1.49	0.05

Grade capping of composites has been used to minimize the impact of outliers. Top-caps were used for TCu% and AsCu%, see Table 11.17.

Table 11.17	Top-caps by lithology for TCu% and ASCu% – Luano East and Luano West

	East		West
	ARK	LBS	ALL
TCu%	9	9	8
ASCu%	5	6	5

amcconsultants.com	144

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Omi-directional variograms using the top-capped composite data was generated. Variogram models are shown in Table 11.18.

Table 11.18	Variogram models – Luano East and Luano West

Location	Element	Nugget	Sill	Major (m)	Semi Major (m)	Minor (m)
	TCu%	0.688	0.372	59.0	59.0	59.0
	ASCu%	0.619	0.396	77.6	77.6	77.6
East	TCo%	0.452	0.548	96.2	96.2	96.2
	ASCo%	0.118	1.00	77.3	77.3	77.3
	TCu%	0.654	0.654	129.2	129.2	129.2
	ASCu%	0.594	0.594	209.4	209.4	209.4
West	TCo%	0.417	0.417	156.3	156.3	156.3
	ASCo%	0.565	0.565	153.8	153.8	153.8

11.4.2.4	Block model and estimation parameters

The parent block dimensions are 30 m in easting, 15 m in northing directions and 5 m in the vertical direction, Table 11.19. The thin Z direction is to allow for the preservation of the laminated nature of the mineralization.

Table 11.19	Block model origin and extents - Luano East and Luano West

Direction	Origin (m)	Parent block size (m)	Number of parent blocks	Model extent (m)	Minimum sub block size (m)
Easting (m)	14,400	30	70	16,500	3.750
Northing (m)	20,600	15	88	21,920	1.875
Rl (m)	670	5	140	1,370	0.625

For both Luano East and Luano West, ordinary kriging was used to estimate block grades. Negative kriging weights were reset to zero. A search range of 160 m in all directions was used. The minimum number of samples used was eight and the maximum number of samples was 12. All blocks model cells were estimated in one search pass.

11.4.2.5	Bulk density

Bulk density used was based on measurements collected in 2016. Bulk density values by lithology used for Luano East and Luano West are shown in Table 11.20.

Table 11.20	Bulk density - Luano East and Luano West

Unit	Bulk density (t/m3)
ARK	2.49
LBS	2.43
TR	2.33
Waste	2.50

11.4.2.6	Estimation validation

Estimation validation was undertaken by visual comparison of drillholes to the estimated block model and by swath (moving average) plots.

Swath plots were generated along strike and in the vertical. Across strike there are six sections perpendicular to strike for Luano West and for 18 sections for Luano East, see Figure 11.24. The swath plot window for Luano West is 120 m and 60 m for Luano East.

amcconsultants.com	145

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The top-capped composite mean was compared to the grade estimation in the block model within each window. The composites and estimates compare reasonably well, with the top-capped higher values not reflected in the block model grade.

Figure 11.24	Swath plots for Luano East

Source: KCM, 2025.

Luano West composite sample to block model grade swath plot comparison did not perform as well as the Luanoa West comparison. This is interpreted to be a result of limited data available at the larger drill spacing in Luano West.

The statistical comparisons of the composite versus block model values for Luano East are shown in Table 11.21. The mean values show a reasonable comparison for all elements except ASCo% which has fewer samples used to populate the estimation.

Luano West statistical comparisons of the composite versus block model values shown in Table 11.22, exhibits the same poor results as the swath plot analysis, with the block model average grade bring moderately lower than the composite average grades.

Table 11.21	Statistical comparison of composite and estimated values - Luano East

	Capped composites				Block model				Mean Diff.
Variable	Min.	Max.	Mean	Std.Dev	Min.	Max.	Mean	Std.Dev	(%)
TCu%	0	9.0	2.57	2.32	0.49	6.50	2.46	1.11	4
ASCu%	0	6.0	1.64	1.77	0.13	4.83	1.62	0.88	1
TCo%	0	0.1	0.02	0.02	0.00	0.07	0.02	0.01	7
ASCo%	0	0.03	0.00	0.01	0.00	0.02	0.00	0.00	11

Source: KCM, 2025.

amcconsultants.com	146

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 11.22	Statistical comparison of composite and estimated values - Luano West

Variable	Capped composites				Block model				Mean Diff.
	Min.	Max.	Mean	Std.Dev	Min.	Max.	Mean	Std.Dev	(%)
TCu%	0.16	8	2.84	0.78	0.86	5.74	2.40	0.77	16
ASCu%	0.01	5	1.36	1.06	0.14	3.99	1.24	0.73	9
TCo%	0.00	0.1	0.03	0.87	0.01	0.08	0.03	0.02	12
ASCo%	0.00	0.03	0.01	0.77	0.00	0.02	0.01	0.00	21

Source: KCM, 2025.

11.4.2.7	Classification criteria

The Mineral Resource classification criteria and cut-off grade are based on:

•	Geological and grade continuity

•	Drill data density

•	Data quality

•	Estimation quality

•	Proximity of mineralization to surface

There is adequate drillhole coverage in Luano East. There is reasonable QAQC on the recent drilling. Estimation validation is positive. Mineralization is close to surface for Luano East, with a shallow plunge as the mineralization moves to the west.

There is no QAQC on the historic drilling. Luano West drilling is more widely spaced. Estimation validation is poor.

Current mining is by open pit. Studies are ongoing for both open pit and the transition to underground mining.

A cut-off grade for the Mineral Resource of 0.95% TCu has been derived using a metal price of US$9,000/t Cu, in conjunction with historic mining modifying factors and concept level mine designs. For further information see Section 13 to Section 19.

The application of the classification is shown in plan view in Figure 11.25.

amcconsultants.com	147

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.25	Mineral Resource classification - Luano East and Luano West

Source: KCM, 2025.

11.4.2.8	Mineral Resource uncertainty

Mineral Resources are not Mineral Reserves and do not necessarily demonstrate economic viability. There is no certainty that all or any part of this Mineral Resource will be converted into Mineral Reserve.

Luano was classified as an Indicated and Inferred Mineral Resource.

Mineral Resource estimates may be materially affected by the quality of data, natural geological variability of mineralization, metallurgical recovery, and the accuracy of the economic assumptions supporting reasonable prospects for economic extraction including metal prices, and mining and processing costs.

Resource classification upgrades are achieved through increasing geological understanding by reducing the drillhole spacing, for Luano this will come from the proposed resource infill and extension drilling programs, for more detail see Section 23.1.1.

11.4.2.9	Mineral Resource estimate

The Mineral Resource estimate (using a 0.95% TCu cut-off grade) for Luano East and Luano West is shown in Table 11.23. The Mineral Resource classification considers drillhole spacing studies, data quality, structural and lithological continuity, and estimation confidence.

amcconsultants.com	148

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 11.23	Mineral Resource Luano – 1 April 2025

Classification	Cut-off TCu%	Tonnes (Mt)	TCu %	ASCu %	TCo %	Cu (kt)
Indicated	0.95	3.1	2.77	1.70	0.02	86
Inferred	0.95	4.4	2.44	1.28	0.03	107
Total	0.95	7.5	2.58	1.45	0.03	193

Notes:

•	Mineral Resources are reported with an effective date of 1 April 2025.

•	Mineral Resources are reported exclusive of Mineral Reserves. No Mineral Reserves have been declared for Luano.

•	A geological cut-off grade of 0.95% TCu has been applied.

•	Tonnage and grade are rounded and this may result in computational discrepancies that are not material.

•	Point of reference: In situ material.

•	Metallurgical recovery: Concentrator 24% Cu, 31% Co; Smelter 98.7% Cu, 60% Co; Refinery 96.75% Cu payable.

•	Processing route: Nchanga Concentrator → Nchanga Smelter → Nkana Refinery.

•	Mineral Resources are 100% attributable to KCM.

•	Mineral Resources are reported with an effective date of 1 April 2025.

11.4.3	Chingola Open Pit C and E Extension (COP E Ext)

Chingola Open Pit C and E Extension (COP E Ext) has not been developed; there has been no mining.

COP E Ext resource model was last updated in 2014.

11.4.3.1	Data

There are 283 drillholes in the COP E Ext database of which 210 are historical and 73 were drilled in 2011 to 2013. See Section 8.8.1 for the QAQC for the CRMs and repeats for the 2011 to 2013 drillholes. No blanks samples were submitted.

The drillhole spacing ranges from 30 m to 120 m. With more density drilled areas averaging 50 m.

Data verification identified two types of anomalous data:

•	Drillholes the stratigraphic sequence inverted.

•	Drillholes with stratigraphic sequence inconsistent with the surrounding drillholes.

Drillholes unable to be understood in the context of the geology were removed from the database. Drillholes removed from the database are shown in green in Figure 11.26 COP E Ext drillhole location plan.

amcconsultants.com	149

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.26	Drillhole location plan – COP E Ext

Drillholes used
Drillholes not used
Drillhole, COP C and E pits location, project boundary and section lines
Dip_1
Dip_2
Dip_3
Dip_4
Dip_5
Dip_6
Dip_7
Dip_8
Dip_9
Dip_10
Dip_11
Dip_12
Dip_13
Dip_14
Dip_15
Dip_16
Dip_17
Dip_18
Dip_19
Dip_20
Dip_21
18250 N
18000 N
17750 N
17500 N
17250 N
17000 N
16750 N
5500 E
5750 E
6000 E
6250 E
6500 E
6750 E
7000 E
7250 E
7500 E
7750 E

TITLE

Drillhole location plan – COP E Ext

Konkola Copper Mines plc

AMC consultants mine smarter

Source: AMC, 2025.

11.4.3.2	Geological interpretation and generation of 3D representation

Wireframes of the 3D geological interpretation were constructed from digitized cross section strings, where the strings were snapped to the drillholes.

The Pink Quartzite (PQ) from between the Banded Sandstone Lower (BSSL) and Banded Sandstone Upper (BSSU) largely is absent. As such the three units have been combined into one unit the Banded Sandstone (BSS).

The LOB mineralization was interpreted as ten discrete zones, labelled A to J, of mineralization at a 0.5% TCu geological cut-off.

Zone A represents a large proportion of the mineralization. Spatially Zone A is associated with the sediments of the Arkose formation infilling the basement trough. Zone C is associated with a basement high, where the Arkose formation is comparatively thinner and consequently the mineralization is thinner. Zones F to J are based on one drillhole intersection each.

Figure 11.27 shows a plan view of the drillhole intersections colored by grade with the ten mineralized Zones outlines as dotted lines. This shows a core of TCu% grade greater than 1.5% TCu in Zone A with a halo of lower grade intersections. The ASCu% intersections are lower grade indicating the mineralization in the LOB is more sulfide rich, see Figure 11.28.

amcconsultants.com	150

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.27	Plan view of drillhole intersections and interpreted mineralization Zones TCu% - COP E Ext

18250 N
18000 N
17750 N
17500 N
17250 N
17000 N
5750 E
6000 E
6250 E
6500 E
6750 E
7000 E
7250 E
7500 E
TCu
[0,0.5]
[0.5,1]
[1,1.5]
[1.5,2]
[2,3]
[3,50]
Not Mineralised or in exhausted pits
Section Elevation: 1285

TITLE

Plan view of drillhole intersections and interpreted mineralisation Zones TCu% - COP E Ext

Konkola Copper Mines plc

AMC consultants mine smarter

Note: Drillholes colored by TCu%.

Source: AMC, 2025.

amcconsultants.com	151

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.28	Plan view of drillhole intersections and interpreted mineralization Zones ASCu% - COP E Ext

ASCU
[0,0.06]
[0.06,0.1]
[0.1,0.2]
[0.2,0.3]
[0.3,0.4]
[0.4,0.9]
[0.9,14]
Section Elevation 1285

TITLE

Plan view of drillhole intersections and interpreted mineralisation Zones ASCu% - COPE Ext

Konkola Copper Mines plc

AMC consultants mine smarter

Note: Drillholes colored by ASCu%.

Source: AMC, 2025.

11.4.3.3	Statistics and compositing

Sample intervals are composited to 2.5 m with a minimum length of 1.25 m. Composited statistics by mineralized Zone is shown in Table 11.24 and the histogram for Zone A composites for TCu% and ASCu% is shown in Figure 11.29.

Table 11.24	Statistics by mineralization zone for composite data – COP E Ext

	No	No	% TCu					% AsCu
W/F	drillholes	samples	Min	Max	Mean	Stand Dev	CoV	Min	Max	Mean	Stand Dev	CoV
A	24	319	0.18	14.8	2.35	1.96	0.83	0.01	8.32	0.46	0.93	2.04
B	4	50	0.18	9.21	2.32	1.74	0.75	0.03	3.28	0.22	0.53	2.43
C	4	17	0.58	4.31	1.56	1.01	0.65	0.14	4.15	1.11	1.13	1.02
D	5	43	0.25	14.7	4.12	3.47	0.84	0.05	7.55	1.23	1.4	1.14
E	3	6	0.44	6.83	2.94	2.6	0.89	0.29	5.29	2.46	2.18	0.89
F	1	2	0.93	1.47	1.2	0.27	0.22	0.68	1.38	1.03	0.35	0.34
G	1	2	0.42	5.12	2.77	2.35	0.85	0.21	4.51	2.36	2.15	0.91
H	1	3	0.85	6.34	4.26	2.43	0.57	0.32	3.87	2.62	1.63	0.62
I	1	2	1.36	2.05	1.7	0.34	0.2	0.58	0.92	0.75	0.17	0.22
J	1	4	0.36	2.86	1.43	0.92	0.65	0.06	0.46	0.25	0.15	0.61

Source: KCM.

amcconsultants.com	152

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.29	Histogram TCu% and ASCu% composite samples - Zone A, COP E Ext

Source: KCM, 2025.

The TCu% histogram shows multiple copper populations.

Semi-variogram modelling was generated in Isatis software. The semi-variograms generated were derived from 2.5 m composites from Zone A. The other zones did not have enough samples to generate variograms.

11.4.3.4	Block model and estimation parameters

The parent block dimensions are 25 m by 25 m in the easting and northing directions and 5 m in the vertical direction (Table 11.25), which is approximately half the drill spacing.

Table 11.25	Block model origin and extents – COP E Ext

Direction	Origin (m)	Parent block size (m)	Number of parent blocks	Model extent (m)	Minimum sub block size (m)
Easting (m)	5,500	25	80	2,000	NA
Northing (m)	17,000	25	82	2,050	NA
Rl (m)	650	5	150	750	NA

Wireframes for each lithology were filled with blocks.

The grades for TCu% and ASCu% were estimated into the block model using ordinary kriging for Zones A to E. Three search passes were used for all grade variables. Estimation parameters are shown in Table 11.26. The second and third passes were only applied to block cells not estimated by earlier search passes.

Table 11.26	Estimation parameters – COP E Ext

	Search ellipse (m)			Rotation
Search	X	Y	Z	Z Axis	Y Axis	X Axis
1	150	210	15	-	-	-
2	300	420	30	-	-	-
3	750	1,050	75	-	-	-

Note: Minimum and maximum sample constraints were not applied to the COP E Extension estimation. Zones F to J were each assigned the average composite grade for the TCu% and ASCu% from the drillholes passing through each zone.

amcconsultants.com	153

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Zones F to J were each assigned the average composite grade for TCu% and ASCu% from the drillholes passing through each zone.

11.4.3.5	Bulk density

Bulk density measurements were collected from 432 samples of core drilled from 2011 to 2013. Small pieces of core of approximately 4 cm x 4 cm x 4 cm were weighted at the Nchanga analytical laboratory.

Bulk density was reported by lithology, see Table 11.27. Bulk density was assigned based on the mean value for each lithology.

Table 11.27	Bulk density by lithology – COP E Ext

Lithology	No. of samples	Minimum	Maximum	Mean	Standard Deviation	Coefficient of Variation
UHW	111	1.86	3.30	2.46	0.26	0.11
UBS	34	2.28	3.15	2.50	0.15	0.069
TFQ	40	2.06	2.88	2.39	0.15	0.06
BSS	138	1.84	2.83	2.40	0.19	0.08
LBS	52	1.98	3.20	2.37	0.21	0.09
ARK	38	2.02	2.91	2.59	0.14	0.05
BAS	11	2.46	2.97	2.77	0.15	0.06

Source: KCM.

11.4.3.6	Estimation validation

Estimation validation was undertaken by visual comparison of drillholes versus the grade estimation, and by swath (moving average) plots.

Visual inspection between individual drillholes and the block grade estimate show a reasonable correlation for both TCu% and ASCu% grades.

Swath plots spaced approximately every 90 m in Zone A. Swath plots for Zone A for TCu% and ASCu% are shown in Figure 11.30. Mean grades of the drillhole data and block model were also compared, Table 11.28.

The average TCu% composite versus block estimate is between 1% and 0.5% TCu difference. This is an average 15% difference in TCu%. Generally, the composite sample grade is lower than the block model grade. Some of the higher-grade composites have been smeared. The same relationship is shown in the ASCu% estimation.

amcconsultants.com	154

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 11.30	Swath plots – COP E Ext

Source: KCM.

The mean grades of the drillhole data versus block model show the block model grades are slightly higher with less variation than that represented in the drillhole data.

Table 11.28	Drillhole versus block model mean grades – COP E Ext

	Data				Block estimates
Field	Minimum	Maximum	Mean	Stand. Dev.	Minimum	Maximum	Mean	Stand. Dev.	% difference
% TCu	0.18	14.80	2.56	2.20	0.93	8.47	2.61	1.19	2.0%
% AsCu	0.04	8.32	0.56	1.08	0.07	2.81	0.57	0.43	1.8%

11.4.3.7	Classification criteria

The Mineral Resource classification criteria and cut-off grade are based on:

•	Geological and grade continuity

•	Drill data density

•	Data quality

•	Estimation quality

•	Proximity of mineralization to surface

amcconsultants.com	155

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

QAQC for data from the 1980’s is not available the QAQC for the 2011 to 2013 drilling is reasonable. Historic drillholes that do not align geologically have been removed from the interpretation and estimation.

A cut-off grade for the Mineral Resource of 0.96% TCu has been derived, using a metal price of US$9,000/t Cu, in conjunction with typical historic mining modifying factors and concept level mine designs. For further information see Section 13 to Section 19.

Zones E to J are not considered to have potential for eventual economic extraction due to their relative size and the spatial location in relation to Zones A to D and were not included in the Mineral Resource estimate.

The well-informed portion of Zone A is classified as Indicated. The peripheral edges of Zone A and surrounding Zone B, C, and D are classified as Inferred, see Figure 11.31.

Figure 11.31	Plan view of Mineral Resource classification – COP E Ext

Source: KCM.

Studies are ongoing to assess future mining methods.

11.4.3.8	Mineral Resource uncertainty

Mineral Resources are not Mineral Reserves and do not necessarily demonstrate economic viability. There is no certainty that all or any part of this Mineral Resource will be converted into Mineral Reserve.

amcconsultants.com	156

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

COP E Extension was classified into an Indicated and Inferred Mineral Resource.

Mineral Resource estimates may be materially affected by the quality of data, natural geological variability of mineralization, metallurgical recovery, and the accuracy of the economic assumptions supporting reasonable prospects for economic extraction including metal prices, and mining and processing costs.

11.4.3.9	Mineral Resource estimate

The Mineral Resource estimate (using a 0.96% TCu cut-off grade) for COP E Ext is shown in Table 11.29. The Mineral Resource classification considers drillhole spacing studies, data quality, structural and lithological continuity, and estimation confidence.

Table 11.29	Mineral Resource COP E Extension – 1 April 2025

Classification	Cut-off TCu%	Tonnes (Mt)	TCu%	ASCu%	TCo%	Cu (kt)
Indicated	0.96	13.1	2.63	0.51	-	345
Inferred	0.96	9.4	2.35	0.51	-	221
Total	0.96	22.5	2.51	0.51	-	566

Notes:

•	Mineral Resources are reported with an effective date of 1 April 2025.

•	Mineral Resources are reported exclusive of Mineral Reserves. No Mineral Reserves have been declared for COP E Extension.

•	A geological cut-off grade of 0.96% TCu has been applied.

•	Tonnage and grade are rounded and this may result in computational discrepancies that are not material.

•	Point of reference: In situ material.

•	Metallurgical recovery: Concentrator 56% Cu; Smelter 98.7% Cu; Refinery 96.75% Cu payable.

•	Processing route: Nchanga Concentrator → Nchanga Smelter → Nkana Refinery.

•	Mineral Resources are 100% attributable to KCM.

11.4.4	Tailings dams TD03 and TD04

The tailings dams were originally identified as having the potential to provide material that could be used to neutralize excess acid from sulfur dioxide capture.

11.4.4.1	Data

In September 2000, 1,645.5 m representing 78 drillholes were drilled at TD03 and 1,090.5 m representing 64 drillholes were drilled at TD04.

Drilling was by 50 mm auger, on a 150 m by 150 m spacing, and sampled on 1.5 m lengths. The drillhole stopped in when the underlying soil profile was reached. 1.5 m long samples were riffle split using a Jones riffle splitter to 1/8th portion. Adjacent samples were combined to produce a 3 m composite sample. The remaining 7/8th sample was discarded.

Samples were prepared and analyzed for total copper and acid soluble copper, where total copper is greater than 0.5% TCu, at AHK laboratories in Kitwe / Kalulushi.

Pulp rejects were composited into a four-drillhole grid pattern for leach tests. KCM Nchanga analytical laboratory completed the leach tests at 25°C to determine gangue acid consumption (GAC). Sample spacing for GAC is in effect 300 m by 300 m.

11.4.4.2	Generation of volume / tonnage and grade

Histograms of the 3 m samples indicate a largely normal grade distribution with a small higher-grade tail for the total copper mineralization within TD03.

amcconsultants.com	157

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 11.30	Summary statistics total copper tailings dam samples

Total copper (%)	TD03	TD04
Number of Samples	538	394
Minimum	0.06	0.07
Maximum	1.27	1.61
Mean	0.71	0.62
Median	0.71	0.61
Mode	0.73	0.57
Standard Deviation	0.16	0.17
Variance	0.026	0.028
Standard Error	0.01	0.01
Confidence Level (95.0%)	0.0137	0.017

Table 11.31	Summary statistics acid soluble copper tailings dam samples

Acid soluble copper (%)	TD03	TD04
Number of Samples	509	344
Minimum	0.23	0.16
Maximum	1.06	1.49
Mean	0.52	0.44
Median	0.51	0.40
Mode	0.49	0.42
Standard Deviation	0.15	0.19
Variance	0.02	0.04
Standard Error	0.01	0.01
Confidence Level (95.0%)	0.013	0.019

TD03 and TD04 dam surface profiles were digitized from the Nchanga topographic survey and updated with the drillhole collar spot heights. The pre dam surface topographic profile was used as the based and three-dimensional shells of the volume were created.

Small trenched were dug at both TD03 and TD04 to collect samples for bulk density determination. Samples represented the upper unconsolidated material only. Values measured range from 1.1 to 1.3 t/m3. This value is lower than anticipated, with a historical value of 1.55 t/m3 used to convert the tailings dam volume to a mass.

11.4.4.3	Mining, processing, and recovery

Mining of TD03 is generally via hydraulic mining. Current mining is of the coarser beached tailings material is by excavator.

Recovery of tailings at the Nchanga TLP in 2024 is 78.3% from acid soluble copper. Combined with the low recovery from non-acid soluble copper this equates to 37% recovery for total copper.

An elevated temperature leach upgrade for the Nchanga TLP is proposed. This will increase the acid soluble recover by 20%. With the total copper recovery proposed to increase to 67%.

Noting the Nchanga TLP treats all tails from Nchanga concentrate and not just material from the tailings dams.

amcconsultants.com	158

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

11.4.4.4	Classification criteria

Material within TD03 and TD04 has been classified as Indicated based on drillhole sample spacing, analytical analysis, metallurgical test work and Nchanga TLP production.

No cut-off grade has been applied as all material will be required to be processed as accurate modelling of a grade distribution is challenging.

TD03 is being processed through the Nchanga TLP. The processing and economic outcomes described within the report underpin support for the eventual economic extraction of the tailing’s material.

11.4.4.5	Mineral Resource uncertainty

TD03 and TD04 are classified as Indicated Mineral Resource and have been converted to Probable Mineral Reserves.

TD03 is in production and being mined by hydro sluicing.

11.4.4.6	Mineral Resource estimate

TD03 and TD04 are classified as Indicated Mineral Resources. TD03 is currently in production, with tailings recovered by hydro sluicing and excavator. Table 11.32 tabulates TD03 and TD04 Mineral Resources.

Table 11.32	Mineral Resource TD03 and TD04 – 1 April 2025

		Tonnes	Total copper	Acid soluble copper	Total cobalt	Acid soluble cobalt
Asset	Classification	Mt	TCu%	ASCu%	TCo%	ASCo%
TD03	Indicated	9.0	0.8	0.3	0.01	65
TD04	Indicated	28.0	0.6	0.4	0.03	174

Notes:

•	Mineral Resources are reported with an effective date of 1 April 2025.

•	Mineral Resources are reported exclusive of Mineral Reserves.

•	No cut-off grade has been applied as all material will be required to be processed.

•	Tonnage and grade are rounded and this may result in computational discrepancies that are not material.

•	Point of reference: In situ material (tailings in dam).

•	Metallurgical recovery: Nchanga TLP 74.8% acid soluble Cu; 48.1% total Cu to cathode.

•	Processing route: Nchanga TLP → Copper cathode.

•	Mineral Resources are 100% attributable to KCM.

11.4.5	Stockpile SP16

Low-grade copper mineralization within the Banded Sandstone (BSS) horizons, located stratigraphically between the LOB and UOB, is regarded as refractory due to the poor response of this material to normal metallurgical treatment routes. It has been termed the Chingola Refractory Ore (CRO) being soft micaceous and not inclined to float. The copper has been identified as largely hydroxyl and tied up with phlogopite and other chlorite micas. There are two types of micaceous copper mineralization in the oxidized zone of the sulfide mineralization and micaceous copper mineralization in the weathered BSS.

amcconsultants.com	159

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

During previous mining of multiple Nchanga open pits, when passing through the deposit to mine from the UOB to the LOB, the intermediate material between the target layers must be mined. This intermediate material is in the BSS, Pink Quartzite and shale marker horizons. When mineralization is between 1% to 2% TCu grade this becomes the Intermediate Orebody (IOB). The intermediate material with CRO material is stockpiled for later processing.

As stockpiled material is no longer in situ and has been rehandled, care with any statistical analysis is required as spatial continuity will no longer represent that of the in situ mineralization. Relationships within and between variables are now largely meaningless, with the material being semi-homogeneous. Hence care must be taken with the estimation.

Drilling of SP16 stockpile occurred in 2001 and 2013. The last update to the resource estimation for SP16 was in 2016. Selective mining of SP16 has been undertaken regularly since the stockpile was created. The Mineral Resource estimation has been depleted for mining as at 1 April 2025.

11.4.5.1	Data

Drilling from 2000 (133 drillholes) and 2013 (148 drillholes) has produced 281 reverse circulation drillholes, reducing the average drillhole spacing to approximately 50 m by 50 m, see Figure 11.32.

Drillhole samples have been composited to 2 m intervals, with the majority sample length at 1 m. No top-capping has been applied, with the log probability plot for TCu exhibiting a single population.

Figure 11.32	Drillhole location plan – SP16

Source: KCM.

amcconsultants.com	160

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

11.4.5.2	Block model and estimation parameters

The parent blocks dimensions of 25 m in easting, 25 m in northing directions and 5 m in the vertical direction were used to make the block model, Table. The thin Z sub cell allows for the preservation of the surveyed topographic profile.

Table 11.33	Block model origin and extents - Luano East and Luano West

Direction	Origin (m)	Parent block size (m)	Number of parent blocks	Model extent (m)	Minimum sub block size (m)
Easting (m)	13.100	25	64	1,600	25
Northing (m)	21,700	25	52	1,300	25
Rl (m)	1,260	5	38	190	0.4

SP16 has been treated as a single deposit with no domaining or top-capping. Understanding of the heterogeneity and data density are required to select a reasonable estimation method for re handled material. Inverse distance squared (ID2) has been used as there is reasonable data density and ID2 does not rely on the use of variography, which requires the demonstration of spatial continuity. Table 11.34 shows the search parameters. An octant search was used with a minimum of two octants filled by a minimum of one sample and a maximum of four samples. A second search pass was used but the ranges were not reported.

Table 11.34	Estimation parameters – SP16

	Search ellipse (m)			Rotation			Number of samples			Search Range
Search	X	Y	Z	Z Axis	Y Axis	X Axis	Min	Max	Max per drillhole	Major	Minor	Vertical
1	0	0	50	1	2	3	3	25	NA	120	120	20

Swath plots were created in three-dimensions to assess the estimation. They show a reasonable estimate with some grade smoothing.

11.4.5.3	Bulk density

Core samples at 121 mm in diameter were collected and subject to the Archimedes method to determine dry bulk density. In 2000 this derived a bulk density for SP16 material of 1.78 g/m3. In 2001 this was revised to 1.89 g/m3 after additional work. The higher value has been used in reporting tonnage.

It is unclear what additional work was undertaken and how many samples were collected for either program.

11.4.5.4	Mining, processing, and recovery

Metallurgical test work has been completed on drillhole samples from the 2013 drilling. Test work includes mineralogy, characterization, and an assessment of flotation and leachability.

Characterization summary concluded:

•	Cupriferous micas are the largest copper contributor to the TCu% accounting for ~35% of the TCu.

•	Sulfide minerals chalcopyrite, bornite and chalcocite contribute 18% of the TCu, in the samples tested.

•	Pyrite content is 1.91% by weight.

•	Malachite accounts for ~47% of the ASCu.

•	Other ASCu contributors are pseudo malachite, chrysocolla and cupriferous mica with minor ASCu contribution from chalcocite.

11.4.5.5	Classification criteria

Material within SP16 has been classified as Indicated based on drillhole sample spacing, analytical analysis, metallurgical test work, and estimation quality.

A 0.4% AsCu cut-off grade has been applied as using a metal price of US$9,000/t Cu, in conjunction with typical historic modifying factors and processing costs.

There are some areas of low-grade and mining will be required to be selective to maximize the performance of the higher-grade material.

Selective mining has been ongoing from SP16. All Mineral Resource estimation tonnages have been depleted for production to 1 April 2025.

amcconsultants.com	161

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

11.4.5.6	Mineral Resource uncertainty

Mineral Resources are not Mineral Reserves and do not necessarily demonstrate economic viability. There is no certainty that all or any part of this Mineral Resource will be converted into Mineral Reserve.

SP16 was classified as an Indicated Mineral Resource.

Mineral Resource estimates may be materially affected by the quality of data, natural geological variability of mineralization, metallurgical recovery, and the accuracy of the economic assumptions supporting reasonable prospects for economic extraction including metal prices, and processing costs.

11.4.5.7	Mineral Resource estimate

The Mineral Resource estimate for SP16, with a cut-off grade of 0.4% ASCu, is shown in Table 11.35. The Mineral Resource classification considers drillhole sample spacing, analytical analysis, metallurgical test work, and estimation confidence.

Table 11.35	Mineral Resource SP16 – 1 April 2025

Asset	Classification	Cut-off ASCu%	Tonnes (Mt)	TCu %	ASCu %	Cu (kt)
SP16	Indicated	0.4	6.6	1.01	0.60	67

Notes:

•	Mineral Resources are reported with an effective date of 1 April 2025.

•	Mineral Resources are reported exclusive of Mineral Reserves. No Mineral Reserves have been declared for SP16.

•	A geological cut-off grade of 0.4% ASCu has been derived using a metal price of US$9,000/t Cu, in conjunction with typical historic mining modifying factors.

•	Tonnage and grade are rounded and this may result in computational discrepancies that are not material.

•	Point of reference: Broken stockpile material (not in situ).

•	Metallurgical recovery: Concentrator 40% Cu; Smelter 98.7% Cu; Refinery 96.75% Cu payable.

•	Processing route: Nchanga Concentrator → Nchanga Smelter → Nkana Refinery.

•	SP16 is a stockpile of broken mineralization; material is not in situ.

•	Cobalt grades are not estimated for SP16.

•	Mineral Resources are 100% attributable to KCM.

11.5	Qualified Person’s opinion

It is the QP’s opinion that the Konkola Mineral Resource block models are representative of the informing data and that this data is of sufficient quality to support the Mineral Resource estimate to Measured, Indicated, and Inferred confidence levels.

The Nchanga assets COP DF, Luano, and COP E Extension informing data has been collected at different historic times, much in the absence of rigorous QAQC, and as a result not all input data is of the same quality. However, mining and processing has successfully been undertaken at both COP DF and COP E Extension in areas based on historic data. This does not wholly negate future uncertainty and additional drilling via select twin holes would be useful to verify some areas with older data. The grade estimation block models although created using all available data should be updated to include lithological interpretations (where absent) and consider the use of new estimation techniques. It is the QP’s opinion that while there is room for improvement the resource estimations for the Nchanga assets COP DF, Luano, and COP E Extension are representative of the informing data and are of a suitable quality for use as the primary input for reporting the Mineral Resource estimation to Indicated, and Inferred confidence levels.

It is the QP’s opinion that the TD03, TD04, and SP16 volume, tonnage and grade are representative of the informing data and that this data is of sufficient quality to support the Mineral Resource estimate to an Indicated confidence level.

amcconsultants.com	162

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

12	Mineral Reserve estimates

No Mineral Reserves are declared in this Initial Assessment.

This Initial Assessment has been prepared to evaluate the economic potential of the KCM Mineral Resource base, including Inferred Mineral Resources, in accordance with Item 1302(d)(4)(ii) of Regulation S-K, Subpart 1300. An Initial Assessment is preliminary in nature and does not support the determination of Mineral Reserves.

Mineral Reserves for the KCM Integrated Operations have been separately estimated and declared in the companion Preliminary Feasibility Study Technical Report Summary: KCM Integrated Operations (AMC Consultants, effective 1 April 2025), which demonstrates economic viability based exclusively on Measured and Indicated Mineral Resources after the application of modifying factors. The reader is directed to the PFS TRS for the Mineral Reserve estimate, supporting mine plan, modifying factors, and economic analysis.

Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

amcconsultants.com	163

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

13	Mining methods

Cautionary Statement Regarding Forward-Looking Information

This section contains forward-looking information and forward-looking statements within the meaning of applicable securities legislation. Forward-looking statements in this section include, but are not limited to, statements regarding: planned mining methods and their expected performance; anticipated production rates, mine life, and development schedules; projected mining dilution and recovery factors; planned underground development, paste fill infrastructure, and ventilation systems; equipment fleet requirements and workforce plans; expected dewatering rates, pump infrastructure upgrades, and groundwater management; and geotechnical assumptions underpinning mine design.

Actual results may differ materially from those expressed or implied by such forward-looking statements due to risks and uncertainties including, but not limited to: variations in actual geotechnical conditions from those modelled; changes in groundwater inflow rates or failure to achieve projected dewatering capacity; delays in commissioning of the paste fill plant, 1390 mL pump station, or ventilation shaft upgrades; contractor performance and equipment productivity below plan; unforeseen geological structures or ground conditions; changes in commodity prices affecting cut-off grades; and regulatory, labour, or supply chain disruptions. See Section 2 for a comprehensive discussion of risk factors.

13.1	Introduction

KCM operates a range of mining areas across the Zambian Copperbelt. Mining methods are selected and adapted to suit the geological setting, orebody geometry, ground conditions, and infrastructure at each deposit. KCM’s assets include the Konkola Mine and Nchanga mining complex (Figure 13.1).

This Initial Assessment presents a conceptual mining approach for the KCM Integrated Operations based on the full Mineral Resource inventory. The Mineral Resource base of 318.3 Mt @ 3.11% TCu (exclusive of Mineral Reserves) supports a potential mine life of approximately 45 years, subject to conversion of Inferred Resources to higher confidence categories through continued exploration.

Production schedules for the near-term are based on Mineral Reserves as detailed in the companion PFS TRS, with longer-term production contingent on Resource conversion and infrastructure development. The relationship between the Initial Assessment and PFS scenarios is summarized in Table 13.1.

Table 13.1	KCM production scenarios – IA vs PFS

Scenario	Basis	Tonnage (Mt)	TCu%	Cu (kt)	Mine Life
Near-term (PFS)	Mineral Reserves	68	1.7	1,156	~11 years
Full potential (IA)	M+I+Inf Resources	318.3	3.11	9,945	~45 years

Figure 13.1	Location of KCM's Konkola and Nchanga Mining operations

Konkola Copper Mine
Nchanga Open Pit Mines
10 km
N

TITLE

Location of KCM's Konkola and Nchanga Mining Operations

Konkola Copper Mines plc

AMC consultants mine smarter

Source: AMC, 2025.

As part of the KCM operations, Table 13.2 identifies the KCM operations that have been included as part of the LOM assessment.

amcconsultants.com	164

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 13.2	KCM LOM mining areas

Mining Zone	Orebody
Konkola Mine (Konkola Mine)	Konkola East Konkola Flats Konkola Extension Bancroft North Bancroft Central Bancroft South Bancroft Deeps
Nchanga Business Unit (NBU)

COP DF open pit (OP)

COP DF underground (UG)

COP E Ext UG

Nchanga UG TFQ – New West Mill

Nchanga UG BSS – New East Mill

Nchanga UG BSS – New West Mill

Recovery Blocks

Block A

Block K

Chingola B

Luano

Tailings reclamation (TD03, TD04, TD05, Kakosa)

13.2	Konkola Mine

The Konkola Mine is one of the deepest and most geotechnically complex underground mines in the region. Mining methods include longitudinal LHOS and panel stoping with paste fill. The operation is characterized by exceptionally high groundwater inflows (approximately 350,000 m³/day).

13.2.1	Konkola Mine - Geotechnical considerations

Two classification systems were used to assess the rock mass conditions and to develop design parameters:

•	Q-system (Barton et al., 1974): Applied to assess rock mass conditions in development. This system incorporates RQD, joint characteristics, water inflow, and stress reduction to classify rock mass quality to enable ground support type recommendations.

•	Modified Q’ system (Matthews et al., 1981; Potvin, 1988): Used for evaluating stope stability. This system omits water and stress terms to focus on joint-controlled stability some 10 m either side of the orebody in the hangingwall and footwall, for an assessment of stable stope dimension and an estimate for the potential of unplanned overbreak (ELOS).

amcconsultants.com	165

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

13.2.1.1	Geotechnical domains

The orientation of the orebody and associated mining areas are aligned with the dip of mineralisation and ground conditions. The orebody dips between 35° and 70°, with average thickness of 9 m. Konkola East and Flats orebody dips are relatively shallow with ground conditions ranging from fair to good, with localised poor-quality zones typically associated with weaker lithologies such as Unit A. The overall rock mass is competent with manageable stress levels. Ground support requirements are largely influenced by lithological variability and structural intersections. Stope stability will be influenced by the span of the relatively shallow dipping hangingwall.

The orebody steepens from Konkola Extension through the Bancroft zones. The deeper areas show greater variability in rock mass quality, ranging from very poor, particularly near faulted zones, to good. Increased stress magnitudes, rock mass relaxation, and plastic strain zones are evident at depth, especially in the hangingwall where structures intersect weaker units (e.g., Unit A and ore shale). These zones are more prone to deformation and overbreak, necessitating more robust support designs, particularly in development headings and stope hangingwalls.

Primary lithology units include:

•	Hangingwall quartzite: Generally competent; sequence of siltstones, sandstones, and shales, with interbedded dolomite and gabbro intrusions, localised weak zones at the contact with the ore shale, occasionally where Unit A is present.
•	Ore Shale Units A–E: Variable siltstone unit with five subunits (A to E), with mechanical behaviour closely tied to dip and composition. Unit A is the weakest unit, clay-altered, that behaves like a shear surface, correlating with poor ground and higher dilution potential. Thickness increases with orebody dip; Units B–E show improved rock strength, with Unit B being the most massive and competent. Unit D is gradational with carbonate bands, while Unit E marks the orebody top and progressively thickens.
•	Footwall quartzite: Generally competent quartzite; supports much of the mine’s infrastructure and comprises conglomerates, sandstones, and aquifer-hosting formations local weakness at lithological contacts.

The mining areas and geotechnical domains are presented in the following zones outlined in Table 13.3 and Table 13.4. Figure 13.2 shows the locations of the geotechnical domains in relation to mine infrastructure. These were assessed independently from available geotechnical mapping data to determine ground conditions and support requirements.

amcconsultants.com	166

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.2	Plan view map of the Konkola mine showing the geotechnical domains

Plan view of Konkola Copper Mine
N
4 km
Konkola East
Shaft 3
Shaft 4
Konkola Flats
Konkola Extension
Bancroft North
Bancroft Central
Bancroft Deeps
Bancroft South
7.5 km

TITLE

Plan View Schematic of the Konkola Mine Showing the Geotechnical Domains

Konkola Copper Mines plc

AMC consultants mine smarter

Source: AMC, 2025.

amcconsultants.com	167

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 13.3	KCM Shaft 3 summary of rock mass properties

Area	Zone (mW)	Rock mass properties	Hangingwall quartzite	Ore shale	Unit A	Footwall	Mining method
KONKOLA EAST Average orebody dip is 57° from 800 mRL to 600 mRL Average ore body dip is 25° <600 mRL	2,200	RQD	52	81.2	0	68	Shallow dip (below 30°) uphole (panel) LHOS Steep dip (above 45°) LHOS
		RMR	67.5	58	4	59
		Q	13.6	5.0	0.02	5.6
		Q'	-	-	-	-
		Intact rock strength (MPa)	>250	>200	12.5	>200
		Ground water	Flowing	Flowing	Flowing	Flowing
		Stress state	Low	Low	Low	Low
		Rockmass characterisation	Good	Fair	Very poor	Fair
	1,800	RQD	80	24	0	31
		RMR	60	57.5	4	50
		Q	6.20	4.80	0.02	2.12
		Q'	32.5	5.2	2.1	4.0
		Intact rock strength (MPa)	>250	>200	12.5	>200
		Ground water	Flowing	Flowing	Flowing	Flowing
		Stress state	Low	Low	Low	Low
		Rockmass characterisation	Fair	Fair	Poor	Poor
	1,400	RQD	62	21	0	65
		RMR	67.5	60	4	50
		Q	13.9	6.2	0	2.1
		Q'	-	-	-	-
		Intact rock strength (MPa)	>250	>200	12.5	>200
		Ground water	Flowing	Flowing	Flowing	Flowing
		Stress state	Low	Low	Low	Low
		Rockmass characterisation	Good	Fair	Very poor	poor
	1,000	RQD	72	43	0	60.5
		RMR	69	64	12	65.5
		Q	16.4	9.6	0	11.2
		Q'	11.5	2.7	0	3.8 - 10.6
		Intact rock strength (MPa)	>250	>200	12.5	>200
		Ground water	Flowing	wet	wet	wet
		Stress state	Low	Low	Low	Low
		Rockmass characterisation	Good	Fair	Very poor	Poor to good
	600	RQD	61	43	0	51
		RMR	64.5	56	12	64
		Q	10.1	4	0	9.6
		Q'	8.4	2.3	0	3.2 – 8.4
		Intact rock strength (MPa)	>250	>200	12.5	>200
		Ground water	Flowing	Flowing	Flowing	Flowing
		Stress state	Low	Low	Low	Low
		Rockmass characterisation	Good	Fair	Very poor	Fair
	200	RQD	61	43	0	51
		RMR	64.5	56	12	64
		Q	10.1	4	0	9.6
		Q'	-	-	-	-
		Intact rock strength (MPa)	>250	>200	12.5	>200
		Ground water	Flowing	Flowing	Flowing	Flowing
		Stress state	Low	Low	Low	Low
		Rockmass characterisation	Good	Fair	Very poor	Fair

amcconsultants.com	168

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Area	Zone (mW)	Rock mass properties	Hangingwall quartzite	Ore shale	Unit A	Footwall	Mining method
KONKOLA EXTENSION Average ore body dip is 30°	3,200	RQD	68	47.5	21	56	Shallow dip (below 30°) uphole (panel) LHOS
		RMR	67.5	56.5	5	64
		Q	13.9	4.3	0	9.6
		Q'	11.1	3.5	0	2.4
		Intact rock strength (MPa)	>250	>200	12.5	>200
		Ground water	Damp / wet	Damp	Damp	Damp
		Stress state	Moderate to high	Moderate to high	Moderate to high	Moderate to high
		Rockmass characterisation	Good	Fair	Very poor	Fair
	3,600	RQD	86.5	66.5	0	72.5
		RMR	60	57.5	7.5	54.5
		Q	6.2	4.8	0	3.4
		Q'	-	-	-	-
		Intact rock strength (MPa)	>250	>200	12.5	>200
		Ground water	Damp / wet	Damp	Damp	Damp
		Stress state	Low	Low to moderate	Low	Low
		Rockmass characterisation	Fair	Fair	Very poor	Poor
KONKOLA FLATS Average ore body dip is 30° (400 mRL to 600 mRL) Average ore body dip is 20° (<400 mRL)	4,200	RQD	62	73.2	0	63	Shallow dip (below 30°) uphole (panel) LHOS
		RMR	60	60	9.5	62.5
		Q	6.2	6.2	0	8.1
		Q'	11.1	3.8	0	14.6
		Intact rock strength (MPa)	>250	>200	12.5	>200
		Ground water	Damp	Damp	Damp	Damp
		Stress state	Low	Low	Low	Low
		Rockmass characterisation	Fair	Fair	Very poor	Fair
	4,800	RQD	45	57	0.2	-
		RMR	59	53	9.5	62
		Q	5.6	2.9	0	7.7
		Q'	-	-	-	-
		Intact rock strength (MPa)	>250	>200	12.5	>200
		Ground water	Wet / flowing	wet	wet	Wet
		Stress state	Low to moderate	Low	Low	Low
		Rockmass characterisation	Fair	Poor	Very poor	Fair
	2,520	RQD	50	85.5	0	70
		RMR	53.5	47.5	12	64
		Q	3.1	1.6	0	9.6
		Q'	-	-	-	-
		Intact rock strength (MPa)	>250	>200	12.5	>200
		Ground water	Flowing	wet	wet	Wet
		Stress state	Low To moderate	Moderate to high	Moderate to high	Low to moderate
		Rockmass characterisation	Poor	Poor	Very poor	Fair

amcconsultants.com	169

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 13.4	KCM Shaft 4 summary of rock mass properties

Area	Zone	Rock mass properties	Hangingwall Q	Ore shale	Unit A	Footwall	Mining method
BANCROFT NORTH (2,475 mN) Average ore body dip is 41° (600 mRL to 400 mRL) Average ore body dip is 48° (<400 mRL)	2,250 mN – 2,300 mN	RQD	90	80	20	85	LHOS
		RMR	69	55.5	17.5	63.5
		Q	16.4	3.8	0.1	9.1
		Q'	-	-	-	-
		Intact rock strength (MPa)	150	150	150	165
		Joint Orientation	Unfavourable	Fair	Unfavourable	Unfavourable
		Ground water	Damp	Damp	Dry	Damp / wet / drip / flow
		Stress state	Medium	Medium	Medium	Medium
		Rockmass characterisation	Good	Poor	Very poor	Fair
	2,300 mN – 2,330 mN	RQD	90	80	20	85
		RMR	69	60	17.5	63.5
		Q	16.4	6.2	0.1	9.1
		Q'	-	-	-	-
		Intact rock strength (MPa)	150	150	150	165
		Joint Orientation	Unfavourable	Fair	Unfavourable	Unfavourable
		Ground water	Damp / wet	Damp / wet	Dry	Damp / wet
		Stress state	Medium	Medium	Medium	Medium
		Rockmass characterisation	Good	Fair	Very poor	Fair
	2,330 mN – 2,450 mN	RQD	87	-	20	75
		RMR	76	59	17.5	63.5
		Q	34.8	5.6	0.1	9.1
		Q'	-	-	-	-
		Intact rock strength (MPa)	150	150	150	165
		Joint Orientation	Very favourable	Fair	Unfavourable	Fair
		Ground water	Damp	Damp	Dry	Wet
		Stress state	Medium	Medium	Medium	Low to moderate
		Rockmass characterisation	Good	Fair	Very poor	Fair
	2,450 mN – 2,650 mN	RQD	70	60	10	65
		RMR	76	57.5	17.5	60
		Q	34.8	4.8	0.1	6.2
		Q'	-	-	-	-
		Intact rock strength (MPa)	150	150	150	150
		Joint Orientation	Very favourable	Fair	Unfavourable	Fair
		Ground water	Damp	Dry	Dry	Wet
		Stress state	High	Medium	Medium	Low to moderate
		Rockmass characterisation	Good	Fair	Very poor	Fair
	2,650 mN – Fault Zone	RQD	70	60	10	65
		RMR	62.5	35.5	12	56
		Q	8.1	0.4	0	4
		Q'	-	-	-	-
		Intact rock strength (MPa)	150	100	2	129
		Joint Orientation	Unfavourable	Unfavourable	Very unfavourable	-
		Ground water	Dry	Dry	Dry	-
		Stress state	High	Medium	High	-
		Rockmass characterisation	Fair	Very poor	Very poor	Fair

amcconsultants.com	170

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Area	Zone	Rock mass properties	Hangingwall Q	Ore shale	Unit A	Footwall	Mining method
BANCCROFT NORTH (2,120) Average ore body dip is 48° (600 mRl to 300 mRL) Average ore body dip is 65° (<300 mRL)	1,870 mN – 2,050 mN	RQD	100	100	0	100	LHOS
		RMR	85	79	30	68
		Q	91.5	48	0.2	14.7
		Q'	-	-	-	-
		Intact rock strength (MPa)	>200	>200	100	175
		Joint Orientation	Favourable	Very favourable	Very favourable	Fair / Unfavourable
		Ground water	Damp	Damp	Damp	Damp / wet / drip / flow
		Stress state	Medium	Medium	Medium	Medium
		Rockmass characterisation	Very good	Very good	Very poor	Good
	2,050 mN – 2,150 mN	RQD	87	90	0	-
		RMR	74.5	56	23	63
		Q	29.6	4	0.4	8.6
		Q'	-	-	-	-
		Intact rock strength (MPa)	150	100	0	150
		Joint Orientation	Unfavourable	Fair / Very unfavourable	Fair	Unfavourable
		Ground water	Wet	Wet	Wet	Wet
		Stress state	Medium	High	Medium	Medium
		Rockmass characterisation	Good	Fair	Very poor	Fair
	2,150 mN – 2,200 mN – Fault Zone	RQD	100	82.5	0	100
		RMR	67	55.5	16	-
		Q	13.2	3.8	0.1	-
		Q'	-	-	-	-
		Intact rock strength (MPa)	150	87.5	0	125
		Joint Orientation	Fair	Fair / Very unfavourable	Very unfavourable	Fair
		Ground water	Wet	Damp / wet	Damp	Flowing
		Stress state	High	High	Low	Medium
		Rockmass characterisation	Good	Poor	Very poor	-
	2,200 mN – 2,250 mN	RQD	100	100	10	70
		RMR	67	61	17.5	63
		Q	13.2	6.9	0.1	8.6
		Q'	-	19	-	-
		Intact rock strength (MPa)	150	>200	150	100
		Joint Orientation	Fair	Unfavourable	Very unfavourable	Unfavourable
		Ground water	Wet	Wet	Damp / wet	Damp / wet / drip / flow
		Stress state	High	High	Low	Medium
		Rockmass characterisation	Good	Fair	Very poor	Fair

amcconsultants.com	171

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Area	Zone	Rock mass properties	Hangingwall Q	Ore shale	Unit A	Footwall	Mining method
BANCROFT NORTH (1,700 mN) Average ore body dip is 48° (600 mRl to 300 mRL) Average ore body dip is 65° (<300 mRL)	1,500 mN – 1,600 mN	RQD	-	-	-	-	LHOS
		RMR	66.5	65.5	23.5	61.5
		Q	12.5	11.2	0.1	7.3
		Q'	-	>424	-	-
		Intact rock strength (MPa)	200	150	3	143
		Joint Orientation	Unfavourable	Very unfavourable	Very unfavourable	-
		Ground water	Dry	Dry	Dry	Wet
		Stress state	High	High	Low	Low to moderate
		Rockmass characterisation	Good	Good	Very poor	Fair
	1,600 mN – 1,700 mN	RQD	90	100	0	100
		RMR	74	79	30	68
		Q	28	48	0.2	14.7
		Q'	-	-	-	-
		Intact rock strength (MPa)	>200	>200	100	175
		Joint Orientation	Favourable	Very favourable	Very unfavourable	Fair / Unfavourable
		Ground water	Damp	Damp	Damp	Damp / wet / drip / flow
		Stress state	Medium	Medium	Medium	Medium
		Rockmass characterisation	Good	Very good	Very poor	Good
	1,700 mN – 1,800 mN	RQD	90	100	0	100
		RMR	74	79	30	68
		Q	28	48	0.2	14.7
		Q'	-	-	-	-
		Intact rock strength (MPa)	>200	>200	100	175
		Joint Orientation	Favourable	Very favourable	Very unfavourable	Fair / Unfavourable
		Ground water	Damp	Damp	Damp	Damp / wet / drip / flow
		Stress state	Medium	Medium	Medium	Medium
		Rockmass characterisation	Good	Very good	Very poor	Good
	1,800 mN – 1,870 mN	RQD	90	100	0	100
		RMR	74	79	30	68
		Q	28	48	0.2	14.7
		Q'	-	-	-	-
		Intact rock strength (MPa)	>200	>200	100	175
		Joint Orientation	Favourable	Very favourable	Very unfavourable	Fair / unfavourable
		Ground water	Damp	Damp	Damp	Damp / wet / drip / flow
		Stress state	Medium	Medium	Medium	Medium
		Rockmass characterisation	Good	Very good	Very poor	Good

amcconsultants.com	172

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Area	Zone	Rock mass properties	Hangingwall Q	Ore shale	Unit A	Footwall	Mining method
BANCROFT NORTH (2,800 mN) Average orebody dip is 44° (600 mRL – 400 mRL) Average orebody is dip 67° (<400 mRL)	2,640 mN – Fault zone	RQD	70	80	12.5	80	LHOS
		RMR	62.5	35.5	12	56
		Q	8.1	0.4	0	4
		Q'	-	-	0	-
		Intact rock strength (MPa)	150	150	2	129
		Joint Orientation	Unfavourable	Unfavourable	Unfavourable	Fair
		Ground water	Dry	Dry	Dry	Wet
		Stress state	High	High	High	Medium
		Rockmass characterisation	Fair	Very poor	Very poor	Fair
	2,640 mN – 2,700 mN	RQD	69.5	66	0	75
		RMR	73	66.5	24	56
		Q	25	12.5	0.1	4
		Q'	-	-	-	-
		Intact rock strength (MPa)	220	200	2	150
		Joint Orientation	Fair	Very unfavourable	-	Unfavourable
		Ground water	Dry	Dry	Dry	Dry
		Stress state	-	Medium / High	High	Medium
		Rockmass characterisation	Good	Good	Very poor	Fair
	2,700 mN – 2,800 mN	RQD	69.5	85	-	-
		RMR	73	6.5	24	50
		Q	25	6.5	0.1	2
		Q'	-	-	-	-
		Intact rock strength (MPa)	220	150	2	175
		Joint Orientation	Fair	Fair / Unfavourable	Unfavourable	Unfavourable
		Ground water	Dry	Dry	Dry	Dry
		Stress state	Medium	Medium	Medium	Medium
		Rockmass characterisation	Good	Fair	Very poor	Poor
	2,800 mN – 2,900 mN	RQD	90	85	0	70
		RMR	63	58	24	60
		Q	8.6	5	0.1	6
		Q'	-	-	-	-
		Intact rock strength (Mpa)	150	-	2	150
		Joint Orientation	Unfavourable	Unfavourable	Unfavourable	Unfavourable
		Ground water	Dry / damp	Dry	Dry	Dry
		Stress state	Medium	Medium	Medium	Medium
		Rockmass characterisation	Fair	Fair	Very poor	Fair
	2,900 mN – 3,000 mN	RQD	90	82.5	0	82.5
		RMR	63	64.5	24	58
		Q	8.6	10	0.1	5
		Q'	-	-	-	-
		Intact rock strength (Mpa)	150	150	2	160
		Joint Orientation	Unfavourable	Unfavourable	Very unfavourable	Unfavourable
		Ground water	Dry / Damp	Dry	Dry	Dry
		Stress state	Medium	Medium	Medium	Medium
		Rockmass characterisation	Fair	Fair	Very poor	Fair
BANCROFT CENTRAL (920 mN and 1,220 mN) Average orebody dip is 61°	700 mN – 1,100 mN	RQD	25	-	-	-	LHOS
		RMR	59.5	56	28	68
		Q	5.9	4	0.2	14.7
		Q'	-	-	-	-
		Intact rock strength (Mpa)	150	150	2.5	>200
		Joint Orientation	Fair / unfavourable	Fair / unfavourable	Very unfavourable	Unfavourable
		Ground water	Dry / damp	Damp / wet	Dry	Wet
		Stress state	High	High	Low	Medium
		Rockmass characterisation	Fair	Fair	Very poor	Good
	1,100 mN – 1,500 mN	RQD	78	100	35	-
		RMR	66.5	65.5	28.5	61.5
		Q	12.5	11.2	0.2	7.3
		Q'	-	>424	-	-
		Intact rock strength (Mpa)	200	150	3	193
		Joint Orientation	Unfavourable	Very unfavourable	Very unfavourable	Unfavourable
		Ground water	Dry	Dry	Dry	Dry
		Stress state	High	High	Low	Low to moderate
		Rockmass characterisation	Good	Good	Very poor	Fair

amcconsultants.com	173

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Area	Zone	Rock mass properties	Hangingwall Q	Ore shale	Unit A	Footwall	Mining method
BANCROFT DEEPS (700 mN – 1,000 mS) Average orebody dip is 54°	500 mN – 700 mN	RQD	85	100	35	90	LHOS
		RMR	52.5	65.5	23.5	56
		Q	2.8	11	0.1	4
		Q'	-	-	-	-
		Intact rock strength (Mpa)	150	150	3	152
		Joint Orientation	Fair / Unfavourable	Very unfavourable	Very unfavourable	Unfavourable
		Ground water	Dry / Damp	Dry	Dry	Dry
		Stress state	High	High	Low	Medium
		Rockmass characterisation	Poor	Good	Very poor	Fair
	200 mN – 500 mN	RQD	85	80	38	80
		RMR	85	74.5	39	69.5
		Q	91.5	29.6	0.7	17.3
		Q'	-	-	-	-
		Intact rock strength (Mpa)	>200	>250	50	200
		Joint Orientation	Very unfavourable	Very unfavourable	Very unfavourable	Very unfavourable
		Ground water	Dry	Dry	Dry	Dry
		Stress state	Very high (seismicity)	Very high (seismicity)	Very high (seismicity)	Very high (seismicity)
		Rockmass characterisation	Very good	Good	Very poor	Good
	200 mS – 200 mN	RQD	100	85	33	80
		RMR	57.5	41	7	69
		Q	4.8	0.8	0.02	16.4
		Q'	-	-	-	-
		Intact rock strength (Mpa)	200	40-150	5	150
		Joint Orientation	Unfavourable	Unfavourable	Unfavourable	Unfavourable
		Ground water	Wet	Wet	Wet	Wet
		Stress state	Medium	Medium	Medium	Medium
		Rockmass characterisation	Fair	Very poor	Very poor	Good
	200 mS – 600 mS	RQD	24	65	33	57.5
		RMR	67	66	7	52
		Q	13.2	11.9	0.02	2.6
		Q'	-	-	-	-
		Intact rock strength (Mpa)	150	150	5	150
		Joint Orientation	Unfavourable	Unfavourable	Unfavourable	Unfavourable
		Ground water	Wet	Wet	Wet	Wet
		Stress state	Low	High	Medium	Medium
		Rockmass characterisation	Good	Good	Very poor	Poor
	600 mS – 1,000 mS	RQD	60	70	12.5	60
		RMR	65	47	3.5	45
		Q	10.7	1.5	0.01	1.2
		Q'	-	-	-	-
		Intact rock strength (Mpa)	150	100	0 - 5	130
		Joint Orientation	Unfavourable	Unfavourable	Unfavourable	Unfavourable
		Ground water	Wet	Wet	Wet	Wet
		Stress state	Medium	Medium	Low	Medium
		Rockmass characterisation	Good	Poor	Very poor	Poor

13.2.1.2	Structural geology summary

The structural framework of Konkola Mine is influenced by major regional faults, a fault series local to the mine working, and the associated minor structural features, including bedding planes and joint sets. These structures influence rock mass behavior, stress redistribution, and excavation stability.

Major structures

The two principal fault systems that dominate the regional setting are the Lubengele Fault to north of Shaft 3 and Luansobe Fault to south of Shaft 1 (Figure 13.3).

Within the mine workings the major structures include the Cross Fault, a brecciated zone with gouge infill up to 2 m wide, which presents a potential risk to development due to its brittle and low-strength nature. In total, 11 significant faults have been modelled within the mine area. These structures trend northeast-southwest and exhibit steep dips, often aligning sub-parallel or oblique to the orebody. When fault orientations align obliquely or sub-parallel to excavations, it modifies stress fields, which can enhance or destabilize excavations depending on their properties and geometry. The location of the modelled faults in relation to the mine workings is presented in Figure 13.4.

amcconsultants.com	174

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.3	Location of regional faults within the Konkola mine area

Legend
Existing underground mine
Proposed mine expansion
Konkola concession boundary
Surface water
Main Mine Water Discharge
Greater Lubengele
Geology
KUNDELUNGU SHALE
KAKONTWE LIMESTONE
MWASHIA SHALE
UPPER ROAN DOLOMITE
SHALE WITH GRIT
HANGINGWALL AQUIFER
HANGINGWALL QUARTZITE
ORE SHALE
FOOTWALL AQUIFER
ARGILLACEOUS SANDSTONE
FOOTWALL QUARTZITE
LOWER POROUS CONGLOMERATE
BASEMENT
Intrusions
GABBRO INTRUSIVE
MULIASHI PORPHYRY
KONKOLA DOME
ANTICLINE AXIS
LUBENGELE FAULT ZONE
LUBENGELE SYNCLINE
KAWIRI SYNCLINE
CROSS-AXIS FAULT ZONE
LUANSOBE FAULT ZONE
KIRILABOMBWE ANTICLINE
Kaspa Stream
Kawiri Stream
Kanduba Stream
Drainage Canal
Lubengele Stream
Kakosa Stream
Kafu River
Streams Nchanga

TITLE

Location of Regional Faults Within the Konkola Mine Area

Konkola Copper Mines plc

AMC consultants
mine smarter

Source: AMC, 2025.

amcconsultants.com	175

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.4	Location of modelled faults within mine workings

Source: AMC, 2025.

Minor structures

The rock mass is further subdivided by three dominant joint sets:

1	Bedding: Typically found in the ore shale with a dip range of 15[o] to 70[o] in the fold axis (nose area), and 51[o] to 80[o] is found in the fold hinges.

2	Oblique joints: Dipping from 33[o] to 74[o], these joints trend at angles relative to bedding, with variable spacing and roughness.

3	Cross joints: Typically, steeply dipping (54[o] to 87o), orientated perpendicular to bedding, though often weakly developed.

amcconsultants.com	176

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Joint characteristics vary across the mine. In the northern limb, joints are closely spaced and often partially infilled with clay or rock fragments, reducing rock mass quality. Subsidiary faults tend to follow bedding or orebody geometry and commonly intersect major faults, resulting in structurally complex zones.

13.2.2	Geotechnical considerations for mining

13.2.2.1	Stope stability and design

Stability assessed with modified stability graphs (dips 25°, 55°, 70°), resulted in generally stable, with paste backfill improving crown and hangingwall stability particularly in flatter dipping areas. Tactical pillars near major structures may be required. Stopes are to be mined and backfilled sequentially, forming sill pillars where required and cable bolt support is required in zones of variable ground or low dip. Site-specific reassessment is recommended during short-term planning using updated structural and mapping data.

13.2.2.2	Stope dilution estimation

Dilution was evaluated using the ELOS method (Clark & Pakalnis, 1997). In fair ground, ELOS estimates are low, typically 0.5–1.0 m. Increased overbreak may occur in the Extension and Bancroft North areas, or where stopes intersect major structures. Drill and blast designs should be adjusted to limit overbreak near persistent structures. In flatter dipping areas stope support is likely to be required in the hangingwall to enable mineable stope strike lengths.

13.2.2.3	Infrastructure placement

Major infrastructure, including declines, should be placed in competent footwall quartzite, maintaining a standoff of at least 20 m from major faults. Alignment should minimize intersections with faults or aquifers. Raise bore assessments are recommended for ore passes and shafts in jointed or near-surface ground.

13.2.2.4	Crown pillar and subsidence risk

Crown pillar designs consider dynamic loading, structural influence, and blasting effects. Ongoing monitoring and review of open stopes and paste backfill are advised to maintain stability.

Historic shallow mining has resulted in surface subsidence. KCM manages these risks through its Subsidence and Sinkhole Management Plan (2022), aligned with Zambian regulations. AMC recommends satellite-based monitoring for regional subsidence linked to dewatering.

13.2.3	Ground support and numerical modelling

Ground support requirements at Konkola were assessed using the Q-system and wedge analysis methods. Indicative support designs were developed for decline, level access, and ore drive dimensions under varying ground conditions. The assessment confirmed that current support standards are broadly appropriate, though cable bolting is required in areas of poor ground quality, especially where fault zones or weak units such as Unit A are encountered.

Unwedge modelling identified structurally controlled wedge failures as a potential hazard in certain development orientations. Intersection stability can be achieved with double-strand cable bolts, though high-stress areas and wide spans may require increased support or intersection redesign. Avoiding 4-way intersections at depth is advised to reduce instability risks.

Numerical modelling using FLAC3D was completed for both shallow and steeply dipping stoping zones. Results highlight stress relaxation and strain concentration around stope walls, with hangingwall displacement reaching up to 0.5 m in some areas. Plastic strain thresholds indicate that localised ground damage may occur near faults and in deeper zones, particularly where stopes or development intersect major structures.

amcconsultants.com	177

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Stress redistribution is more pronounced in poor ground conditions, and numerical models indicate that hangingwall instability risks increase with depth. Modelling of multiple mining options shows that designs incorporating regional or central pillars offer improved stability, with central pillars performing best overall.

AMC recommends:

•	Ongoing geotechnical inspections in areas approaching plastic strain thresholds.

•	Calibration of models using CMS and stope performance data.

•	Consideration of backfilling or sill pillars in critical zones.

•	Optimisation of drilling and blasting practices to reduce overbreak.

•	Implementation of a site monitoring program to track displacement and ground response.

13.2.4	Hydrogeology

13.2.4.1	Hydrology summary

The hydrogeological conditions across the KCM assets vary significantly, directly impacting dewatering strategies, groundwater inflows, and overall water management. These variations are primarily controlled by structural features, lithological permeability, and the presence of major fault and fracture networks. Regional fault systems and lithological interfaces act as primary groundwater conduits, influencing the connectivity between aquifers and mine workings.

The geological setting of the operation consists of a sequence of sedimentary and metamorphic units with varying degrees of permeability and water-bearing capacity. Structural deformation has further influenced hydrogeological conditions by creating preferential groundwater flow paths, particularly in fault zones and fractured lithologies.

The hydrogeological regime at Konkola Mine is characterized by fractured, permeable fault zones within schists and dolomites that require extensive dewatering. Less permeable lithologies such as quartzites and shales act as hydraulic barriers. Substantial historical inflows have necessitated a robust pumping system to maintain safe and efficient operations.

13.2.4.2	Aquifer parameters and testing

The following hydrogeological testing and monitoring has been established at Konkola:

•	Piezometer installation: Monitoring wells established to measure groundwater levels and flow rates.

•	Pump testing: Conducted to determine aquifer permeability, hydraulic conductivity, and inflow rates into mine workings. Test well DW01, drilled into the Chingola dolomite, demonstrates high hydraulic conductivity with minimal drawdown under current pumping conditions (~1,800 m³/day).

•	Water quality assessments: Routine sampling of mine water to monitor contamination risks and compliance with environmental standards.

Dewatering at Konkola has been on-going since the 1950s. As such, the operational data collected over more than 70 years of pumping is preferable to theoretical pump testing. Similar to most hard rock mine sites, groundwater flow is controlled by barriers (lithological contacts and structures) and conduits (cave cracks, old exploration drill holes, natural fracture zones) rather than the local-scale properties (K, T, S) of the geological formations.

The best way to assess the bulk-scale aquifer properties is to adjust the inputs to the groundwater model, which was done as part of the work in 2014. The model used 387 surface borehole records, more than 8,500 groundwater level measurements, many of which were related to underground drain hole records, flume flow records, and pumping records from all pump stations. Pumping tests were done in similar formations at a nearby site in 2001. The properties from the pumping tests were used as initial inputs to the 2014 model and were subsequently adjusted during model calibration. Hydraulic conductivity (K) values ranged from 0.7 m/d to 3 m/d. Storativity (S) values ranged from 5x10-4 to 3x10-6.

amcconsultants.com	178

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

There is currently no basis to adjust the aquifer properties that were used in the 2014 calibrated groundwater model. The only recent data is: (i) flow rates measured at the pumping stations, (ii) flow rates measured in underground drainage holes, and (iii) shut in pressures measured in underground drainage holes. All these data have been used as part of the on-going dewatering assessment. Sealed vibrating wire piezometers have been proposed as part of the hydrogeology studies going forward. In the current database, the drill holes (controlled water) only account of about 35% of the inflow, but they do show that sustained flows can be retained on the higher mine levels.

13.2.4.3	Dewatering volumes and rates

Groundwater inflows average ~350,000 m³/day, with inflows concentrated at levels 720L and 950L. Most discharge is pumped via VS1F (60%) and VS1B (30%) shafts using three main pump stations at 985L, 690L, and 370L. Future inflows are projected to increase moderately with depth.

13.2.4.4	Chingola dolomite

The Chingola dolomite is a regionally connected aquifer with a flat-water table at ~500L. Subsidence-related cracks tap into this aquifer, providing recharge to the mine. The Mwashia shale acts as a semi-confining layer (Figure 13.5).

Figure 13.5	Cross section showing the interconnected nature of the Chingola dolomite (light blue) between KCM (right) and Lubambe (left)

Source: AMC, 2025.

13.2.4.5	Recharge

Recharge is driven primarily by rainfall, with 50–75% of mine water originating from surface infiltration and 25–50% from recirculation. Estimated recharge is ~200–300 mm/year across a 250 km² area. InSAR shows infiltration across the subsidence zone (Figure 13.6).

amcconsultants.com	179

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.6	Subsidence area shown on InSAR ascending image

Source: AMC, 2025.

13.2.4.6	Dewatering system and boreholes

Dewatering relies on a combination of crosscut and drainage hole systems targeting both the footwall and hangingwall aquifers. Crosscuts are spaced approximately every 500 m along strike and provide access for installation of drainage holes, which are drilled upward into the hangingwall and downward into the footwall.

A future drilling program aims to deliver ~48,000 m/year of drill length to support sustained depressurization of the host rock. This approach will be critical to achieving pressure reductions ahead of production development and minimizing water ingress into the mine workings. Drilling infrastructure is expected to include ~12 drainage holes per crosscut, with hole lengths typically between 200 to 350 m.

amcconsultants.com	180

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Test well DW01, drilled into the Chingola dolomite, demonstrates high hydraulic conductivity with minimal drawdown under current pumping conditions (~1,800 m³/day). The low drawdown confirms regional interconnectivity of the dolomite and reinforces its role as the principal groundwater contributor to the mine system.

13.2.4.7	Water Balance and groundwater model status

A numerical groundwater flow model is under development to predict future dewatering requirements and optimise water management strategies. Pending completion of this model, the following conceptual water balance is noted:

•	Total average inflow: ~350,000 m³/day (current conditions, mining above 950 mL).

•	Sources: Chingola dolomite (principal contributor), surface infiltration via subsidence cracks, fault-conduit recharge.

•	Short-term mining (Years 1–7): Focused on currently dewatered zones (Konkola East, Konkola Flats, Konkola Extension) where inflows are better understood and controlled.

•	Longer-term: Production from deeper zones (Bancroft sector) contingent on commissioning of the 1390 mL pump station. Short-term inflow spikes projected to exceed 450,000 m³/day as mine development progresses along the full 12 km strike.

The conceptual water balance diagram shown below is based on the most recent data from site. The dominant source in the water balance is the regional dolomite. The pump station capacities are shown in Figure 13.7.

amcconsultants.com	181

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.7	Conceptual water balance

The previous numerical model showed that a high proportion of the water can be captured on the 950L or above. The available monitoring data supports the model. The inflow data indicates it should be possible to retain about 40% of the inflow on the 950L, particularly if there is an increased density of future drainage holes. A plan has been prepared to update the 2014 numerical model. The flow rates in Table 13.5 have been predicted based on judgement following review of both the 2014 model and the most recent monitoring data from the drainage holes.

Table 13.5	Summary of water capture extrapolated over time

	Year 1	Year 2	Year 3	Year 4	Year 3	Year 6	Year 7	Year 10	Year 20	Year 30
Total dewatering rate	380,000	400,000	420,000	420,000	430,000	420,000	410,000	430,000	410,000	410,000
Water that can be managed on 970L	380,000	400,000	420,000	420,000	430,000	420,000	410,000	240,000	170,000	170,000
Water to be managed on 1150L								190,000	190,000	90,000
Water to be managed on 1350L									50,000	150,000

Notes: Flow rates in m3/day, assumes no major ground collapse rapid subsidence, assumes no improvement in surface infrastructure, based on preliminary mine planning assumptions

13.2.4.8	Water quality

The overall discharge water quality shows near-neutral pH, and major ions within target limits for both HWA and FWA. TSFs water has alkaline pH and elevated nitrate and chloride (beneficial to maintain separation of water pumped from UG from TSFs water). Total suspended solids (TSS) are the key challenge, along with potential copper and zinc levels which occasionally exceed guideline limits of 100 mg/liter.

amcconsultants.com	182

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

13.2.4.9	Mine schedule and dewatering plan

Short-term mining (next 5 – 7 years), activities will focus on the currently dewatered zones of Konkola East, Konkola Flats, and Konkola Extension, where groundwater inflows are better understood and controlled. This allows mining to progress without requiring major new infrastructure in the immediate term. Figure 13.8 shows the currently inferred phreatic surface based on measurements from the available shut in holes. A pressure head of about 150 m (200 psi) can be inferred for the 720L.

In the longer term, production from deeper zones, particularly the Bancroft sector, will be contingent on the timely development of the 1390L pump station and associated dewatering infrastructure. This pump station is essential for enabling mining below 950L and unlocking deeper reserves.

Dewatering efforts must be synchronized with the mine schedule to avoid production delays and to ensure safe working conditions. As mine development progresses along the full 12 km strike of the orebody, inflows are expected to fluctuate, with short-term spikes projected to exceed 450,000 m³/day. Additional pumping capacity and infrastructure upgrades will be critical to maintaining production continuity and managing inflow variability.

Figure 13.8	Currently inferred phreatic surface based on measurements from shut in holes

3#
1#
4#
Konkola Mine Profile-West Limb
Dec'24 Water Level
Mined Out
Barren
660mL
720mL
800mL
875mL
950mL
1050mL
MSL
800mL 4300mN
Dew X/C
dry
800mL 3700mN
Dew X/C
dry
2000mN
Dew X/C
Dry
950mL 3800mN
Dew X/C
8000m3/day
4.5 bars
950mL - 3350mN
Dew X/C
28000m3/day
4.5 bars
2700mN
Dew X/C
13000m3/day
2.5 bars
950Ml 1500mN
Dew X/C
5000m3/day
950mL 1000mN
Dew X/C
Dry
950mL 800mS
Dew X/C
28000m3/day
40bars
1000mS
Dew X/C
Fault Zone II
Fault Zone I
Luansombe Fault
6000mN
5000mN
4000mN
3000mN
2000mN
1000mN
0mS
1000mS

TITLE

Konkola Copper Mines plc

AMC consultants mine smarter

Source: AMC, 2025.

amcconsultants.com	183

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.7 and Figure 13.8 show the planned hangingwall dewatering crosscuts located every 500 m strike length. In total, there will be about 15 dewatering crosscuts per level. Given that the main constraint on ore production has historically been slow footwall development because of water, a more systematic dewatering hole drilling plan will be required. This is currently expected to be:

•	Crosscuts driven from the dewatering level towards the ore shale every 500 m spacing along strike to provide drilling access for advanced dewatering holes.

•	Drill stations will be about 100 m into each crosscut.

—	The goal is: (i) to depressurize the crosscuts through the footwall in advance of the face, and (ii) to dewater the production development and workings in the ore shale. Given the wider spacing of the footwall dewatering crosscuts, lateral holes will also be required between the crosscuts.

—	Most holes can be drilled at less than 45° (upward), but some holes will need to be drilled at steeper angles due to the dip of the orebody and the need to get the higher holes.

—	For each crosscut, the budget should be about 4,000 m of drilling for the array of holes from the drill stations and any cover holes that may be required in advance of the crosscut.

•	The crosscuts will be terminated about 20 m short of the ore shale (i.e. they don’t go into the hangingwall). A total of 12 drainage holes into the hangingwall is currently assumed: three at 45° up, six at 20° up, and three flat, for a total of 4,000 m of drilling into the hangingwall. The holes would go 5-10 m past the HWA and would terminate within the Shale with Grit.

•	Drilling will be carried out at a nominal diameter of 125 mm using LM110 drills (or similar). Most hole lengths would be between 200 and 350 m. Planning should currently assume a total of about 48,000 m per year drilling (based on six crosscuts being advanced per year), so a minimum of three dewatering drills will be required.

Figure 13.9	Rotated section showing the planned footwall dewatering drilling

Source: AMC, 2025.

amcconsultants.com	184

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

13.2.4.10	Future dewatering rates

Planned depressurization using crosscut-based drainage holes will enable 30–50 m pressure reduction in ~6 months with localized inflows of 45,000–60,000 m³/day. Long-term capacity must exceed current system (~360,000 m³/day), aiming for 500,000 m³/day. Current estimated inflow rates are shown in Table 13.6.

Table 13.6	Indicative future mine inflow rates for the next 7-year mine plan

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
Konkola East 720L	150,000	170,000	140,000	100,000	70,000	60,000	50,000
Konkola East 800L	40,000	30,000	30,000	40,000	60,000	30,000	20,000
Konkola East 870L	-	-	30,000	30,000	50,000	50,000	60,000
Konkola Flats 720L	35,000	45,000	55,000	50,000	20,000	20,000	10,000
Konkola Flats 800L	-	-	10,000	30,000	40,000	50,000	40,000
Konkola Flats 870L	-	-	-	20,000	40,000	40,000	60,000
Konkola Extension 720L	60,000	60,000	40,000	20,000	20,000	20,000	10,000
Konkola Extension 800L	-	-	20,000	40,000	40,000	40,000	30,000
Konkola Extension 870L	-	-	-	10,000	20,000	40,000	50,000
Total 970L and below	95,000	95,000	95,000	80,000	70,000	70,000	90,000
Total dewatering rate	380,000	400,000	420,000	420,000	430,000	420,000	410,000

Notes: Flow rates in m3/day. Assumes no major ground collapse or rapid subsidence.

13.2.4.11	Pumping infrastructure – Konkola Mine

The current pumping infrastructure consists of staged systems at 370L, 690L, and 950L, with most inflows handled via VS1F and VS1B shafts. The 950L station is presently the deepest in operation. However, mining below this level, particularly in the Bancroft sector, requires the development of a new pump station at 1390L, along with new drainage drives at 1150L and 1350L, to provide the necessary dewatering capacity and operational redundancy (Figure 13.9).

Upgrades to the existing systems at 690L and 370L are required to increase the pumping rate beyond the current ~360,000 m³/day limit. Planned enhancements include additional pump columns, expansion of settlers and sumps, and optimization of water handling networks. The target capacity is at least 450,000–500,000 m³/day to accommodate projected peak inflows and ensure resilience during high-water events or power disruptions.

Energy-efficient technologies such as variable frequency drives (VFDs) and automated pump control systems are recommended to reduce operating costs and improve performance. Redundant power supply systems, including diesel generators and ring-fed power lines, are also essential to mitigate the risks associated with load shedding and grid failure.

Emergency infrastructure includes a combination of control valves on dewatering boreholes, penstock valves, surge barriers, flood control doors, and temporary storage in haulage and drainage drives. These systems are critical for responding to short-term pump failures and allow the mine to manage water until backup systems are operational.

amcconsultants.com	185

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.10	Konkola Mine dewatered, developed, and mined

Source: AMC, 2025.

13.2.4.12	Konkola Mine water management infrastructure

Konkola’s underground water management system incorporates a range of control and containment measures to manage inflows and ensure infrastructure protection:

•	Control valves on dewatering boreholes allow water to be temporarily shut in during pump failures or power outages. Valves are prioritized by flow rate, with higher-flow boreholes closed first. There were 48 such boreholes at 950L during the 2008 national power outage.

•	Settlers and sumps provide sedimentation capacity and buffer inflows before pumping. Settlers slow flow to drop suspended solids; sumps store water for transfer to pump stations.

•	Surge barriers are temporary blockades in drainage and haulage drives to divert water from critical infrastructure (e.g., No.1 shaft).

•	Penstock valves, located near the 950L flood control door, regulate flow to downstream pumping systems and are closed once sump capacity is exceeded.

•	Flood control doors on 950L and 850L protect key pump stations during extreme inflow events. Timing of closure is linked to available storage and system response.

•	Emergency storage is provided by accessible drives on the footwall side. During major inflow events, these areas offer temporary containment for up to ~2 hours before further controls must be activated to protect infrastructure.

13.2.4.13	Upgrade of existing pumping infrastructure

In the medium term (12-18 months), there is a need to upgrade the existing infrastructure from the current 370,000 m3/day to at least 450,000 m3/day. The upgrade works are shown in red on Figure 13.11 and should include:

•	690 mL (five additional pumps; and two to three pump columns).

•	370 mL (three Pump Columns).

•	Water storage sumps and settlers, drain drives and dewatering crosscuts.
amcconsultants.com	186

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The series of projects required to complete the upgrade works will require close focus and significant financial support. The pipe columns are 500 mm in diameter and the pipe is a long-lead order item. This is an example component of the system that demonstrates the complexities that will likely be encountered whilst attempting the upgrade works.

The integration of energy-efficient technologies, such as VFDs and automated control systems, is also recommended to optimize power consumption and reduce operational costs. Such improvements would not only enhance system performance but also contribute to the overall sustainability of the mining operation.

Figure 13.11	Dewatering schematic, with required upgrades shown in red

Source: AMC, 2025.

13.2.4.14	Risks

Due to continuous high groundwater inflows and significant pumping head, the dewatering system and associated emergency procedures must remain robust and highly reliable. Plans must account for power failures, ensuring back-up systems and clearly defined TARPs are in place.

amcconsultants.com	187

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Proactive maintenance and defined KPIs, for pump reliability, flow rates, and energy use; are essential to optimize system performance. In emergencies, short-term inflow reduction (e.g., closing dewatering valves) and underground water storage are key to preserving time for backup power restoration.

The two-day national power outage in January 2008 tested these procedures under real conditions. Groundwater inflows (~292,000 m³/day) were partially managed by closing borehole valves, temporarily reducing inflows and allowing activation of flood doors and emergency systems.

Emergency protocols should be reviewed quarterly, with audits identifying gaps and maintaining the integrity of the underground water management system. The 2008 event and subsequent outages have reinforced the importance of ongoing readiness and redundancy.

13.2.5	Existing mining – Konkola Mine

Konkola Mine extracts ore from the Kirilabombwe anticline orebody using three principal production shafts: 1 Shaft, 3 Shaft, and 4 Shaft. These shafts support mining across two main areas referred to as the 3 Shaft and 4 Shaft mining areas. The operation commenced in 1957 with the commissioning of 1 Shaft, followed by 3 Shaft in 1963 and 4 Shaft in 2007. While 1 Shaft remains in use for personnel and supplementary hoisting, 4 Shaft is now the primary hoisting shaft in the southern portion of the orebody.

The two mining areas are separated above the 720-m level by a geologically barren zone approximately 1.5 km wide. This zone lacks economic mineralization and is primarily composed of unmineralized lithologies. It presents a natural boundary between the historically distinct 3 Shaft and 4 Shaft operations. Despite this separation, underground development has since connected the two areas, allowing for integrated haulage and dewatering systems.

Three principal mining methods are employed at Konkola Mine: Longhole Open Stoping, Post Pillar Cut and Fill, and a Hybrid Overcut and Bench method. The selection of each method is based on orebody dip, ore thickness, ground conditions, and infrastructure availability. These methods are applied within specific mining zones as summarized in Table 13.7. Ongoing refinement of the mining approach supports improved recovery, stability, and alignment with long-term production planning.

Table 13.7	Mining methods currently employed by mining area at Konkola Mine

Mining area	Boundaries	Orebody dip (o)	Orebody thickness (m)	Primary mining method(s)	Backfill
Bancroft North	1,750 – 3,000 mN	45 to 70°	6 to 10 m	Longhole Open Stoping (LHOS)	Planned
Bancroft Central	1,000 – 1,750 mN	45 to 65°	5 to 9 m	LHOS	Planned
Bancroft Deeps	100 mS – 1,000 mN	55 to 70°	6 to 10 m	LHOS	Future (awaiting infrastructure)
Konkola Extension	3,000 – 4,000 mN	25 to 50°	5 to 10 m	LHOS, PPCF, Hybrid Overcut & Bench	Mixed (some unfilled zones)
Konkola Flats	4,200 – 4,800 mN	10 to 25°	10 to 13 m	Post Pillar Cut and Fill (PPCF)	Active
Konkola East	0 – 2,400 mW	30 to 60°	6 to 12 m	LHOS	Planned

13.2.6	Planned mining methods - Konkola Mine

Planned mining at Konkola Mine aims to progressively unlock deeper mineralized zones through staged dewatering and infrastructure upgrades. The mine will continue to rely on the application of LHOS, Post Pillar Cut and Fill (PPCF), and Modified Overcut and Bench (MOCB) methods, selected based on orebody geometry, dip, and prevailing ground conditions. These methods will be deployed in different areas of the mine according to updated geotechnical assessments and the evolving dewatering strategy.

amcconsultants.com	188

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The long-term mining vision incorporates expansion below the 1040L in the 4 Shaft area and continued extraction across dewatered sections of the 3 Shaft area. Target zones include Bancroft North, Bancroft Central, and Bancroft Deeps in the 4 Shaft area, as well as Konkola Flats, Konkola East, and Konkola Extension in the 3 Shaft area. Mining below 950L in 4 Shaft remains contingent on the commissioning of the 1390L pump station and associated infrastructure.

Mining methods have been selected based on orebody geometry, depth, and ground conditions, with all areas anticipated to make use of variations of LHOS or panel stoping. In flatter or structurally complex areas, support-intensive approaches and paste fill are expected to be required to maintain excavation stability. Paste fill will also be used in the majority of steeply dipping zones, particularly where structural complexity is anticipated at depth. Areas accessed via Shaft 4, such as Bancroft South and Bancroft Deeps, represent the deepest high-grade targets, while Konkola East remains an exploratory and developmental area where the final mining method may vary depending on local orebody characteristics. A summary of the planned mining methods for the Konkola Mine, is provided in Table 13.8. Figure 13.12 shows a plan view isometric of the mine zones and key infrastructure.

Table 13.8	Konkola Mine mining methods

Ore zones	Mining method	Summary
Konkola East	LHOS and panel stoping

•      Exploratory / developmental area; method subject to geometry.

•      Moderately to steeply dipping (50–70°) in upper / mid sections; flattens at depth (<45°). Method zoned by dip. Paste fill required for both.

Konkola Flats	LHOS and panel stoping	• Flatter, bullnose geometry with variable dips. Requires zoned extraction. Central to regional stress transfer; high fill reliance. • Paste fill. • Likely to use support-intensive methods.
Konkola Extension	LHOS (Blind Stoping)	• Steeply dipping (45–70°). Structural complexity at depth. • Minor folding and drag structures. • LHOS preferred; panel stoping possible in localized flatter areas. • Paste fill.
Bancroft North	LHOS (Blind Stoping)	• Steeply dipping; increasing structural complexity at depth. Blind LHOS with paste fill. • Paste fill.
Bancroft Central	LHOS (Blind Stoping)	• Steep dips with structural complexity at depth. Paste fill required to manage crown and rib stability.
Bancroft South	LHOS	• Zone with steepest orebody dip; high-grade target accessed via Shaft 4. • Paste fill planned.
Bancroft Deeps	LHOS	• Deepest mineralized zone and high-grade target. • Paste fill recommended as mine deepens to preserve stability. • Shaft 4 access.

amcconsultants.com	189

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.12	Final mine outline map - plan view showing mining zone boundaries and key infrastructure

13.2.7	Mining unit dimensions

Table 13.9 presents the typical stope dimensions for each mining method.

Table 13.9	Typical stope dimensions

Parameter	LHOS	Panel Stoping	Notes
Stope strike length (m)	20 m	20m	Determined by geotechnical domain and Q’ stability assessment
Stope height / dip extent (m)	30m	5 – 10m	LHOS: sublevel to sublevel. Panel: single cut height.
Stope width / orebody thickness (m)	5–15 m (follows ore contacts + ELOS)	15 m (follows ore contacts + ELOS)	Average ~9 m orebody thickness
Hydraulic radius (m)	Approx. 3.5m	Approx. 4.5m	Used in Q’ stability graph to assess stable span
ELOS — hangingwall (m)	0.5	1.0	Derived from modified Q’ stability assessment
ELOS — footwall (m)	0.5	0.0	FW ELOS applied to LHOS only
Sublevel interval (m)	30m	N/A	Determines drilling pattern and slot raise spacing

amcconsultants.com	190

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

13.2.8	Mining dilution and recovery factors

Mining recovery and dilution estimates at Konkola are based on AMC’s use of the Equivalent Linear Overbreak / Slough (ELOS) method, which estimates undesired material loss or gain during stoping. ELOS values were derived from the modified Q’ stability assessment (Section 13.2.2) and applied as follows:

•	Panel stopes: ELOS of 1.0 m in the hangingwall, translating to an average planned dilution of 7%.

•	Longhole open stopes: ELOS of 0.5 m in the hangingwall and 0.5 m in the footwall, translating to an average planned dilution of 11%.

In addition to ELOS unplanned dilution estimate, an allowance for additional unplanned dilution of 5% has been applied to account for hangingwall and footwall overbreak beyond the ELOS envelope, backfill contamination at stope contacts, and incorporation of floor material during mucking.

Table 13.10 presents the total mining dilution and recovery factors applied to convert in situ Mineral Resource tonnes and grades to run-of-mine production tonnes and grades for the declared Mineral Reserves.

Table 13.10	Mining dilution and recovery factors

Mining Method	ELOS Dilution (Predicted Unplanned Dilution) (%)	Unplanned Dilution (an allowance for dilution additional to ELOS (%)	Total Dilution (%)	Mining Recovery (%)	Dilution Grade
LHOS	11%	5%	16%	95%	zero-grade / country rock
Panel Stoping	7%	5%	12%	95%	zero-grade / country rock
Ore Development	0	0	0	100	N/A
Waste Development	3	0	3	100	N/A

Recovery factors of 95% account for losses due to stope underbreak, failed mucking, or structural failure. For ore development, 100% recovery is assumed as the full excavation profile is processed. Waste development assumes 3% dilution from incidental material incorporated during excavation.

amcconsultants.com	191

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

13.2.9	Mine design

The underground mine design at Konkola incorporates a series of capital and operating developments to support LHOS and panel stoping across varying geotechnical and orebody conditions. Key development types, dimensions, gradients, and scheduling assumptions are summarized in Table 13.11.

Table 13.11	Key development designs

Development type	Dimensions (W x H, m)	Profile	Gradient	Typical length / notes	Rate (m/month)	Classification
Declines & Inclines	5.5 x 5.5	Arched 1 m	±1:7 to ±1:8	500 m spacing, 60 m standoff from orebody	50	Capital
Rail & Haulage Drives	5.0 x 5.0	Arched 1 m	±1:200	One per decline loop, fed by ore / waste passes	50	Capital
Drainage Drives	4.5 x 4.5	Arched 1 m	±1:200	Linked to Shaft 4 pump system	50	Capital
Level Accesses	5.5 x 5.5	Arched 1 m	±1:50	80–150 m (LHOS), up to 250 m (panel stoping)	50	Capital
Return Air Drives	5.0 x 5.0	Arched 1 m	+1:50 (or ±1:7)	T-configurations near decline access	50	Capital
Fresh Air Drives	4.5 x 4.5	Arched 1 m	+1:50 (or ±1:7)	Located off decline and access crosscuts	50	Capital
Stockpiles & Loading	5.5 x 5.0	Arched 1 m	Flat	17.5 m (standard), 60 m (LHOS stockpiles)	50–60	Capital
Sumps	4.5 x 4.5	Arched 1.5 m	Flat	Two per crosscut, 12.5 m each	50	Capital
Diamond Drill Drives	5.0 x 5.0	Arched 1 m	Flat	30 m every second decline loop	50	Capital

amcconsultants.com	192

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.13 to Figure 13.14 illustrates typical loading configurations for LHOS and panel stoping areas.

Figure 13.13	Plan view of a loading level

Source: AMC, 2025.

Figure 13.14	Isometric view of the loading system (LHOS)

Source: AMC, 2025.

amcconsultants.com	193

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

In the panel stoping area in Konkola Flats, a centralized loading area has been established (Figure 13.15), with all ore to be trucked to the loading area.

Figure 13.15	Isometric view of the loading system (panel stoping)

Source: AMC, 2025.

13.2.10	Mining operations

The Konkola Mine operation manages material movement through a structured haulage network that accommodates both ore and waste. Waste is largely hoisted to surface and processed or dumped, while ore follows designated tramming and hoisting routes to the surface concentrator. Handling systems differ by mining area and depth, reflecting the complexity of the orebody layout.

Waste rock from development headings is generally transported to surface, except for limited quantities in the Konkola Flats area. In this zone, selected development waste is temporarily deposited into open stopes and later recovered through lower access levels for use as backfill in panel stoping operations.

Across the remainder of the mine, waste is transported using the same tramming levels as ore but is segregated at tipping points. Dedicated waste tips are positioned adjacent to ore tips on the 590 mL, 875 mL, and 950 mL tramming levels. Waste is then delivered to shaft-specific passes and hoisted to surface, following this distribution:

•	Waste hoisted via 3 Shaft is trucked to the 3 Shaft waste dump.

•	Waste hoisted via 1 Shaft and 4 Shaft is conveyed to the 1 Shaft waste dump.

At surface, both dumps are equipped with crushing plants that process the waste rock into construction-grade aggregates for internal use or sale.

amcconsultants.com	194

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Ore from stoping and development activities is collected using load haul dump (LHD) units and transferred to haul trucks. Trucks transport the ore to local tipping boxes positioned above the main tramming levels. From these points, the ore is transferred into rail cars and trammed to the shaft-specific tipping points for crushing and hoisting.

Material movement is dictated by both the mining area and the level of origin. Table 13.12 summarizes the ore routing by area and tramming level.

Table 13.12	Materials handling locations

	Mining location		Tip location		Tramming	Shaft hoisting
Mining area	Level	Section	Level	Section	level	route
	610 mL	600 mW-475 mW	520 mL	1,720 mW	590 mL	3 Shaft
Konkola East	700 mL	1,000 mW-800 mW	520 mL	1,865 mW	590 mL	3 Shaft
	760 mL	2,200 mW-2,230 mW	760 mL	2,850 mN	875 mL	1 Shaft or 4 Shaft
Konkola Flats	760 mL	2,520 mW-4,200 mN	760 mL	2,850 mN	875 mL	1 Shaft or 4 Shaft
Konkola Extension	825 mL	3,700 mN-3,200 mN	760 mL	2,850 mN	875 mL	1 Shaft or 4 Shaft
	850 mL	3,600 mN-3,645 mN	840 mL	3,600 mN	875 mL	1 Shaft or 4 Shaft
Bancroft North	1,020 mL	2,475 mN-2,440 mN	930 mL	2,120 mN & 2,475 mN	950 mL	1 Shaft or 4 Shaft

13.2.11	Backfill – Konkola Mine

Backfilling is a critical component of the planned mining operations at Konkola, supporting stope stability, minimizing surface subsidence, and enabling safe recovery of secondary stopes. Due to historical limitations with hydraulic fill systems, AMC have recommended the following:

•	AMC recommends new paste fill system to replace historic hydraulic fill due to poor recovery rates and unreliable strength.

•	A 3 Mtpa system capacity, supporting Konkola East, Flats, and Extension.

A summary of the backfill infrastructure and strategic recommendations is provided in Table 13.13. The current hydraulic fill infrastructure is largely decommissioned or incomplete, with poor coarse tailings recovery previously constraining fill strength and performance. The proposed paste fill system incorporates filtration, cyclone classification, binder dosing, and dual-stage high-pressure pumping.

Table 13.13	Backfill infrastructure and strategic recommendations

Element	Existing status	Recommendation
East Fill Plant	Decommissioned	N/A
West Fill Plant	Only tanks in use	Consider rehab for Bancroft
Waste Rock Crusher	Incomplete	Not feasible
Paste Plant	Proposed at #3 Shaft	Fully new facility with tailings filtration and binder mixing

The system is designed to operate at approximately 72.8% solids content by weight, delivering paste at up to 200 m³/hr. through a tandem-pump reticulation system. The estimated transit time to the furthest stopes is approximately 50 minutes. Backfill strength requirements are governed by exposure conditions and vertical stress, with unconfined compressive strength (UCS) targets ranging from 150 to 300 kPa. Geomechanical analysis confirms these values are adequate for the proposed stope geometries.

A dual-stage underground reticulation system will deliver paste from surface to production areas. Piping has been specified to meet pressure and wear requirements, with detailed routing and booster station locations defined. Flow velocities and pressure losses have been modelled using updated rheological inputs to confirm transport viability across a ~5.6 km range.

amcconsultants.com	195

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The design also incorporates operational safeguards including in-line flushing systems, emergency sumps, and segmental reticulation control to minimize risk of paste line blockage or failure. Backfill barricades will be constructed using pre-fabricated arch kits and shotcrete. Placement will follow established sequencing, with curing periods prior to mucking secondary stopes.

Test results from 2006 indicate high binder demand when using local cement, with performance improving substantially when using higher-grade imported binders. Future test work will include updated tailings characterization, rheology, and UCS strength analysis using current tailings output and alternative binder blends.

13.2.11.1	Paste fill geomechanics and fill strength

AMC’s design follows UCS-based criteria adapted from Terzaghi, Bloss, and Grice for vertical exposures. Stope fill requirements are based on orebody dip and exposure configuration.

Stopes in the shallow-dipping Konkola Flats will be mined as primary and secondary panels, with paste filling beginning after initial extraction. Fill curing is assumed to be 28 days before recovery of secondary stopes. Based on the analysis of the Konkola test work completed in 2006, AMC recommends the cement dosing rates shown in Table 13.14, for paste fill at 72%Cw density. This test work will be repeated as soon as stable mill operations producing representative tailings size fractions are available to confirm this advice.

Figure 13.16 shows the strength calculations for a dual exposure stope and Figure 13.17 shows the strength calculations for a single exposure stope.

Figure 13.16	Target paste design strength – 2 Exposures

amcconsultants.com	196

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.17	Target paste design strength – 1 Exposure

The target design strengths for paste fill are summarised in Table 13.14. These are calculated with a factor of safety of 1.5 and rounded up to the next 50 kPa UCS increment.

Table 13.14	Konkola paste fill design strengths (FoS=1.5) and paste fill recipes at 28 days curing

Paste fill duty	Paste fill exposures	Maximum vertical stress (kPa)	Target strength design (kPa)	Cement binder dosing (%)
Bulk Fill	None	100	150	2
Primary and continuous advance	One	150	250	4.0
Primary – secondary	Two	200	300	4.5

Future test work will verify binder content, investigate partial substitution using copper slag from the Chingola smelter, and refine strength / rheology parameters based on stable PSD tailings from the #4 Concentrator.

13.2.11.2	Paste fill placement and retention

Paste fill is placed using arched shotcrete barricades with standardized Doherty wall frame kits to provide structural support (Figure 13.18).

amcconsultants.com	197

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.18	Paste fill arched shotcrete barricades

Doherty wall frame kits	Completed barricade

Source: AMC.

13.2.12	Ventilation – Konkola Mine

The ventilation system at Konkola Mine is essential for maintaining safe working conditions by supplying fresh air, diluting contaminants, controlling heat, and meeting regulatory standards. Airflow requirements are determined from diesel equipment usage, heat loads, depth, and mining methods. Ventilation modelling and empirical calculations were used to optimize airflow distribution.

Airway velocities must fall within defined ranges to ensure efficient airflow and manageable pressure losses. The Primary raises optimally sized at 4.5 m diameter and secondary raises at 3 m × 3 m.

Heat management is crucial due to geothermal gradients and equipment heat load. Refrigeration is required when virgin rock temperature reaches 36°C, particularly in deeper mine areas, using surface and underground cooling systems to maintain a safe environment. While immediate refrigeration may not be necessary based on current heat sources and cooling power, deeper mining may require it as virgin rock temperatures approach 36°C.

The minimum airflow requirements for diesel equipment is 0.06 m³/s per kW of engine power. The mining fleet includes cable bolters, jumbos, production loaders, and trucks, with airflow requirements per unit ranging from 1.9 m³/s to 30.8 m³/s as summarized in

Table 13.15	Machine types, counts, and utilization factors

Equipment description	Rated power (kW)	Vent dilution factor	Duty cycle	Eff diesel power (kW)	Engine Eff (%)	Heat load (kW)	Vent req (m3/s)
Sandvik DS422i Cable Bolter	119	0.1	18%	20.9	90%	18.8	1.9
Sandvik DD422i Jumbo Drill	119	0.1	18%	20.9	90%	18.8	1.9
Sandvik DL432i Production Drill	119	0.1	18%	20.9	90%	18.8	1.9
Sandvik LH515i Production Loader	268	0.1	51%	135.7	90%	122.1	12.2
Sandvik TH663i Production Trucks	585	0.1	58%	342.1	90%	307.9	30.8

The primary ventilation system consists of fresh air supplied via intake shafts and exhaust air via return airways. The current performance impacted by fan maintenance of some fans. The primary ventilation system requirements are summarized in Table 13.16 and Figure 13.19.

Table 13.16	Summary of primary ventilation airflows

	Capacity max quantity (m3/s)	Intake requirements (m3/s)	Variance (m3/s)
Intake capacity	2,703	2,185	520
Return capacity	1,891	1,456	435

amcconsultants.com	198

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.19	Ventilation compared to production

2500
2000
1500
1000
500
0
500000.0
450000.0
400000.0
350000.0
300000.0
250000.0
200000.0
150000.0
100000.0
50000.0
0.0
Primary Ventilation (m³/s)
Production (tpm)
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
Year
Total tonnes broken
Vent Requirements

Source: AMC, 2025.

The future ventilation requirements for Konkola to meet production growth is necessary for sustaining planned production levels. To sustain production, a new 7.2 m diameter intake shaft and a matching return shaft are proposed.

13.3	Nchanga Operations

The Nchanga Business Unit (NBU) spans a broader range of geological variability, incorporating the following mining methods:

•	Conventional open pit mining at COP DF and F Surface Pit.

•	Block caving and remnant stoping in underground areas.

•	Tailings reclamation from TD03 and TD04.

Active production is concentrated in two primary zones:

•	COP D and F Surface Pit.

•	Nchanga Underground (NUG) Inclined Block Cave, which targets the BSF and TFQ ore zones.

These operational zones are illustrated in Figure 13.15, with the NUG mine situated on the northwestern edge of the historical Nchanga Open Pit (NOP).

amcconsultants.com	199

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.20	NBU active production zones

Source: Google Earth, 2025 (modified).

13.3.1	COP D and F Surface Pit

Located approximately six kilometres southwest of the historical NOP, the COP D and F pit represents the sole active open-pit operation within the Nchanga complex. This pit exploits shallow copper oxide and sulfide mineralization along the southern limb of the Nchanga Syncline.

Mining activities follow a conventional approach, beginning with drill-and-blast techniques, followed by hydraulic shovel excavation and truck haulage. Extracted ore is transported to a nearby processing facility, while waste material is deposited in adjacent dumps.

The pit is developed through staged pushbacks and top-down benching, guided by Whittle optimization models. The design integrates both geotechnical slope controls and hydrological management systems to ensure operational safety and efficiency. Current annual production from COP D and F is approximately 1.6 Mt of copper ore.

amcconsultants.com	200

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

13.3.1.1	Geotechnical considerations

Geotechnical assessments were completed for both underground and open pit operations at Nchanga, drawing on historical ground control plans and current observations. The underground mine comprises the UOB and LOB, while open pit assessments focus on NOP Cut II and the COP DF.

Rock mass conditions

Geotechnical characterization based on Q-System and RMR classifications indicates that the LOB is generally defined by fair to very good ground conditions. Key units such as Arkose and Rhyolite-Gabbro exhibit competent behavior, while Lower Banded Shale presents more variable quality. In the UOB, conditions are more heterogeneous, ranging from very poor to very good, depending on lithology. Particularly poor ground is associated with the Banded Siltstone Shale, while better conditions are observed in Arkose and TFQ units.

No in situ stress measurements have been conducted. However, field observations suggest that mining along strike increases joint opening and localized rock mass damage. Minor rock spalling has been reported near fault zones and around remnant pillars. Seismic monitoring is not currently installed.

Structural observations

The LOB features moderate to steeply dipping joint sets with flat bedding, whereas the UOB includes moderately dipping structures with smooth, planar surfaces. These may present stability challenges where weathering is present. Both GCMPs provide protocols for managing structural risks, although AMC recommends updating these documents to reflect current best practice.

13.3.1.2	Geotechnical considerations Nchanga open pits

This section summarizes the geotechnical findings for the KCM open pits, including the NOP and the COP DF. The primary focus is on COP DF, where further development is planned.

The Nchanga Mineral Resources are situated around the northern edge of the township of Chingola. Figure 13.21 shows the aerial photo and locations of open pits at Nchanga. This geotechnical gap analysis to identify fatal flaws covers both NOP Cut II and COP DF open pits with the priority focus on COP DF.

There is a good knowledge of the geology and hydrogeological units around the Nchanga Open Pit area. There appears to be ongoing slope monitoring at both NOP Cut II and COP DF pits using pit inspections, Slope Stability Radar (SSR) and prism systems. The ground water monitoring is undertaken regularly at COP DF and water level measurements are up to date.

amcconsultants.com	201

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.21	Aerial photo and locations of open pits at Nchanga

Source: AMC, 2015.

NOP Cut II

NOP Cut II is the largest historic open pit at Nchanga, previously mined to a depth of 435 m and partially backfilled. The orebody dips north at ~25°, with mineralization hosted in Feldspathic Quartzite (TFQ) and Upper Banded Shale (UBS). The north wall (hanging wall) maintains a stable slope of ~42°, while the footwall follows the orebody dip.

A formal geotechnical design review has been completed, supported by slope monitoring via SSR, pit inspections, and prism systems. NOP Cut II geotechnical domains are shown in Figure 13.22 (GCMP, 2020). Mapping from existing pit exposures were used as the primary data source for identifying areas of poor rock quality within the pit design. The design parameters are presented in Table 13.17.

amcconsultants.com	202

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.22	NOP Cut II geotechnical domains

Source: GCMP, 2020.

Table 13.17	NOP Cut II design parameters

Location	Stack	Bench height (m)	Bench face angle (°)	Bench width (m)	Stack angle (°)	Elevation
	Upper	15	38	9 - 12	20	URD
North wall (hangingwall)	Middle	15	60	9 - 12	35	Above CDOL
	Lower	15	70	9 - 12	48	Below CDOL
South wall (footwall)	Overall	15	70	9 - 12	Follow dip of TFQ	Overall wall

Bench design includes 15 m high benches with varying face and stack angles depending on elevation and lithology. Dewatering is managed via two sumps that feed into underground drainage systems for surface treatment.

COP DF Pit

COP DF is a separate and currently active open pit area, located southwest of the exhausted COP A, COP C, and COP E pits. The pits are planned to reach ~270 m depth (Pit F) and ~345 m depth (Pit D).

Mineralization occurs within the Arkose Formation, adjacent to the basement unconformity, with the hanging wall located in the lower banded shale. Rock types include feldspathic quartzites, calc-schists, and local conglomerates.

Daily groundwater level monitoring and active dewatering are in place via surface and in-pit boreholes targeting key aquifers (URD, Chingola Dolomite, Banded Sandstone). A geotechnical domain model supports slope design and ongoing monitoring. Geotechnical domains determined by KCM for the COP DF are presented in Figure 13.23.

amcconsultants.com	203

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.23	COP DF geotechnical zones

Source: GCMP, 2020.

Key geotechnical risks for COP DF open pit include:

•	Western Wall: Historical tension cracks and circular failures were observed in the northwest pit sector. Geotechnical assessment is recommended to manage and implement appropriate design and controls.

•	South Wall: A major wall slip in 2012 involved toppling and circular failure. While material has stabilized, a wide berm was established to mitigate future risk. Geotechnical assessment is recommended to manage and implement appropriate design and controls.

•	Additional hazards include slab collapses from unterraced high walls and low rock mass strength zones.

•	Ongoing slope monitoring and regular review of groundwater behavior and slope conditions are recommended.

•	Mapping the open pits slopes for voids relating to artisanal mining is recommended implementation of a void management plan.

amcconsultants.com	204

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The additional geotechnical data should be used to confirm the geotechnical domains and update or confirm the supporting information. Ongoing monitoring in the existing mined areas will be important to develop an understanding of the actual performance of all excavations, development, and stopes. The additional geotechnical and monitoring data must be used to inform an update to the geotechnical hazard management plan for Nchanga operations.

13.3.2	Planned underground mining – Nchanga

The following section outlines the underground assets that form part of the Nchanga Operations these include COP D and F, COPE Extension, Luano UG. Locations of these deposits are shown in Figure 13.24.

Figure 13.24	Nchanga Underground mining operations (NUG)

Source: Google Earth, 2025.

Table 13.18 summarizes the proposed mining methods for the key ore zones currently considered as part of the LOM production strategy.

Table 13.18	Nchanga underground mining methods

Orebody	Mining method	Description
COP DF, COPE, Luano	Transverse sub-level open stoping.	Orebody widths justify transverse development layouts and wider stope spans.

amcconsultants.com	205

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Mining dilution and recovery factors

Modifying factors applied to the Nchanga Underground operations were developed to account for the impact of dilution, ore loss, and overbreak during mining. These factors reflect the anticipated performance of the selected mining methods under the geological and geotechnical conditions observed across the various deposits.

Where scheduling quantities were prepared for the Nchanga LOM areas, ore recovery and dilution factors were tailored to individual deposits. The following modifying factors were applied to schedule quantities as summarized in Table 13.19.

Table 13.19	Schedule modifying factors

Modifying factors	COP DF	COP E	Luano
Ore Recovery	90%	90%	95%
Ore Dilution	15%	15%	1 m ELOS floor, 1 m ELOS backs

13.4	Tailings reclamation

13.4.1	Sources of production TD03, TD04

Tailings reclamation at the Nchanga site forms an important component of the production strategy, primarily supplying the Nchanga TLP with low-grade oxide material. Tailings originate from:

•	Historical wet tailings deposited in Tailings Dams TD03 and TD04.

•	Dry coarse tailings remaining on the walls of TD03 after previous hydraulic mining campaigns.

•	Direct tailings streams from the New West Mill (NWM), New East Mill (NEM), and Old East Mill (OEM) concentrators.

The Nchanga TLP is designed to recover copper not previously extracted during initial flotation, including acid-soluble copper, residual sulfides, and fine unliberated particles. Leaching is supported by an on-site acid plant with a capacity of 1,850 tonnes per day, supplemented by third-party acid purchases as required.

TD03 and TD04 are located approximately 7 km west of the main processing facilities (Figure 13.25). The wet tailings are recovered via hydraulic mining, while dry tailings from TD03 are loaded using conventional earthmoving equipment and transported by truck to the NEM, where they are re-slurried and pumped to the Nchanga TLP for leaching.

amcconsultants.com	206

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.25	Nchanga site layout

Fitwaola
S12°24'
Kakosa
Chimoto
S12°28'
E 27°46'
E 27°50'
E 27°54'
E 27°58'
E 28°02'
E 28°06'
Kakosa West
NOP
WD
SP16
TD 3,
TD 4
NUG
Nchanga Open Pit Mines
Cut 2
Luano
COP E
S12°32'
Chingola
COP D & F
Chingola
Town
S12°36'
N
10 km

TITLE

Nchanga Site Layout

Konkola Copper Mines plc

AMC consultants mine smarter

Source: Google Earth.

13.4.2	Tailings dam inventory

The March 2024 Mineral Reserve inventory is 10.34 Mt dry tailings in TD03 and 27.65 Mt wet tailings in TD04 with updated inventory provided by KCM shown below in Table 13.20. The reduction in tonnes is due to mining at TD03 in 2024 and 2025.

Table 13.20	Available inventory from TD03 and 04 for the Nchanga TLP from 1 April 2025

Facility	CoG	Tonnes (Mt)	TCu (%)	AsCu (%)	TCo (%)
TD03	0.0% TCu	8.49	0.77	0.41	0.00
TD04	0.0% TCu	27.65	0.63	0.42	0.03

Note: Inventory reflects Mineral Reserves. Mineral Resources exclusive of Reserves total 0.8 Mt (see Table 11.4).

13.4.3	Processing methodology and plant design

The Nchanga TLP processes tailings at a nominal rate of 11 to 16 million tonnes per annum using a well-established three-stage hydrometallurgical process:

1	Sulfuric Acid Leaching: dissolves acid-soluble copper fractions from tailings material.

2	Solvent Extraction (SX): selectively recovers and purifies copper in solution.

3	Electrowinning (EW): produces high-purity copper cathode suitable for LME Grade A certification.

amcconsultants.com	207

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Dry tailings from TD03 are first ground at the NEM or OEM before entering the leach circuit. Wet tailings from TD04 are pumped directly to the Nchanga TLP following hydraulic reclamation.

13.4.4	Production schedule

Tailings recovery will be staged to align with Nchanga TLP throughput and acid availability. The dry reclaim contract at TD03 is active from October 2024 to January 2026, targeting an output of 8.47 Mt. Wet tailings recovery from TD04 is expected to ramp up progressively, with production forecast as presented in Table 13.21. AMC estimated the production tonnes for TD04.

Table 13.21	Production of tailings to processing

Source	FY25	FY26	FY27	FY28	FY29	FY30	Total (kt)
TD03 (Dry)	–	8,474	–	–	–	–	8,474
TD04 (Wet)	6,000	9,000	9,000	3,650	–	–	27,650

Total acid-soluble copper (ASCu) recovery from TD03 is projected at 59,448 tonnes, while TD04 is expected to yield 117,465 tonnes of ASCu across its reclamation schedule.

13.4.5	Materials handling, slurry pumping

The wet tailings reclamation operation at TD04 is contracted to Fraser Alexander Zambia under a five-year agreement commencing 1 December 2024. The scope of work includes:

•	Hydro-mining using 5 to 6 high-pressure water cannons.

•	Operation of two intermediate pumping stations.

•	Full operational staffing (157 to 193 personnel) and maintenance responsibilities.

KCM retains responsibility for power, water, major infrastructure, lime for pH control, and electrical maintenance.

The dry tailings at TD03 are reclaimed by Hanhe Industries Zambia, using 70-tonne haul trucks over a 9.9 km haul route to the NEM plant. Dry tailings are then re-slurried and pumped to the Nchanga TLP for processing.

13.5	Konkola Mine – conceptual mining plan

13.5.1	Near-term production (Mineral Reserves)

The near-term production profile for Konkola Mine, based on Mineral Reserves, spans the period from 2025 to 2035. Ore production from Konkola Mine comprises 31 Mt of ore at a mined grade of 2.9% TCu and 0.06% TCo, with contained metal of 899 kt total copper and 19 kt total cobalt, delivered to the processing facility.

The total Konkola Mine development schedule (Figure 13.26) comprises a total of 33 km of lateral capital development meters, 5 km of capital vertical development and 60 km of lateral operating development.

The Konkola development schedule illustrates requirements for 45,000 to 20,000 m per year of development required in years 1-3 before it stabilizes between 15,000 to 5,000 m per year for the remainder of the Reserve-based mine plan.

amcconsultants.com	208

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 13.26	Konkola Mine development schedule

Development Schedule- Konkola Underground
50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
Development (m)
FY 2025/26
FY 2026/27
FY 2027/28
FY 2028/29
FY 2029/30
FY 2030/31
FY 2031/32
FY 2032/33
FY 2033/34
FY 2034/35
Year
Capital Lateral Development Meters - Primary
Capital Lateral Development Meters - KDMP
Operating Lateral Development Meters
Capital Vertical Development Meters

Source: AMC, 2025.

13.5.2	Full resource potential (IA)

The full Mineral Resource at Konkola Mine (exclusive of Mineral Reserves) totals 259.4 Mt @ 3.37% TCu containing 8,730 kt copper. Approximately 96% of this Resource is classified as Inferred.

Subject to successful Resource conversion through continued exploration, the full Resource base supports a potential mine life of approximately 45 years at steady-state production rates of 5-6 Mtpa. Realization of this potential is contingent on:

•	Conversion of Inferred Resources to Indicated / Measured categories through infill drilling

•	Staged development of dewatering infrastructure, including the 1390L pump station.

•	Expansion of ventilation capacity (new intake and return shafts).

•	Construction and commissioning of paste fill plant (3 Mtpa capacity).

•	Progressive development of deeper mining zones (Bancroft sector below 950L).

Table 13.22	Konkola Mine production scenarios

Scenario	Basis	Tonnage (Mt)	TCu%	Cu (kt)	Mine Life
Near-term (PFS)	Probable Reserve	31	2.9	899	~10 years
Full potential (IA)	M+I+Inf Resources	259.4	3.37	8,730	~45 years

Notes:

•	Near-term production based on Probable Mineral Reserves per Section 12.

•	Full potential based on Mineral Resources exclusive of Mineral Reserves per Section 11.

•	Approximately 96% of Konkola Mine Resources (exclusive of Reserves) are classified as Inferred.

amcconsultants.com	209

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Reclaimed tailings material from TD03 and TD04 provides ore feed during the early years of operation, ensuring copper output is maintained at approximately 80 ktpa during the Konkola Mine expansion. As Konkola Mine production ramps up to steady-state levels of approximately 120 ktpa recovered copper, reliance on tailings feed decreases (Figure 13.27).

Figure 13.27	Total project ore mining schedule

Project Overall Mining Schedule
Ore Mined (Mt)
Copper contained/recovered (kt)
18.00
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
0.00
180
160
140
120
100
80
60
40
20
-
FY 2025/26
FY 2026/27
FY 2027/28
FY 2028/29
FY 2029/30
FY 2030/31
FY 2031/32
FY 2032/33
FY 2033/34
FY 2034/35
Year
KCM UG ore mined
TLP ore mined
Total Copper Contained
Total Copper Recovered

Source: AMC, 2025.

13.6	Mining personnel

The Konkola Mine is an existing and ongoing operation the workforce consists of a combination of, up to five, different mining contractors and fixed level of supporting KCM personnel. The costing and productivity planning for mining activities has been planned on unit cost rates from mining contractors and not on individual personnel allocations. The operations occupy a well populated area with a long history of mining exposure. It has been assumed that the KCM workforce will continue to be drawn from the local population, with a very limited number of temporary ex-patriot specialist advisors. As production levels increase, staff will be re-assigned from parts of the operations that are being depleted. Additional staff will be drawn from the local population and trained appropriately along with specialist partner mining contracting companies.

13.7	Full resource scenario

This IA evaluates the economic potential of the full KCM Mineral Resource base. The following table summarizes the Mineral Resources available for the conceptual mine plan.

amcconsultants.com	210

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 13.23	KCM Mineral Resources by asset (Exclusive of Mineral Reserves) – 1 April 2025

Asset	Indicated (Mt)	Inferred (Mt)	Total (Mt)	TCu%	Cu (kt)
Konkola Mine	10.5	248.9	259.4	3.37	8,730
COP DF	15.6	5.9	21.5	1.79	384
COP E Extension	13.1	9.4	22.5	2.51	566
Luano	3.1	4.4	7.5	2.58	193
TD03/TD04	0.8	—	0.8	0.66	5
SP16	6.6	—	6.6	1.01	67
KCM Total	49.7	268.6	318.3	3.11	9,945

Notes:

•	Mineral Resources are reported exclusive of Mineral Reserves with an effective date of 1 April 2025.

•	Measured Resources (1.4 Mt) included in Konkola Mine Indicated total for simplicity.

•	Classification in accordance with S-K 1300.

13.7.1	Full resource scenario assumptions

The full Resource scenario assumes:

•	Continued exploration to convert Inferred Resources to Indicated / Measured categories.

•	Staged infrastructure development at Konkola Mine (dewatering to 1390L, expanded ventilation, paste fill plant).

•	Progressive development of Nchanga underground deposits (COP DF UG, COP E Extension, Luano).

•	Tailings reclamation from TD03 and TD04 per Mineral Reserves schedule.

•	Steady-state production of 5-6 Mtpa at Konkola Mine, 2-3 Mtpa at Nchanga UG.

•	Mine life of approximately 45 years.

13.7.2	Conceptual production profile

The conceptual production profile for the full Resource scenario is summarized in Table 13.24.

Table 13.24	Conceptual Production Profile – Full Resource Scenario

Phase	Years	Ore (Mtpa)	Cu (ktpa)	Primary source
Ramp-up	1-5	3-5	80-120	TD03/TD04, Konkola Mine
Steady-state	6-35	7-8	180-220	Konkola Mine, Nchanga UG
Decline	36-45	4-6	100-150	Konkola Mine (deep zones)

13.7.3	Inferred Mineral Resource cautionary statement

INFERRED MINERAL RESOURCE Cautionary Statement

Approximately 84% of KCM Mineral Resources (exclusive of Mineral Reserves) are classified as Inferred (268.6 Mt of 318.3 Mt). At Konkola Mine, approximately 96% of Resources (exclusive of Reserves) are classified as Inferred (248.9 Mt of 259.4 Mt).

Inferred Mineral Resources have a lower level of geological confidence than Indicated or Measured Resources. There is no certainty that further exploration will result in conversion of Inferred Resources to higher confidence categories, or that the full Resource scenario will be realized. It is reasonably expected, however, that the majority of Inferred Resources could be upgraded to Indicated category with continued infill drilling.

amcconsultants.com	211

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

14	Processing and recovery methods

The processing capability of KCM consists of assets at three sites:

•	Konkola - concentrator and tailings storage facility

•	Nchanga - concentrators, Nchanga TLP, flash smelter, acid plant

•	Kitwe – Nkana refinery

Current and future requirements and provision of utilities such as power, water and related infrastructure is described in Section 15 of this TRS. The KCM Processing sites are an existing and ongoing operation, and current personnel levels are maintained during the life of operations for each site. As production rates improve, it is anticipated that the improved productivity will be absorbed by a reasonably static workforce contingent.

The existing processing infrastructure has sufficient capacity to support the full Mineral Resource scenario presented in this Initial Assessment. At steady-state production of 7-8 Mtpa ore feed, the Konkola concentrator (6 Mtpa capacity), Nchanga concentrators (13.4 Mtpa combined capacity), and downstream smelting / refining facilities can accommodate the approximately 45-year mine life without major capacity expansion.

The total flowsheet is highly integrated due to material flows between each asset as shown in

Figure 14.1.

Figure 14.1	KCM total flowsheet

OP ROM
Old East Mill
Tailings
Cons
SP
New East Mill
Tailings
Cons
UG ROM
New West Mill
Tailings
Cons
Re-mined #3 coarse walls
High Pressure Water
Tailings Dam #3, 4, 5
Reclaimed Tailings
Tailings Leach Plant (TLP)
Agitated Leach Tanks
Leach Residue
Muntimpa TSF
SX-EW
SX-EW Cathode
Steam for ETL
Cons
Delivered Acid
Offgas
Elemental Sulphur
500 tpd SB Acid Plant
Steam
1,850 tpd Acid Plant
H_2SO_4 Storage
Waste Heat Boiler
Steam
Offgas
Offgas
Offgas
Direct-to-Blister Flash Smelting Furnace (FSF)
FSF Slag
Slag Cleaning Furnace (SCF)
SLF Slag
Cobalt Refining Furnaces (CoRF) (2)
CoRF Slag
Slag Granulator
Granulated Slag
Blister Cu
Blister Cu
Cobalt Alloy
Konkola Cons
Nchanga Cons
Nampundwe Pyrite
Custom Cons
- Kamoa
- Kalumbila
- Commus
- Kinsenda
- Chinese Slag Cons
Lime
Anode Casting Furnaces (3)
Cu
Casting Wheels (2)
Cu Anodes
Electrorefinery Tankhouse
Refined Cathode
Precious Metal Slimes
Starter Sheets

Source: KCM, 2025.

amcconsultants.com	212

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The overall processing philosophy is to treat sulfide ores where the valuable fraction is comprised mainly of chalcopyrite with 10% to 20% acid soluble copper minerals from the Konkola Mine, Nchanga Underground, and Open pit (various) via conventional sulfide flotation to produce copper concentrates. Copper concentrates with copper grades exceeding 33% Cu are processed in the Nchanga flash smelter to produce copper anodes. Concentrates with lower grade copper content are produced by the Nchanga concentrators and are sold to third parties or may be blended with higher-grade concentrates for processing in the flash smelter. The smelter also produces cobalt alloy for sale from the Cobalt Refining Furnaces (see Figure 14.1).

Tails from the Nchanga concentrators at up to 13.4 Mtpa contain acid soluble copper and are processed in the Nchanga TLP. Reclaimed tails from historic TSFs are combined with the Nchanga concentrator tails to increase the available throughput to the Nchanga TLP. The Nchanga TLP is a sulfuric acid leaching plant that produces copper cathodes via solvent extraction and electrowinning.

Sulfuric acid for the Nchanga TLP can be supplied by a sulfuric acid plant treating the flash smelter off gas stream (1,850 tpd Acid Plant) and by a sulfur-burning acid plant (500 tpd SB Acid Plant). Acid can also be supplied by third parties from the Zambian, Namibian and South African markets if required. Smelter operation for acid production is a critical unit operation and a bottleneck where concentrate supplies are restricted. Make up supplies of acid are purchased on market as required. If insufficient acid is available for the Nchanga TLP, Nchanga concentrator operational throughput may be curtailed.

The Nkana electrolytic refinery processes anodes from the Nchanga flash smelter and produces LME grade A copper cathodes, pure copper starter sheets for the Nchanga TLP electrowinning tank house, and slimes (residue from anode dissolution) containing precious metals for sale.

14.1	Konkola concentrator

The Konkola concentrator was designed as a nameplate 6.0 Mtpa throughput concentrator producing copper concentrate from an ore with copper sulfides and oxidized copper minerals.

14.1.1	Konkola process description

The flowsheet is shown in Figure 14.2.

amcconsultants.com	213

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 14.2	Konkola concentrator flowsheet

WEST CONCENTRATOR FLOWSHEET.
CHILILABOMBWE.
10 Krebs Cyclones (Gmax20-3140)
20'x22' Grate discharge SAG mill
Mill Motor: 3250KW
20'x 30' Ball mill
x2 Mill Motors
@3250KW each
3518CN1 Conveyor @440tph
xcel rusher
x2 Metso pumps
Motor:450KW
10 Krebs Cyclones (Gmax20-3140)
3528CN1 Conveyor @440tph
20'x22' Grate discharge SAG mill
Mill Motor: 3250KW
20'x 30' Ball mill
x2 Mill Motors
@3250KW each
x2 Metso pumps
Motor:450KW
SIPX
FZK245
Conditioner
Primary Roughres (4*100m³ Cells)
SIPX
FZK245
FZK245
Secondary Roughers (4*100m³ Cells)
CPS TANKS
NaHS
CPS Probes
SIPX
FZK245
Hing Grade @ 38-42%Tcu
Oxide Roughers (4*100m³ Cells)
sala Floth pump
(2*30m³)
x2 Metso pumps
NaHS
FZK245
Sala Froth Pumps
Oxide Re-Cleaners
Oxide Cleaners (4*30m³ cells)
30-35%Tcu
20-25%Tcu
(64m3 Column)
(3*10m³ Cells)
Sala Froth Pumps
Sala Froth Pumps
Final Tails @ 0.20-0.35%Tcu
3 Krebs Cyclones (Gmax10-3139)
High rate thickener @ 54.7tph
Larox Filter @ 54tph
Plant Tailings
Tailings to Lubengele Dam
VSD Pumps
9.2'x13.1' re-grind Ball mill
Mill Motor: 300KW
4 Gold fields storage tanks @ x 80ton each
Cement
38-40%TCu Concentrate
Tailings Tank *2
Uncemented Backfill
Cemented Backfill

Source: KCM, 2025.

Ore is recovered from underground via shaft haulage and conveyed or trucked to the stockpile. The ore is stored on a 21,000-t live capacity stockpile before it is fed to either one of two comminution circuits. Each circuit consists of a SAG mill in series with a ball mill in closed circuit with a 10-cyclone hydro cyclone cluster. Both mills use trommel screens at discharge with undersize streams combined in the cyclone feed sump. The cyclone overflows are combined, lime is added for pH control – target 9 to 9.5 – and the total stream is fed to a common flotation circuit. Each comminution circuit has a capacity of 3 Mtpa. The combined cyclone overflow has a product size of 90-92% passing 75 µm (P90-92 of 75 µm).

The flotation circuit is a conventional design comprised of a conditioning tank, Primary and Secondary sulfide Rougher flotation banks, CPS circuit, Oxide Roughers, Oxide Cleaners, Oxide Re-cleaners, a Flotation Column for cleaning of secondary rougher sulfide concentrate, and Scavenger cells. The flotation circuit has a design capacity of 6 Mtpa. Cyclone overflow feeds a conditioning tank where collectors Sodium Iso Propyl Xanthate (SIPX) and Flex 31 (an enhanced Xanthate collector) are added. Frother is added to the feed well of the first flotation cell, the junction between rougher and scavenger. Rougher concentrate reports directly to the high rate concentrate thickener. Rougher flotation tails report to secondary roughers and further collector added. Secondary rougher concentrate reports to the column cleaner cell. Column concentrate is combined with primary rougher concentrate and reports to the high rate concentrate thickener.

Secondary rougher tails report to the controlled potential sulfidation tank of the oxide flotation circuit. NaHS, additional collector and frother are added to the slurry and then pumped to the oxide rougher cells. Oxide rougher tails report to final tails. Oxide rougher concentrates are pumped to the oxide cleaner cells. Oxide cleaner concentrate is pumped to the oxide recleaner cells. Oxide recleaner concentrates are pumped to the concentrate high-rate thickener. Oxide recleaner tails are recirculated to the oxide cleaner cells. Oxide cleaner cell tails report to the oxide circuit regrind mill discharge sump. Mill discharge is pumped to a cyclone classifier with overflow directed to the head of the oxide rougher circuit. Cyclone underflow is reground in the regrind mill and reports to the mill discharge sump. The column cleaner cell tail is pumped to two scavenger flotation cells. The scavenger concentrate is combined with the secondary sulfide rougher concentrate and pumped to the column cleaner cell. Tails from the oxide scavengers is recombined with the main flotation circuit feed in the primary conditioning tank.

Tailings are stored in tailings holding tanks where the tailings feed a backfill plant or are pumped to the Lubengele tailings dam.

14.1.1.1	Historical performance

Performance prior to the 2023 shutdown is shown in the figures below.

The concentrator operation has been characterized by ongoing under design capacity performance (Figure 14.3).

amcconsultants.com	214

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 14.3	Konkola historical ore treatment

Source: AMC, 2025.

14.1.1.2	Restart performance

The concentrator recommenced operations in August 2024. Performance since the restart is shown in the figures below (Figure 14.4 to Figure 14.7).

Figure 14.4	Konkola daily ore received since restart

Source: AMC, 2025.

amcconsultants.com	215

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 14.5	Konkola ore processed since restart

Source: AMC, 2025.

Figure 14.6	Konkola recoveries since restart

Source: AMC, 2025.

Figure 14.7	Konkola concentrate produced since restart

Source: AMC, 2025.

amcconsultants.com	216

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Since the recommencement of operations, the concentrator has operated in an on / off mode to accommodate low ore supply. Ore is stockpiled until sufficient ore is available to operate for approximately seven days at a nominal daily throughput of 5,000 to 6,000 tonnes or approximately 2/3rds of capacity. This enables the concentrator to operate at acceptable efficiency for those periods. Copper recoveries and concentrate grades were generally close to plan for the period. Concentrate production and grade, and copper production and recovery for the restart period and the FY25-26 plan are shown in Figure 14.8 and Figure 14.9 below.

Figure 14.8	Concentrate production and grade - Restart and FY25-26 plan

Source: AMC, 2025.

Figure 14.9	Copper production and recoveries - Restart and FY25-26 plan

Source: AMC, 2025.

14.1.2	Plant design and equipment

Major items of equipment are outlined in Table 14.1.

amcconsultants.com	217

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 14.1	Konkola concentrator major equipment

Item	Size	Number
SAG mill	6.1 m x 6.7 m	2
Ball mill	6.1 m x 9.1 m	2
Cyclone cluster	10 x Krebs Gmax20	2
Primary roughers	100 m3	4
Secondary roughers	100 m3	4
Oxide roughers	100 m3	4
Oxide cleaners	30 m3	4
Oxide recleaners	10 m3	3
Scavengers	30 m3	2
Column cleaner	64 m3	1
Regrind ball mill	2.8 m x 4 m	1
Regrind cyclone cluster	3 x Krebs Gmax10	1
High rate thickener	12 m	1
Pressure filter	54 tph	1
Backfill plant

14.1.3	Plant operations

Current operating design criteria are given in Table 14.2, Table 14.3, and Table 14.4.

Table 14.2	Capacity criteria

Production capacity of plant	6,000,000 dry MT/year (Nominal)
Operating days / year	330
Shifts / day	2
Crushing
Effective working hours per shift	8
Effective operating hours / year	5,280
Average hourly throughput of the plant	1,136.37 dry MTPH (Nominal)
Average moisture	5%
Capacity of feeding system	1,200 dry MTPH or 19,200 MT/DAY
Design Capacity	1,500 dry MTPH
Dust emission from stack	within 150 mg/Nm3
Milling
Production of mined ore	19,200 MT/DAY for two stream operation
Operating hrs / day	24
Shifts / day	3
Moisture	5%
Mill availability	95%
Capacity of the Grinding system / stream	380 DMTPH
Capacity of the Grinding system / stream	400 dry MTPH
Design capacity (with 10% margin) / stream	440 dry MTPH
Stockpile live capacity
Minimum hour feed considered	30 hours
Capacity per hour (for both streams)	842 MTPH
Live capacity of the Stockpile	25,260 MT
Design live feed capacity of the Stockpile	26,000 Tons

amcconsultants.com	218

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 14.3	Comminution criteria

SAG Mill	Criteria
Specific Gravity	2.75
Bulk density	1.6 t/m3
Feed moisture	5% average
Feed size	80% < 150 mm, 100% < 250 mm
Crusher Work Index	18.8 KWH/T
Rod mill work index	12.1 KWH/T
JK Drop parameters	Ta= 0.48, b=0.88, A=53.2, A*b= 46.8
Ball Mill
Specific Gravity	2.75
Bulk density	1.6 t/m3
Feed size	Approx. 80% < 2.8 mm
Ball Mill work index	13.8 KWH/T
Product size	85-88% < 74 microns

Table 14.4	Flotation criteria

Flotation	Criteria
Specific gravity of ore	2.75
Bulk density	1.59-1.62 t/m3
Total copper grade	3.1-3.34%
Acid soluble copper grade	0.25-0.6%
Acid insoluble copper grade	2.5-2.99%
Design recovery - total copper	89%
Design grade of recoverable copper	40-41%
Feed rate	880 MTPH (dry)
Solid concentration in feed slurry	33/+2-1 % solids w/w
Collector	SIPX at 5% v/v
CPS reagent	NAHS at 2% v/v
Frother	BETA at 85% v/v
pH of feed slurry to flotation section	7-8
Feed particle size	85% (-) 74 microns
Regrinding cyclone overflow particle size	80% (-) 44 microns
pH modifier	Milk of Lime at 4% v/v
Froth factor	3 minimum
Process water pH	Neutral pH
Sulfide rougher pH	10 – 10.5
Dosage SIPX	48-50 g/t ore
Dosage Beta Froth	72-75 g/t ore
Dosage NAHS	130-135 g/t ore
Dosage Lime	50 g/t ore

14.1.4	Konkola LOMP production schedule

The LOMP Konkola concentrator production schedule is shown in Figure 14.10 based on planned ore receipts from the Konkola mine.

amcconsultants.com	219

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 14.10	Konkola LOM ore feed

Source: AMC, 2025.

Concentrate produced by the concentrator is transported by road to the Nchanga smelter. The main assumptions for the LOMP are shown in Table 14.5.

Table 14.5	Konkola concentrator key assumptions

Parameter	Unit	Value
Total Cu recovery	%	TCu rec = -95.824*(ASCu/TCu) + 99.146
Acid soluble Cu recovery	%	35
Cu concentrate grade	%	33

Annual concentrate production is shown in Figure 14.11.

Figure 14.11	Konkola concentrate production

Source: AMC, 2025.

amcconsultants.com	220

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Total copper metal in concentrate is shown in Figure 14.12.

Figure 14.12	Total copper metal in Konkola concentrate

Source: AMC, 2025.

14.2	Nchanga concentrators

The Nchanga concentrator group consists of three concentrators treating ore from underground, open pits, and reclaimed from stockpiles. The material flows are shown in Figure 14.13.

Figure 14.13	Nchanga business unit material flows

Source: KCM, 2025.

amcconsultants.com	221

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Capacities of the concentrators are given in Table 14.6.

Table 14.6	Nchanga concentrator capacities

Concentrator	Capacity	Ore feed
Old East Mill	4.4	Cut II / CRO / COP
New East Mill	6.5	CRO
New West Mill	2.5	NUG

14.2.1	Historical performance

Historical performance from 2015 to 2023 is shown in Figure 14.14, Figure 14.15, and Figure 14.16 below. The concentrators rarely achieved planned ore throughputs primarily due to mining constraints.

Figure 14.14	Old East Mill historical actual vs budget ore milled (t)

Source: AMC, 2025.

Figure 14.15	New East Mill historical actual vs budget ore milled (t)

Source: AMC, 2025.

amcconsultants.com	222

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 14.16	New West Mill historical actual vs budget ore milled (t)

Source: AMC, 2025.

Concentrate production and grades are also shown in Figure 14.17, Figure 14.18, and Figure 14.19. The ore feed to these concentrators has generally been low copper grades with high proportions of acid soluble copper minerals. Flotation recoveries consequently were poor and final copper grades in concentrates were generally very low and unsuitable as feeds to the smelter. A lower limit of approximately 20% Cu has been applied to concentrates to be blended with higher-grade concentrates to meet the copper grade feed specifications of the smelter.

Figure 14.17	Old East Mill concentrate tonnes and grades

Source: AMC, 2025.

amcconsultants.com	223

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 14.18	New East Mill concentrate tonnes and grades

Source: AMC, 2025.

Figure 14.19	New West Mill concentrate tonnes and grades

Source: AMC, 2025.

14.2.2	Nchanga LOM production

The LOM production schedule for Nchanga is shown in Figure 14.20, Figure 14.21, and Figure 14.22. The schedule depletes Mineral Resources by 2037 / 2038. All three concentrators are in production for the period but are all underutilized with utilizations between 25 and 50% each. Efficiencies could be captured by consolidating feeds to two or even a single concentrator.

amcconsultants.com	224

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 14.20	Total LOM ore feed to the Nchanga concentrators

Source: AMC, 2025.

Figure 14.21	Nchanga LOM high-grade concentrate production and grade

Source: AMC, 2025.

Figure 14.22	Nchanga LOM low-grade concentrate production and grade

Source: AMC, 2025.

The high-grade concentrate is derived from higher-grade satellite underground deposits and assumes lower recoveries with the maintenance of higher copper grades in the concentrates. This material is assumed suitable as a smelter feed. Low-grade concentrates are derived from lower grade refractory ores.

amcconsultants.com	225

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

14.3	Nchanga TLP

The Nchanga TLP processes low-grade oxide tailings from the Nchanga concentrators (Old East Mill, New East Mill, New West Mill) and the Tailings Dam (TD03 and TD04).

The key operations are:

•	Sulfuric Acid Leaching: Dissolves acid-soluble copper from tailings (~0.35% Cu feed grade).

•	SX: Extracts copper from solution and concentrates it for EW.

•	EW: Produces Grade A LME copper cathode.

The Nchanga TLP flowsheet is given in Figure 14.23.

Figure 14.23	Nchanga TLP flowsheet

Source: KCM, 2025.

The tailings streams from the Nchanga concentrators are combined and pumped to a pre-leach thickener (PLT) at up to 13.4 Mtpa. Hydraulically remined tailings from tailings dams TD03 and TD04 are combined and pumped to a second pre-leach thickener. Process water recovered from the PLTs is reused in tails reclamation and for general plant use. Thickened underflows from the PLTs are pumped to two pre-leach agitated tanks and then pumped directly to 4 leach pachucas (air agitated reaction tanks) – 3 operating, 1 standby. Concentrated sulfuric acid is added to the pachuca feed. Residence time in the pachucas is approximately two hours. Acidified and leached slurry is pumped to a counter current decantation train (CCD). Slurry enters at CCD2. The overflow consisting of pregnant copper containing leach solution (PLS) is pumped to CCD1 for further clarification before the clarified overflow is pumped to 2 pregnant liquor tanks. Underflow from CCD1 is returned to CCD2 to minimize solution losses. Underflow from CCD2 feeds CCD3 and subsequently CCD4 and 5. Overflow from CCD3 is pumped to the solvent extraction circuit. Overflows from CCD4 and CCD5 are returned to the previous CCD.

amcconsultants.com	226

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The now barren underflow from CCD5 is pumped to a neutralization circuit where lime is added to neutralize acid and increase the pH to ~7. The neutralized product is pumped to the Muntimpa tailings dam.

The SX circuit consists of four trains each comprised of three extraction stages and two stripping stages. The PLS from the holding tanks is pumped to the SX circuit where it is mixed with a copper complexing reagent (lixiviant) in kerosene to remove the copper from the acidic aqueous PLS. The loaded organic phase now containing the copper is pumped to the stripping circuit where it contacts spent electrolyte from the tank house and the copper is redissolved in the aqueous electrolyte. The now high copper solution (advanced electrolyte) is pumped to the tank house for electrowinning of the copper onto cathodes. The solid copper cathodes are bundled for sale and export. The barren aqueous phase from the extraction circuit (raffinate) is collected and neutralized in the effluent treatment circuit for disposal.

14.3.1	Historical performance

The performance of the Nchanga TLP prior to 2023 is shown in Figure 14.24.

Figure 14.24	Historical Nchanga TLP throughput

Source: AMC, 2025.

amcconsultants.com	227

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The recovery performance is in Figure 14.25.

Figure 14.25	Nchanga TLP historical recoveries

Source: AMC, 2025.

Recovery performance was reduced in the four-year period from 2020 to 2024 due to operating and financial constraints. Maintenance, manpower, working capital reductions combined to impact availability and utilization.

Historically the Nchanga TLP had highest annual throughput in 2015 / 2016 (Table 14.7).

Table 14.7	Nchanga TLP highest annual performance

Item	Value
Annual Nchanga concentrator tailings (Mt)	11.4
Annual tailings reclaim (Mt)	5.0
Weighted average ASCu %	0.44
Copper recovery (%)	77
Copper produced (t/d)	151

AMC notes that in a single year (2012 / 13) 7.0 Mt of tailings were reclaimed.

AMC estimates the following copper production is achievable (Table 14.8). The reduced recovery for future processing through the Nchanga TLP relates to the reduced expected ASCu% grade to be fed through the plant.

Table 14.8	Copper production estimate

Item	Value
Plant capacity (tpd)	50,000
Weighted average ASCu (%)	0.35
Copper recovery (%)	74.8
Operational availability (%)	90
Copper production (t/d)	118

amcconsultants.com	228

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

14.3.2	Restart performance

The Nchanga TLP recommenced operations in August 2024. Overall recovery performance is shown in Figure 14.26.

Figure 14.26	Nchanga TLP copper recovery since restart

Source: AMC, 2025.

The throughput since the restart is shown below in Figure 14.27.

Figure 14.27	Nchanga TLP throughput since restart

Source: AMC, 2025.

amcconsultants.com	229

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

14.3.2.1	Plant design and equipment

Nchanga TLP major unit processes are in Table 14.9.

Table 14.9	Nchanga TLP major unit processes

Equipment	Capacity / size	Units
Pre-leach thickeners	>25,000 tpd	2
Pachuca leach	~4,000 tph at 2-hour residence	4
Counter current decant	~2,500 tph/unit	5
Neutralization circuit	~2,500 tph	1
Solvent Extraction and stripping	~2,100 m3/hr	4
Tank house - EW	280 tpd Cu	1
Neutralization circuit		1

14.3.2.2	Nchanga TLP LOMP production

The LOMP production schedule is outlined in Figure 14.28 below. Copper production and copper recovery are shown in Figure 14.29.

Figure 14.28	Nchanga TLP LOMP feed

Source: AMC, 2025.

Figure 14.29	Nchanga TLP LOMP copper production and recovery

Source: AMC, 2025.

amcconsultants.com	230

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The Nchanga TLP has substantial unused capacity from 2028 / 2029 when both Nchanga concentrator tails volume and tailings reclaim volume reduce. A doubling of copper cathode production is possible with additional feed sources.

14.4	Nchanga smelter

Figure 14.30 shows a basic block flow diagram of the smelter and the design values for internal flow parameters. Table 14.10 shows basic design production parameters for the smelter. Key assumptions used are as follows:

•	Concentrate throughput of 850 ktpa results from feed rate of 112.5 tph and overall time utilization of 86.1%.

•	Cu production of 311.86 ktpa results from feed Cu content of 37.6% and Cu recovery of 97.7%.

•	Strong acid production of 1,850 tpd results from sulfur (S) conversion of 2.9 (~95%).

Figure 14.30	Nchanga smelter block flow diagram – design rates shown

Concentrate 112.3 t/h
37.6 % Cu
Lime stone 5.1 t/h
STEAM DRYER
O2+air
36800 Nm3/h
58.4 % O2
Flue dust
14.3 t/h
WHB
ESP
Gas 51600 Nm3/h
32.4 % SO2
ACID PLANT
FSF
SCF
FSF slag
66.7 t/h
SCF slag
54.2 t/h
CoRF 1 (to be installed later)
FSF blister
31.3 t/h
SCF
blister
9.8 t/h
CoRF 2
ANODE
FURNACES
Co-alloy
2.9 t/h
Waste slag
52.5 t/h
ANODE
CASTING

Source: KCM, 2025.

Table 14.10	Nchanga smelter – basic design production parameters

No.	Parameter	Units	Design value
1	Feed rate	t/h	112.5
2	Feed rate	t/a (annum)	849,000
3	Copper production	t Cu/a	311,860
4	Strong acid production	t/day	1,850
5	Cobalt Alloy	t/hr	2.9

amcconsultants.com	231

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

14.4.1	Recent smelter performance

The smelter completed a major shutdown (40 days duration) in 2016 when required repairs to the FSF and slag cleaning furnace (SCF) were completed. In addition, major repairs to other in line, critical units, such as the waste heat boiler (WHB) and electrostatic precipitator (ESP) were completed. Table 14.11 shows smelter performance from FY2017 to FY2023.

Table 14.11	Nchanga smelter – historical production

	2017/18		2018/19		2019/20		2020/21		2021/22		2022/23 YTD
Particulars	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual
Cu-recovery	98.70%	98.78%	98.70%	98.8%	98.646	97.838	98.70%	98.50%	98.70%	98.47%	98.70%	98.23%
Avg. Dry Conc Feed rate - FSF T/Hr	93.83	69.98	105.25	67.293	86.625	63.222	75.42	67.46	67.08	65.73	65.00	66.40
Dry Concentrate feed (without Lime)	693541	503741	781747	436268	569185	276399	569080	447115	447818	389361	223900	148561
Lime Requirement	36502	25696	32573	12931	29957	11123	28454	17335	25846	15613	11784	5778
Avg Dry Conc Cu-Grade	32.63%	29.47%	29.96%	29%	27%	29%	31.16%	33.49%	28.83%	32.97%	31.53%	31.41%
Gross Anodes Production	210482	138066	207618	113274	139018	75550	153672	133752	140269	118208	63853	39023
Secondary Anode Production	3300	6437	3600	5628	3600	4720	3600	3432	3300	2920	1500	1704
Primary Production (Including Cu in alloy & Chunks)	236780	155842	240021	129235	159315	82926	175361	149005	161140	136090	73357	44963
Primary Anodes	207182	131629	204018	107646	135418	70830	149057	130320	136969	115289	62353	37319
Cobalt Alloy Generation	42534	31124	51972	28241	35047	13541	30705	21295	31297	21193	14935	8500
Cu in Cobalt Alloy	29597	23028	36003	20001	23897	10409	26304	17219	24171	18517	11004	7140
Co in Cobalt Alloy	1718	916	2082	802	747	325	689	280	652	206	209	96
Cu in Alloy/Primary Cu	13%	15%	15%	15%	15%	13%	15%	12%	0.15%	0.14%	0.15%	0.16%
Cu in Alloy/Total Alloy	70%	74%	69%	71%	68%	77%	86%	81%	77%	87%	74%	84%

In April 2024, the FSF was forced to execute an emergency shutdown, permitting the contents of the furnace to freeze without drainage, leaving 70 cm of blister and 20 cm of slag in the hearth. Following cooling, the top slag layer was manually dug out. The smelter recommenced operations in October 2024 and an estimated 960 t of blister copper were melted out of the FSF during the restart sequence. The start-up was well managed, and no boiler leaks or other collateral damage were incurred.

The smelter is now operating steadily at 60-75 tph dry feed (see Table 14.12). Hearth temperatures remain a concern. Localized elevated readings on under-hearth thermocouples under the reaction shaft are likely indicative of diminished refractory lining in the area and the risk of a burn-through and liquid runout exists. Increased heat extraction fan capacity has been deployed beneath the furnace and thermocouple temperatures are being monitored continually. Operators intend to limit feed rate to the current range until the major shutdown in October 2025. The smelter processed 406.2 kt through Dec YTD which is an annualized run rate of 542 ktpa. Average Dec YTD feed rate was 72 tph. However, the smelter remains concentrate constrained and has been forced to take unplanned stoppages due to inability to assemble an appropriate concentrate feed blend while operating at 75 tph. Operators intend to continue with a feed rate set point of 70-75 tph as this rate generates a more pyrometallurgically stable environment in the FSF than when operating at 60-65 tph.

A feed rate of 102 tph has been demonstrated (FY11/12) and KCM operators express confidence that the design feed rate of 112.3 tph can be safely maintained subject to appropriate concentrates being available to present a feed blend that is within the thermodynamic operating envelope of the FSF. On-line time for the FSF (which determines the production rate of the smelter together with the concentrate feed rate) is planned to use the following downtime factors:

•	45 days every five years - Major rebuilds of furnaces, acid plant, oxygen plant.

•	2 days per month - repairs requiring feed being off.

•	30 minutes per day - time allotted for minor repairs requiring feed to be off.

•	This schedule results in an overall time utilization of 89.2% which is reasonable and in line with similar smelter installations.

amcconsultants.com	232

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 14.31 shows the major sources of smelter downtime in the last three years. All of the unplanned downtime events shown are preventable:

•	Low feed stock - Inability to source sufficient feed concentrates has been the largest contributor over the last two years. The Konkola mine has not been able to supply concentrate to plan and KCM has not been able to locally source appropriate replacement concentrate of appropriate metallurgical quality at acceptable commercial terms. The effects of this item can be expected to decrease as output from the Konkola mine increases.

•	Significant downtime has also been recorded to repair waste heat recovery boiler (WHRB) leaks and for routine clearing of WHRB throat leaks. Throat build-up and WHRB leaks are accentuated by slow running (low feed rate) and erratic running (stop-start operation of the FSF). Steady operation at feed rates inside the designed range can be expected to decrease the effects of these items.

Figure 14.31	Smelter downtime - FY22, FY23, FY24

Source: AMC, 2025.

Copper recoveries averaged 97.27% in October which is ~1% below plan, however discard slag assays are now between 0.2% and 0.3% which will result in recoveries increasing to the planned level of 98.4%.

amcconsultants.com	233

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 14.12	Nchanga smelter production – October 2024

Smelter October performance and November Plan

September 2024		Description	October, 2024 MTD as at October 31t			November 2024
Plan	Actual	Input metrics	Plan	Actual	Var	Projection
0	0	Operating hours hrs.	589	496	-92	589
0	0	Total Concentrates Fed	36,200	30,662	-5,538	37,342
0	0	Primary Cu Input	10,496	7649.61	-2,846	10,446
0	0	Avg. Dry Feed rate - FSF t/h	62	61	-1	62
0.00%	0.00%	Avg Dry Cone Cu-Grade	28.99%	24.95%	-4.05%	27.98%
0.00%	0.00%	Avg Dry Cone S-Grade	17.84%	18.27%	0.43%	18.18%
		Efficiency metrics
0.00%	0.00%	Cu-recovery- Operational	98.40%	97.27%	-1.13%	98.40%
0.00%	0.00%	Co-recovery	60.00%	60.02%	0.02%	60.00%
0.00%	0.00%	Cu in Alloy/Total Alloy	75.00%	80.46%	5.46%	85.48%
		Output metrics
0	76	Primary Production Mt	10,328	6,981	-3,348	10,279
0	76	Primary Anodes Mt	8,779	5,615	-3,164	8,737
0	0	Sulphuric Acid Prod Mt	17,590	13,411	-4,179	18,485
0	0	Sulphuric Acid Prod Mt 500TPD	0	0	0	0

Regardless of the availability of KCM concentrate, particularly Konkola high-grade concentrate, the smelter must run due to the tightly integrated flowsheet of the overall KCM operation. Starter sheets for the conventional-style, Nchanga TLP EW are manufactured by the Nkana Refinery using stripper anodes produced by the Nchanga Smelter. Sulfuric acid produced from smelter off gas and from the 500 tpd sulfur-burning acid plant is essential for low-cost operation of the Nchanga TLP.

The smelter is now running at 65-75 tph. Although operation at the minimum, technically feasible, feed rate of 60-65 tph of dry concentrate feed is practical and has the advantage of conserving concentrate stocks and minimizing the need for repeated shutdowns due to the shortage of concentrate, the FSF is thermodynamically more stable at 70-75 tph and the overall risk profile of the integrated complex is lowered.

14.4.2	Smelter condition

Following the unplanned shutdown of the Smelter in 2024, Hatch Limited (Hatch), a global multidisciplinary management, engineering and development company conducted a detailed assessment of the KCM concentrators, the Nchanga TLP, the Smelter and the Refinery. Hatch’s remit was to assess process condition and readiness for re-start and to formulate a ramp-up plan and to identify risks to stable continued operation. Hatch delivered their final report in July 2024.

The Smelter successfully restarted in September 2024. The FSF is now due for a campaign rebuild including a full relining of the FSF including the hearth, having run since 2016 on the current hearth lining. The hearth brick was installed in 2008 and has lasted well. A major shutdown is planned for 45 days and is scheduled to begin in April 2026. KCM has drawn on the detailed condition assessments conducted by Hatch to develop the repair / rebuild program to be undertaken in conjunction with the relining of the FSF, SCF, and two cobalt refining furnaces (CoRFs).

amcconsultants.com	234

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Capital expenditure allocated for the campaign rebuild is US$32.8M - US$10.0M in FY24/25 for advance purchase of long lead items such as specialty furnace refractories and bespoke water-cooled copper furnace cooling elements and $23.0M for replacement equipment, specialty contractors and consumables to be spent in FY25/26. Table 14.13 shows a breakdown of capital expenditure by smelter section. The scope of the rebuild has been thoroughly developed by Hatch and KCM operators and engineers. This work was aided by the extended, unplanned downtime in 2024 which permitted internal inspections and assessments that would not otherwise have been possible.

Table 14.13	Smelter rebuild CAPEX – by section

Section	Cost (US$)
Furnace rebuilds, WHB repairs, Dryer refurbishment, anode wheel upgrade	19,100,550
Acid plant refurbishment	10,041,470
Oxygen Plant refurbishment	726,230
Miscellaneous items	2,886,875
Smelter rebuild total	32,755,125

The next campaign is planned for five years which is aligned with worldwide industry performance for similar furnaces and systems.

14.4.3	Concentrate blending

Stable thermodynamic operation of the direct-to-blister smelting process relies on operators maintaining an appropriate feed concentrate blend to the FSF. Concentrates from KCM sources (Konkola, Nchanga, Nampundwe Pyrite) and from external sources are received and stored by the receiving material handling system (RMHS). The RMHS has the ability to accurately assemble two blended stockpiles of 7,500 t. Currently blended piles of 2,000 t are assembled due to the shortage of blend components. Table 14.14 shows a typical monthly blending plan. Multiple blending metrics are targeted – Cu content, Fe / SiO2 ratio, and S content.

Table 14.14	Example monthly concentrate blend plan – June 2025

JUN' 2025-26 BLEND
PLAN	Blend	100%	DMT	Cu %	Fe %	SiO2%	CaO %	s%	Bi ppm	Co %	AsCu %	Au %
Nchanga	5.0%	5.00%	2303	20.0%	6.7%	22.0%	0.0%	7.2%	272.00	0.4%	1.83%	0.00%
Konkola	20.0%	20.00%	9212	33.0%	7.6%	21.8%	0.0%	15.1%	161.00	0.8%	1.78%	0.00%
Pyrite	8.0%	8.00%	3685	0.3%	23.6%	1.4%	11.3%	30.4%	0.00	0.0%	0.00%	0.00%
Lumwana	36.0%	36.00%	16582	29.0%	20.6%	12.9%	0.2%	26.4%	28.00	0.1%	1.48%	0.00%
Kalumbi la	0.0%	0.00%	0	23.8%	24.5%	8.0%	0.1%	28.7%	474.30	0.0%	0.46%	0.00%
Lubambe	0.0%	0.00%	0	0.0%	6.6%	12.4%	0.7%	19.9%	474.83	0.0%	4.04%
Yabuzam	0.0%	0.00%	0	28.9%	15.8%	15.9%	0.1%	23.1%	73.23	0.1%	1.04%	0.01%
Slag Cone	4.0%	4.00%	1842	25.0%	14.5%	13.5%	2.9%	17.3%	146.00	0.5%	3.59%
Comm us	0.0%	0.00%	0	48.0%	1.6%	16.3%	1.1%	12.4%	131.00	0.0%	7.47%
Kamoa	14.0%	14.00%	6448	48.0%	2.6%	21.9%	0.6%	5.1%	13.00	0.0%	1.12%	0.00%
Kinsenda	8.0%	8.00%	3685	47.0%	6.7%	0.2%	0.1%	10.3%	85.00	0.1%	4.90%
Kapulo	0.0%	0.00%	0	0.0%	17.6%	25.8%	0.4%	26.0%	85.00	0.0%	4.17%
Lime	5.0%	5.00%	2303	0.0%	0.0%	2.6%	49.0%	0.0%	0.00	0.1%	0.00%
	100.00%	100.00%	46060	29.54%	12.63%	13.95%	3.64%	17.54%	70.34	0.26%	1.67%	0.00%
					Fe /SiO2	0.91
					Normalized Silica		21.4%

The BP concentrate blending plan for FY25/26 is shown in Table 14.15. AMC notes the following:

•	Opening concentrate stocks are minimal – 2,242 t.

•	KCM plans to consume all internal production from Konkola which is the preferred high-grade (HG) feed.

•	Nchanga HG (high-grade, >20.0% Cu) is generally blended at 4% due to high SiO2 content (22.0% versus 15% target in smelter feed). A closing inventory of 44,580 t for FY25/26 is forecast by the Smelter.

amcconsultants.com	235

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

•	Kamoa is a desirable highest grade (up to 50% Cu) feed available on the Copperbelt. Commissioning and start-up of the Kamoa smelter has been delayed up to three months by a fire at the Kamoa back-up generator site. This may present an opportunity to secure further contracts for this HG material.

•	Kinsenda – is a DRC chalcocite mine that produces desirable HG concentrate.

•	Kalumbila – is “standard grade” chalcopyrite con. available locally in large quantities.

•	Commus – is local Copperbelt high-grade.

•	Chinese slag concentrates – is local supply when available.

•	Nampundwe – KCM pyrite concentrate, essential for “fine tuning” of blend chemistry.

Table 14.15	Concentrate blending plan – FY25/26 business plan

	Opening Stock			Receipts			Treatment			Closing stock
OWN CONCENTRATES	DMT	TCu%	FineCu	DMT	TCu%	Fine Cu	DMT	TCu%	Fine Cu	DMT	TCu%	Fine Cu
NCHANGA HG	-	20.0%	-	63,995	20.0%	12,799	19,415	20.0%	3,883	44,580	20.0%	8,916
KONKOLA HG	483	33.0%	159	151,608	33.0%	50,031	151,653	33.00%	50,045	438	33%	145
PYRITE	1,000	0.3%	3	72,001	0%	216	43,288	0.3%	130	29,713	0.3%	89
TOTAL OWN	1,483		162	287,604		63,046	214,355		54,058	74,732		9,150
PURCHASED CONCENTRATES
LUMWANA	-	29.1%	-	185,233	29.00%	53,718	185,233	29.00%	53,718	-	0.0%	-
LUBAMBE	-	44.5%	-	-	0.0%	-	-	0.0%	-	-	0.0%	-
Yabuzam	-	26.0%	-	-	0.0%	-	-	0.0%	-	-	0.0%	-
SLAG CONC	325	25.0%	81	13,416	25.0%	3,354	13,416	25.0%	3,354	325	25.0%	81
KALUMBILA	-	0.0%	-	12,569	0.0%	-	12,569	0.0%	-	-	0.0%	-
Commus	-	48.1%	-	4,688	48.00%	2,250	4,688	48.0%	2,250	-	0.00%	-
KAMOA	235	48.0%	113	60,101	48.0%	28,848	60,101	48.0%	28,848	235	48.0%	113
KINSENDA	200	47.0%	94	29,333	47.0%	13,786	29,333	47.0%	13,786	200	47.0%	94
KAPULO	-	29.6%	-	-	0.0%	-	-	0.0%	-	-	0.0%	-
TOTAL PURCHASED	759		288	292,771		101,957	292,771		101,957	759		288
Total Concentrates	2,242		450	580,375		165,002	507,126	30.76%	156,015	75,491		9,438

The LOM plan assumes that third-party concentrate feed will be purchased at quantities of between 250,000 to 300,000 tpa. These amounts will supplement Konkola and Nchanga concentrate feed to bring the annual total smelter feed to 850,000 tpa, maximizing utilisation of the smelter capacity. The specifications of the material sourced from third parties have been assumed to match the specifications of the contracted 2025/2026 material. The exact specifications for this material will require detailed blend analysis considering all KCM-sourced material at each point in the schedule. No contracts are in place for this supply beyond 2026 and this is a critical component of the smelter feed requiring resolution. The purchase and processing of third-party concentrate is essential for maintaining the appropriate smelter feed blend and, critically, for producing sulfuric acid required by the Nchanga TLP, otherwise, acid would need to be purchased from third-party suppliers at a significantly higher cost.

14.4.4	Nkana refinery

14.4.4.1	Mode of operation, general condition

The Nkana Refinery (Tank house, Refinery) is a large, conventional electro-refinery with a nominal capacity of 300 ktpa of grade A refined cathode (see Figure 14.32). Production utilizes the starter sheet process whereby thin starter sheets of refined copper are plated on titanium blanks in the Stripper Section of the Tank house. Sheets are manually stripped and fabricated prior to loading in the commercial sections of the Tank house where they are grown to full weight. Anodes are consumed in two 11-day cycles and two refined cathodes are produced per anode. Approximately 18% of the anode weight is returned to the smelter as anode scrap. Overall scrap rate for the refinery is 22%.

The commercial section of the Tank house is arranged in 72 independently powered sections. Nine independent electrolyte circuits service eight sections each.

The Refinery operated reliably and well in the past, achieving >95% current efficiency and producing >95% grade A quality refined copper. In recent years the capacity of the refinery was reduced to 50% due to issues related to inability to maintain the facility in full operating condition.

amcconsultants.com	236

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 14.32	Nkana refinery – process flowsheet

Source: KCM, 2025.

The current mission of the Refinery is to produce starter sheets for the Nchanga TLP EW tank house. To accomplish this, stripper anodes are supplied by the Nchanga Smelter and consumed in the stripper section. Anodes produce good quality sheets while still dimensionally consistent which is about ½ weight. After this point the anodes are transferred to a commercial section to consume the remainder of the anodes and to produce refined cathode for sale. Anode scrap from these sections is returned to the Smelter for remelting.

In this mode of operation, one commercial electrolyte circuit is in service. As two sections only are required for this stripper anode refining duty, six sections in the operational electrolyte circuit are currently available for refining should copper be available in the smelter to produce and supply commercial anodes. Refining of such copper would be accomplished at minimal additional cost for power and reagents as operation of the electrolyte circuit (including labor) is a stay in business expense already incurred for production of Nchanga TLP starter sheets. The Refinery could currently be characterized as neat and tidy but very run down, with general observations as follows:

•	Some cell-top hardware is in storage and available.

•	Cells are in serviceable condition.

•	Structures are not painted and are acid affected but appear to be sound.

•	Basement floors and sumps are acid compromised. While the damage is significant, acid infiltration below the basement concrete floor has not yet resulted in sufficient “swell and heaving” to distort the basic structure of the building.

Operators are aware of the conditions described and the most critical areas have already been repaired. One of three slimes recovery sumps has been repaired and re-tiled and repair of the second is scheduled for 2025. The worst floor area has been dug out, acid has been neutralized and the floor has been re-concreted. Acid-proofing of the concrete will be completed early in 2025. Plans are in place for similar repair of a second high-priority area. One high-priority area of steel structure has been sand blasted, repaired and re-painted. More similar repairs are budgeted for 2025.

amcconsultants.com	237

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

14.4.4.2	Production

Table 14.16 shows Refinery production for 2024-2025 YTD to January 2025. Gross copper production was 4,763.1 t versus the business plan (BP) of 12,033 t. This significant production shortfall is largely due to availability of anodes from the Smelter. Basic refinery performance parameters were as follows:

•	Current efficiency 91.8% v. 96.0% planned

•	Anode scrap rate 34.2% v. 18.0%

•	Plant utilization 93.3% v. 90.0%

•	Dispatchability 84.9% v. 95.0%

Although operators are experiencing some difficulties maintaining stable electro-chemical conditions in the Tank house due to the small number of sections operating and are not meeting planned current efficiency, scrap rate and cathode dispatchability levels, the operation is stable and the primary mission of supplying acceptable quality starter sheets to the Nchanga TLP is being met.

Table 14.16	Nkana Refinery production – 2024-2025

2024 -2025 YTD						January-25				Feb-25
Actual	BP	Var [Actual- BP]	DECEMBER- 24 Actual	Parameter	Units	Actual	Projection	BP	Var [Actual- BP	Projection	BP
4,763.1	12,033	(7,269.6)	1084	Gross Copper production	MT	981	1,707.0	4,059.6	(3,078.7)	1,584.0	4,197.1
2,221	6,997	(4,776.2)	580	REC Production	MT	473	700.0	2,611.7	(2,138.936)	800.0	2,914.0
2,128	3,293	(1,165.3)	504	S/S to TLP	MT	508	656.0	840.4	(332.246)	550.0	675.6
414	1,743	(1,328.1)	0	Q12 production	MT	0.00	351.0	607.5	(607.500)	234.0	607.5
420	1,743	(1,322.8)	0	Q12 Dispatch	MT	0.00	351.0	607.5	(607.5)	234.0	607.5
6,971	22,000	(15,028.7)	1,194	Nchanga Anodes Receipt	MT	1,578	2,700.0	4,500.0	(2,922.1)	2,160.0	4,500
9.6	20.7	(11.1)	1	Slimes Production	MT	1.32	2.0	7.2	(5.9)	2.00	7.2
91.8	96.0	(4.3)	93	Current Efficiency	%	91.1	96.0	96.0	(4.9)	96.0	96.0
34.2	18.0	(16.2)	38	Anodes Scrap Rate	%	22.0	18.0	18.0	4.0	18.0	18.0
42	10.0	5.8	3	Starter sheet scrap	%	4.90	5.0	10.0	0.1	5.0	10.0
84.9	95.0	(10.1)	80	Dispatchability	%	88.2	95.0	95.0	(6.8)	95.0	95.0
93.3	90.0	33	94	Plant Utilisation	%	92	92	90.0	2.0	92	90.0

14.5	Proposed processing methods

No new processing methods are proposed.

14.6	Proposed flow sheet

No new processing methods are proposed.

14.7	Plant design and equipment

See Sections 14.1.2 and 14.1.4.

14.8	Plant operations

Following the scheduled full-plant shutdown of 45 days in October / November 2025, the smelter is scheduled to return to production using the concentrate blending plan shown in Table 14.15. Planned feed rate prior to the shutdown is 70 tph and is planned to ramp up from 80 tph to 90 tph after the return to full operation. Full year throughput of 547,048 t is planned, using the standard smelter downtime schedule of 0.5 hours per day and two days per month (91.5% utilization of available time).

Throughput for the five-year period from FY2025/26 to FY2029/30 is planned to rise to a maximum of 646,086 t which will require a feed rate of 81 tph at the standard time utilization of 91.5%. From FY2031/32 onwards, throughput is planned at 850,000 tpa which is the nominal designed maximum production rate. This requires a feed rate of 112.3 tph at 86.4%-time utilization. Smelter technical staff are confident this rate can be maintained provided an appropriate feed blend can be sourced. AMC concurs with this opinion.

Basic operating performance parameters calculated by smelter technical staff, e.g., 98.13% Cu recovery, 60% Co recovery, S conversion to sulfuric acid, have been used to model the planned performance of the smelter and refinery.

amcconsultants.com	238

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

15	Infrastructure

KCM benefits from established infrastructure including road and rail access, grid power supply, water supply from the Kafue River system, and extensive processing and materials handling facilities developed over decades of operation. This infrastructure is sufficient to support the full Mineral Resource scenario presented in this Initial Assessment, with the exception of tailings storage capacity which will require expansion beyond the near-term production period.

This section of the report outlines the various infrastructure components supporting the ongoing mining and processing operations at the KCM mine site. It provides an overview of roads, railways, water dams, dumps, and tailings disposals, detailing their locations and roles in sustaining operations. Additionally, it summarizes essential services such as power and water, including their sources and overall usage statistics. Ancillary service infrastructure supporting mining and processing activities is also addressed.

Furthermore, the report highlights planned future infrastructure expansions where applicable, offering insights into upcoming developments.

15.1	Roads

The mine sites are all existing operations and are connected to multiple local roads in the Chililabombwe, Chingola, Kitwe and adjacent towns. Internal town roads in these areas are primarily not always marked roadways and are a mix of dirt and tar roads. However, the main interconnecting roadway through the towns, Chingola-Chililabombwe Rd (T3), is a tar road that is kept in a decent and usable state and serves as the major route between towns and various mining sites, operations and the DRC Border. Thus, road access to support ongoing and future operations is well established in the area.

Roads in the local area are however prone to deterioration especially during the rainy seasons, and potholes are a frequent occurrence and risk to be aware of and dealt with when travelling on roadways. The map below visualizes the main roadway, Chingola-Chililabombwe Rd (T3), and also shows existing railway infrastructure in-between towns covered in the next section (see Figure 15.1).

amcconsultants.com	239

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 15.1	Map showing main roads connecting towns of Chingola and Chililabombwe

Source: Google Earth Pro. (2025). Map showing main roads and railways around Chingola & Chililabombwe, Zambia. Google Earth. Available at: https://earth.google.com. Accessed 12 March 2025.

On a national scale, Zambia has a functioning network of major highways that is the lifeline for mining operations in the Copperbelt region. Major highways also connected to the neighboring countries of Tanzania and Namibia where access can be gained to port infrastructure for exports. Through highways connected to the neighboring countries of Botswana and Zimbabwe, access can also be gained to South Africa for port access for exports.

15.2	Rail

In recent years, Zambia’s railways in the areas surrounding KCM are characterized by aged infrastructure and similarly aged rolling stock. This has resulted in significant operational challenges with operating rail services in the local areas surrounding the mine. Due to the deteriorating condition of existing railways running through the towns of Chililabombwe and Chingola, final product is not initially transported by railway. The primary method of transporting final product, and for inbound shipments of equipment or consumables, is road freight.

A viable rail export corridor that has been utilized in the past by KCM includes the Tazara railway line that stretches from the Zambian town of Kapiri Mphosi, through Tanzania and to the port of Der-es-salaam. Product still needs to be trucked via road for the initial 200 km from site to Kapiri Mphosi due to non-functioning local railways in the Copperbelt province. The Tazara railway is however not without its own challenges and has in recent years been plagued by operation challenges and infrastructure issues. At the time of reporting however the railway line is reported as open for freight and passenger use but needs extensive infrastructure upgrade and repair work. The below map shows current railway infrastructure reported in Zambia, showing both functioning and non-functioning networks (see Figure 15.2).

amcconsultants.com	240

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

There is a potential future rail corridor referred to as the Lubito Corridor that is planned to connect Angola’s port of Lobito through the DRC to Zambia’s Copperbelt. Current projections are for a completion date of 2029 (Lobito Corridor: What It Is & Why It Matters, 2025).

Figure 15.2	Map showing rail infrastructure of Zambia Railways Limited

Source: Zambia railways ltd, railway network Map showing major railway infrastructure. Available at: zrl.com.zm/rail -Accessed 17 March 2025.

15.3	Port facilities

Zambia is a landlocked country with no direct access to port facilities. Consequently, the transport of goods to and from the country and the mine relies exclusively on rail and road infrastructure. Accessible ports in other countries that have been utilized for product exports via existing logistical corridors include:

•	Tanzania – Port of Dar-es-Salaam

•	Namibia – Port of Walvis Bay

•	South Africa – Port of Durban

amcconsultants.com	241

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

15.4	Water dams

Due to the primary source of raw water for operations being derived from underground dewatering activities, there is no significant need for above-ground water storage. The volume of water inflows into the underground mine operations at Konkola Mine far exceeds the required raw water usage. At Nchanga Mining operations, raw water from underground dewatering is supplemented with water abstracted from the Kafue River pump station. Consequently, there is no substantial water dam infrastructure for surface operations. The only operational dam is an emergency pollution control dam, constructed from the footprint of an old, reclaimed stockpile located adjacent to the TD02 historical TSF, which has been successfully reclaimed.

15.5	Dumps

As part of operations of both the Konkola and Nchanga Operations, waste rock dumps are utilized to dispose of any waste rock generated through mining operations. These facilities are subject to statutory compliance and operating waste rock dumps at Konkola Mine is subjected to statutory inspections conducted by an independent 3rd party inspector to ensure compliance to the applicable legislation.

15.6	Licensing and permitting

The framework for the independent inspection of mine dumps is outlined in The Mines and Minerals (Environmental) Regulations, 1997 (Statutory Instrument No. 29 of 1997), a subsidiary legislation of The Mines and Minerals Development Act (MMDA).

Licensing to own and operate waste dumps at Konkola is subject to The Environmental Management Act (EMA), 2011, Environmental Management (Licensing) Regulations, 2013. Statutory inspections are carried out in line with the required legislation to ensure compliance of the operated waste dumps.

15.7	Konkola operation waste dumps

The Konkola Mine, located on the outskirts of the town Chililabombwe, operates primarily two waste dumps, Dump A & B. Dump A is located west of the mine adjacent to shafts 1 & 4, and handles waste from these operations. Dump B is located North-west of shaft 3 about 2.5 km north of Dump A. Both dumps are in operation and are actively used to support ongoing operations, they respectively have coverage areas of approximately 48 ha for Dump B, and 48 – 50 ha for Dump A (see Figure 15.3).

amcconsultants.com	242

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 15.3	Map showing waste dump locations at KCM

Dump B
Dump A
Google Earth
1 km
N

TITLE

Map showing waste dump locations at KCM

Konkola Copper Mines plc

AMC consultants
mine smarter

Source: Google Earth Pro., 2025. Map showing waste dumps of Konkola Mine at Chililabombwe, Zambia. Google Earth. Available at: https://earth.google.com. Accessed 19 March 2025.

15.8	Nchanga Operation waste dumps

The primary source of waste dumps in the Nchanga mining operations is from historical open pit mining overburden stockpiles. The stockpiles are primarily located in the areas shown in the image below. The stockpiles in these areas are estimated to cover an area of over 1,200 ha based on historical overburden inventory dumps data from the mine (see Figure 15.4).

amcconsultants.com	243

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 15.4	Map showing locations of various waste dumps at Nchanga Mines

Source: Google Earth Pro., 2025. Map showing waste dump locations of Nchanga Mine located at Chingola, Zambia. Google Earth. Available at: https://earth.google.com. Accessed 19 March 2025.

15.9	Tailings disposal

15.9.1	Tailings deposition locations

Tailings disposal is achieved through pumped tailings to various TSFs located at different geographical locations throughout the Konkola Mines operational footprint. The operations include historic tailings facilities that are no longer in operation and in various stages of reclamation, and two operational facilities.

The current overview and state of TSFs in summary includes:

•	TD02 – No longer in operation and fully reclaimed.

•	TD03 – No longer used for deposition of tailings and currently in process of being reclaimed through hydraulic mining and truck and shovel operations.

•	TD04 – No longer used for deposition of tailings and earmarked for reclamation by hydraulic mining.

•	TD05 – in operation and nearing maximum capacity. Investigation into stability and capacity increase conducted, but opportunity was limited due to stability issues (details below).

•	Lubengele – in operation, no plans for expansion, however facility has about 50% of design capacity left.

amcconsultants.com	244

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Locations of various TSFs in relation to neighboring towns and the main mining operations shown below (see Figure 15.5).

Figure 15.5	Map showing locations of all TSFs of Konkola and Nchanga Operations

Source: Google Earth Pro., 2025. Map showing the location TSF and mining operations of Konkola Mines, Zambia. Google Earth. Available at: https://earth.google.com. Accessed 12 March 2025.

amcconsultants.com	245

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The two operational facilities which include Muntimpa (TD05) and Lubengele are each located in proximity to local towns and in close proximity to mining operations at Konkola and Nchanga.

The Muntimpa (TD05) facility is located just to the south of the town of Chingola and borders the outskirts of town (12°36'51.66"S, 27°53'13.16"E) (see Figure 15.6).

Figure 15.6	Map showing detail view of TD05 Muntimpa TSF

Source: Google Earth Pro., 2025. Map showing the location of Muntimpa TSF in Chingola, Zambia. Google Earth. Available at: https://earth.google.com. Accessed 12 March 2025.

amcconsultants.com	246

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The Lubengele facility is located just to the north of the town of Chililabombwe and borders the outskirts of town (12°20'27.25"S, 27°49'53.35"E) (see Figure 15.7).

Figure 15.7	Map showing detail view of Lubengele TSF

Source: Google Earth Pro. (2025). Map showing the location of Lubengele TSF in Chililabombwe, Zambia. Google Earth. Available at: https://earth.google.com. Accessed 12 March 2025.

15.9.2	LOM capacity and expansion opportunities

With regards to the current capacity of available facilities, the Muntimpa (TD05) TSF is nearing its end of life and is expected at current mining rates to reach end of life near the end of 2028. An inspection into increasing its capacity was conducted by an independent third-party contractor, however capacity expansion was constrained due to concerns about stability. Initially the expansion capacity aimed for was 780 Mt, but according to report findings relating to stability issues, this has been constrained to a maximum expandable capacity of 590 Mt.

Currently there are no plans to extend the capacity of the Lubengele TSF and based on historical deposited tailings, the facility still has about 50% capacity remaining.

amcconsultants.com	247

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The combined remaining capacity of operational TSFs (approximately 143 Mt) is sufficient for the near-term production schedule based on Mineral Reserves. For the full Mineral Resource scenario presented in this Initial Assessment, additional tailings storage capacity will be required. Options under consideration include further expansion of Lubengele (subject to stability assessment), development of new TSF facilities, increased utilisation of paste backfill to reduce surface tailings deposition, and continued tailings reprocessing through the Nchanga TLP. Development of additional TSF capacity is a long lead-time item and will require progression through permitting and detailed engineering as the project advances.

Table 15.1 summarizes the current conditions of operational TSF facilities.

Table 15.1	Operational TSF conditions, TD05 (Muntimpa) and Lubengele

Description	TD05 - Muntimpa	Lubengele
Last Assessment conducted available	Nov 2024, Capacity increase investigation report & Quarterly inspection report.	Quarterly inspection report Jan 2025.
Management Standard / guidelines Followed	Global Industry Standard on Tailings Management (GISTM).	Global Industry Standard on Tailings Management (GISTM).
Total Storage capacity original Design [Mt]	534.8	200
Total Storage Used [Mt]	546	101
Total Remaining [Mt]	44 (Based on the 590 Mt increased capacity option).	99
Planned Capacity Increase [Mt]	245	None planned.
Final Planned Capacity [Mt]	590 (780 not possible due to stability concerns).	200
Yearly deposition target [Mt]	To be confirmed based on new mining plan.	To be confirmed based on new mining plan.
Operational comments [During last reporting periods available]	Operating close to design freeboard and pond level reduction required. Supernatant pond distance above limits, work was undertaken to lower levels.	Operating well within design freeboard limits. Supernatant pond distance within limits. Drains and spillways operational but needs repair work & cleaning.
Highlighted Major Risk / Scope required

Regardless of capacity increase, assessments pointed to stability issues, constraining the opportunity for additional capacity.

Increasing capacity is constrained to max of 590 Mt subject to the construction of a large Rockfill buttress to the south of the main wall, with interface filter drainage required.

Stability assessment update is required urgently to confirm stability in line with GISTM standards. Could infer additional scope for stability improvement dependent on outcome of work.

Needs update of 5YP deposition strategy to also infer LOM planning.

15.9.3	Licensing and permitting

TSF facilities are managed by conducting routine statutory inspections carried out by an independent consultant on TSF facilities in line with compliance with the MMDA No. of 2015, the principal Act, and its subsidiary legislation the Mines and Minerals (Environmental) Regulations, 1997 (Statutory Instrument No. 29 of 1997).

In addition, the reports produced on statutory compliance follows the licensing requirements as provided for under the Zambian EMA of 2011 and its subsidiary legislation the Environmental Management (Licensing) Regulations, 2013 (Statutory Instrument Number 112 of 2013).

15.9.4	Stability and TSF management processes

KCM tailing management systems are aligned with the GISTM.

amcconsultants.com	248

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Quarterly assessments are conducted by an independent consultant to report on TSF conditions and management. The inspections focus on:

•	Tailings deposition in the quarter compared to planned targets.

•	Pond water management and freeboard, also with focus on stability to deal with rainfall events.

•	Beach profile.

•	Piezometer readings are taken monthly at strategic locations on TSF dam walls for stability assessment.

•	Environmental management is checked with effluent quality and limits of statutory limits of effluent discharge verified. Air quality with regards to dust generation is checked.

•	Appurtenant facilities inspected with focus on spillways and canals, wall slopes and toe areas and Filter drains.

Quarterly reports are accompanied by dashboards highlighting risks, and priority of risks identified during the period of inspection, quarterly reports highlight any deviations from standards and advises remedial actions to be implemented to ensure continued compliance and safety of facilities.

In addition to the mentioned activities for statutory compliance as listed above, KCM also implement the following as part of their TSF Management policy:

•	Maintaining a robust emergency response system, which includes developing plans in collaboration with local communities and emergency services, as well as conducting regular mock exercises to test their emergency response procedures.

•	Avoiding riverine and submarine tailings disposals in new projects.

•	Maintaining transparency and building mutual trust with their stakeholders by keeping them informed about tailings are managed and engaging with stakeholders throughout the entire lifecycle of the facilities.

•	Working collaboratively with their community partners to develop long-term recovery actions required in case of a tailing's facility failures.

•	Review the performance on a periodic basis against their policy including the sharing of good practices throughout the organization and stakeholders.

15.10	Power

KCM operations primarily draw their power from the CEC which owns and operates electricity transmission infrastructure in the Copperbelt region. CEC primarily purchases electricity from ZESCO, the national power utility in Zambia a state-owned power company. The primary sources of power for the CEC include:

•	ZESCO is the primary source of power purchased.

•	CEC owns thermal power generation assets totaling 80 MW capacity.

•	Approximately 34 MW of Solar PV located at Riverside Solar PV park, Kitwe.

•	Future plans also include development of a 40 MW hydropower plant in the North-Western province of Zambia.

•	There are future KCM plans for renewable energy at Chililabombwe (150 MW) and thermal South Province (150 MW).

The ZESCO national grid in Zambia is limited geographically and is plagued by an overall supply deficit, with many parts of the country not currently under electrification. The primary source of electricity is hydroelectric, with the rest coming from thermal coal and imports from various neighboring countries.

Power sources that feed into the ZESCO national grid include:

amcconsultants.com	249

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

•	Hydroelectric power from various hydro power plants including Kariba North Bank, Kafue Gorge, Victoria Falls, ITPC, Lunzua, Lusiwasi Lower, Chishimba Falls, Lunsemfwa Hydro.

•	Thermo Coal plant located at Maamba Collieries.

•	Imports come from various countries including South Africa, Mozambique, Malawi, and Zimbabwe.

•	During times of additional power demand, like during smelter start-ups, or when grid failures occur, emergency power capacity is available through the use of generators.

Some of the main characteristics of the power transmission system in the area of operations of Konkola Mines include:

•	Transmission system has various voltage levels including 220 kV, 66 kV, and 11 kV.

•	Konkola Mining operations tie into the 66 kV voltage lines at substations located in the towns of Chililabombwe and Chingola.

•	At the 66 kV substations, power is stepped down primarily to 11 kV, and in some cases to 33 kV, whereafter power is then distributed to various other KCM operations substations before being stepped down further for use.

•	Underground power reticulation is done at 11 kV, whereafter underground substations steps down power further into required final usable voltages.

15.10.1	Existing operating power supply capacity and expansion

The existing operations at KCM have a current overall power capacity requirement of approximately 194 MW to fully operate all mining operations and supporting infrastructure. Power is distributed from substations located in Chingola, Chililabombwe, Nampundwe and Kitwe towns.

Power outages are a major threat to operations with emergency power only enough to cover critical loads and not continued operations. During unavailability of grid power, operations cannot continue until power is restored.

To support the expansion of mining operations and supporting infrastructure, power requirements are estimated to increase to approximately 250 MW during the initial development and ramp-up phase (Years 1-10). Power requirements for the steady-state production phase of the full Mineral Resource scenario will be confirmed as part of ongoing infrastructure planning.

15.10.2	Emergency power supply and expansion

Current emergency power is limited to a 24 MW capacity backup power plant located at Konkola mine in Chililabombwe and also includes two generators owned by a utility company in the plant areas which has a combined 20 MW emergency generator capacity. Thus, current total emergency power capacity is around 44 MW installed across the mine locations.

Due to further mine expansions, especially expansions relating to the KDMP underground expansions, more critical infrastructure is being introduced that will require emergency backup power in the event of grid failures. Due to this increased requirement of emergency power, an expansion of the existing backup power plant is planned, increasing the 24 MW capacity by 16 MW with the installation of two additional generators of 8 MW each. This will bring the total capacity of the backup power facility to 40 MW, and the total backup power across the entire operation to 60 MW.

15.11	Water

Konkola Mine is among the wettest underground mines globally, with recent underground dewatering pumping rates peaking at approximately 360,000 m³/day. Although the Nchanga Underground Mine is not as wet as Konkola, it also experiences substantial water inflow, with pumping rates frequently reaching peaks of around 75,000 m³/day.

amcconsultants.com	250

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The overall raw water balance at Konkola Mine is significantly net positive, primarily due to the substantial water inflow from underground operations at Konkola Mines. Additionally, a large amount of potable water, sourced from a local water services provider, is utilized by various operations and supporting infrastructure.

15.11.1	Raw water

The primary source of raw water is derived from underground mining dewatering activities at the Nchanga and Konkola Mines. Both mines experience significant water inflows and seepage, necessitating continuous dewatering to maintain access to mining faces. Water is extracted by underground pumping chambers and pumped through mining shafts and brought to the surface.

With the expansion of operations at Konkola through the KDMP, the volume of water inflow is anticipated to increase as mining activities further intersect groundwater aquifers, which will further increase water quantities being pumped to the surface.

15.11.2	Konkola operations raw water balance

Konkola Mine's water balance involves discharging approximately 90% of the abstracted raw water from underground dewatering activities (360,000 m³/day) back into surface streams. The water is brought to the surface and discharged into surface channels, which then deposit it into the Kakosa Stream, ultimately leading to the Kafue River.

The remaining water is recirculated and used for various underground services, as process top-up water for the Konkola concentrator plant operations, and approximately 20,000 to 30,000 m³/day is supplied to the Mulonga Water and Sewerage Company, a local water and sewerage service provider. The Konkola Concentrator is reported to have a usage of up to 20,000 m³/day. However recent usage figures of operations show the usage over past few months being closer to around the 5,000 – 8,000 m³/day mark.

A significant portion of the water used in the Konkola Concentrator also eventually ends up in the Lubengele TSF as part of pumped tailings. A large portion of this water is mostly lost due to evaporation, seepage, and overflow, which is directed back to the Kafue River.

15.11.3	Nchanga Operations raw water balance

The Nchanga Operations raw water supply is made up of a combination of water abstracted from the Nchanga Underground Mine and also abstraction from the Kafue River pump station, located just north of Nchanga mining operations. According to recent site water balances from operations, the balance between these sources is close to a 50% split between the two, with fluctuations of around 10% being witnessed on either end. According to recent operational water balance figures, the Nchanga Operations on average used fresh raw water feed of around 120,000 to 140,000 m³/day.

The primary usage of this raw water is for the operations of the Old East Mill, New East Mill and New West Mill. With a large portion of this water ultimately ending up in the Tailings Leaching plant and the Muntimpa tailings storage facility, where it is either lost through evaporation, seepage or overflow into surface level streams. A portion of raw water is also re-directed to the Mulonga water treatment plant.

15.11.4	Potable water (domestic water)

Potable water supply and infrastructure in the area of Chingola, Mufulira, and Chililabombwe is provided by The Mulonga Water and Sewerage Company (MWSC). The existing infrastructure is aging and most of it has been in operation for about 50 years but still manages to provide the various operations with domestic water supply. In recent years local planned projects being led by MWSC is aiming to upgrade water treatment plants, pump stations, reservoirs and supply and transfer piping in the distribution network. According to recent operational water balances Nchanga Operations has used on average between 800 – 900 m³ of domestic water per day in the last few months of 2024 and beginning of 2025, a figure that seems to have steadily declined over the years from usage figures reported as far back as 2019. The Konkola operations is reported to use around anything from 1,500 up as high as 8,000 m³/day of domestic water, based on operational water balances from the last few months of 2024 and beginning of 2025. A value that seems to be fluctuating heavily on a month-by-month basis.

amcconsultants.com	251

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

15.12	Pipelines

Operations do not rely heavily on services from overland pipelines, except for lines running to and from TSF at Lubengele and Muntimpa (TD05).

At Lubengele tailings is transported to the TSF from the Konkola Concentrator plant by an approximately 5 km line running north through the town of Chililabombwe in the same corridor as railway infrastructure. Because of deposition locations that can change depending on TSF management, this distance can vary over time.

Another tailings pipeline, running more on the outskirts of the town connects the Konkola concentrator plant and the operations at 3 Shaft just north of the concentrator plant. This line is approximately 3 km in length. These lines are running mostly on surface with a few culvert crossings along the way where roads are intersected.

A new return line is also planned to run between the paste plant at 3 Shaft and the Lubengele TSF. This new line will be approximately 3 km in length but would be subject to final design.

At the Nchanga Operations, the main pipeline being utilized is a pipe corridor that connects TD05, Muntimpa and the process operations at Nchanga mine. Depending on final deposition location at the TSF, this pipeline is estimated to be around 8-9 km in length and is used for transporting tailings.

15.13	Ancillary surface infrastructure and expansions

As an existing operation, supporting infrastructure is in place to support current operations at the various mining and processing facilities which include:

•	Various process plant infrastructure at Konkola & Nchanga Concentrators plants, Old East Mill, New East Mill, New West Mill, Nchanga TLP, Nchanga Smelter, and the Nkana Refinery.

•	Warehouses, maintenance shops, administration offices and other supporting infrastructure at the various facilities.

•	Other supporting infrastructure, various service workshops, wash bays, explosive storage sheds, water treatment plant.

•	Existing network of access and in in-plant roads, and railway infrastructure.

•	Water supply and distribution systems.

•	Existing power supply infrastructure including various substations for grid power tie-in, and power reticulation and distribution to existing operations.

•	Tailing storage facilities and paste backfill plants.

Following the implementation of the revival plan to restart operations, and ramp up production at existing operations , to support ongoing operations of mining at Konkola’s 4 Shaft, the KDMP is also undertaken as an intensive brownfields capital upgrade project not only including underground expansions of mining and underground infrastructure, but also expansion of surface infrastructure which will include the development of additional surface level supporting infrastructure for mining operations at Shaft No.4. These upgrade items include:

amcconsultants.com	252

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

•	Various surface infrastructure including warehouses, maintenance workshops, administration offices, kitchen and canteen, clinic, and change houses.

•	Network of surface roads and railways.

•	Network of surface canals.

•	Upgrade of emergency power capacity.

15.13.1	Internal rail network

The rail system envisaged will be constructed to connect with No.1 shaft existing rail infrastructure and will service all five conveyance compartments. The rail system will also interconnect the newly planned workshops, storage areas and hard standings. The rail system will also include marshalling yard.

15.13.2	Office building

An administration building is provided for within the surface infrastructure. A three-story brick building shall be provided to include:

•	Large open plan office space on all 3 levels for approximately 340 people total.

•	Central control room on ground level.

•	1x boardroom on ground level.

•	Kitchen facilities on all floors.

•	Reception area on ground level.

15.13.3	Change houses and other buildings

Other supporting infrastructure for staff will include change houses with shower, laundry and locker room access, and to provide other services as follows:

•	Managerial change house

•	General payroll change house

•	Lamp houses with racks to house approximately 1,000 cap lamps

•	Kitchen and tea-room

•	Banksman’s cabin

•	Winder and raise bore workshop

•	Explosives storage shed

•	Diesel storage

•	Parking areas

•	Storage sheds (wire rope, skip and sheave, roper reeler)

•	Hard standings and waste bin areas

•	First aid clinic

15.13.4	Infrastructure related to life of mine expansions

In addition to the Konkola Mine expansion project, the Konkola Deep Mining Project, and the reclamation of TD03 and TD04 through hydro mining, the KCM LOM plan also considers other resources including:

•	Konkola Mine Inferred Resources

•	COP E, D & F

•	Luano and Fitwaola

•	Nchanga Open Pit

•	Nchanga Underground

amcconsultants.com	253

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

16	Market studies and contracts

Copper demand is expected to remain strong due to electrification trends and the energy transition. KCM sells refined copper through established market channels with pricing based on LME copper prices. The approximately 45-year mine life presented in this IA provides long-term exposure to forecast copper demand growth.

16.1	Market information

Copper is a transition metal that is known for several distinctive properties – it is highly malleable, ductile, a notably good conduction of thermal and electrical energy and does not readily corrode. These properties make copper especially useful for the manufacture of electrical wires; it is also widely used for piping, building material and in alloys.

Copper is relatively abundant in the earth’s crust, particularly in the South American Andes and the Central African Copperbelt. Copper concentrates and cathode are the most widely traded and shipped forms of the metal, the latter being made by purification of copper ores or scrap metal via smelting and / or electrowinning. Cathode takes the form of high (>99.5%) purity metal sheets, which can be directly processed by downstream manufacturers.

Cobalt is a ferromagnetic transition metal that historically was extensively used in blue pigments. Modern use is predominantly in “superalloys” that are resistant to wear, corrosion and high temperatures, and – since the 1990s – in Lithium-Cobalt-Oxide batteries.

The large majority of the world’s exploitable cobalt deposits are found in the Central African Copperbelt, where it is typically found alongside copper-containing ores. Crude cobalt hydroxide the most widely traded and shipped form, as well as refined products such as cobalt metal and pure cobalt nitrate, sulphate, or hydroxide.

16.1.1	Market for KCM’s products

KCM’s assets form an integrated mine-concentrator-smelter-refinery complex, the end products of which are (and will continue to be) copper anode, copper cathode, and Co-Cu alloy. Since the smelter is a separate business unit, for the purpose of this study the marketed products are copper sulfide concentrates and copper-cobalt concentrates (produced by the concentrator and Nchanga TLP).

16.1.2	Copper demand

Demand elasticity: Copper demand is strongly dependent on prevailing global economic conditions, with consumption currently dominated by Asia, at over 70% of the 2024 global supply of refined copper (International Wrought Copper Council (IWCC)). Growth in demand is influenced by the rate of economic and technological development, urbanization, mechanization, electrification, digitization, and the transition to renewable energy sources.

Because of copper’s unique physical properties, it is not readily substituted as an electrical conductor, hence demand has a significant impact on price. It is primarily traded in US$, so exchange rates may also influence price, independently of underlying macroeconomic demand.

Short-term demand (2025-2026) will be primarily influenced by Chinese / US / European economic conditions, real estate recovery in China, and the impact of any newly introduced tariffs on US imports.

Medium-term demand is expected to see steady growth, rising 2.6% a year to 2030 (faster than the 1.9% growth rate observed from 2006-2021).

amcconsultants.com	254

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Long-term demand for copper will be heavily influenced by the success of the energy transition, particularly the extent of vehicle electrification and grid expansion. However, unlike metals such as Nickel and Cobalt, copper is agnostic to changes in battery technology. Estimates vary, but many sources expect demand to reach 50 Mt by 2050.

16.1.3	Copper supply

The IWCC estimates 2024 copper production to be 22.58 Mt of mined output and 26.71 Mt of refined copper, an increase of 1.6% and 2.4% respectively from 2023. 2025 supply is expected to grow c.2% on 2024.

Supply elasticity: Copper supply is inelastic due to the very long timescales (often 10+ years) and large financial commitments required to bring new mines into production, expand existing sites or restart mothballed facilities. This slow supply-side response can create significant short-term price volatility even when medium-term supply is balanced, for example in Q1 2024.

Short-term supply (2025-2026) is expected to be relatively tight if FQM’s Cobre Panama remains off-line, with a slight deficit of concentrate and surplus of cathode following robust Chinese smelter growth.

Medium-term, S&P Global forecasts supply from existing mines to peak in 2025/2026 at 23.5 Mt, and total mined copper production to peak in 2030 at 27.3 Mt. Despite this, supply deficits could start to appear by 2030 (especially if production at Cobre Panama does not resume), due to robust demand increases.

Long-term supply (2030 onwards). By 2035, the world’s existing mines are expected to produce 15% less copper than in 2024, and while improved leaching technologies, tailings reprocessing, and scrap recycling could bring additional metal to the market, a limited number of new mining projects have been confirmed. This leaves copper supply in the 2030-2040 period as yet unknown and significantly dependent on metals prices – higher prices can justify the very large amounts of capital required for greenfield and brownfield expansion.

Generally, long-term supply is not expected to be sufficient to meet demand, with deficits possible by 2030 and likely in 2040-2050.

16.1.4	Cobalt demand

Global cobalt demand has grown rapidly over the past decade, from ~80 kt in 2014 to >190 kt in 2024, driven primarily by the increasing demand for electric vehicles (EVs) and renewable energy technologies.

However, the rise of lithium-iron-phosphate (LFP) batteries has suppressed demand for cobalt chemicals and prices have fallen accordingly. Despite recent price declines, cobalt remains crucial for battery stability and performance, ensuring its continued importance in the green transition, and the IEA is projecting that demand will rise to 344,000 metric tons in 2030 and then to 454,000 metric tons in 2040.

16.1.5	Cobalt supply

Cobalt supply has risen rapidly to meet demand, at 256 kt in 2024 (CMOC / Cobalt Institute). Due to shifts in battery technologies, there has been excess supply in the cobalt markets since 2023. This was expected to continue in the short-term, however, in February 2025 the Congolese government restricted supply with a 4-month export ban. Export restrictions may continue past this date.

The DRC looks set to continue to dominate supply in the near-term, with no expected increases to capacity in 2025, but in the medium-term Australian and Indonesian producers are projected to ramp up production.

In the long term, expansions in copper and nickel mining will boost the cobalt supply, since cobalt is typically found alongside copper and nickel-containing ores.

amcconsultants.com	255

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

16.1.6	Study price and sales terms

Copper pricing: The copper price used in the cashflow analysis of this report is based on P75 consensus price forecasts (as at December 2025). P75 represents the 75th percentile of analyst forecasts, meaning 75% of forecasts are at or below this price level. The pricing ranges from US$9,925/t to US$11,298/t over the Mineral Reserve production period, with long-term prices from 2031 onwards at US$10,695/t. These forecasts are shown in Table 16.1. Table 16.2 shows five years of trailing prices.

Table 16.1	Five-year copper forward prices (real US$ 2025)

Year	2025	2026	2027	2028	2029	2030	2031 + LT
Price (US$/tonne)	9,925	11,298	11,116	11,062	10,981	11,038	10,695

Source: S&P Global Capital IQ Dec 2025 forecast.

Table 16.2	Five-year copper trailing prices

Year	2020	2021	2022	2023	2024	2025
Price (US$/tonne)	6,175	9,317	8,822	8,490	9,250	9,940

Note: The 3-year trailing average is US$9,227/tonne (2023 – US$8,490/t; 2024 – US$9,250; 2025 – US$9,940/t).

Source: Statista, 2025.

Copper payability: Copper payability rates are taken from current internal Konkola and Nchanga rates. These are shown in Table 16.3. Treatment, refining and freight charges are taken from long term recent consensus forecasts within Africa however it should be noted that these are higher than current consensus forecasts in China where treatment and refining charges are currently forecast at $20/dmt and US$0.02/lb respectively and forecast to rise towards $67/dmt and US$0.07/lb in the long term. Current low treatment and refining charges put the smelters profitability at risk in the short-term.

Table 16.3	Copper payability terms for Konkola and Nchanga Copper Concentrate

Item	Unit	Konkola	Nchanga TLP
Copper Payability	%	96.75	100.00
Treatment Charge and premium adjustments	US$/dmt	60	179
Refining Charge	US$/lb	0.06	-
Freight Charge	US$/wmt	175	180

Cobalt pricing: Cobalt is contained in the Copper-Cobalt Concentrates produced but is not recognized as revenue within the Konkola and Nchanga mines. Cobalt alloy is recovered at the Nchanga Smelter where revenue is recognized. The cobalt value is recognized in the NSR calculations, at low payability rates, when assessing cut-off decisions. Payable rates for contained Copper and Cobalt within the Cobalt alloy are based on current short-term contracts with a sliding scale based on the Copper and Cobalt percentages contained within the alloy.

Pricing note: Commodity price forecasting is an inherently forward-looking exercise dependent upon numerous assumptions. Natural volatility in the copper and cobalt markets due to supply and demand factors, government export regulations, and developments in battery technology means that future copper and especially cobalt prices will move significantly above and below the selected study price over the expected approximately 45-year life of the Project. In light of this expected volatility, the chosen prices represent transparent, neutral price point both in line with historical pricing and with expected long-term pricing. AMC and KCM take no responsibility for future metals pricing.

amcconsultants.com	256

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

16.1.7	Copper pricing for Mineral Reserve cut-off estimation

NSR has been used as a cut-off criterion for Mineral Reserve estimation as described in Section 12.2 of this report. The copper price used for this process is US$9,000 per tonne.

16.2	Contracts and status

16.2.1	Forward sales and hedging

KCM currently does not engage in forward sales for the minerals produced.

16.2.2	Site development contracts

KCM will need to enter into a variety of contracts to develop the site expansion. As a brownfield expansion, certain contracts covering existing operations can be extended to cover the development areas (e.g. utilities, security, waste disposal). Some design work has already been contracted and carried out, but most construction contracts are still to be awarded.

Major proposed contracts for development are show in Table 16.4.

Table 16.4	Major development contracts

Area	Major contracts
Ops & Maintenance – Underground Mining	Drilling & Blasting – currently contracted
Backfill
Production – currently contracted
Development & Materials handling – currently contracted
Ventilation
SIB Projects
Professional & Technical Services
Equipment Maintenance – locomotive maintenance contracted; UG production machinery maintenance contracted
Building Maintenance
Other
Ops & Maintenance – Open pit Mining	Drilling & Blasting
Production – Rehandle at Old East Mill and L&H from TD03 and TD04 currently contracted
Development – COP DF currently contracted
SIB Projects
Professional & Technical Services
Equipment Maintenance
Building Maintenance
Other
Ops & Maintenance – Concentrator, Smelter, SXEW	Production Operations
Professional & Technical Services
Equipment Maintenance
Building Maintenance
Other
Ops & Maintenance – Tailings Facilities	Operations – material movement contracted
Professional & Technical Services
Equipment Maintenance
Ops & Maintenance – Infrastructure, Utilities, Civil Works	Fuel Farm / Emergency Power Station
Electrical Infrastructure
Water (supply / treatment) Infrastructure
Dewatering Infrastructure – UG pump ops & maintenance contracted. Piping unknown
Data / telecoms / surveillance / security Infrastructure
Air and Ventilation Plants & Infrastructure
Lighting Infrastructure
Roads Infrastructure
Warehouse / Transport / Logistics Infrastructure
Other Infrastructure (e.g. fire suppression systems)
Ops & Maintenance – Ancillary Plants (e.g. cement, acid)	Cement / Paste backfill plant
Acid plant
Lime Plant
Ops & Maintenance – Supply Chain, Procurement & Logistics	Inbound transport & clearing
Outbound transport & clearing
Other
Ops & Maintenance – Camp & Site Services	Catering
Housekeeping, cleaning & laundry
Pest Control
Landscaping
Transport (within site and local)
Clinic & OT
Entertainment & Leisure
Admin, Leisure, Residential & Security Buildings Maintenance
Security & Surveillance services
Emergency Response services
Waste Disposal (biological, chemical, industrial)
Environmental & Biodiversity Monitoring
Health & Safety Monitoring
Social and Community Services
Ops – General & Administrative	Legal Services
Finance, Audit, Risk Services
HR, Recruitment, Payroll Services & work permits
International Travel & Visas
Training & Educational
IT services
Professional Services & other G&A –
Key Consumables & Reagents	Concentrates
Scrap Copper
Diesel Fuel
Reagents (e.g. acid, lime, floccs)
Explosives
Grinding Media
Cement
Ground Engaging Tools
Other
Power & Other utilities supply	Electricity – ESP in place with ZESCO till 2035
Water
Data & Telecommunication
Other
Equipment Rental	Underground Equipment
Open pit Mining Equipment
TMF Equipment
Processing Equipment
Logistics Equipment
Maintenance, SIB & Civils Equipment
Pumps & Generators
Other Equipment (LVs, buses, ERT, landscaping)

amcconsultants.com	257

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

16.2.3	Operating contracts

The current major long-term contracts in place at Konkola and / or Nchanga include:

•	Underground mining – drill and blast, production, development, materials handling, locomotive maintenance, machinery maintenance.

•	Open pit mining – load & haul of material from TD03 and TD04, rehandle at Old East Mill, Nchanga open pit zones COP DF.

•	Dewatering pump operations and maintenance.

•	TSF material movement.

•	Power.

Table 16.5	Example of long-term contract components

Area	Major contracts
Ops & Maintenance – Underground Mining

Drilling & Blasting – currently contracted

Backfill

Production – currently contracted

Development & Materials handling – currently contracted

Ventilation

SIB Projects

Professional & Technical Services

Equipment Maintenance – locomotive maintenance contracted; UG production machinery maintenance contracted

Building Maintenance

Other

Ops & Maintenance – Open pit Mining

Drilling & Blasting

Production – Rehandle at Old East Mill and L&H from TD03 and TD04 currently contracted

Development – COP DF currently contracted

SIB Projects

Professional & Technical Services

Equipment Maintenance

Building Maintenance

Other

Ops & Maintenance – Concentrator, Smelter, SXEW	Production Operations Professional & Technical Services Equipment Maintenance Building Maintenance Other
Ops & Maintenance – Tailings Facilities	Operations – material movement contracted Professional & Technical Services Equipment Maintenance
Ops & Maintenance – Infrastructure, Utilities, Civil Works

Fuel Farm / Emergency Power Station

Electrical Infrastructure

Water (supply / treatment) Infrastructure

Dewatering Infrastructure – UG pump ops & maintenance contracted. Piping unknown

Data / telecoms / surveillance / security Infrastructure

Air and Ventilation Plants & Infrastructure

Lighting Infrastructure

Roads Infrastructure

Warehouse / Transport / Logistics Infrastructure

Other Infrastructure (e.g. fire suppression systems)

Ops & Maintenance – Ancillary Plants (e.g. cement, acid)	Cement / Paste backfill plant Acid plant Lime Plant
amcconsultants.com	258

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Area	Major contracts
Ops & Maintenance – Supply Chain, Procurement & Logistics	Inbound transport & clearing Outbound transport & clearing Other
Ops & Maintenance – Camp & Site Services

Catering

Housekeeping, cleaning & laundry

Pest Control

Landscaping

Transport (within site and local)

Clinic & OT

Entertainment & Leisure

Admin, Leisure, Residential & Security Buildings Maintenance

Security & Surveillance services

Emergency Response services

Waste Disposal (biological, chemical, industrial)

Environmental & Biodiversity Monitoring

Health & Safety Monitoring

Social and Community Services

Ops – General & Administrative	Legal Services Finance, Audit, Risk Services HR, Recruitment, Payroll Services & work permits International Travel & Visas Training & Educational IT services Professional Services & other G&A –
Key Consumables & Reagents	Concentrates Scrap Copper Diesel Fuel Reagents (e.g. acid, lime, floccs) Explosives Grinding Media Cement Ground Engaging Tools Other
Power & Other utilities supply	Electricity – ESP in place with ZESCO till 2035 Water Data & Telecommunication Other
Equipment Rental

Underground Equipment

Open pit Mining Equipment

TMF Equipment

Processing Equipment

Logistics Equipment

Maintenance, SIB & Civils Equipment

Pumps & Generators

Other Equipment (LVs, buses, ERT, landscaping)

16.2.4	Other agreements and contracts

As a condition of the commercial and licensing agreement with the Government of Zambia, mining and processing production is subject to a royalty on copper (depending on the copper spot price). Mining and processing operations are also subject to 30% Corporate Income Tax, from which the royalty tax is deductible (see Table 16.6).

Table 16.6	Royalty charge relation to copper price

Price range	Rate (%)	Taxable amount
Less than US$4,000 per tonne	4	The first US$4,000 per tonne
Between US$4,001 and US$5,000 per tonne	6.5	The next US$1,000 per tonne
Between US$5,001 and US$7,000 per tonne	8.5	The next US$2,000 per tonne
US$7,001 per tonne or more	10	Balance

amcconsultants.com	259

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

17	Environmental studies, permitting, and plans

KCM operates under environmental permits issued by the ZEMA. Environmental management programs are in place for tailings, water quality, air emissions, and closure planning. The existing environmental approvals and management frameworks are expected to support the approximately 45-year mine life presented in this Initial Assessment, subject to periodic renewal and updates as operations progress.

17.1	Environmental studies, permitting, and social or community impact

Currently, the identified Environmental and Social risks, baseline information and management measures for the Project are based on a 2001 site wide comprehensive ESIA assessment and associated Final Environmental Management Plan (FEMP), that was subsequently updated in 2009. Current Rehabilitation and Closure Plans and associated estimated costs and financial provisions are also derived from the collective 2009 FEMPs, however these are supported by annual statutory audits. Citizens for Better Environment (CBE) conducted the FY2024 audit, which validated an estimated total of US$127M for closure costs. There are expectations that the costs can escalate as a function of renewed country guidelines released in 2024 that could project the figure to up to $280M, to be confirmed as necessary closure planning updates are completed. The 2024 Zambian closure guidelines introduce enhanced requirements for long-term monitoring, water treatment, and community transition support. KCM expects to complete updated closure cost estimates aligned with these guidelines by Q4 2026, following ZEMA approval of the Knight Piésold closure plans.

Although still valid, these reports and plans are no longer fully relevant to the current and proposed activities and do not accurately reflect the status of the operations (including demolished or decommissioned infrastructure). KCM has identified this risk and has commenced a consolidated update to reassess impacts and mitigation measures across all the sites. KCM has commissioned Knight Piésold to complete new comprehensive ESIAs, Environmental and Social Management Plans (ESMPs) and Closure Plans for all unit operations to be delivered by end of 2026.

KCM routinely engages with the National Regulators to ensure it maintains a set of valid licenses and authorizations indicating licenses are secured and renewed to ensure validity. Permitting and approvals can be summarized by ESIA Approvals, water access and discharge, emissions to atmosphere, waste, and other more specific requirements as well as exploration, mining and processing licenses. As a member of the International Council on Mining and Metals (ICMM), KCM is in the process of aligning their tailings management practices with the GISTM (August 2020). Key elements including independent reviews, emergency response planning, and stakeholder engagement are in place, with full conformance targeted by end of 2027. KCM is known as one of the wettest mining operations in the world. Tailings dams are currently being encroached on by communities who either reside in close proximity to the dams, or plant seasonal crops within the tailings due to a lack of alternative land. The social economic environment presents challenges common to a declining industry which is exacerbated by a characteristic dependency on mining activity. Additionally, artisanal manual and mechanized illegal mining occurs within the premises of KCM’s Nchanga Operations.

Actions to address Restoration Orders and Compliance Orders issued by ZEMA from 2017 to address major non-compliances remain in progress. KCM has established action plans and expects progressive resolution through 2026–2027. These matters do not currently affect the validity of operating permits.

KCM is actively engaged in updating Environmental Impact Assessments and Closure plans for all KCM operations. Progress, communication with stakeholders and reporting is being managed by the KCM environmental management team. Environmental and Social Management Plans and Closure Plans for all KCM sites have been submitted to ZEMA. Approval is anticipated in H2 2026, following which updated closure cost estimates will be finalized.

amcconsultants.com	260

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

17.2	Permitting requirements

KCM operations are governed by Zambia’s Mining and Minerals Development Act (2015) and associated environmental and labor regulations.

The Konkola operation is currently permitted under a valid Large-Scale Mining License 7076-HQ-LML, with Nchanga Operations permitted under license 7075-HQ-LML. These licenses allow for underground or open pit and underground copper extraction respectively, and associated processing activities through to March 2050.

Environmental approvals are in place through the EPF and project-specific Environmental Management Plans (EMPs), which govern water management, tailings disposal, and rehabilitation obligations. KCM maintains active compliance with these requirements through regular monitoring, internal audits, and reporting to the ZEMA.

Additional permits cover water abstraction, effluent discharge, and waste handling. Social and land-use agreements have been established with local communities to address resettlement, access, and stakeholder engagement obligations. These agreements are managed through structured compensation and sustainability programs.

No material permitting constraints are currently identified that would prevent continued operation under the current LOM plan. However, the renewal of certain licenses and approvals will require periodic reassessment to align with project expansion, infrastructure upgrades, and future Reserve development.

The current Large-Scale Mining Licenses expire in March 2050. For the full Mineral Resource scenario extending to approximately FY2069/70, license renewals will be required. Under the Zambia Mining and Minerals Development Act (2015), license renewals are routinely granted for operations in good standing, and KCM does not anticipate material constraints to renewal.

17.3	Rehabilitation, closure, and post closure planning

KCM has prepared updated closure plans in line with the IFC Environmental and Social Performance Standards which are currently pending before ZEMA. Closure plans address physical and socio-economic closure. The closure plans have been developed through a process of a closure framework establishment, stakeholder consultation and closure cost estimation.

The KCM operations are long-life operations and closure plans will be subject to ongoing review as the operations progress. KCM aims to conduct progressive rehabilitation undertaken during the operational phase without hindering regular mining activities in areas no longer affected by mining operations.

Current closure cost estimates total approximately US$127M based on the FY2024 audit by Citizens for Better Environment. Updated estimates aligned with the 2024 Zambian guidelines are expected to be finalized by Q4 2026, following ZEMA approval of the revised closure plans.

amcconsultants.com	261

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

18	Capital and operating costs

This section presents capital and operating cost estimates for the approximately 45-year mine life based on Mineral Resources presented in this Initial Assessment. Cost estimates are in real 2025 US dollars (1 April 2025 base date) unless otherwise stated.

COST ESTIMATE ACCURACY AND CONTINGENCY DISCLOSURE

Cost estimates in this Initial Assessment are prepared to varying accuracy levels depending on the study stage for each component:

•	Pre-Feasibility Level (±25%, 15% contingency): Konkola Mine mining and processing, TD03/TD04 operations, Nchanga existing operations.

•	Scoping Study Level (±35-50%, 25% contingency): Nchanga COP DF Underground, COP E Extension, Luano Underground.

The overall confidence in the economic assessment is at an Initial Assessment level.

18.1	Konkola Mine operating cost estimate

This section outlines the estimated operating costs for the KCM operations, detailing the annual expenditures required to sustain mining, processing, infrastructure, dewatering, and general administrative functions. The cost model has been developed using a combination of historical site data, the 2025/2026 Budget plan, current contractual obligations with business partners, and benchmarking against similar underground operations within the Central African Copperbelt.

Operating costs were categorized into the following principal components:

•	Operating development (underground drives within production zones, i.e. Within or directly connected to stoping).

•	Stoping production costs (covering drill and blast, and load and haul of broken rock to the entry point of the material handling system).

•	Power costs (split into supply and consumption) and split into the costs for major operating functions at the site).

•	Underground rail system operation (i.e. Tramming costs with a variable component dependent on how much broken rock is moved underground from production / development areas to the shafts).

•	Mine services (such as compressed air, underground light vehicle fleet, communications, underground roadway maintenance, etc.).

•	Backfill covering the completed operating components of the new proposed paste fill system including surface plant operation, delivery of paste to the underground and stope filling activities.

•	Dewatering (specific contractor work packages on the management of the underground dewatering infrastructure).

•	Labor costs, direct costs of all KCM employees split by major work department.

•	Mill consumables cost and freight costs associated with concentrate production.

•	Store and spares.

•	General and administrative (G&A) costs.

•	Operating projects allowance.

•	Corporate overheads.

All cost figures are presented in real 2025 (1 April 2025) US$ unless otherwise specified.

amcconsultants.com	262

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The basis for each cost estimate includes detailed inputs from contractor agreements, utility pricing, site productivity assumptions, workforce models, and historical cost records.

18.1.1	Operating development

Development cost estimates are based on agreed FY2024 contract rates from business partners Hahne, Tauro, Opermin, Reliant, and AAC. These contractors complete mine lateral and vertical development, production activities, and provide labor to the operation of underground rail and management of dewatering systems in inactive mining blocks.

Unit costs rates were based on contractual rates for each individual contractor and a summary of the weighted average of activity-based rates is presented in Table 18.1. Where future development profiles lacked established rates, AMC developed proxy estimates based on comparable dimensions, equipment type, and expected ground support requirements.

Table 18.1	Rates assumed for operating lateral development

Type of development	Profile -cross section	Excavation cost (US$/m3)	Ground support allowance (US$/m3)	Total (US$/m3)
Ore drive	5.5 m W x 5.5 m H (arch)	157.2	17.85	175.9
Fill drive (mining through paste fill)	5.5 m W x 5.5 m H (arch)	150.9	15.15	166.0

18.1.2	Stoping production cost

Stoping costs covering drill and blast, and load and haul of broken mineralized rock to the material handling system) Table 18.2. Where the distance between the stope and an available ore pass is close (within 250 m), the production loaders will tram and tip direct into passes. Alternatively, they will load into trucks that will then haul rock to the nearest operating pass. No differentiation on cost by the two main mining method is made. The main component difference between the two main mining methods proposed is the backfill placement cost which is considered separately within its own category. AMC would suggest that KCM negotiate with business partners once the panel stoping method has been approved on a unique applicable rate.

Table 18.2	Stoping production cost

Activity	Rate (US$)	Unit
Production Ore	30	$ per tonne

Mining areas were assigned to each business partner / mining contractor in accordance with existing agreements. These allocations were honored in production and development scheduling and inform the cost and equipment modelling across each mining zone. The allocation of these areas may require future review to ensure the best utilization of the business partners capability.

18.1.3	Power supply and consumption

The Konkola asset power costs are split into two components:

●	A cost for the amount of installed power equipment (a small proportion of the total) based on the power rating of equipment connected to the network.

●	A cost for the consumption of power (measured in kWh), where several different power tariffs are applicable.

Power is supplied by two separate utility companies (Kanona and Zesco).

amcconsultants.com	263

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

For the FY2025/26 because of present drought conditions affecting hydroelectricity generation in Zambia and thus ability to generate in-country power, Zesco (power company) import power from elsewhere and pass on an imported power tariff. AMC were advised by Vedanta to assume this tariff, which is significantly higher than the standard tariff, will not be applicable long term when all power is expected to be purchased with no import power requirements.

The detail of the power tariff is presented in Table 18.3.

Table 18.3	Konkola applicable power tariff assumptions

Category	Units	FY2025/26	FY2029/30 onwards
Kanona Power	%	50	0
Zesco Local Power	%	33	100
Zesco Imported Power	%	18*	0
Kanona Tariff	US$/kWh	0.13	0.095
Zesco Local Tariff	US$/kWh	0.116	0.090
Zesco Imported Tariff	US$/kWh	0.145	0.145
Connection Charges on MD	US$/kW	2.33	2.33
Connection Charges on Energy	US$/kWh	0.025	0.025
Excise Duty (of total cost)%		3	3

Note: * It is assumed that the imported power tariff will only apply until FY2029/30 (Guidance from Vedanta).

The power cost estimate is presented in Table 18.4.

Table 18.4	Konkola Business Unit power estimate

Area	FY2025/26 Installed Capacity (mW)	Basis for adjustment over LOM	Peak (not necessarily in same year)	Total Consumed Power (MWh)
Mill / Concentrator	124	Production Rate	130	-
Pumping (i.e. Mine dewatering)	707	Production Rate	816	-
Workshops	2	Fixed	3.75	-
3 Shaft Mining Area	82	Fixed + Variable upon expansion	90.8	-
4 Shaft Mining Area	118	Fixed	130	-
Others	35	Production Rate	38.8	-
Total	1,068	-	1,209	-
Mill / Concentrator	118,808	Mill feed (tonnes input)	322,193	13,365,752
Pumping (i.e. Mine dewatering)	357,909	Production Rate	412,697	18,126,007
Workshops	1,283	Mostly fixed	1,389	62,345
3 Shaft Mining Area	162,909	Fixed + Mostly Variable	228,682	7,499,243
4 Shaft Mining Area	34,852	Fixed + Mostly Variable	330,062	12,378,106
Others	68,274	Production Rate	75,102	3,400,070
Total	744,035	-	1,287,443	54,831,523

amcconsultants.com	264

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Area	FY2025/26 Installed Capacity (mW)	Basis for adjustment over LOM	Peak (not necessarily in same year)	Total Consumed Power (MWh)
Power Cost Split	FY 2025/26 Cost (US$M)	-	Peak (not necessarily in same year)	Total (US$M)
Mill / Concentrator, (US$M)	18.64	-	37.92	1,595
Pumping (i.e. Mine dewatering), (US$M)	56.16	-	59.22	2,193
Workshops (US$M)	0.20	-	0.21	7
3 Shaft Mining Area, (US$M)	25.56	-	32.81	741
4 Shaft Mining Area, (US$M)	5.47	-	42.28	1,631
Others, (US$M)	10.71	-	11.24	403
TOTAL (US$M)	116.75	-	183.68	6,570
Kanona Power (US$M)	48.36	-	65.88	225
Zesco Local Power (US$M)	28..05	-	115.87	4,742
Zesco Imported Power (US$M)	18.88	-	25.72	85
Connection Service Charge on Energy (US$M)	18.60	-	32.19	1,366
Excise Duty, (US$M)	2.86	-	3.89	152
Total (US$m)	116.75	-	243.55	6,570

The power consumption of the concentrator is mostly variable with a significant portion of the cost associated with the primary grinding circuits.

The power consumption of Shaft 3 and Shaft 4 mining regions will be mostly variable related to the volume of rock passing along the material transport network and through primary underground crushing and hoisting. There is a fixed component that will slowly grow over time as more fixed infrastructure is added (e.g., new loading stations and primary and secondary ventilation additions).

The power consumption associated with dewatering is expected to increase over time. While the actual volumes of water removed from the mine are not expected to increase significantly over the life of the mine, the vertical distance that water must be pumped to remove it from the mine to surface will increase as the main operating areas of the mine will be deeper with continued mining.

18.1.3.1	Dewatering power consumption

Dewatering is a critical component of underground mine operations at KCM due to the substantial volume of water encountered throughout the mine. Effective water management is necessary to maintain safe and stable working conditions, prevent flooding, and enable continuous access to production areas.

amcconsultants.com	265

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The KCM dewatering system consists of a tiered approach comprising major pump stations, secondary dewatering infrastructure, and mobile units. Dewatering costs are categorized into the following operational functions:

●	Major Dewatering Pump Stations: These fixed installations represent the backbone of the dewatering network and are responsible for lifting the bulk of inflowing water to surface.

●	Secondary Dewatering Pump Stations: These support stations assist with regional water movement and are strategically placed to manage inflows from shafts, development areas, and inactive headings.

●	Tertiary Dewatering: Mobile pumps are deployed in active mining zones to manage short-term inflows and development water. These units are frequently relocated. The main types are submersible.

18.1.3.2	Ventilation power consumption

Ventilation power consumption was calculated for both primary surface fans and secondary underground fans.

Primary fans located at the surface provide bulk airflow for the mine’s production zones.

Power consumption is calculated as follows:

●	Power (kWh/year) = Days per year × Fan operating hours × Rated fan power (kW) × Availability × Utilization

Secondary ventilation includes localized fans and booster fans serving haulage areas, development headings, and shaft access links. Fan types include:

●	Single 90 kW units

●	Twin 90 kW configurations (180 kW total)

Power costs follow the same formula as primary fans, adjusted by fan duty cycle and location-specific factors.

18.1.4	Backfill

The backfill operating cost is split into Surface plant operation, costs for maintaining the delivery system to underground, the production cost of the paste fill and contractor cost. It was assumed that either an existing business partner or a new specialist will be used for the day-to-day filling operations underground in setting up for fill pours, building fill barricades etc. The main component cost of the paste fill is the binding agent with the rest of the raw material coming from the tailings stream and thus the cost of producing is already included in the process costs.

18.1.5	Underground rail tramming operations

It was assumed that the trains used for the new rail levels (1150 and 1350) would consist of electric 20 t class locomotives with the types of wagon being bottom dump wagons although side tip wagons are also a possible alternative. This is based on detail of the capital projects associated with these levels.

Within the 2025/26 Budget model, KCM have used a US$3.0/tonne rock moved for tramming operations. AMC were also supplied with a short productivity assessment on the Konkola Mine rail system though this was for a time period prior to 2019.

AMC did a simplistic buildup of costs using information from the Costmine database to confirm that this budget cost was appropriate to apply to the LOM plan.

AMC have assumed that this cost also includes the allowance for the operation of personnel trains which are currently an important aspect of moving the underground workforce from shaft plat areas to production areas at the start and end of shifts.

Based on this work a cost of US$2.85/tonne rock was applied in the model, assuming efficiency saving from the higher volumes of train movements that will occur.

amcconsultants.com	266

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

18.1.6	Mine service functions

Several of mine service functions were assigned specific costs.

●	Compressed air services: a small allowance for the operation of this infrastructure.

●	Underground road maintenance: it was assumed that to achieve the required efficiencies in production fleet performance, that this area would require additional focus. It was assumed that there will be sufficient dedicated motor graders used to maintain underground roadways. It was assumed that suitable road sheeting material would be available for application to high traffic flow trucking paths.

●	Underground light vehicles: an allowance for operating consumables for the fleet.

18.1.7	Labor and workforce costs

KCM provides labor for non-contracted mining activities. These include technical services, shaft operation and maintenance team, engineering services, stores, logistics, concentrator staff and health and safety. KCM provided detailed personnel counts, salary tiers, and organizational structures of the current operational workforce (2025) which was used as starting point of the model. Labor costs include wages, benefits, and payroll overheads for permanent staff, business partners, and contractors assigned to operational areas.

18.1.8	Mill consumable costs

The mill consumable costs at the Konkola Concentrator cover the main reagent / chemicals and grinding media that are used in grinding, flotation and concentrate production. Cost estimates used the budget consumption rates at a starting point with small improvement in efficiency assumed as the mill operates up at its baseplate capacity for most of the LOM.

18.1.9	Freight cost of concentrate

This cost is incurred in management of the concentrate produced and loading onto suitable trucks for transport to the Nchanga smelter. The applied rate is US$7.0/tonne of concentrate produced.

18.1.10	Maintenance services and operating lease hire

These costs largely relate to shaft and headframe management (e.g. mud pumping, scaffolding for inspections) and other surface assets.

18.1.11	Water

The required water supply for KCM operations was estimated split by major function. The Concentrator is the main use of water on site, and the applicable rate of consumption is 0.13 m3/tonne processed. The consumption for the other functions was left flat using the 2025/2026 Budget estimates.

18.1.12	Stores and spares and operating projects

The allocation for stores and spares and operating projects was left at budget settings. These were US$10.89M for stores and spares in the budget year 2025/26 and then US$10.35M for majority of LOM. Operating projects were set at US$4.17M/year. It was assumed that this cost allocation would include ongoing operational readiness and efficiency works.

18.1.13	Administrative operating costs

Administrative costs cover site administration, regulatory compliance, workforce management, and business partner agreements that ensure smooth and efficient operation of the mine.

These expenditures include human capital management, training, logistics, and IT services.

amcconsultants.com	267

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

18.1.14	Corporate allocations

The budget 2025/26 value of US$14.75M/year was assumed to be apply for every year in the entire LOM.

18.1.15	Summary

The operating cost summary for Konkola for the LOM and first five years is presented in Table 18.5, Figure 18.1, and Figure 18.2. The average cost for LOM is US$90/tonne feed to mill.

Table 18.5	Konkola operating costs (first five years and total LOM)

Category	Total (US$M)	FY2025/26	FY2026/27	FY2027/28	FY2028/29	FY2029/30
Production Stoping	6,623	44.0	57.3	57.5	112.4	90.7
Operating Development	2,685	23.7	31.4	36.5	36.9	38.5
Backfill Operations	742	0.0	0.0	0.0	6.2	9.7
Power Costs	4,975	98.1	108.5	103.7	122.7	86.6
KCM Labor (direct)	1,316	26.1	26.3	27.1	27.5	28.7
G&A	1,186	26.3	26.3	26.3	26.3	26.3
Mine Services	310	6.7	6.8	7.9	8.4	8.4
Tramming	791	10.9	10.4	10.5	21.8	16.1
Mining Opex Subtotal	18,628	235.8	266.9	269.4	362.2	304.8
Processing Costs	3,529	46.8	53.4	52.3	74.3	58.0
Total	22,157	282.6	320.3	321.7	436.5	362.7
Tonnes processed at mill (Mt)	245.9	1.73	2.30	2.30	4.10	3.37
Total (US$/t feed to mill)	90.1	162.9	139.3	140.0	106.5	107.5

Source: AMC, 2025.

amcconsultants.com	268

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 18.1	Konkola Mine operating cost profile for LOM schedule

700
600
500
400
300
200
100
0
US$M
180
160
140
120
100
80
60
40
20
0
US$/t
FY2025
FY2027
FY2029
FY2031
FY2033
FY2035
FY2037
FY2039
FY2041
FY2043
FY2045
FY2047
FY2049
FY2051
FY2053
FY2055
FY2057
FY2059
FY2061
FY2063
FY2065
FY2067
FY2069
Production Stoping
Operating Development
Backfill Operations
Power Costs
KCM Labour (direct)
G&A
Mine Services
Tramming
Processing Costs
Unit Cost (US$/t)

Source: AMC, 2025.

Figure 18.2	Konkola LOM split by activity

Backfill, 3%
Mine Services, 2%
Tramming, 4%
Labour, 6%
Production Stoping, 30%
G&A, 9%
Operating Development, 12%
Power, 20%
Processing, 14%

Source: AMC, 2025.

amcconsultants.com	269

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

18.2	Nchanga Business Unit operating cost estimate

18.2.1	Structure

The Nchanga operating cost is composed of the following categories:

●	Mining operating cost for existing open pit sources (COP DF open pit).

●	Mining operating cost for reclaiming existing completed tailings storage facility landform / inventories as feed for the Nchanga TLP (TD03, TD04).

●	Mining operating cost for new underground projects (COP E, COP DF, and Luano).

●	Processing operating costs for the three Nchanga mills (Old East Mill, New East Mill and New West Mill).

●	Processing operating costs for the Nchanga TLP facility including attached anode production facilities.

●	Operating costs for the active (as of 2025) Tailings Storing facility known as TD05[1].

●	Engineering services costs (covering technical services).

●	Administration costs.

●	Corporate overheads.

18.2.2	Tailings reclaim operations

The two historic completed tailings dams at Nchanga are considered together. Reclamation of Tailings Dam 3 is planned to be completed by the end of the 2025/26 UK financial year.

The bulk of tailings Dam 3 will be reclaimed by conventional truck and shovel mining operations due to the material not being suitable for hydraulic mining. The material is freely diggable and hence doesn’t require blasting.

Tailings Dam 4 will be reclaimed by the hydraulic mining method.

The tailings will be loaded into suitable public road legal trucks which will then transport material to the Nchanga TLP facility. Mining costs of US$3.5/tonne and transportation costs of US$2.50/tonne were estimated for a combined total cost of US$5.50/tonne Nchanga TLP feed.

18.2.3	COP E underground project

The COP E underground project consists of new underground mining operation north of the existing COP DF open pit. A concept portal location has been designed on the Eastern side of the existing COP DF open pit by AMC but no specific work on this location has been completed.

The confidence in the cost and production estimate for COP E is at Concept Study level.

The operating cost estimate assumes that contractors would be used for all development and stoping. The following contractor rates were assumed:

●	US$30/tonne for production stoping.

●	Secondary development advance (i.e. Mining of all development in mineralization) of US$311/m for the cut, and a rate of US$145/m3 for haulage of the broken mined rock up to surface.

[1]	It is assumed that TD05 would have sufficient capacity for all of proposed Nchanga tailings streams.

amcconsultants.com	270

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

18.2.4	COP DF underground project

The COP DF underground project is proposed underground mining beneath the existing COP DF open pit and targeting the extraction of the same copper mineralization / lode.

Given the proximity to the conceptual COP E underground working, the two mining areas will be linked by access development. A decision on whether both operations will have dedicated portals and declines for permanent access or share a portal location will need to be examined in a future study, but for this study, each mine has a separate portal and decline access.

The confidence in the cost and production estimate for COP DF is at Concept Study level.

18.2.5	Nchanga processing facilities

The Nchanga business unit has the following processing assets:

●	Nchanga Old East Mill is capable of milling feed ore and producing copper concentrate and a tailings stream.

●	Nchanga New East Mill is capable of milling feed ore and producing copper concentrate and a tailings stream.

●	Nchanga New West Mill is capable of milling feed ore and producing copper concentrate and a tailings stream.

●	Nchanga TLP capable of processing tailings stream and producing copper “anode”.

The determination of which source feed is sent to which processing facility was based on:

●	Current budget plan.

●	Previous concept long term strategy spreadsheets provided by KCM.

●	Some general assumptions on what would be logical.

18.2.5.1	Old East Mill schedule

The Old East Mill will process:

●	COP DF open pit feed

●	Underground COP DF feed

18.2.5.2	New East Mill schedule

The New East Mill will process:

●	TD03 feed (running at capacity in 2025/26 but with concentrate circuit bypassed so not producing concentrate as feed material is reclaimed tailings).

●	Nchanga BSS underground feed.

●	Luano underground feed.

18.2.5.3	New West Mill schedule

The New West Mill will process COP E underground feed.

18.2.5.4	Nchanga TLP

The final tailings stream from the NBU consists of the tailings stream from the Nchanga TLP and any material that is sent directly to the Tailings Storage Facility bypassing the Nchanga TLP. Based on latest budget planning, the only tailings stream that is planned to bypass the Nchanga TLP is the tailings stream from milling the COP DF inventory within the Old East Mill in 2025/26 and 2026/27. This is because this material does not have sufficient acid soluble copper grade.

amcconsultants.com	271

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

18.2.6	NBU processing operating costs

The operating costs for the processing and general and administrative costs NBU comprise the following categories:

●	Power

●	Reagents

●	Labor

●	Repairs and maintenance

18.2.7	Corporate overheads

The corporate overheads for the Nchanga Business Unit are estimated at US$15.28M/year based on the 2025/2026 Nchanga budget. This value was not adjusted while operations continue.

18.2.8	Nchanga Smelter and refinery operating cost estimate

AMC has applied treatment costs and payability rates in line with the KCM 2025/2026 business plan.

18.3	Konkola Mine capital cost estimate

The estimate was split into the major component of the site which are:

●	The Konkola Mine inclusive of all underground workings and the associated connected shafts / raises and hoists and mining related surface infrastructure.

●	The Konkola concentrator on surface.

●	The Konkola tailings storage facility (known as the Lubengele tailings storage facility).

●	Other surface infrastructure. E.g., new paste fill plant, electrical switchyard, mine offices, etc.

18.3.1	Form of capital cost estimate

The capital cost estimate was completed for the LOM schedule (with last schedule year defined as FY2073/74). At this point the concentrate produced falls below the point where the fixed costs of the operation can be covered. This schedule was built on the entire known Mineral Resource base.

The capital estimate was split into:

●	A specific list of new capital projects based on existing work and updated by AMC and KBU working together to refine the estimate. This is referred to as the “KDMP” or “Initial Project Capital Package”. The majority of these are capital projects identified as vital for the business to rejuvenate the operation so it is fit for purpose to achieve the future business goals, particularly in increasing total production feed to the Konkola concentrator of 6 Mtpa. These items can be considered a mixture of growth (adding new function) and fix-up capital (i.e., Restoring function to existing parts of the operation). These packages of work are all expected to be completed within the first 10 years of operation.

●	The new underground lateral and vertical capital development. This is grouped into two main cost areas. Development that forms the backbone of the infrastructure systems (e.g. dewatering drives, rail horizons), and development that allows for access and production from the valuable mineralization (e.g. access declines to individual stoping panels). This development generally exists as unique task solids within the Deswik Life of Mine schedule file. Some development was not fully designed because it was not justified for this level of study. E.g. individual fill holes for backfill panel stopes, but costs were still estimated for all development activities.

amcconsultants.com	272

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

●	New capital infrastructure items not within the Initial Project Capital Package. These are primarily fit outs of underground drives or installation of equipment E.g. new underground mobile fleet workshop constructed as the depth and center of mining activities increases.

●	Sustaining capital infrastructure expenditure – essentially maintaining, refurbishment or minor replacements of items that form the installed facilities. E.g. yearly allowance / spend for the Konkola concentrator to keep it working over an extended life.

18.3.2	Overall infrastructure cost estimate – LOM

For the Initial Project Capital Package, the capital expenditure estimation is divided into direct and indirect costs. The indirect cost allowances comprise of the following, owner's team expenses, EPCM costing allowance and overall project contingency. The indirect costs are projected as a percentage of total project cost, inclusive of growth allowance for the various packages.

Table 18.6 presents the individual packages included in this capital cost estimation; detailed cost estimations were derived using the following methodologies:

●	Updated supplier quotations.

●	Price calculations based on industry rates and derived quantities.

●	Previous supplier quotations with escalation rates applied.

●	Industry database pricing.

The estimation accuracy meets and in places exceeds Pre-Feasibility guidelines and standards. This initial profile has been developed by AMC with the input from Senior KCM management and will require more detailed scheduling with participation from the KCM project team to coordinate with all simultaneous activities.

Table 18.6	Overall KDMP / Initial Project Capital Package estimate breakdown

WBS package	Total amount per package (US$M)
Indirect cost
EPCM and Owner’s Costs	67.43
Contingency	37.46
Direct cost
Mid Shaft Loading (1,010 mL)	2.4
Bottom Shaft Loading (1,430 mL)	14.56
1,390 mL (feeding to 1,430 mL) Crusher No.2	15.22
Panels BMR / Koepe	0.45
1,390 mL Pump Chamber	123.63
1 Shaft Deepening	8.8
Spillage Shaft from 1,505 m to 1,390 m level	0.57
Vent Shafts	51.58
Concentrator Stream 2	7.26
Tramming Upgrade Phase 2 (875 mL)	23.13
Tramming 1,150 mL	21.2
Tramming 1,350 mL	13.1
1,150 mL Tipping Station	0.91
1,350 mL Tipping Station	0.88
875 Track Rehab	0.51
950 Track Rehab	0.95
590 mL Rail Upgrade	2.21
Emergency power plant	39.54
Surface Development	24.46
Non-Process Infrastructure	4.81
Automation of the Winder	2.9
Backfill plant	46.92
Total	510.88

amcconsultants.com	273

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

18.3.3	Lateral and vertical underground development

The underground development is split into three major types. These are:

●	Lateral capital development: These are the horizontal or inclined (max +/- 1 in 7 gradient) tunnels that are required to mine the mineralization of the deposit. This development is further divided into two main categories:

—	Primary – considered Backbone infrastructure including all capital chambers and drives around the shafts and the mine wide rail levels incorporating the material handling system that allows all rock to be delivered to major shafts for hoisting.

—	KDMP development – considered panel / production area - which are the incline / declines that connect the mine wide rail drives and setup the production stoping areas.

●	Vertical capital development: These are the vertical or inclined (max 30 degrees from vertical) development types which include all ventilation rises, rock passes, dewatering drillholes and are limited to development that would be completed by the existing mining contractors, i.e. Do not include new vent raises development from surface that likely would require an engagement with a specialized contractor.

18.3.4	Konkola Mine growth capital fit out

18.3.4.1	Defining infrastructure modules

As the mine is developed and the production front moves into new mining areas and into new levels at depth, there is a continual requirement to complete capital fit out of various mined development to extend mine services and function.

To include all these capital fit out projects into a LOM schedule in Deswik form would be time consuming and not add value at this level of study. However, it is still important to capture a broad estimate of how much capital fit out is required on an annual basis and the number of different items, particularly the higher cost items. The method by which these items were estimated is by defining infrastructure modules (also referred to as IMODs). These are essentially a scoped list of the components that make up a complete fit out of an item.

These IMODs were grouped into categories by function as follows (no contingency or owner’s costs are included in the estimate):

●	Production support infrastructure:

—	Surface bulk emulsion explosive storage facility. Cost: US$1.90M.

—	Bulk emulsion dropper (600 m vertical). Cost: US$1.68M.

—	Extension of bulk emulsion system by 250 m vertical. Cost: US$0.69M.

—	Major underground explosives magazine (fit out). 40 t bulk emulsion +detonator bay. Cost: US$0.46M.

—	Large Consumables store (3 Mtpa production) (ground support, pipe, vent bag, etc.). Cost: US$0.77M.

amcconsultants.com	274

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

●	Dewatering infrastructure:

—	Secondary pump station. Cost: US$3.41M.

—	Rising main to surface (600 m vert. 200 L/s). Cost: US$1.75M.

—	UG Rising main extension (250 m vertical, 200 L/s). Cost: US$0.77M.

—	Submersible pump unit. Cost: US$0.03M.

—	Long term access bypass for dewatering hammerhead. Cost: US$0.33M.

●	Mine Services infrastructure:

—	Paste fill hole from surface to 590 mL. 370 m3/hr capacity. Cost: US$1.40M per pair (1 in service, 1 backup) completed at same time.

—	Paste fill extension, 125 m vertical, Cost: US$0.44M.

—	Paste fill horizontal extension, 500 m horizontal extension. US$0.21M.

—	Mine water surface dropper (600 m vertical). 60 L/s capacity. Cost: US$1.74M.

—	Mine water extension (250 m vertical). 60 L/s capacity. Cost: US$0.83M.

●	Material Handling infrastructure:

—	Ore / waste pass with truck loading chute. Cost: US$2.44M.

—	Underground fine ore bin – 2,000 t capacity, 30 m vertical. Cost: US$2.48M.

—	Grizzly installation on top of ore / waste pass. Cost: US$0.06M.

●	Workforce support infrastructure:

—	Workforce precinct 250-person capacity. Cost: US$1.48M.

—	Refuge chamber: 100-person capacity (installed within development): Cost: US$0.30M.

—	Refuge chamber: 30-person relocatable container. Cost: US$0.08M.

—	Refuge chamber: 4-person relocatable container. Cost: US$0.05M.

—	Escapeway: 1,000 m vertical ladderway installed. Cost: US$8.31M.

●	Mobile fleet support infrastructure:

—	Heavy vehicle parkbay facility. 10 vehicles. Cost: US$0.02M.

—	Light vehicle parkbay facility. 8 vehicle capacity. Cost: US$0.02M.

—	Main heavy vehicle mobile fleet workshop. Cost US$9.58M.

—	Satellite heavy vehicle mobile fleet workshop. Cost: US$0.04M.

●	Electrical infrastructure:

—	11 kV surface to underground (500 m vertical). Cost: US$1.69M.

—	11 kV (200 m vertical extension). Cost: US$0.97M.

—	Major underground substation 20 mVA. Cost: US$1.80M.

—	Minor underground substation 2 mVA. Cost: US$0.10M

—	Jumbo starter box: US$0.02M.

—	Distribution board: US$0.03M.

—	Switchboard: Cost: US$0.44M.

—	High voltage cable run (100 m length). US$0.045M.

●	Mine ventilation infrastructure:

—	Underground booster fan installation 500 kW rating. 40 m3/s. Cost: US$0.76M.

—	Underground booster fan installation. 200 kW rating. 200 kw. 40 m3/s. Cost: US$0.57M.

—	Ventilation barricade. Cost: US$0.008M.

amcconsultants.com	275

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

—	Ventilation regulator. Cost: US$0.042M.

—	Ventilation doors. Single set. Cost: US$0.061M.

—	Ventilation - Twin vent doors. Cost: US$0.092M.

—	Secondary fan. 75 kW. 25 m3/s. Cost: US$0.037M.

—	Secondary fan. 180 kW. 38 m3/s. Cost: US$0.082M.

●	Rail fixed capital infrastructure:

—	Major rail workshop. Servicing and maintenance of locomotives and wagons. Cost: US$3.36M.

—	Grouted[2] ore / waste pass from production tip level to rail horizon (50 m length) fitted with rail wagon chute. US$0.783M.

—	Ungrouted ore / waste pass from production tip level to rail horizon (50 m length) fitted with rail wagon chute. US$0.669M.

—	Rail installation. Standard 2 rail-lines parallel to each other to allow for tramming in both directions. Cost: US$0.425M per 100 m of installed section.

—	Side car dumping station. Cost: US$1.90M.

—	Bottom car dumping station. Cost: US$2.05M.

—	Train operations hub. Control / monitoring terminal within underground office. US$0.105M.

An important aspect of these IMODs is that can be scaled where necessary.

It should be noted that once the schedule and the information on the existing installed infrastructure was examined, it was determined that there were no requirements for some of the IMODs costed. E.g. At this time there are no planned direct truck chutes required for the material handling system.

The design team evaluated the LOM design and built up a table of requirements for each major zones of the mine.

18.3.5	Konkola diamond drilling capital campaigns

The diamond drilling campaigns to increase confidence in mineralization are considered capital costs. There are two categories of drilling campaign. The first are the major drilling campaigns that will involve the engagement of a suitable external contractor to place multiple drill rigs underground and complete an extended program of drilling. The second are the much smaller and more regular campaigns that are more production focused in proving up material that will be mined in the near term.

KCM have committed to completing substantial diamond drilling in the next few years to increase the Reserve inventory.

18.3.6	Konkola concentrator facility capital estimate

The future growth capital spend on the Konkola concentrator is proposed to be limited due to there being no planned expansion of the baseplate capacity of the facility. It should be noted that the baseplate capacity will be restored by the “Concentrator Stream 2” work package. As such growth capital is likely to be limited to general improvement projects. An allowance of US$0.15 m/year was estimated.

The future sustaining capital spend on the Konkola concentrator consists of general annual sustaining spend for most operating years. It is likely that larger expenditure will occur at approximately 7-10 yearly intervals representing extended overhauls or major refurbishment projects. Given the schedule life is nearly 50 years, this cost was approximated by assuming a sustaining cost of 2% of the estimated 2025 replacement cost of the concentrator (approx. US$350M). The combined capital spend is presented with slightly less forecast for the initial years given the refurbishment work already completed as part of the restart of the operation and works planned for the FY2025/2026 year.

2	Grouting will be required for any ore / waste passes that are located in rock with significant water inflow. In practice as the Geotechnical investigations have not been completed on the proposed ore / waste pass locations, all passes were assumed to required grouting.

amcconsultants.com	276

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

18.3.7	Mine closure

The costs for mine closure for the Konkola have been estimated in the mine closure plan generated and updated for each domain of the operations and have been included in the cost estimate of the total operations.

18.3.8	Development program summary

The development program summary for Konkola Mine is summarized in Table 18.7.

Table 18.7 Development program summary – Konkola Mine

Project	Description	Timeline	Status
KDMP Completion	4 Shaft deepening, 1150/1350 levels	FY2025-2030	In progress
Paste Fill Plant	Surface paste plant and reticulation	FY2025-2027	Planned
1390 Level Pumping	Critical dewatering infrastructure	FY2025-2028	Critical path
Ventilation Upgrade	Primary and secondary fans	FY2026-2029	Planned

18.3.9	Capital expenditure plan

A summary of the capital expenditure plan for Konkola Mine is presented in Table 18.8. Total LOM capital for the Full Resource Case is US$4,802M, comprising Capital Development (US$2,806M), Growth Capital (US$464M), and Sustaining Capital (US$1,532M).

Capital development includes lateral and vertical development required to access ore zones at depth. Growth capital is focused on major infrastructure projects including the 1390mL pump chamber, concentrator upgrades, and shaft deepening. Peak capital expenditure of US$270M occurs in FY2030, with significant investment continuing through FY2034 to support ramp-up to full production capacity.

Table 18.8	Capital Expenditure Plan – Konkola Mine

Fiscal year	Capital Development (US$M)	Growth Capital (US$M)	Sustaining Capital (US$M)	Total (US$M)
FY2025	129.0	31.4	11.9	172.3
FY2026	98.1	48.5	23.1	169.7
FY2027	92.6	84.8	30.0	207.5
FY2028	177.5	66.0	37.5	281.1
FY2029	137.6	14.9	38.6	226.2
FY2030	148.1	91.6	43.9	283.7
FY2031	134.5	95.7	57.4	287.6
FY2032	123.5	30.9	57.1	206.0
FY2033	145.2	20.9	61.3	197.9
FY2034	103.3	20.8	43.8	167.9
FY2035–FY2070	1,516	5	1,081	2,602
LOM Total	2,806	511	1,486	4,802

amcconsultants.com	277

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

18.4	Nchanga Business Unit capital cost estimate

18.4.1	Surface mining and reclamation of tailings dam capital costs

There are no capital requirements for the existing tailings reclaim operations at TD03 and TD04.

18.4.2	New underground projects

For many of the new proposed underground projects, the list of required capital items is similar. Although open pit mining has occurred on several of these deposits previously, the existing capital infrastructure still present and in operating state is limited. For all mines it was assumed that production will be from underground operations only.

18.4.3	COP E, COP DF underground operations

The diamond drilling campaign required to improve the confidence in the resource is estimated to be US$1.90M and US$1.26M. This is included in the 2025/26 Budget.

A proposed list of required surface capital items is as follows:

●	Access roads (either new or upgrade of existing) to site boundaries.

●	Construction of ROM pad and road train / surface truck transfer facility.

●	Site offices and start / end of shift facilities (change house / muster point / meeting area).

●	Lay down yard and some warehouse facilities.

●	Surface workshop, sheds for limited parking equipment out of weather.

●	Go line / parkbay for end of shift parking of underground mobile equipment fleet.

●	Perimeter fencing and security functions.

●	Surface explosive magazine storage facilities (several weeks capacity).

●	Portal establishment (excavation of box cut, portal works), and associated infrastructure (signage / lighting / shotcrete / tag board).

●	Surface roads (unpaved, maintained by grader).

●	Surface paste fill facility (assumed to supply both COP E and COP DF underground mines).

●	Surface ventilation (installed surface fans and structures i.e. Evasé).

●	Electrical substation / switchyard / surface power line connection.

●	Water management for water pumped out of mine) Ie. Tanks, surface pond, discharge equipment / piping (dependent on operating license).

●	Dropper for HV power, diesel fuel supply.

Given the estimated mine life based on the known mineral inventory, it was assumed that the underground capital fit out of the mine would be kept to a level appropriate for a 12-year mine life, and would consist of the following:

●	Underground workforce facility (consisting of Crib room / operations office / refuge chamber) in a central location adjacent to main decline.

●	Mobile equipment support (for basic maintenance and daily inspection). Major rebuilds are assumed to be completed at a surface workshop facility. Given the size of the mine and expected total fleet, full workshop facilities underground are not justified.

●	Underground store / supply storage (e.g. regular consumables like ground support, mine service functions).

●	Underground magazine. Assume that explosives are brought down into the mine using the main decline as required and stored at a central facility.

●	Underground refueling facility (consisting of connection of the surface dropper, tank, fuel bowsers).

amcconsultants.com	278

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

18.4.4	Nchanga concentrator / mills facility capital estimate

●	The future growth capital spend on the Nchanga mills is proposed to be limited due to there being no planned expansion of their existing baseplate capacity. It is also possible that the number of mills operating could be consolidated down to only two mills, dependent on the available source feed and final decisions on which of the potential underground projects proceed.

●	The future sustaining capital expenditure on the Nchanga mills (Table 18.9) is estimated to consist of annual sustaining spend for most operating years. It is likely that larger spends will need to take place at approximately 5-6 yearly intervals representing extended overhauls or major refurbishment projects.

Table 18.9	Nchanga mill capital estimate schedule

Item category	Total Project Life (US$M)	FY 2025/26 Year 1	FY 2026/27 Year 2	FY 2027/28 Year 3	FY 2028/29 Year 4	FY 2029/30 Year 5	FY 2030/31 Year 6	FY2 031/32 Year 7	FY 2032/33 Year 8	FY 2033/34 Year 9	FY 2034/35 Year 10	FY 2035/36 Year 11
Sustaining Capital (all mills)	22.9	4.10	2.50	2.50	2.50	3.00	3.00	3.00	3.00	1.20	1.20	1.00

18.4.5	Nchanga TLP capital estimate

The project capital costs associated with the Nchanga TLP facility at NBU are:

●	Permanent cathodes (US$19.5M) Improved performance and reduced maintenance intervals.

●	Elevated temperature leaching upgrade works. Total is US$36.6M.

18.4.6	Nchanga tailings facilities capital cost

●	The currently active tailings dam is referred to as TD05. It is proposed that this dam will be closed and replaced with a new Tailings Dam (referred to as Tailings Dam 6).

●	The growth capital expenditure for the new Tailings Dam consist of study works and the construction itself (e.g. establishment of bund walls and earthworks).

●	Total all up cost estimated to be 19.8M.

●	There is a significant sustaining capital project that must be completed on Tailings Dam 5 for it to keep operating into the future. This is known as TD05 Buttress civil works. Total cost for this project is $30M.

●	A general sustaining capital allowance is estimated at US$0.50/tonne processed for whichever tailings dam is active and this covers the continued production of final tailings streams.

18.4.7	Smelter and refinery capital costs

The sustaining costs for the smelter were based on required spend to maintain baseplate capacity without any allowance for new features or functions. There is significant refurbishment cost assumed to be spent in the next year to restore function of the asset giving previous significant periods of non-operating and general aging of the facility.

Table 18.10	Smelter and refinery capital estimate schedule (first five years)

Description	Category	FY26	FY27	FY28	FY29	FY30	LOM Total
Nchanga Smelter	Growth Capital	-	-	-	-	-	–
	Sustaining Capital	56.9	4.5	4.5	4.5	4.5	257.0
	TOTAL	56.9	4.5	4.5	4.5	4.5	257.0
Nkana Refinery	Growth Capital	-	-	-	-	-	–
	Sustaining Capital	-	-	-	-	-	–
	TOTAL	–	–	–	–	–	–

amcconsultants.com	279

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

18.4.8	Mine closure

The costs for mine closure for the Nchanga Business units have been estimated in the mine closure plan generated and updated for each domain of the operations and have been included in the cost estimate of the total operations.

18.4.9	Development program summary

The development program summary for Nchanga Business Unit – Nchanga TLP is summarized in Table 18.11.

Table 18.11	Development Program - Nchanga TLP

Project	Description	Timeline	Status
TD03 Hydraulic Mining	Slurry pumping system upgrade	FY2025	Operating
TD04 Dry Mining	Loader / truck fleet deployment	FY2025-2026	Planned
NCHANGA TLP Capacity Expansion	Throughput increase to 3.5 Mtpa	FY2026-2027	Planned

18.4.10	Capital Expenditure Plan – Nchanga Business Unit

A summary of the capital expenditure plan for the Nchanga Business Unit is presented in Table 18.12. Total LOM capital for Nchanga is US$812M, comprising Capital Development (US$532M), Growth Capital (US$247M), and Sustaining Capital (US$33M). The majority of capital expenditure occurs between FY2026 and FY2033, supporting the development of Cop E, Cop D&F, and Luano underground operations.

Table 18.12	Capital Expenditure Plan – Nchanga Business Unit

Fiscal year	Capital Development (US$M)	Growth Capital (US$M)	Sustaining Capital (US$M)	Total (US$M)
FY2025	0.0	1.9	4.0	5.9
FY2026	7.6	33.2	1.8	42.6
FY2027	45.3	47.2	22.6	115.1
FY2028	34.0	37.0	23.3	94.3
FY2029	71.6	32.1	23.8	127.5
FY2030	88.0	27.4	25.3	140.7
FY2031	88.0	34.5	38.8	161.3
FY2032	82.3	23.7	35.9	141.9
FY2033	52.8	10.2	36.5	99.5
FY2034	21.2	0.0	18.1	39.3
FY2035	19.8	0.0	16.8	36.6
FY2036	19.8	0.0	16.8	36.6
FY2037	1.2	0.0	5.3	6.5
LOM Total	532	247	33	812

Source: AMC, 2025.

18.5	Capital Expenditure Plan – KCM Integrated Operations

A summary of the capital expenditure plan for KCM Integrated Operations is presented in Table 18.13. Total LOM capital for the Full Resource Case is US$5,984M, comprising Capital Development (US$3,337M), Growth Capital (US$834M), and Sustaining Capital (US$1,812M). Peak capital expenditure of US$422M occurs in FY2031, with capital requirements declining after FY2035 as the operation transitions to steady-state production.

amcconsultants.com	280

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 18.13	Capital Expenditure Plan – KCM Integrated Operations

Fiscal year	Capital Development (US$M)	Growth Capital (US$M)	Sustaining Capital (US$M)	Total (US$M)
FY2025	129.0	51.6	75.3	255.8
FY2026	105.7	119.5	36.0	261.3
FY2027	138.0	140.7	40.1	318.8
FY2028	211.5	114.1	49.1	374.7
FY2029	209.2	47.0	49.8	306.0
FY2030	236.1	119.1	55.5	410.7
FY2031	222.5	130.2	69.0	421.6
FY2032	205.8	54.6	68.4	328.9
FY2033	198.0	31.1	70.2	299.3
FY2034	124.4	20.8	51.9	197.1
FY2035–FY2070	1,557	5	1,247	2,810
LOM Total	3,337	834	1,812	5,984

Source: AMC, 2025.

18.6	Accuracy level of cost estimation

Cost estimates were developed using FY2024 actuals, contractor agreements, internal productivity assumptions, and AMC’s benchmark database. The following study-level accuracy ranges apply Table 18.14.

Table 18.14	KCM cost estimation accuracy

Cost category	Study Level	Accuracy	Contingency
Konkola Mining Operations	Pre-Feasibility	±25%	10%
Nchanga Mining (existing)	Pre-Feasibility	±25%	15%
Nchanga Mining (new projects)	Scoping Study	±35%	25%
COP E Underground	Scoping Study	±50%	25%
COP DF Underground	Scoping Study	±50%	25%
Luano Underground	Scoping Study	±50%	25%
Processing & Infrastructure	Pre-Feasibility	±25%	15%

amcconsultants.com	281

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

18.7	KCM cost summaries

Table 18.15 presents the average LOM operating cost per tonne of ore for each operation, categorized by Mining, Processing, and G&A costs. Konkola Mine has the highest total operating cost at US$90/t, reflecting the deep-level underground mining requirements, while Nchanga TLP Operations has the lowest at US$14.3/t due to the nature of tailings reprocessing.

Table 18.16 summarizes the capital cost requirements for both the Full Resource Case (Including Inferred) and the M&I Case (Excluding Inferred). Total capital for the Full Resource Case is US$5,984M over the ~45-year LOM, compared to US$1,066M for the M&I Case over ~11 years.

Table 18.15	Average LOM operating cost by operation

Operation	Mining (US$/t)	Processing (US$/t)	G&A (US$/t)	Total (US$/t)
Konkola Mine	70.9	14.35	4.83	90.1
Nchanga Open Pit	26.4	12.8	4.9	44.1
Nchanga Underground	47.5	12.8	13.5	73.8
Nchanga TLP Operations	1.5	9.8	3.0	14.3

Source: AMC, 2025.

Table 18.16	Capital cost summary

Capital category	Full Resource Case (US$M)	M&I Case (US$M)
Growth Capital	834	152
Capital Development	3,337	505
Sustaining Capital	1,812	408
Total Capital	5,984	1,066

Source: AMC, 2025.

amcconsultants.com	282

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

19	Economic analysis

CAUTIONARY STATEMENT REGARDING INITIAL ASSESSMENT

This Initial Assessment is preliminary in nature. It includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves, and there is no certainty that this Initial Assessment will be realized. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

INFERRED MINERAL RESOURCE PROPORTION

Approximately 84% of KCM Mineral Resources (exclusive of Mineral Reserves) are classified as Inferred (268.6 Mt of 318.3 Mt). At Konkola Mine, approximately 96% of Resources (exclusive of Reserves) are classified as Inferred (248.9 Mt of 259.4 Mt). Inferred Mineral Resources have a lower level of confidence and cannot be converted to Mineral Reserves. It is reasonably expected that the majority of Inferred Resources could be upgraded with continued exploration.

19.1	Initial Assessment scenario

The first scenario is an Initial Assessment based on a comprehensive LOM Plan that includes mining from:

●	Konkola Mine – Measured, Indicated, and Inferred Mineral Resources (operating in 2025).

●	Nchanga Indicated and Inferred Resources:

—	COP DF open pit mine (operating in 2025).

—	Nchanga COP E Underground (planned).

—	Nchanga COP DF Underground (planned).

—	Nchanga Luano Underground (planned).

●	Reclamation of Tailings Dams 03 and 04, processed through the Nchanga TLP (operating in 2025).

The Initial Assessment is a preliminary technical and economic study of the economic potential of all parts of the KCM operations including Konkola Mine, Nchanga Tailings Recovery, and Nchanga mining operations. The confidence in the overall LOM scenario is at an Initial Assessment level of confidence.

The Initial Assessment of the Nchanga deposits and the Inferred Mineral Resource component of the Konkola Mine is preliminary in nature, that it includes inferred Mineral Resources that are considered too uncertain geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves and as such, these Mineral Resources have not been demonstrated to have economic viability. There is no certainty that the Initial Assessment will be realized.

19.2	Mineral Reserve scenario

The second scenario is a sub-set of the LOM plan that describes the mining of Measured and Indicated Mineral Resources in the Konkola Mine and the recovery of tailings from TD03 and TD04. The Measured and Indicated Resources comprise approximately 12% of the total Konkola Mineral Resource. This scenario has been used to define a Mineral Reserve estimate that meets the reporting requirements of S-K 1300.

amcconsultants.com	283

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The mine plan defining the Konkola Mine Mineral Reserve estimate has been constructed to reflect production from the Measured and Indicated Mineral Resources only, with any Inferred Mineral Resources included in the production profile treated as waste.

The underground development plan has been focused on accessing and recovering the Measured and Indicated Mineral Resources. The capital investment program has also been limited to expenditure that relates to the Mineral Reserve plan only.

This second scenario for Konkola Mine addresses the portion of the total Konkola Mineral Resource and has been established to demonstrate that these Resources can produce a positive economic outcome and meet the technical requirements of a viable mine plan defined to PFS confidence levels.

It should be noted that KCM intend to continue aggressive resource infill drilling to expand confidence in the Mineral Resource base and to continually develop the mine plan to adapt to improving resource definition of the Konkola Mine deposit. KCM will invest capital and drilling to develop the potential of the LOM plan scenario based on the positive potential from the investments.

The tailings recovery of TD03 and TD04 is unaltered and consistent between the two scenarios described above. No Mineral Reserves have been estimated for Nchanga Open Pit and Underground operations.

19.3	Key assumptions

●	Copper Price: P75 consensus pricing ranging from US$9,925/t to US$11,298/t over the LOM assessment period.

●	Cobalt Price: P50 consensus pricing (ranging from US$42,262/t to US$52,465/t over the Mineral Reserve production period).

●	Discount Rate: 8% real, pre-tax

●	Royalty: 4-10% sliding scale based on copper price

19.4	Production plans

●	The basis of the economic model is the mining, processing and smelting schedule as presented in this report which includes mined tonnes (ore and waste), development meters, processed ore tonnes, grade and recoveries.

●	The KCM LOM Plan comprises production from Measured, Indicated and Inferred Resources.

●	The KCM Mineral Reserve Plan comprises production from Measured and Indicated Mineral Resources at Konkola Mine and Indicated Mineral Resources in TD03 and TD04.

●	A concept blend plan was developed to determine the copper metal and cobalt alloy produced from the available feed sources. Based on instructions from KCM, it was assumed that the excess smelter capacity in each year is filled by concentrates purchased from external third parties. These concentrates are assumed to meet the specifications required by the smelter over the life of the operations. No material (concentrate nor produced copper) generated from third party purchased concentrates have been included in any Mineral Resource or Mineral Reserve estimates for KCM.

The smelter feed profiles for both scenarios are shown in Figure 19.1 and Figure 19.2.

amcconsultants.com	284

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 19.1	KCM Smelter Feed Profile – Full Resource Case (incl. external purchased concentrates)

900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
-
Tonnes
FY 2025/26
FY 2027/28
FY 2029/30
FY 2031/32
FY 2033/34
FY 2035/36
FY 2037/38
FY 2039/40
FY 2041/42
FY 2043/44
FY 2045/46
FY 2047/48
FY 2049/50
FY 2051/52
FY 2053/54
FY 2055/56
FY 2057/58
FY 2059/60
FY 2061/62
FY 2063/64
FY 2065/66
FY 2067/68
FY 2069/70
Konkola Mill Concentrate Stream
Num Pyrite
Lime
Slag Recycling
External Purchased Concentrates

Source: AMC, 2025.

Figure 19.2	KCM Smelter Feed Profile – M&I Case (incl. external purchased concentrates)

800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
-
Tonnes
FY 2025/26
FY 2027/28
FY 2029/30
FY 2031/32
FY 2033/34
FY 2035/36
FY 2037/38
FY 2039/40
FY 2041/42
FY 2043/44
FY 2045/46
FY 2047/48
FY 2049/50
FY 2051/52
FY 2053/54
FY 2055/56
FY 2057/58
FY 2059/60
FY 2061/62
FY 2063/64
FY 2065/66
FY 2067/68
FY 2069/70
Konkola Mill Concentrate Stream
Num Pyrite
Lime
Slag Recycling
External Purchased Concentrates

Source: AMC, 2025.

amcconsultants.com	285

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The total copper sold from the KCM operations across the life of operations, including copper anodes from the smelter, copper in cobalt alloy, and copper cathodes produced by the Nchanga TLP, is shown in Figure 19.3 and Figure 19.4.

Figure 19.3	Total Copper sold – Full Resource Case

Copper Sold – Smelter Anodes and TLP Cathodes plus Copper in Cobalt Alloy
(KCM Production and External Concentrates) – Mineral Reserve Case [Cu tonnes p.a.]
Copper tonnes per year
300,000
250,000
200,000
150,000
100,000
50,000
-
FY 2025/26
FY 2027/28
FY 2029/30
FY 2031/32
FY 2033/34
FY 2035/36
FY 2037/38
FY 2039/40
FY 2041/42
FY 2043/44
FY 2045/46
FY 2047/48
FY 2049/50
FY 2051/52
FY 2053/54
FY 2055/56
FY 2057/58
FY 2059/60
FY 2061/62
FY 2063/64
FY 2065/66
FY 2067/68
FY 2069/70
KCM Gross Anodes
KCM Cu in Co Alloy
EXT Gross Anodes
EXT Cu in Co Alloy
KCM TLP Recovered Cu

Source: AMC, 2025.

Figure 19.4	Total Copper sold – M&I Case

Copper Sold – Smelter Anodes and TLP Cathodes plus Copper in Cobalt Alloy
(KCM Production and External Concentrates) – Mineral Reserve Case [Cu tonnes p.a.]
250,000
200,000
150,000
100,000
50,000
-
Copper tonnes per year
FY 2025/26
FY 2027/28
FY 2029/30
FY 2031/32
FY 2033/34
FY 2035/36
FY 2037/38
FY 2039/40
FY 2041/42
FY 2043/44
FY 2045/46
FY 2047/48
FY 2049/50
FY 2051/52
FY 2053/54
FY 2055/56
FY 2057/58
FY 2059/60
FY 2061/62
FY 2063/64
FY 2065/66
FY 2067/68
FY 2069/70
KCM Gross Anodes
KCM Cu in Co Alloy
EXT Gross Anodes
EXT Cu in Co Alloy
KCM TLP Recovered Cu

Source: AMC, 2025.

amcconsultants.com	286

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

The production profiles for both scenarios are shown in Figure 19.5 and Figure 19.6. The Full Resource Case recovers a total of 6,650 kt (6.65 Mt) of payable copper over approximately 45 years, and the M&I Case recovers a total of 901 kt (0.90 Mt) of payable copper over approximately 11 years.

Figure 19.5	KCM production profile – Full Resource Case

Ore Mined (Mt)
18.00
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
0.00
Copper contained/recovered (kt)
350
300
250
200
150
100
50
-
FY 2025/26
FY 2027/28
FY 2029/30
FY 2031/32
FY 2033/34
FY 2035/36
FY 2037/38
FY 2039/40
FY 2041/42
FY 2043/44
FY 2045/46
FY 2047/48
FY 2049/50
FY 2051/52
FY 2053/54
FY 2055/56
FY 2057/58
FY 2059/60
FY 2061/62
FY 2063/64
FY 2065/66
FY 2067/68
FY 2069/70
KCM UG ore mined
TLP ore mined
Total Copper Contained
Total Copper Recovered

Source: AMC, 2025.

Figure 19.6	KCM production profile – M&I Case

18.00
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
0.00
Ore Mined (Mt)
180
160
140
120
100
80
60
40
20
-
Copper contained/recovered (kt)
FY 2025/26
FY 2027/28
FY 2029/30
FY 2031/32
FY 2033/34
FY 2035/36
FY 2037/38
FY 2039/40
FY 2041/42
FY 2043/44
FY 2045/46
FY 2047/48
FY 2049/50
FY 2051/52
FY 2053/54
FY 2055/56
FY 2057/58
FY 2059/60
FY 2061/62
FY 2063/64
FY 2065/66
FY 2067/68
FY 2069/70
KCM UG ore mined
TLP ore mined
Total Copper Contained
Total Copper Recovered

Source: AMC, 2025.

amcconsultants.com	287

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

19.5	Economic results - dual presentation

In accordance with Item 1302(d)(4)(ii)(C), economic results are presented with equal prominence for two scenarios: Full Resource Case (Including Inferred, based on Measured, Indicated, and Inferred Mineral Resources) and M&I Case (Excluding Inferred, based on Reserves only). The M&I Case demonstrates economic viability; a separate PFS TRS has been prepared for this case. A summary of the economic results is presented in Table 19.1.

Table 19.1 Economic results – KCM Integrated Operations

Item	Unit	Full Resource Case (With Inferred)	M&I Case (Without Inferred)
KCM
KCM Ore mined	kt	245,889	31,478
KCM Ore head grade	%T Cu	2.94%	2.91%
KCM Ore Recovery	%	86.5%	89.1%
KCM Cu Payable	kt	6,059	788
Smelter Recovery	%	98.1%	98.1%
KCM Cu Payable with Smelter Recovery	Kt	6,145	800
Operating Costs- Mining + G&A	US$M	22,157	3,678
Smelting & Credits	US$M	871	226
Total Operational Cost (C1)	US$M	23,028	3,904
Total Royalties	US$M	4,710	620
Growth Capital	US$M	464	152
Capital Development	US$M	2,806	505
Sustaining Capital	US$M	1,532	306
C1 Cash Cost	US$M	23,028	3,904
C1 Cash Cost	$/lb Cu	1.70	2.21
All-in Sustaining Cost	US$M	29,270	4,830
All-in Sustaining Cost	$/lb Cu	2.16	2.74
NBU
NBU Ore mined	kt	24,787	0
NBU Ore head grade	%T Cu	2.43%	0.00
NBU Ore Recovery	%	49.6%	0.0
NBU Cu Payable	kt	289	0
Smelter Recovery	%	98%
NBU Cu Payable with smelter recovery	Kt	295
Freight Charge	US$M	185	0
Treatment and Refining Charges	US$M	128	0
Operating Costs- Mining + G&A	US$M	1,909	0
Smelting & Credits	US$M	53
Total Operational Cost (C1)	US$M	1,963
Total Royalties	US$M	227	0
Growth Capital	US$M	247	0
Capital Development	US$M		0
Sustaining Capital	US$M	565	0
C1 Cash Cost	US$M	1,963	0
C1 Cash Cost	$/lb Cu	3.02	0.00
All-in Sustaining Cost	US$M	2,755	0
All-in Sustaining Cost	$/lb Cu	4.23	0.00

amcconsultants.com	288

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Item	Unit	Full Resource Case (With Inferred)	M&I Case (Without Inferred)
Nchanga TLP
Nchanga TLP Ore mined	kt	67,443	36,142
Nchanga TLP Ore head grade	%T Cu	0.88%	0.65%
Nchanga TLP Ore Recovery	%	50.7%	48.1%
Nchanga TLP Cu Payable	kt	302	113
Freight Charge	US$M	65	24
Treatment and Refining Charges	US$M	0	0
Operating Costs	US$M	1,224	592
Total Royalties	US$M	236	86
Growth Capital	US$M	76	0
Capital Development	US$M	0	0
Sustaining Capital	US$M	37	0
C1 Cash Cost	US$M	1,224	592
C1 Cash Cost	US$M	1.84	2.38
All-in Sustaining Cost	US$M	1,497	679
All-in Sustaining Cost	$/lb Cu	2.25	2.73
Consolidated
KCM UG Ore mined	kt	245,889	31,478
KCM UG Ore head grade	%T Cu	2.94%	2.91%
KCM UG Ore Recovery	%	86.5%	89.1%
KCM Cu Payable	kt	6,059	788
NBU Open Pit Ore mined	kt	2,648	0
NBU Open Pit Ore head grade	%T Cu	1.38%	0.00%
NBU Open Pit Ore recovery	%	61.41%	0.00%
NBU Open Pit Cu payable	kt	22	0
NBU Underground Ore mined	kt	22,139	0
NBU Underground Ore head grade	%T Cu	2.56%	0.00%
NBU Underground Ore recovery	%	49.47%	0.00%
NBU Underground Cu payable	kt	267	0
Nchanga TLP Ore mined	kt	67,443	36,142
Nchanga TLP Ore head grade	%T Cu	0.88%	0.65%
Nchanga TLP Ore recovery	%	50.7%	48.1%
Nchanga TLP Cu Payable	kt	302	113
Third Party Concentrate	Kt	13,116	3,423
Third Party concentrate grade	%	33.2%	33.0%
Third Party Metal Production	Kt	4,271	1,108
Integrated Metal Production	Kt	6,743	912
Total Metal	Kt	11,014	2,021
Total Revenue	US$M	112,284	20,716
Total Royalty	US$M	5,173	706
Mining Operating Costs	US$M	25,290	4,270
Smelter and Refinery Operating Costs	US$M	5,890	1,338
Smelter and Refinery Credits	US$M	-4,298	-759
Concentrate Purchase cost	US$M	40,099	10,562
Growth Capital	US$M	787	152
Capital Development	US$M	3,337	505
Sustaining Capital	US$M	1,859	408
Closure Costs	US$M	101	92.6
C1 Cash Cost (total)	US$M	26,247	4,513
C1 Unit Cash Cost (unit)	$/lb Cu	1.77	2.24
All-in Sustaining Cost (total)	US$M	28,107	4,921
All-in Sustaining Cost (unit)	$/lb Cu	1.89	2.45
Net Revenue	US$M	112,284	20,716
Free Cash Flow	US$M	34,148	3,439
NPV8% (pre-tax, real basis)	US$M	7,740	2,132
Payback Period[9]	years	~2.0	~5.6
Mine Life	years	~45	~11

amcconsultants.com	289

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Notes:

1	C1 Cash Cost include all direct mining, processing, site G&A costs, and smelter and refinery costs net of by-product credits. (acid and cobalt revenue)

2	C1 Cash Cost per pound is calculated as total C1 cash costs divided by integrate metal produced during the period.

3	All-in Sustaining Cost (AISC) is defined as C1 Cash Cost plus sustaining capital expenditure, , and royalties. AISC is a non-GAAP measure presented for illustrative purposes and is reconciled to the operating and capital cost estimates in Section 18.

4	AISC per pound is calculated by dividing total All-In Sustaining Costs (C1 cash costs + sustaining capital expenditure + royalties) by the integrated metal produced in the period. AISC is a non-GAAP measure presented for illustrative purposes and is reconciled to the operating and capital cost estimates in Section 18.

5	No Mineral Reserves declared for NBU or Nchanga TLP under PFS criteria

6	Includes Tailings recovery from TD03 and TD04.

7	Comprises Tailings recovery from TD03 and TD04 only.

8	Total Revenue represents payable copper revenue associated with KCM, NBU and Nchanga TLP and third part concentrates. The cost of purchase for third part concnetrates is shown in the operating costs.

9	Payback period represents the time for cumulative free cash flow to equal total capital investment. IRR is not reported as this is a brownfield operation generating positive free cash flow from Year 1.

The NPV8% (pre-tax) is US$7,740M for the Full Resource Case (With Inferred) and US$2,132M for the M&I Case (Without Inferred). The annual cashflow profile for the Full Resource Case (With Inferred) is shown in Figure 19.7 and Table 19.2, and for the M&I Case (Without Inferred) is shown in Figure 19.8 and Table 19.3.

amcconsultants.com	290

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 19.7	Full Resource Case cashflow

Source: AMC, 2025.

Figure 19.8	M&I Case cashflow

Source: AMC, 2025.

amcconsultants.com	291

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 19.2	Full Resource Case production and cashflow schedule

Item	Unit	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049
Konkola
KCM Ore mined	kt	1,735	2,299	2,299	4,100	3,374	3,486	5,004	6,001	6,003	6,002	6,000	6,000	6,001	6,000	6,000	6,003	6,002	6,000	6,000	6,000	6,004	6,000	6,000	5,999	6,003
KCM Ore head grade	%T Cu	3.2%	2.9%	2.8%	3.0%	3.0%	2.8%	2.8%	2.9%	2.9%	3.0%	2.9%	2.9%	2.9%	3.0%	3.0%	3.0%	3.0%	3.1%	3.1%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%
KCM Ore Recovery	%	86.9%	89.3%	91.0%	87.8%	87.0%	87.8%	87.8%	88.2%	87.6%	87.1%	87.2%	86.7%	87.8%	87.4%	87.1%	86.6%	85.7%	85.9%	86.3%	86.5%	86.0%	86.0%	85.5%	84.9%	85.1%
Smelter Recovery	%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%
KCM Cu Payable with Smelter Recovery	Kt	47	58	57	107	86	85	121	150	152	152	150	150	150	153	154	153	152	154	158	154	152	152	149	148	150
Freight Charge	US$M	27	33	32	61	49	48	69	85	86	86	85	85	85	87	88	87	87	88	90	87	86	86	85	84	85
Treatment and Refining Charges	US$M	15	19	21	42	35	36	53	67	70	72	71	71	71	72	73	72	72	73	75	73	72	72	71	70	71
Operating Costs	US$M	283	320	322	437	363	376	463	526	530	536	531	536	534	539	536	535	537	540	529	523	527	532	535	539	539
Smelting & Credits	US$M	16	17	24	29	20	15	16	21	20	20	20	20	19	20	19	19	19	19	20	19	19	19	19	19	20
Total Operational Cost (C1)	US$M	298	337	346	465	382	391	479	547	550	555	551	556	554	559	555	554	556	559	548	542	546	551	554	558	559
Total Royalties	US$M	32	48	46	86	68	68	93	115	116	116	115	114	114	117	118	117	117	118	120	118	116	116	114	113	114
Growth Capital	US$M	31	49	65	43	14	92	96	31	21	21	-	-	-	-	1	1	-	-	-	-	-	-	-	-	-
Capital Development	US$M	129	98	93	178	173	148	135	118	116	103	95	87	92	92	82	96	84	76	67	77	75	73	67	66	64
Sustaining Capital	US$M	12	23	50	61	40	44	57	57	61	44	35	44	39	47	42	40	45	42	50	32	33	31	36	43	28
C1 Cash Cost[1]	US$M	298	337	346	465	382	391	479	547	550	555	551	556	554	559	555	554	556	559	548	542	546	551	554	558	559
C1 Cash Cost[2]	$/lb Cu	2.88	2.64	2.76	1.97	2.02	2.09	1.79	1.66	1.64	1.66	1.67	1.69	1.68	1.65	1.64	1.64	1.65	1.64	1.58	1.60	1.63	1.65	1.68	1.71	1.69
AISC[3]	US$M	342	408	442	612	490	502	629	719	728	715	701	714	707	723	715	711	717	719	719	692	695	699	705	714	701
AISC[4]	$/lb Cu	3.31	3.20	3.52	2.60	2.59	2.69	2.35	2.18	2.17	2.14	2.12	2.17	2.14	2.14	2.11	2.11	2.13	2.11	2.07	2.04	2.08	2.09	2.14	2.19	2.12
Nchanga
NBU Ore mined	kt	1,600	1,047	490	1,458	1,958	4,115	4,115	3,847	2,902	1,228	1,014	1,014	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Ore head grade	%T Cu	1.4%	1.4%	3.6%	2.9%	3.1%	2.9%	2.4%	2.2%	2.0%	2.2%	2.8%	2.7%	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Ore Recovery	%	61.3%	61.6%	49.2%	48.9%	49.6%	42.7%	43.7%	49.2%	55.8%	59.4%	60.7%	60.7%	-	-	-	-	-	-	-	-	-	-	-	-	-
Smelter Recovery	%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.13%	98.1%	98.1%	98.1%	98.1%	98.1%
NBU Cu Payable with smelter recovery	Kt	13	8.87	8	21	30	50	41	41	31	16	17	16
Operating costs – Mining + G&A	US$M	66	61.10	50	116	156	242	296	287	255	138	121	120
Smelting & Credits	US$M	4	2.55	3.62	5.50	6.80	8.72	5.49	5.66	4.20	2.08	2.21	2.12	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Operating Costs (C1)	US$M	70	64	54	121	163	251	301	293	260	140	124	122	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Royalties	US$M	9	7	7	17	24	40	31	31	24	12	13	12	-	-	-	-	-	-	-	-	-	-	-	-	-
Growth Capital	US$M	2	33	47	37	32	27	35	24	10	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Capital Development	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Sustaining Capital	US$M	4	13	48	37	40	91	91	91	84	22	21	20	1	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[1]	US$M	70	64	54	121	163	251	301	293	260	140	124	122	-	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[2]	$/lb Cu	2.43	3.26	2.90	2.66	2.49	2.26	3.33	3.26	3.76	3.96	3.30	3.46	-	-	-	-	-	-	-	-	-	-	-	-	-
AISC[3]	US$M	83	84	109	175	226	382	424	416	367	175	157	154	1	-	-	-	-	-	-	-	-	-	-	-	-
AISC[4]	$/lb Cu	2.88	4.31	5.87	3.85	3.47	3.45	4.69	4.62	5.32	4.93	4.20	4.36	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP
Nchanga TLP Ore mined	kt	12,992	11,500	11,965	9,048	4,372	3,952	3,981	3,711	2,810	1,181	964	967	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Ore head grade	%T Cu	0.7%	0.6%	0.7%	0.8%	1.1%	1.8%	1.4%	1.2%	0.9%	0.9%	1.2%	1.1%	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Ore Recovery	%	43.0%	53.8%	58.8%	58.5%	57.9%	52.9%	55.4%	44.1%	33.4%	29.7%	27.9%	27.8%	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Cu Payable	kt	40	39	48	42	27	37	31	20	8	3	3	3	-	-	-	-	-	-	-	-	-	-	-	-	-
Freight Charge	US$M	9	8	10	9	6	8	7	4	2	1	1	1	-	-	-	-	-	-	-	-	-	-	-	-	-
Treatment and Refining Charges	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Operating Costs	US$M	268	221	213	165	109	57	54	51	35	19	17	15	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Royalties	US$M	28	33	39	33	22	29	24	15	6	3	2	2	-	-	-	-	-	-	-	-	-	-	-	-	-
Growth Capital	US$M	18	38	9	11	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Capital Development	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Sustaining Capital	US$M	3	3	2	4	3	4	4	3	3	2	2	2	2	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[1]	US$M	268	221	213	165	109	57	54	51	35	19	17	15	-	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[2]	US$M	3.02	2.53	2.00	1.80	1.81	0.70	0.79	1.17	1.88	2.60	2.45	2.39	-	-	-	-	-	-	-	-	-	-	-	-	-
AISC[3]	US$M	298	256	255	202	134	90	82	70	44	24	22	20	2	-	-	-	-	-	-	-	-	-	-	-	-
AISC[4]	$/lb Cu	3.36	2.94	2.39	2.20	2.22	1.11	1.19	1.60	2.39	3.26	3.11	3.08	-	-	-	-	-	-	-	-	-	-	-	-	-

amcconsultants.com	292

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Item	Unit	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049
Consolidated
KCM UG Ore mined	kt	1,735	2,299	2,299	4,100	3,374	3,486	5,004	6,001	6,003	6,002	6,000	6,000	6,001	6,000	6,000	6,003	6,002	6,000	6,000	6,000	6,004	6,000	6,000	5,999	6,003
KCM UG Ore head grade	%T Cu	3.2%	2.9%	2.8%	3.0%	3.0%	2.8%	2.8%	2.9%	2.9%	3.0%	2.9%	2.9%	2.9%	3.0%	3.0%	3.0%	3.0%	3.1%	3.1%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%
KCM UG Ore Recovery	%	86.9%	89.3%	91.0%	87.8%	87.0%	87.8%	87.8%	88.2%	87.6%	87.1%	87.2%	86.7%	87.8%	87.4%	87.1%	86.6%	85.7%	85.9%	86.3%	86.5%	86.0%	86.0%	85.5%	84.9%	85.1%
KCM Cu Payable with smelter recovery	Kt	47	58	57	107	86	85	121	150	152	152	150	150	150	153	154	153	152	154	158	154	152	152	149	148	150
NBU Open Pit Ore mined	Kt	1,600	1,047	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Open Pit Ore head grade	%T Cu	1.4%	1.4%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Open Pit Ore recovery	%	61.3%	61.6%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Open Pit Cu payable with smelter Recovery	Kt	13	9
NBU Underground Ore mined	Kt	-	-	490	1,458	1,958	4,115	4,115	3,847	2,902	1,228	1,014	1,014	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Underground Ore head grade	%T Cu	-	-	3.6%	2.9%	3.1%	2.9%	2.4%	2.2%	2.0%	2.2%	2.8%	2.7%	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Underground Ore recovery	%	-	-	49.2%	48.9%	49.6%	42.7%	43.7%	49.2%	55.8%	59.4%	60.7%	60.7%	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Underground Cu payable with smelter Recovery	Kt	-	-	8	21	30	50	42	42	31	16	17	16
Nchanga TLP Ore mined	Kt	12,992	11,500	11,965	9,048	4,372	3,952	3,981	3,711	2,810	1,181	964	967	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Ore head grade	%T Cu	0.7%	0.6%	0.7%	0.8%	1.1%	1.8%	1.4%	1.2%	0.9%	0.9%	1.2%	1.1%	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Ore recovery	%	43.0%	53.8%	58.8%	58.5%	57.9%	52.9%	55.4%	44.1%	33.4%	29.7%	27.9%	27.8%	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Cu Payable	Kt	40	39	48	42	27	37	31	20	8	3	3	3	-	-	-	-	-	-	-	-	-	-	-	-	-
Third Party Concentrate	kt	306	338	306	315	308	308	254	158	198	245	248	253	286	290	288	291	293	286	276	289	295	295	303	307	302
Third Party concentrate grade	%	32.4%	32.5%	32.4%	32.6%	33.3%	33.3%	33.2%	33.1%	33.2%	33.2%	33.2%	33.2%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%
Third Party Metal Production	kt	97	108	97	101	101	101	83	51	65	80	81	83	94	95	94	95	96	94	90	94	96	96	99	100	99
Integrated Metal Production	kt	100	106	114	169	143	172	194	211	192	171	170	168	150	153	154	153	152	154	158	154	152	152	149	148	150
Total Metal	kt	198	214	211	270	243	272	277	263	256	251	251	251	243	248	248	248	248	248	248	248	248	248	248	248	248
Total Revenue[5]	US$M	1,838	2,302	2,251	2,853	2,550	2,868	2,815	2,664	2,607	2,555	2,554	2,552	2,473	2,520	2,520	2,520	2,521	2,519	2,517	2,520	2,521	2,521	2,523	2,524	2,523
Total Royalty	US$M	69	88	92	136	113	137	148	161	147	131	130	129	114	117	118	117	117	118	120	118	116	116	114	113	114
Mining Operating Costs	US$M	616	602	585	717	628	675	813	865	820	693	670	671	534	539	536	535	537	540	529	523	527	532	535	539	539
Smelter and Refinery Operating Costs	US$M	112	128	133	142	126	130	132	131	132	132	132	132	132	132	132	132	132	132	132	132	132	132	132	132	132
Smelter & Refinery Credits	US$M	-60	-78	-63	-81	-77	-89	-99	-98	-99	-100	-100	-99	-101	-100	-101	-101	-102	-101	-101	-101	-101	-101	-101	-100	-99
Concentrate Purchase Cost	US$M	853	1,090	961	989	976	980	774	473	599	745	754	769	873	885	877	888	893	873	841	880	901	898	924	938	920
Growth Capital	US$M	52	119	121	91	46	119	130	55	31	21	-	-	-	-	1	1	-	-	-	-	-	-	-	-	-
Capital Development	US$M	129	106	138	211	209	236	222	206	198	124	115	107	94	92	82	96	84	76	67	77	75	73	67	66	64
Sustaining Capital	US$M	75	36	60	73	51	56	69	68	70	52	43	51	45	52	47	45	49	46	55	37	37	36	41	47	33
Closure Costs	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[1]	US$M	636	621	613	751	654	698	835	892	845	714	691	693	554	559	555	554	556	559	548	542	546	551	554	558	559
C1 Cash Cost[2]	$/lb Cu	2.87	2.65	2.45	2.01	2.08	1.85	1.95	1.91	2.00	1.89	1.84	1.87	1.68	1.65	1.64	1.64	1.65	1.64	1.58	1.60	1.63	1.65	1.68	1.71	1.69
AISC[3]	US$M	780	745	765	959	819	891	1,052	1,121	1,061	897	864	873	713	728	720	716	721	723	724	696	699	703	709	719	706
AISC[4]	$/lb Cu	3.52	3.18	3.05	2.57	2.60	2.35	2.46	2.41	2.51	2.38	2.30	2.35	2.16	2.15	2.12	2.12	2.15	2.12	2.08	2.05	2.09	2.10	2.15	2.20	2.14
Net Revenue	US$M	1,838	2,302	2,251	2,853	2,550	2,868	2,815	2,664	2,607	2,555	2,554	2,552	2,473	2,520	2,520	2,520	2,521	2,519	2,517	2,520	2,521	2,521	2,523	2,524	2,523
Free Cash Flow	US$M	-8	212	224	576	478	625	626	803	709	757	809	792	783	804	828	808	811	836	874	855	834	835	811	788	819
NPV8% (pre-tax, real basis)	US$M	7,740
Item	Unit	2050	2051	2052	2053	2054	2055	2056	2057	2058	2059	2060	2061	2062	2063	2064	2065	2066	2067	2068	2069	2070	2071	2072	2073	Total
Konkola
KCM Ore mined	kt	6,001	6,000	6,000	6,001	5,999	6,000	6,009	6,000	6,003	6,002	6,000	6,000	6,002	6,007	6,006	6,003	6,002	6,001	5,176	2,362	-	-	-	-	245,889
KCM Ore head grade	%T Cu	3.0%	2.9%	3.0%	3.0%	2.9%	3.0%	3.0%	2.9%	2.9%	2.8%	2.8%	2.8%	2.8%	2.8%	2.9%	2.9%	3.1%	3.0%	2.9%	2.8%	-	-	-	-	2.9%
KCM Ore Recovery	%	85.2%	84.9%	85.3%	85.1%	85.3%	85.1%	85.1%	85.3%	86.2%	86.8%	87.3%	86.9%	86.9%	87.0%	86.6%	87.1%	86.5%	87.0%	87.0%	87.1%	-	-	-	-	86.5%
Smelter Recovery	%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%	98.1%					98.1
KCM Cu Payable with Smelter Recovery	Kt	148	147	149	149	147	148	149	147	147	145	145	144	144	146	147	150	160	155	127	57					6,145
Operating costs – Mining + G&A	US$M	534	534	530	530	529	521	513	508	505	505	505	505	504	503	501	498	500	499	452	316	-	-	-	-	22,157
Smelting & Credits	US$M	19	19	19	19	19	19	19	19	19	19	19	19	19	19	19	19	21	21	24	15					871
Total Operational Cost (C1)	US$M	554	553	549	549	549	541	532	527	524	523	524	523	522	522	520	517	521	520	476	331					23,028
Total Royalties	US$M	113	112	114	114	113	113	114	113	112	111	111	110	110	111	112	115	122	119	97	43	-	-	-	-	4,710
Growth Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	464
Capital Development	US$M	58	56	45	38	31	23	18	5	5	4	5	4	4	4	4	3	3	7	2	1	-	-	-	-	2,806
Sustaining Capital	US$M	25	24	26	32	22	20	41	26	26	20	32	27	24	33	20	19	20	19	21	17	-	-	-	-	1,532
C1 Cash Cost[1]	US$M	554	553	549	549	549	541	532	527	524	523	524	523	522	522	520	517	521	520	476	331	-	-	-	-	23,028
C1 Cash Cost[2]	$/lb Cu	1.69	1.71	1.67	1.67	1.69	1.65	1.62	1.62	1.62	1.63	1.64	1.65	1.64	1.62	1.60	1.56	1.48	1.52	1.70	2.65	-	-	-	-	1.70
AISC[3]	US$M	692	690	689	695	683	674	687	665	662	654	666	660	656	666	653	651	663	658	594	392	-	-	-	-	29,270
AISC[4]	$/lb Cu	2.12	2.13	2.09	2.11	2.10	2.06	2.10	2.05	2.05	2.04	2.09	2.08	2.06	2.07	2.01	1.96	1.88	1.92	2.12	3.14	-	-	-	-	2.16

amcconsultants.com	293

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Item	Unit	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049
Nchanga
NBU Ore mined	kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	24,787
NBU Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2.4%
NBU Ore Recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	50.7%
NBU Cu Payable	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	289
Freight Charge	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	185
Treatment and Refining Charges	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	128
Operating Costs	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,909
Total Royalties	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	227
Growth Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	247
Capital Development	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Sustaining Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	565
C1 Cash Cost[1]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,222
C1 Cash Cost[2]	$/lb Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3.49
AISC[3]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3,014
AISC[4]	$/lb Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4.73
Nchanga TLP
Nchanga TLP Ore mined	kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	67,443
Nchanga TLP Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.9%
Nchanga TLP Ore Recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	50.7%
Nchanga TLP Cu Payable	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	302
Freight Charge	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	65
Treatment and Refining Charges	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Operating Costs	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,224
Total Royalties	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	236
Growth Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	76
Capital Development	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Sustaining Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	37
C1 Cash Cost[1]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,289
C1 Cash Cost[2]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1.93
AISC[3]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,562
AISC[4]	$/lb Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2.34

amcconsultants.com	294

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Item	Unit	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049
Consolidated
KCM UG Ore mined	kt	6,001	6,000	6,000	6,001	5,999	6,000	6,009	6,000	6,003	6,002	6,000	6,000	6,002	6,007	6,006	6,003	6,002	6,001	5,176	2,362	-	-	-	-	245,889
KCM UG Ore head grade	%T Cu	3.0%	2.9%	3.0%	3.0%	2.9%	3.0%	3.0%	2.9%	2.9%	2.8%	2.8%	2.8%	2.8%	2.8%	2.9%	2.9%	3.1%	3.0%	2.9%	2.8%	-	-	-	-	2.9%
KCM UG Ore Recovery	%	85.2%	84.9%	85.3%	85.1%	85.3%	85.1%	85.1%	85.3%	86.2%	86.8%	87.3%	86.9%	86.9%	87.0%	86.6%	87.1%	86.5%	87.0%	87.0%	87.1%	-	-	-	-	86.5%
KCM Cu Payable with Smelter Recovery	Kt	148	147	149	149	147	148	149	147	147	145	145	144	144	146	147	150	160	155	127	57					6,145
NBU Open Pit Ore mined	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,648
NBU Open Pit Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1.4%
NBU Open Pit Ore recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	61.4%
NBU Open Pit Cu payable with smelter Recovery	Kt																									22
NBU Open Pit Cu payable	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	22
NBU Underground Ore mined	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	22,139
NBU Underground Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2.6%
NBU Underground Ore recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	49.5%
NBU Underground Cu payable with smelter recovery	Kt																									273
Nchanga TLP Ore mined	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	67,443
Nchanga TLP Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.9%
Nchanga TLP Ore recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	50.7%
Nchanga TLP Cu Payable	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	302
Third Party Concentrate	kt	307	308	303	303	308	307	305	308	308	308	308	308	308	308	308	300	269	283	308	308					13,116
Third Party concentrate grade	%	32.73%	33.11%	33.88%	33.26%	32.73%	33.49%	33.40%	32.97%	33.29%	33.29%	33.29%	33.29%	33.29%	33.29%	33.29%	34.22%	37.18%	31.55%	30.55%	33.29%					33.2%
Third Party Metal Production	kt	99	100	101	99	99	101	100	100	101	101	101	101	101	101	101	101	98	88	92	101					4,271
Integrated Metal Production	kt	148	147	149	149	147	148	149	147	147	145	145	144	144	146	147	150	160	155	127	57					6,743
Total Metal	kt	247	247	250	248	246	249	249	247	247	246	246	245	245	246	248	251	258	243	219	157					11,014
Total Revenue[5]	US$M	2,524	2,514	2,523	2,523	2,522	2,524	2,524	2,521	2,513	2,501	2,496	2,490	2,491	2,504	2,519	2,522	2,516	2,519	2,312	1,593	-	-	-	-	112,284
Total Royalty	US$M	113	112	114	114	113	113	114	113	112	111	111	110	110	111	112	115	122	119	97	43	-	-	-	-	-5,173
Mining Operating Costs	US$M	534	534	530	530	529	521	513	508	505	505	505	505	504	503	501	498	500	499	452	316	-	-	-	-	25,290
Smelter and Refinery Operating Costs	US$M	132	132	132	132	132	132	132	132	132	132	132	132	132	132	132	132	132	132	128	104	-	-	-	-	5,890
Smelter and Refinery Credits	US$M	-100	-99	-100	-100	-100	-100	-100	-100	-100	-100	-100	-100	-100	-100	-100	-101	-98	-99	-87	-63					-4,298
Concentrate Purchase cost	US$M	936	941	925	925	941	936	932	941	941	941	941	941	941	941	941	915	817	863	941	941					40,099
Growth Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	787
Capital Development	US$M	58	56	45	38	31	23	18	5	5	4	5	4	4	4	4	3	3	7	2	1	-	-	-	-	3,337
Sustaining Capital	US$M	30	29	31	36	26	25	46	30	31	24	36	31	28	38	25	24	25	24	25	22	-	-	-	-	1,859
Closure Costs	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[1]	US$M	554	553	549	549	549	541	532	527	524	524	524	524	522	522	520	517	521	520	476	331	-	-	-	-	-14,958
C1 Cash Cost[2]	$/lb Cu	1.69	1.71	1.67	1.67	1.69	1.65	1.62	1.62	1.62	1.63	1.64	1.65	1.64	1.62	1.60	1.56	1.48	1.52	1.70	2.65	-	-	-	-	-1.02
AISC[3]	US$M	697	694	694	699	688	679	691	670	667	659	671	665	661	671	657	655	668	663	598	397	-	-	-	-	-9,762
AISC[4]	$/lb Cu	2.13	2.15	2.11	2.12	2.12	2.08	2.11	2.06	2.06	2.06	2.10	2.09	2.08	2.09	2.03	1.98	1.89	1.93	2.14	3.17	-	-	-	-	-0.67
Net Revenue	US$M	2,524	2,514	2,523	2,523	2,522	2,524	2,524	2,521	2,513	2,501	2,496	2,490	2,491	2,504	2,519	2,522	2,516	2,519	2,312	1,593	-	-	-	-	112,284
Free Cash Flow	US$M	820	809	846	847	848	873	869	891	887	883	866	867	871	875	903	936	1,014	975	752	227	-	-	-	-	34,148
NPV8% (pre-tax, real basis)	US$M																									7,740

Notes:

1	C1 Cash Cost includes mining, processing, site G&A costs, smelter and refinery costs net of by-product credits (acid and cobalt revenue)

2	C1 Cash Cost per payable pound is calculated as total C1 cash costs divided by integrated metal produced during the period.

3	AISC is defined as C1 Cash Cost plus sustaining capital expenditure, and royalties. AISC is a non-GAAP measure presented for illustrative purposes and is reconciled to the operating and capital cost estimates in Section 18.

4	AISC ($/lb payable Cu) = (C1 cash costs + sustaining CAPEX + royalties) ÷ integrate metal produced. AISC is a non-GAAP measure presented for illustrative purposes; reconciled in Section 18.

5	Total Revenue represents payable copper revenue associated with KCM and Nchanga TLP and third party concentrates. The cost of purchase for third party concentrates is shown in the operating costs.

amcconsultants.com	295

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Table 19.3 M&I Case production and cashflow schedule

Item	Unit	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049
Konkola
KCM Ore mined	kt	1,607	1,283	1,714	2,591	3,281	4,174	4,670	4,368	3,189	2,665	1,935	-	-	-	-	-	-	-	-	-	-	-	-	-	-
KCM Ore head grade	%T Cu	3.4%	3.5%	3.1%	2.9%	2.9%	2.9%	2.8%	2.8%	2.8%	2.8%	2.8%	-	-	-	-	-	-	-	-	-	-	-	-	-	-
KCM Ore Recovery	%	87.2%	85.1%	88.1%	89.0%	88.3%	88.9%	89.7%	89.5%	90.8%	90.5%	89.9%	-	-	-	-	-	-	-	-	-	-	-	-	-	-
KCM Cu Payable	kt	47	37	45	64	82	105	113	105	77	65	47	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Freight Charge	US$M	27	22	26	37	47	60	65	61	45	38	27	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Treatment and Refining Charges	US$M	15	13	17	26	34	45	50	48	36	31	23	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Operating Costs	US$M	266	257	284	361	354	408	426	409	341	308	266	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Royalties	US$M	33	31	37	52	66	85	88	82	60	50	36	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Growth Capital	US$M	23	56	45	8	10	10	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Capital Development	US$M	200	153	58	22	16	19	14	10	6	5	2	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Sustaining Capital	US$M	-	24	21	45	57	44	27	31	26	18	15	-	-	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[1]	US$M	308	291	327	424	435	513	542	518	422	376	315	-	-	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[2]	$/lb Cu	2.99	3.53	3.27	2.99	2.40	2.22	2.17	2.23	2.47	2.63	3.04	-	-	-	-	-	-	-	-	-	-	-	-	-	-
AISC[3]	US$M	540	498	443	543	574	660	671	641	513	449	369	-	-	-	-	-	-	-	-	-	-	-	-	-	-
AISC[4]	$/lb Cu	5.25	6.06	4.43	3.83	3.17	2.86	2.69	2.76	3.00	3.14	3.56	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga
NBU Ore mined	kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Ore Recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Cu Payable	kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Freight Charge	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Treatment and Refining Charges	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Operating Costs	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Royalties	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

amcconsultants.com	296

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Item	Unit	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049
Growth Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Capital Development	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Sustaining Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[1]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[2]	$/lb Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
AISC[3]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
AISC[4]	$/lb Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP
Nchanga TLP Ore mined	kt	14,492	9,000	9,000	3,650	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Ore head grade	%T Cu	0.7%	0.6%	0.6%	0.6%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Ore Recovery	%	45.6%	49.9%	49.9%	49.9%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Cu Payable	kt	45	28	28	11	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Freight Charge	US$M	10	6	6	2	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Treatment and Refining Charges	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Operating Costs	US$M	217	135	138	102	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Royalties	US$M	31	23	23	9	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Growth Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Capital Development	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Sustaining Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[1]	US$M	227	141	144	104	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[2]	US$M	2.29	2.26	2.32	4.13	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
AISC[3]	US$M	258	164	167	114	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
AISC[4]	$/lb Cu	2.60	2.63	2.68	4.50	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Consolidated

amcconsultants.com	297

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Item	Unit	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049
KCM UG Ore mined	kt	1,607	1,283	1,714	2,591	3,281	4,174	4,670	4,368	3,189	2,665	1,935	-	-	-	-	-	-	-	-	-	-	-	-	-	-
KCM UG Ore head grade	%T Cu	3.4%	3.5%	3.1%	2.9%	2.9%	2.9%	2.8%	2.8%	2.8%	2.8%	2.8%	-	-	-	-	-	-	-	-	-	-	-	-	-	-
KCM UG Ore Recovery	%	87.2%	85.1%	88.1%	89.0%	88.3%	88.9%	89.7%	89.5%	90.8%	90.5%	89.9%	-	-	-	-	-	-	-	-	-	-	-	-	-	-
KCM Cu Payable	Kt	47	37	45	64	82	105	113	105	77	65	47	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Open Pit Ore mined	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Open Pit Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Open Pit Ore recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Open Pit Cu payable	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Underground Ore mined	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Underground Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Underground Ore recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Underground Cu payable	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Ore mined	Kt	14,492	9,000	9,000	3,650	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Ore head grade	%T Cu	0.7%	0.6%	0.6%	0.6%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Ore recovery	%	45.6%	49.9%	49.9%	49.9%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Cu Payable	Kt	45	28	28	11	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Revenue[5]	US$M	1,774	1,868	1,819	1,868	1,918	2,169	2,188	2,106	1,817	1,687	1,501	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Smelter and By-Product Credits[6]	US$M	118	133	145	171	194	220	238	233	198	187	166	0	0	-	-	-	-	-	-	-	-	-	-	-	-
Freight and Refining Costs	US$M	52	40	49	66	81	105	115	109	81	69	50	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Royalty	US$M	63	55	60	61	66	85	88	82	60	50	36	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Mining Operating Costs	US$M	483	391	422	463	354	408	426	409	341	308	266	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Smelter and Refinery Operating Costs	US$M	111	123	127	131	120	125	126	125	119	117	113	0	0	-	-	-	-	-	-	-	-	-	-	-	-
Growth Capital	US$M	23	56	45	8	10	10	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Capital Development	US$M	200	153	58	22	16	19	14	10	6	5	2	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Sustaining Capital	US$M	57	28	26	49	62	48	31	35	30	22	19	-	-	-	-	-	-	-	-	-	-	-	-	-	-

amcconsultants.com	298

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Item	Unit	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049
Closure Costs	US$M	5.0	-	-	-	-	-	-	-	-	-	-	43.8	43.8	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[1]	US$M	591	476	513	550	427	502	518	492	403	357	299	-0	-0	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[2]	$/lb Cu	2.93	3.29	3.16	3.29	2.36	2.18	2.08	2.12	2.36	2.49	2.89	-	-	-	-	-	-	-	-	-	-	-	-	-	-
AISC[3]	US$M	848	657	597	622	505	569	564	538	438	384	321	-0	-0	-	-	-	-	-	-	-	-	-	-	-	-
AISC[4]	$/lb Cu	4.20	4.54	3.68	3.72	2.79	2.47	2.26	2.31	2.57	2.68	3.09	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Revenue	US$M	1,774	1,868	1,819	1,868	1,918	2,169	2,188	2,106	1,817	1,687	1,501
Free Cash Flow	US$M	33	28	176	209	388	575	646	589	390	311	182	-44	-44	-	-	-	-	-	-	-	-	-	-	-	-
NPV8% (pre-tax, real basis)	US$M	2,132
Item	Unit	2050	2051	2052	2053	2054	2055	2056	2057	2058	2059	2060	2061	2062	2063	2064	2065	2066	2067	2068	2069	2070	2071	2072	2073	Total
Konkola
KCM Ore mined	kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	31,478
KCM Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2.9%
KCM Ore Recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	89.1%
KCM Cu Payable	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	788
Freight Charge	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	455
Treatment and Refining Charges	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	337
Operating Costs	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3,678
Total Royalties	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	620
Growth Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	152
Capital Development	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	505
Sustaining Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	306
C1 Cash Cost[1]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,470
C1 Cash Cost[2]	$/lb Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2.57
AISC[3]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	5,902
AISC[4]	$/lb Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3.40

amcconsultants.com	299

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Item	Unit	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049
Nchanga
NBU Ore mined	kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Ore Recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Cu Payable	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Freight Charge	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Treatment and Refining Charges	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Operating Costs	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Royalties	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Growth Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Capital Development	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Sustaining Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[1]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[2]	$/lb Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
AISC[3]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
AISC[4]	$/lb Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP
Nchanga TLP Ore mined	kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	36,142
Nchanga TLP Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.6%
Nchanga TLP Ore Recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	48.1%
Nchanga TLP Cu Payable	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	113
Freight Charge	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	24
Treatment and Refining Charges	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Operating Costs	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	592
Total Royalties	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	86

amcconsultants.com	300

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Item	Unit	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049
Growth Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Capital Development	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Sustaining Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
C1 Cash Cost[1]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	617
C1 Cash Cost[2]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2.48
AISC[3]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	703
AISC[4]	$/lb Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2.82
Consolidated
KCM UG Ore mined	kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	31,478
KCM UG Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2.9%
KCM UG Ore Recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	89.1%
KCM Cu Payable	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	788
NBU Open Pit Ore mined	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Open Pit Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Open Pit Ore recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Open Pit Cu payable	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Underground Ore mined	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Underground Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Underground Ore recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
NBU Underground Cu payable	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Nchanga TLP Ore mined	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	36,142
Nchanga TLP Ore head grade	%T Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.6%
Nchanga TLP Ore recovery	%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	48.1%
Nchanga TLP Cu Payable	Kt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	113
Gross Copper Revenue[5]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	9,726

amcconsultants.com	301

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Item	Unit	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049
Smelter and By-Product Credits[6]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,003
Freight and Refining Costs	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	817
Total Royalty	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	706
Mining Operating Costs	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,270
Smelter and Refinery Operating Costs	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,338
Growth Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	152
Capital Development	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	505
Sustaining Capital	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	408
Closure Costs	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	92.6
C1 Cash Cost[1]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	5,128
C1 Cash Cost[2]	$/lb Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2.58
AISC[3]	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	6,041
AISC[4]	$/lb Cu	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3.04
Net Revenue	US$M																					-	-	-	-	20,716
Free Cash Flow	US$M	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3,439
NPV8% (pre-tax, real basis)	US$M																									2,132

Notes:

6	C1 Cash Cost includes mining, processing, site G&A costs, smelter and refinery costs net of by-product credits (acid and cobalt revenue)
7	C1 Cash Cost per pound is calculated as total C1 cash costs divided by integrated metal produced during the period.
8	AISC is defined as C1 Cash Cost plus sustaining capital expenditure, and royalties. AISC is a non-GAAP measure presented for illustrative purposes and is reconciled to the operating and capital cost estimates in Section 18.
9	AISC ($/lb payable Cu) = (C1 cash costs + sustaining CAPEX + royalties) ÷ integrated metal produced. AISC is a non-GAAP measure presented for illustrative purposes; reconciled in Section 18.
10	Total Revenue represents payable copper revenue associated with KCM and Nchanga TLP and third party concentrates. The cost of purchase for third party concentrates is shown in the operating costs

amcconsultants.com	302

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

19.6	Sensitivity analysis

A sensitivity analysis on the NPV8% was undertaken for both the Full Resource Case and M&I Case, testing copper price, cobalt price, operating costs, and capital costs. The results are shown in Figure 19.9,Figure 19.10, Table 19.4, and Table 19.5. In both cases, the project is most sensitive to changes in copper price and operating costs.

Figure 19.9	Sensitivity analysis graph – Full Resource Case

NPV8% Sensitivities (USD m)
12,000
10,000
8,000
6,000
4,000
2,000
-
NPV (USD m)
80%
90%
100%
110%
120%
Sensitivity
Cu Price
Co Price
Opex
Capex

Source: AMC, 2025.

Sensitivity analysis on the NPV8% INCLUDING Inferred:

Table 19.4	Sensitivity analysis results – Full Resource Case

Parameter	80%	90%	100%	110%	120%
Cu Price (NPV US$M)	4,137	5,939	7,740	9,542	11,343
Co Price (NPV US$M)	7,707	7,723	7,740	7,757	7,774
OPEX (NPV US$M)	9,118	8,429	7,740	7,052	6,363
CAPEX (NPV US$M)	8,306	8,023	7,740	7,457	7,175

amcconsultants.com	303

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Figure 19.10	Sensitivity analysis graph – M&I Case

Source: AMC, 2025.

Table 19.5	Sensitivity analysis results – M&I Case

Parameter	80%	90%	100%	110%	120%
Cu Price (NPV US$M)	962	1,547	2,132	2,717	3,302
Co Price (NPV US$M)	2,124	2,128	2,132	2,136	2,140
OPEX (NPV US$M)	2,620	2,376	2,132	1,888	1,644
CAPEX (NPV US$M)	2,303	2,217	2,132	2,047	1,961

amcconsultants.com	304

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

20	Adjacent properties

KCM is surrounded by a number of Properties engaged in the extraction of copper located in different Copperbelt towns. Certain of these properties are described below, based on public information disclosed by the respective owners. However, AMC is unable to verify such information, and such information is not necessarily indicative of the characteristics of the properties subject of this TRS.

20.1	Chililabombwe

The KCM license is surrounded by the Lubambe Mine and Mingomba-Kobold project on the Northern side as shown in Figure 20.1 below.

Figure 20.1	Konkola deposit and surrounding properties

Source: PorterGeo.

amcconsultants.com	305

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

20.1.1	Lubambe Copper Mine

Lubambe copper Mine is a large-scale mining operation operating underground copper mine. The Mine sits on a tenement area of approximately 58.1 km² which is part of the Konkola Musoshi Basin, located within Zambia’s Copperbelt Province which hosts one of the largest copper deposits in the world.

The mineralization is hosted in regionally extensive, variable organic rich, marginal marine siltstone or shale termed the Copperbelt Orebody member, colloquially known as the “Ore Shale”. It forms the basal unit of the Kitwe Formation, which comprises interbedded siliciclastic and carbonate rocks. The deposit has a global mean grade of 1.95%TCu with individual drillhole assay composite grades ranging between 0.50-6.0% TCu and a varying orebody thickness of 2.0 - 6.0 m across a strike length of 5 km.

The operation produces a high - grade concentrate averaging 40% Cu, sold under offtake agreements to smelters in Zambia. The mine has a total workforce of approximately 2,650 FTE (full time equivalent). The Mine is serviced by an international road from Chingola to Kasumbalesa (https://lubambe.com/ Lubambe website, 10 March 2025).

20.1.2	KoBold Zambia-Mingomba Project

The KoBold Zambia-Mingomba Project being developed by KoBold Metals in partnership with ZCCM-IH unites cutting-edge exploration technology and top Zambian talent to develop this tier-one copper deposit. The project is at exploration stage with 50,000 m drilled in 17 months. It is anticipated to have production capacity of 300,000 tonnes per annum copper in concentrates with a $2.3 Billion United States Dollar investment (https://www.koboldmetals.com/zambia/, KoBold Website, 10 March 2025).

20.2	Chingola

In Chingola, there are mainly Mimbula Minerals operated by Moxico Resources plc (Moxico).

Moxico’s portfolio of mineral rights includes three mining licenses within the Chingola cluster under which the Mimbula Copper Project currently operates, namely the 92.5% owned Mimbula (21816-HQ-LML) and Luano OB18 (8514-HQ-SML) mining licenses and the 100% owned Zuka (8440-HQ-SML) mining license.

The Mimbula Copper Project is Moxico’s first producing asset. The Phase 1 operations produce 10,000 tonnes of copper cathode per annum using a heap leach and SX / EW process started in December 2022 (https://www.moxicoresources.com/projects/republic-of-zambia/operations , Mimbula Website 10 March 2025).

20.3	Kitwe-Nkana refinery

The Nkana refinery is surrounded by the Mopani Nkana Mining complex which comprise the following: South Ore Body, Central Shaft and Synclinorium Orebody shaft complexes on the south, Mindolo Deep Mine on the Northwestern Side. Associated Old and Synclinorium concentrators on the west and the cobalt plant (decommissioned northwards). The Mopani mining complex has been in operation since the 1930s and produces copper in concentrates shipping the same to its Mufulira Smelter Complex (https://mopani.com.zm/, Mopani website, 10 March 2025).

amcconsultants.com	306

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

21	Other relevant data and information

This section presents information on potential expansion opportunities that are not included in the Mineral Reserve economic analysis. These opportunities are based on Inferred Mineral Resources and conceptual studies that require further work to demonstrate technical and economic viability.

21.1	Konkola Deeps production expansion project

A conceptual study by AMC, utilizing the HoV® modelling framework, evaluated the potential for the Konkola Deeps Mining Project (KDMP) to achieve a copper production rate of 300 ktpa. The study identifies the need for significant infrastructure investment, including a new vertical hoisting shaft and additional concentrator plant capacity, with estimated capital expenditure exceeding US$3.0B.

The current Inferred Mineral Resource of 248.9 million tonnes at 3.35% TCu provides a foundation for this target. However, the unconfirmed nature of Inferred Mineral Resources and high execution complexity, particularly dewatering challenges in the Bancroft zones, introduce significant risks that have not yet been addressed to an appropriate level of confidence for further reporting to the market.

21.1.1	Project outlook

The 300 ktpa production target for Konkola Mine is technically possible but requires further studies to confirm economic viability. Production could be expanded through targeted upgrading of the mine's infrastructure and mining capacity, potentially increasing project value through significant capital investment.

However, achieving this target requires various assumptions to be validated, including:

●	Significant improvements in underground systems such as dewatering, materials handling, and backfill supply.

●	Substantial decrease in cut-off grade through increased productivities, removal of systemic inefficiencies, cost savings through benefits of scale, application of new technology, and optimization of mining methods.

●	Significant improvement in the availability of utilities.

There is no certainty that additional resource infill drilling of Inferred Mineral Resources will result in an expanded Mineral Resource or Mineral Reserve, and investors are cautioned that these estimates are preliminary. Any decision to pursue this production target would be contingent on further detailed analysis and modelling to demonstrate, at the appropriate level of confidence, that value would be added to the operation.

21.1.2	Strategic opportunities

Opportunities exist to increase the current 167,500 tpa production through further drilling to convert Inferred Resources to Indicated Resources, supporting increased orebody definition, confidence and higher development and production rates. Investment in advanced infrastructure could enhance production scalability, subject to successful studies and risk mitigation.

21.1.3	Recommended approach

To advance the KDMP toward the 300 ktpa copper production target, the following work is recommended. This work should be conducted by applying an integrated project development framework appropriate to the available information and investment appetite of the company:

●	Conduct further study to validate the technical and economic viability of the proposed new vertical shaft, concentrator plant expansion. The study costs are estimated at $3.5M over 24 months.

amcconsultants.com	307

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

•	Implement a $5M infill drilling program (15,000 m) over 18 months to convert Inferred Mineral Resources (248.9 million tonnes at 3.35% TCu) to an Indicated Resource category, reducing geological uncertainty.

•	Perform geotechnical and hydrogeological studies ($1M over 12 months) to address dewatering risks in the Bancroft zones, critical to project execution. These recommendations aim to confirm the project’s scalability, but there is no assurance that they will result in expanded resources or reserves.

These recommendations aim to confirm the project's scalability, but there is no assurance that they will result in expanded Mineral Resources or Mineral Reserves.

21.2	Nchanga LP and Smelter expansion studies

A high-level assessment was undertaken to evaluate the conditions required to reach 500 ktpa total copper output from the KCM operations. This assessment is inclusive of the KDMP 300 ktpa opportunity discussed above.

21.2.1	Project outlook

To reach the targeted output, the following conditions require assessment to demonstrate technical and economic viability. This assessment work has not been completed, and results have not been confirmed:

●	Complete the design, engineering and investment for the Konkola 300 ktpa project described above (Section 21.1).

●	Construct an additional Nchanga TLP at Konkola Mine to recover acid soluble copper from fresh tailings from the Konkola Concentrator and from the recovery and re-treatment of tailings deposited on the Lubengele TSF.

●	Recover and re-treat tailings stored on Tailings Dam 05 through the Nchanga TLP

●	Expand the capacity of the Nchanga Smelter from 850,000 tpa to 1,300,000 tpa of concentrate feed.

●	Increase the purchase of third-party concentrate to feed the smelter and maintain maximum capacity.

21.2.2	Recommended approach

To increase the certainty of this assessment, the following work is recommended:

●	Conduct further studies to validate the technical and economic viability of a proposed new Nchanga TLP at Konkola.

●	Complete sampling and test work on fresh and TSF tailings at Konkola to confirm acid leach performance for copper recovery.

●	Quantify the amount and distribution of tailings on the Lubengele TSF.

●	Complete sampling and test work for recovery of tailings at TD05 to confirm acid leach performance for copper recovery.

●	Quantify the amount and distribution of tailings on TD05.

●	Conduct technical and economic studies on the expansion of the smelter.

●	Confirm that sufficient third-party concentrate at an appropriate specification will be available to fill the capacity of the expanded smelter.

●	Upon confirmation of the feasibility, execute an effective, integrated implementation plan to achieve these production levels.

The cost of these studies and test work is estimated at US$5M over 24 months. This estimate is separate from the cost of any development work to execute these projects. There is no assurance that these recommendations will result in expanded Mineral Resources or Mineral Reserves.

amcconsultants.com	308

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

22	Qualified Person's interpretation and conclusions

22.1	Mineral Resource data

The QP notes that QAQC analysis identified some standards plotting outside two standard deviations (2SD), which may affect accuracy and precision. However, the QP is of the opinion that this adds a degree of uncertainty but does not materially affect the outcome of grade estimation.

22.2	Mineral Resources

The Konkola Mine resource block model is representative of the informing data and supports the Mineral Resource estimate at Measured, Indicated, and Inferred confidence levels. The Konkola Mineral Resource has the potential to increase in both confidence and size through campaigns of infill and extension drilling.

22.3	Initial Assessment conclusions

The QP emphasizes that:

●	This Initial Assessment is preliminary in nature and includes Inferred Mineral Resources that are considered too speculative geologically to have economic considerations applied that would enable them to be categorized as Mineral Reserves.

●	Approximately 96% of the Mineral Resources at Konkola Mine (248.9 Mt of 259.4 Mt, exclusive of Reserves) are classified as Inferred.

●	There is no certainty that the Initial Assessment will be realized. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

●	Significant additional drilling and technical studies are required to upgrade Inferred Resources to higher confidence categories.

22.4	Project economics

The economic analysis demonstrates substantial potential value from the KCM operations:

●	The Full Resource Case (Including Inferred) returns an NPV8% of US$7,740M over an approximately 45-year mine life.

●	The M&I Case (Excluding Inferred) returns an NPV8% of US$2,132M over an approximately 11-year mine life, demonstrating that the Mineral Reserve portion has a positive economic outcome.

Realization of this value is dependent on adequate and timely investment of capital and the successful upgrade of Inferred Resources to higher confidence categories through continued drilling programs.

amcconsultants.com	309

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

23	Recommendations

Based on the findings of this Initial Assessment, the Qualified Person recommends the following work programs to advance the KCM Integrated Operations toward higher confidence levels and to support future investment and funding processes.

23.1	Mineral Resource and geological recommendations

23.1.1	Resource infill and extension drilling

A structured drilling program is recommended to increase geological confidence and upgrade the Mineral Resource classification at Konkola Mine. Approximately 96% of the Mineral Resources at Konkola Mine (248.9 Mt of 259.4 Mt, exclusive of Reserves) are classified as Inferred. The program comprises four phases:

Phase 1 – Measured Resource Definition (Years 1–5 Production)

●	Objective: Achieve Measured classification for the first five years of production

●	Method: Underground and surface directional drilling at 60 m spacing

●	Estimated cost: US$3.0M

●	Duration: 12 months

Phase 2 – Indicated Resource Expansion (Years 6–15 Production)

●	Objective: Convert Inferred to Indicated Mineral Resources for an additional ten years of production

●	Method: Combination of surface directional and vertical drilling

●	Estimated cost: US$5.0M

●	Duration: 18 months

Phase 3 – Inferred Resource Confidence

●	Objective: Enhance confidence in the Inferred Mineral Resource through reduced drillhole spacing

●	Method: Infill drilling targeting areas of higher geological uncertainty

●	Estimated cost: US$2.0M

●	Duration: 12 months

Phase 4 – Resource Extension

●	Objective: Test for mineralization extensions within the lease boundary

●	Method: Limited surface drillholes with average depth of 1,500 m

●	Estimated cost: US$1.5M

●	Duration: 12 months

23.1.2	Tailings storage facility drilling

●	Complete drilling programs at the TD05 and Lubengele tailings storage facilities to generate initial Mineral Resource estimates

●	Estimated cost: US$0.5M

23.1.3	QAQC and data management

●	Update standard operating procedures for sample preparation and analysis

amcconsultants.com	310

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

●	Implement comprehensive QAQC protocols on all future drillholes

●	Generate master QAQC reports and Mineral Resource statement reports

●	Prepare documentation for external audit of Mineral Resource estimates

●	Estimated cost: US$0.3M

23.2	Mining recommendations

23.2.1	Konkola Mine

●	Complete detailed mine design and scheduling to Feasibility Study level

●	Finalize contractor engagement strategy for underground mining operations

●	Complete geotechnical studies to confirm stope designs and ground support requirements

●	Advance dewatering infrastructure design, particularly the 1390 level pumping system

●	Complete paste fill plant detailed engineering

●	Estimated cost: US$2.0M

23.2.2	TD03/TD04 tailings reclamation

●	Continue ongoing tailings characterization to refine recovery estimates

●	Optimize hydro sluicing operations based on current performance data

●	Estimated cost: US$0.2M

23.2.3	Nchanga Underground projects

●	Review and assess the geological understanding, inputs, and resource estimates for COP DF Underground, COP E Underground, and Luano Underground

●	Complete Pre-Feasibility Study level work on COP E and COP DF Underground projects to advance these toward potential Mineral Reserve estimates

●	Complete concept-level geotechnical and hydrogeological assessments

●	Estimated cost: US$1.5M

23.3	Processing and metallurgical recommendations

23.3.1	Konkola Concentrator

●	Complete Concentrator Stream 2 refurbishment to restore baseplate capacity

●	Conduct variability test work on ore from different mining areas

●	Estimated cost: US$0.5M (test work only; refurbishment capital included in economic analysis)

23.3.2	Nchanga TLP

●	Complete detailed engineering for the elevated temperature leaching upgrade

●	Conduct confirmatory test work on TD03/TD04 material to verify recovery assumptions

●	Estimated cost: US$0.3M
amcconsultants.com	311

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

23.4	Infrastructure recommendations

●	Complete detailed engineering for ventilation upgrades

●	Finalize power supply arrangements with ZESCO

●	Advance dewatering system detailed design

●	Complete closure cost estimate update

●	Estimated cost: US$0.5M

23.5	Economic and commercial recommendations

●	Secure third-party concentrate supply agreements beyond 2026 to fill smelter capacity

●	Complete Feasibility Study on the KCM Integrated Operations to support future investment and funding processes

●	Update economic model with results from recommended studies

●	Estimated cost: US$1.0M (Feasibility Study)

23.6	Summary of recommended work program

Table 23.1	Recommended work program

Work program	Estimated Cost (US$M)	Duration
Phase 1 Drilling – Measured Resource	3.0	12 months
Phase 2 Drilling – Indicated Resource	5.0	18 months
Phase 3 Drilling – Inferred Confidence	2.0	12 months
Phase 4 Drilling – Resource Extension	1.5	12 months
Tailings Facility Drilling (TD05/Lubengele)	0.5	6 months
QAQC and Data Management	0.3	6 months
Mining Studies (Konkola Mine)	2.0	12 months
Mining Studies (TD03/TD04)	0.2	6 months
Mining Studies (Nchanga UG Projects)	1.5	12 months
Processing and Metallurgical Studies	0.8	12 months
Infrastructure Studies	0.5	12 months
Feasibility Study and Commercial	1.0	18 months
Total	18.3	18–24 months

The QP recommends that these work programs be undertaken to advance the project to Feasibility Study level, to support the conversion of Inferred Resources to higher confidence categories, and to reduce the risks and uncertainties identified in this Initial Assessment.

amcconsultants.com	312

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

24	References

See companion PFS TRS document for full reference list.

The sources of data and information used in the preparation of this TRS are presented in Table 24.1.

Table 24.1 TRS data and information sources

Category	Source	Date	File type	Title
	KCM	2025	pdf	KMRL Resource Reporting Procedure 2025
	KCM	2024	pdf	Geology of the Konkola Mine Area
	KCM	2025	docx	Initial assessment report Nchanga Fitwaola
	KCM	2025	docx	Initial assessment report Nchanga Mineral Resources R2 - Kakosa North and South
	KCM	2025	docx	Initial assessment report Nchanga Mineral Resources R4 - Nchanga Deposits
Mineral Resources	KCM	2025	docx	Konkola Geological and Resource model update-v8
	KCM	2016	pdf	SRK Review of the update of the Konkola Mine resource model
	KCM	2019	pdf	Appendix B - Drilling grid optimization - Konkola Mine
	KCM	2000	doc	KCM TD03_TD04 model November 2000
	KCM	2025	docx	Scope of Work for Muntimpa Tailings Storage Facility (TD05)_Reverse Circulation Drilling_04062025
	AMC	2025	pdf	0424061 Konkola KDMP Exploration Strategy Report – 31 Jan 2025
	KCM	2023	pdf	Konkola Concentrator Flow Sheet
	KCM	2023	xlsx	Historical Production Numbers BP Vs Actual
	KCM	2023	xlsx	KBU Concentrator Production Cost for FY2022-23
	KCM	2023	xlsx	KBU Concentrator Production Cost for FY2021-22
	KCM	2023	docx	Design Technical Specification Ball Mill and SAG Mill
	KCM	2023	pdf	Mass & Water Balance_West Mill
	KCM	2023	pdf	PFD Cum Mass Balance_East Mill
Mineral Processing	KCM	2023	xlsx	Old East Mill Flow Sheet (Crushing, Milling and Flotation)
	KCM	2023	xlsx	Historical Operating Performance
	KCM	2023	xlsx	Production Cost for FY2022-23
	KCM	2023	pdf	PFD Cum Mass Balance_East Mill
	KCM	2023	pdf	Mass & Water Balance_West Mill_R6
	KCM	2024	xlsx	Historical Performance 042024
	Hatch	2024	pdf	Nchanga TLP Start-up Plan Review
	Hatch	2024	pdf	Concentrator Report
Smelter	KCM	2023	xlsx	Historical Nchanga Smelter Production Performance and Plant Capacity
	KCM	2023	docx	Smelter Process Flow Chart
Refinery	KCM	2024	ppt	Nkana Refinery Process flow Sheet - December 2024
	WSP	2018	pdf	2018 Groundwater Model Calibration Update Report Final
	WSP	2018	pdf	2018 Groundwater Numerical Modeling History
Hydrology	WSP	2018	pdf	2018 Hydrogeological Conceptual Model Report Final
	KCM	2024	xlsx	Dewatering Crosscut Flows 2023-2024
	KCM	2024	ppt	3FY Dewatering Crosscut Plan and Water Predictions
Environmental and Social	IBIS	2024	pdf	IBIS_KCM E&S Review Report_Draft V1.0_submission
Life of Mine Plan	AMC	2025	pdf	0424076 KCM LoM Report_29 August 2025
Mineral Reserves	AMC	2026	pdf	0424076 S-K 1300 TRS: KCM Integrated Operations (PFS)
	AMC	2025	Deswik	010 Report Export Per MLD_v4.9.9_FY
	AMC	2025	Deswik	042014 KCM Schedule_Master_v4.9.9
	AMC	2025	Deswik	042014 KCM Schedule_Master_v4.9.9
Mine Designs	AMC	2025	Deswik	KCM_LOM_Animation_875 v4.9.9
	KCM	2021	xlsx	590mL tramming capacity study analysis - 3 Shaft 07122021
	KCM	2021	xlsx	950 mL tramming capacity study analysis - 4 Shaft 21102021
	KCM	2022	pdf	Scheduling Parameters-KBU - 11.02.2022
Cost and Cashflow	AMC	2026	xlsx	Full_KCM Cost Model_300Ktpa_V7

amcconsultants.com	313

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

24.1	Unit of measurement and abbreviations

24.1.1	Units of measurement

Unit	Description
%	percent
°C	degrees Celsius
g	gram
g/t	grams per tonne
ha	hectare
kg	kilogram
km	kilometer
kt	kilotonne (1,000 tonnes)
ktpa	kilotonnes per annum
kW	kilowatt
L	liter
m	meter
m²	square meter
m³	cubic meter
m³/s	cubic meters per second
mm	millimeter
Mt	million tonnes
MW	megawatt
t	metric tonne
t/m³	tonnes per cubic meter
tpa	tonnes per annum
tpm	tonnes per month

24.1.2	Abbreviations

Abbreviation	Description
AISC	All-in Sustaining Cost
AMC	AMC Consultants Pty Ltd
ASCu	Acid Soluble Copper
CIM	Canadian Institute of Mining, Metallurgy and Petroleum
Cu	Copper
Co	Cobalt
DRC	Democratic Republic of the Congo
E&S	Environmental and Social
EIA	Environmental Impact Assessment
FS	Feasibility Study
FY	Fiscal Year
HoV	Hierarchy of Value
IA	Initial Assessment
JORC	Joint Ore Reserves Committee
KCM	Konkola Copper Mines PLC
KDMP	Konkola Deeps Mining Project
LOM	Life of Mine
M&I	Measured and Indicated
mRL	meters Relative Level
NPV	Net Present Value
NSR	Net Smelter Return
PFS	Preliminary Feasibility Study
QAQC	Quality Assurance / Quality Control
QP	Qualified Person
ROM	Run of Mine
S-K 1300	Subpart 1300 of Regulation S-K
SEC	U.S. Securities and Exchange Commission
SG	Specific Gravity
TCu	Total Copper
TD03	Tailings Dam 03
TD04	Tailings Dam 04
TD05	Tailings Dam 05
Nchanga TLP	Nchanga TLP
TRS	Technical Report Summary
TSF	Tailings Storage Facility
UG	Underground
US$	United States Dollar
US$M	United States Dollar (millions)
ZESCO	Zambia Electricity Supply Corporation

amcconsultants.com	314

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

25	Reliance on information provided by the Registrant

In accordance with S-K Item 601(b)(96)(iii)(B)(25), this section: (i) identifies the categories of information provided by the Registrant upon which the QPs have relied; (ii) identifies the portions of this TRS prepared in reliance on such information; and (iii) explains why the QPs consider such reliance to be reasonable.

The QPs have relied on information provided by KCM, the Registrant, for various aspects of the KCM Integrated Operations. The QPs have not independently verified all information but have exercised professional judgment, assuming the information is accurate and complete as of the effective date of this report. Given the preliminary nature of this Initial Assessment and the inclusion of Inferred Mineral Resources, certain information may be subject to change as the project advances.

KCM staff provided the information openly and transparently during the preparation of this TRS. The QPs note that any material inaccuracies in the provided information could affect the reliability of this TRS.

The specific areas of reliance are as follows:

25.1	Legal matters

The QPs have not independently reviewed ownership of the KCM properties, underlying mineral tenure, surface rights, or permit conditions. Reliance is placed on representations provided by KCM.

Relevant Sections: 3, 16, and 17.

The QPs consider this reliance reasonable because verification of legal title, mineral tenure, and permit conditions requires legal expertise and access to official registries that are outside the technical scope of the QPs.

25.2	Environmental and community matters

The QPs have reviewed existing environmental and community matters and engaged with the Registrant to confirm understanding of the status of these matters at the time of review. The Registrant has provided, and the QPs have relied upon, information regarding the status and outlook for environmental impact assessments, closure plans, closure cost estimates, environmental bonds and liabilities, community impact and engagement, and related permitting.

Relevant Sections: 17.

The QPs consider this reliance reasonable because the Registrant has direct responsibility for environmental management and community engagement and has provided supporting documentation from qualified environmental specialists.

25.3	Tailings storage facilities

The Registrant has provided representations, independent expert reports, and plans for ongoing management of all active and dormant TSFs, confirming compliance with required standards. The QPs have relied on information and assurance provided by KCM and several specialists employed by KCM regarding the monitoring and stability assessment of the TSFs at the KCM operations.

Relevant Sections: 3, 12, 13, and 17.

The QPs consider this reliance reasonable because the Registrant has engaged independent specialists to assess TSF stability and compliance, and the QPs have reviewed the findings of these assessments.

The QPs consider this reliance reasonable because marketing arrangements and commercial terms for product sales are within the control of and negotiated by the Registrant.

amcconsultants.com	315

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

25.4	Macroeconomic assumptions

The QPs have relied on macroeconomic assumptions provided by the Registrant and third-party sources, including foreign exchange rates, inflation rates, and discount rates used in the economic analysis. The copper and cobalt price forecasts are based on consensus pricing data from independent analyst forecasts (December 2025) as disclosed in Section 19.

Relevant Sections: 18 and 19.

25.4.1	Market information

The QPs have relied on information provided by the Registrant regarding market and pricing assumptions for the sale of copper products and the purchase of third-party concentrates.

Relevant Sections: 16 and 19.

The QPs consider this reliance reasonable because macroeconomic forecasting is outside the technical expertise of the QPs, and the assumptions used are derived from reputable third-party sources and are consistent with industry practice for initial assessments.

25.5	Community accommodations

The QPs have relied on information provided by the Registrant regarding commitments and plans to provide accommodations to local individuals and communities in connection with the mine plan, including resettlement programs, community development agreements, and stakeholder engagement activities.

Relevant Sections: 3 and 17.

The QPs consider this reliance reasonable because community relations and social commitments are within the control of and managed by the Registrant.

25.6	Governmental factors

The QPs have relied on information provided by the Registrant regarding governmental factors outside the expertise of the QPs, including the status and interpretation of mining legislation, fiscal terms, royalty structures, and regulatory approvals in the Republic of Zambia.

Relevant Sections: 3, 12, 17, and 19.

The QPs consider this reliance reasonable because interpretation of Zambian mining law, government policy, and fiscal regulations requires local legal and regulatory expertise that is outside the technical scope of the QPs.

25.7	Historical production and operating data

The QPs have relied on historical production records, operating costs, and performance data provided by the Registrant for the Konkola Mine, Nchanga operations, and Nchanga TLP.

Relevant Sections: 7, 14, 15, and 18.

The QPs consider this reliance reasonable because the Registrant maintains operational records in the normal course of business, and the QPs have reviewed the data for internal consistency and reasonableness.

25.8	Contractor and business partner information

The QPs have relied on contractual rates and productivity assumptions provided by the Registrant from agreements with mining contractors and business partners (including Hahne, Tauro, Opermin, Reliant, and AAC) for the development of operating cost estimates.

Relevant Sections: 18.

The QPs consider this reliance reasonable because the Registrant has existing contractual arrangements with these parties and has provided copies of relevant agreements for review.

amcconsultants.com	316

S-K 1300 TRS: KCM Integrated Operations (Initial Assessment)
Konkola Copper Mines Plc	0424076

Our offices

Australia

Adelaide Level 2, 12 Pirie Street Adelaide SA 5000 Australia T +61 8 8201 1800 E adelaide@amcconsultants.com	Brisbane Level 15, 100 Creek Street Brisbane Qld 4000 Australia T +61 7 3230 9000 E brisbane@amcconsultants.com

Melbourne Level 12, 477 Collins Street Melbourne Vic 3000 Australia T +61 3 8601 3300 E melbourne@amcconsultants.com	Perth Level 3, 1100 Hay Street West Perth WA 6005 Australia T +61 8 6330 1100 E perth@amcconsultants.com

Canada

Toronto 140 Yonge Street, Suite 200 Toronto ON M5C 1X6 Canada T +1 647 953 9730 E toronto@amcconsultants.com	Vancouver 200 Granville Street, Suite 202 Vancouver BC V6C 1S4 Canada T +1 604 669 0044 E vancouver@amcconsultants.com

South Africa

Cape Town First Floor, Willowbridge Centre Carl Cronje Drive Cape Town 7530 South Africa T +27 720 833 231 E capetown@amcconsultants.com	Centurion Ground Floor (G05), Building 14, Block B Byls Bridge Office Park Corner of Olievenhoutbosch and Jean Ave Centurion 0157 South Africa T +27 720 833 231 E capetown@amcconsultants.com

United Kingdom

Reading

Registered in England and Wales

Company No. 3688365

Office 336a, Davidson House

Forbury Square

Reading, Berkshire RG1 3EU United Kingdom

T       +44 1628 778 256

E        unitedkingdom@amcconsultants.com

Registered Office:

Kinetic Centre

Theobald Street

Elstree

Hertfordshire WD6 4PG United Kingdom

amcconsultants.com